    As filed with the Securities and Exchange Commission on August 6, 2002


                                                     Registration No. 333-88990
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------


                                AMENDMENT NO. 2

                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                               OLIN CORPORATION
            (Exact name of Registrant as specified in its charter)

        Virginia                     2812                    13-1872319
     (State or other           (Primary Standard               (I.R.S.
     jurisdiction of       Industrial Classification   Employer Identification
    incorporation or             Code Number)                   No.)
      organization)

                               -----------------

                                 501 Merritt 7
                            Norwalk, CT 06856-4500
                           Telephone: (203) 750-3000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                               -----------------

                             GEORGE H. PAIN, ESQ.
                                 501 Merritt 7
                            Norwalk, CT 06856-4500
                           Telephone: (203) 750-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------

                                  Copies To:

      ROBERT I. TOWNSEND, III, ESQ.            JAMES J. CLARK, ESQ.
         Cravath, Swaine & Moore              RICHARD E. FARLEY, ESQ.
   Worldwide Plaza, 825 Eighth Avenue         Cahill Gordon & Reindel
        New York, New York 10019                  80 Pine Street
             (212) 474-1000                  New York, New York 10005
                                                  (212) 701-3000

                               -----------------

   Approximate date of commencement of proposed sale of the securities to the public: Upon consummation of the merger referred to herein.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                               -----------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                        CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
                                                     Proposed         Proposed
                                                     maximum          maximum        Amount of
      Title of each class of        Amount to be  offering price aggregate offering registration
    securities to be registered     registered(2)    per unit         price(3)         fee(4)
------------------------------------------------------------------------------------------------
Common stock, par value $1.00
  per share, including the
  associated series A participating
  preferred stock purchase
  rights(1)........................  10,748,612        N/A          $195,154,472      $17,955
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

(1) This Registration Statement also covers the associated series A participating cumulative preferred stock purchase rights (the "Rights") issued pursuant to a Rights Agreement dated as of February 27, 1996 between Olin Corporation and Chemical Mellon Shareholder Services, LLP, as rights agent. Until the occurrence of certain events, the Rights will not be exercisable for or evidenced separately from shares of common stock, par value $1.00 per share ("Olin common stock"), of Olin Corporation, a Virginia corporation ("Olin").
(2) Based on the maximum number of shares of Olin common stock estimated to be issuable upon the completion of the merger (the "merger") of Plumber Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Olin, with and into Chase Industries Inc., a Delaware corporation ("Chase"), calculated as the product of (a) 16,794,705, the aggregate number of shares of common stock, par value $0.01 per share ("Chase common stock"), of Chase outstanding on April 30, 2002 (other than shares owned by Olin, Plumber Acquisition Corp. or Chase) to be exchanged for Olin common stock in the Merger or issuable pursuant to options and (b) the exchange ratio of 0.6400 shares of Olin common stock to be exchanged for each share of Chase common stock.
(3) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, and calculated pursuant to Rule 457(f) under the Securities Act. Pursuant to Rule 457(f)(1) under the Securities Act, the proposed maximum aggregate offering price of Olin common stock was calculated in accordance with Rule 457(c) under the Securities Act as: (a) $11.62, the average of the high and low prices per share of Chase common stock on May 17, 2002, as reported on the New York Stock Exchange, multiplied by (b) 16,794,705, the aggregate number of shares of Chase common stock to be exchanged for Olin common stock in the merger or issuable pursuant to options.

(4) Calculated by multiplying the proposed maximum aggregate offering price for all securities to be registered by .000092 and previously paid.

                               OLIN CORPORATION
                                 501 MERRITT 7
                            NORWALK, CT 06856-4500

                                                         [August] [  .  ], 2002

Dear Shareholder:

   You are cordially invited to attend a special meeting of the shareholders of Olin Corporation, which we will hold on [ . ], 2002, at [ . ], local time, at [ . ].

   At the special meeting, we will ask you to vote on the issuance of Olin common stock to stockholders of Chase Industries Inc. in the merger of Chase and a subsidiary of Olin. As a result of the merger, Chase will become a wholly-owned subsidiary of Olin. In the merger, holders of Chase common stock will receive 0.6400 shares of Olin common stock for each share of Chase common stock they own.


   We cannot issue the Olin common stock to Chase stockholders, which is necessary for the merger of Chase and a subsidiary of Olin, unless the holders of a majority of all shares of Olin common stock casting votes at the special meeting approve the issuance of shares of Olin common stock in the merger. Only shareholders who hold shares of Olin common stock at the close of business on August 9, 2002 will be entitled to vote at the special meeting.


   You should consider the matters discussed under "Risk Factors Relating to the Merger" beginning on page 17 of this proxy statement/prospectus before voting. Please review carefully this entire proxy statement/prospectus.

   After careful consideration, the Olin board of directors has approved the merger agreement and determined that the merger and the merger agreement are advisable. The Olin board of directors recommends that you vote FOR the issuance of shares of Olin common stock in the merger.


   You can find additional information regarding Olin and Chase in the section entitled "Where You Can Find More Information" on page 90 of this proxy statement/prospectus.


   Thank you for your cooperation.

                                          Sincerely,

                                          Joseph D. Rupp
                                          President and Chief Executive Officer

                            Your vote is important.

 We urge you to promptly vote your shares on the Internet, by telephone or by completing signing, dating and returning your proxy card in the enclosed envelope.

 Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the merger described in this proxy statement/prospectus or the Olin common stock to be issued in connection with the merger, or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

       This proxy statement/prospectus is dated [August] [ . ], 2002, and is first being mailed to shareholders on or about [August] [ . ], 2002.

                               OLIN CORPORATION

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON [  .  ], 2002

To the Shareholders of Olin Corporation:

   We will hold a special meeting of the shareholders of Olin Corporation on [ . ], 2002, at [ . ], local time, at [ . ], for the following purpose:

      To consider and vote upon a proposal to approve the issuance of shares of Olin common stock in the merger of Chase Industries Inc. and a subsidiary of Olin. In the merger, Chase will become a wholly-owned subsidiary of Olin, and each outstanding share of Chase common stock, excluding any shares held by parties to the merger agreement, will be converted into the right to receive 0.6400 shares of Olin common stock.

   We will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement of it by the Olin board of directors.


   Only holders of record of shares of Olin common stock at the close of business on August 9, 2002, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of it.


   We cannot issue the Olin common stock to Chase stockholders, which is necessary for the merger of Chase and a subsidiary of Olin, unless the holders of a majority of all shares of Olin common stock casting votes at the special meeting approve the issuance of shares of Olin common stock in the merger, assuming that the total votes cast represent more than 50% of all Olin common stock entitled to vote.

   For more information about the merger, please review this proxy statement/prospectus and the merger agreement attached as Annex 1.

   Whether or not you plan to attend, it is important that your shares are represented and voted at the special meeting. If you do not plan to attend the special meeting, you may vote your shares on the Internet, by telephone or by completing and returning the proxy card in the enclosed envelope. If you plan to attend the special meeting, please bring the lower half of your proxy card to use as your admission ticket for the meeting. If you do not vote by proxy or in person at the special meeting, it will have no effect (assuming that a quorum is present) in determining whether the issuance of shares of Olin common stock in the merger will be approved.

                                          By Order of the Board of Directors,

                                          George H. Pain
                                          Vice President, General Counsel and
                                            Secretary

Norwalk, Connecticut
[August] [  .  ], 2002

                             CHASE INDUSTRIES INC.
                            14212 COUNTY ROAD M-50
                            MONTPELIER, OHIO 43543

                                                         [August] [  .  ], 2002

Dear Stockholder:

   You are cordially invited to attend a special meeting of the stockholders of Chase Industries Inc., which we will hold on [ . ], 2002, at [ . ], local time, at [ . ].

   At the special meeting, we will ask you to vote on the merger of Chase and a subsidiary of Olin Corporation. As a result of the merger, Chase will become a wholly-owned subsidiary of Olin. In the merger, you will receive 0.6400 shares of Olin common stock for each share of Chase common stock that you own.

   Olin common stock is listed on the New York Stock Exchange under the trading symbol "OLN" and on [July 8], 2002, Olin common stock closed at $[ . ] per share. You will not incur federal income tax as a result of the merger, except on any cash received for fractional shares.


   We cannot complete the merger unless the holders of a majority of the outstanding shares of Chase common stock vote to adopt the merger agreement. Only stockholders who hold shares of Chase common stock at the close of business on August 9, 2002 will be entitled to vote at the special meeting. Court Square Capital Limited, an affiliate of Citicorp Venture Capital, has agreed to vote its 47.6% interest in Chase for the adoption of the merger agreement.


   You should consider the matters discussed under "Risk Factors Relating to the Merger" beginning on page 17 of this proxy statement/prospectus before voting. Please review carefully this entire proxy statement/prospectus.

   After careful consideration, the Chase board of directors has approved the merger agreement and has determined that the merger and the merger agreement are advisable. A majority of the Chase board of directors recommends that you vote FOR the adoption of the merger agreement.


   You can find additional information regarding Olin and Chase in the section entitled "Where You Can Find More Information" on page 90 of this proxy statement/prospectus.


   Thank you for your cooperation.

                                          Sincerely,

                                          John H. Steadman
                                          President and Chief Executive Officer

                            Your vote is important.

              Please complete, sign, date and return your proxy.

 Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the merger described in this proxy statement/prospectus or the Olin common stock to be issued in connection with the merger, or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

       This proxy statement/prospectus is dated [August] [ . ], 2002, and is first being mailed to stockholders on or about [August] [ . ], 2002.

                             CHASE INDUSTRIES INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON [  .  ], 2002

To the Stockholders of Chase Industries Inc.:

   We will hold a special meeting of the stockholders of Chase Industries Inc. on [ . ], 2002, at [ . ], local time, at [ . ], for the following purpose:

      To consider and vote upon a proposal to adopt the merger agreement among Olin Corporation, a subsidiary of Olin and Chase. In the merger, Chase will become a wholly-owned subsidiary of Olin, and each outstanding share of Chase common stock, excluding any shares held by parties to the merger agreement, will be converted into the right to receive 0.6400 shares of Olin common stock.

   We will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement of it by the Chase board of directors.


   Only holders of record of shares of Chase common stock at the close of business on August 9, 2002, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of it.


   We cannot complete the merger described above unless the holders of a majority of the outstanding shares of Chase common stock vote to adopt the merger agreement.

   For more information about the merger, please review this proxy statement/prospectus and the merger agreement attached as Annex 1.

   Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope. If you do not vote by proxy or in person at the special meeting, it will count as a vote against the merger agreement.

   Please do not send any stock certificates at this time.

                                          By Order of the Board of Directors,

                                          Todd A. Slater
                                          Vice President, Chief Financial
                                            Officer,
                                          Treasurer and Corporate Secretary

Montpelier, Ohio
[August] [  .  ], 2002

                     REFERENCES TO ADDITIONAL INFORMATION

   This proxy statement/prospectus incorporates important business and financial information about Olin and Chase from other documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain those documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

             Olin Corporation           Chase Industries Inc.
             501 Merritt 7              14212 County Road M-50
             Norwalk, CT 06856-4500     Montpelier, Ohio 43543
             Telephone:  (203) 750-3254 Telephone:  (419) 485-3193
             Attention:  Mr. Richard    Attention:  Todd A. Slater
             E. Koch

   If you would like to request documents, please do so by [August] [ . ], 2002 in order to receive them before your special meeting.


   See "Where You Can Find More Information" on page 90.

                               TABLE OF CONTENTS


                                                                                             Page
                                                                                             ----
Questions and Answers About the Merger......................................................   1
Summary.....................................................................................   3
General.....................................................................................   3
The Special Meetings........................................................................   4
The Merger..................................................................................   5
The Companies...............................................................................   7
Comparative Per Share Information...........................................................   9
Selected Historical and Unaudited Pro Forma Condensed Combined Financial Data...............  10
   Olin.....................................................................................  10
   Chase....................................................................................  13
   Olin and Chase Pro Forma Condensed Combined Financial Data...............................  15
Risk Factors Relating to the Merger.........................................................  17
The exchange ratio for shares of Olin common stock to be received in the merger is fixed and will not be adjusted in the event of any change in stock price............................  17
The price of Olin common stock on the closing date may be lower than the average price required to satisfy a condition to closing................................................  17
The merger may cause existing Chase customers to delay purchasing decisions.................  17
The Olin Special Meeting....................................................................  18
Date, Time and Place........................................................................  18
Purpose of Olin Special Meeting.............................................................  18
Olin Record Date; Stock Entitled to Vote; Quorum............................................  18
Votes Required..............................................................................  18
Voting by Olin Directors and Executive Officers.............................................  18
Voting of Proxies...........................................................................  19
Revocability of Proxies.....................................................................  19
Solicitation of Proxies.....................................................................  19
Proxies for Participants in the Olin Contributing Employee Ownership Plan or Arch Chemicals,
  Inc. Contributing Employee Ownership Plan.................................................  19
The Chase Special Meeting...................................................................  20
Date, Time and Place........................................................................  20
Purpose of Chase Special Meeting............................................................  20
Chase Record Date; Stock Entitled to Vote; Quorum...........................................  20
Votes Required..............................................................................  20
Voting by Chase Directors and Executive Officers............................................  21
Voting of Proxies...........................................................................  21
Revocability of Proxies.....................................................................  21
Solicitation of Proxies.....................................................................  21
The Companies...............................................................................  22
Olin........................................................................................  22
Chase.......................................................................................  22
The Merger..................................................................................  23
Background to the Merger....................................................................  23
Olin Reasons for the Merger and the Olin Board of Directors Recommendation..................  28
Opinion of Olin's Financial Advisor.........................................................  30
Chase Reasons for the Merger and the Chase Board of Directors Recommendation................  35
Opinion of Chase's Financial Advisor........................................................  38
Chase Financial Projections.................................................................  47
Interests of Chase's Directors and Management in the Merger.................................  48
Form of the Merger..........................................................................  53
Merger Consideration........................................................................  53
Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares............  53
Effective Time of the Merger................................................................  54

                                                                                        Page
                                                                                        ----
Listing of Olin Common Stock...........................................................  54
Delisting and Deregistration of Chase Common Stock.....................................  54
Material United States Federal Income Tax Consequences of the Merger...................  54
Regulatory Matters.....................................................................  56
Accounting Treatment...................................................................  57
Appraisal Rights.......................................................................  57
Employee Benefits Matters..............................................................  57
Effect on Awards Outstanding Under Chase Stock Plans...................................  58
Resale of Olin Common Stock............................................................  58
The Merger Agreement and Related Documents.............................................  60
The Merger Agreement...................................................................  60
The Voting Agreement...................................................................  68
Comparative Stock Prices and Dividends.................................................  70
Unaudited Pro Forma Condensed Combined Financial Statements............................  71
Description of Olin Capital Stock......................................................  76
General................................................................................  76
Common Stock...........................................................................  76
Preferred Stock........................................................................  76
Olin Series A Participating Cumulative Preferred Stock.................................  76
Comparison of Rights of Olin Shareholders and Chase Stockholders.......................  78
Capitalization.........................................................................  78
Voting Rights..........................................................................  78
Number, Election, Vacancy and Removal of Directors.....................................  79
Amendments to the Olin Articles of Incorporation and Chase Certificate of Incorporation  80
Amendments to the Olin By-laws and Chase By-laws.......................................  80
Shareholder/Stockholder Action.........................................................  81
Notice of Certain Shareholder/Stockholder Action.......................................  81
Special Shareholder/Stockholder Meetings...............................................  82
Director and Officer Liability and Indemnification.....................................  82
Dividends..............................................................................  85
Conversion.............................................................................  85
Rights Plans...........................................................................  85
Antitakeover Provisions................................................................  88
Legal Matters..........................................................................  89
Experts................................................................................  89
Shareholder/Stockholder Proposals......................................................  89
Other Matters..........................................................................  90
Where You Can Find More Information....................................................  90
Special Note Regarding Forward-Looking Statements......................................  92


Annexes

           Annex 1 Agreement and Plan of Merger
           Annex 2 Voting Agreement
           Annex 3 Opinion of Lehman Brothers Inc.
           Annex 4 Opinion of Credit Suisse First Boston Corporation

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: What will happen to Chase as a result of the merger?

A: If the merger is completed, Chase will become a wholly owned subsidiary of Olin.

Q: Why are Olin and Chase proposing to merge?

A: Olin and Chase believe that the merger will combine two companies that are leaders with premier reputations in their respective fields. Olin and Chase believe that the combined company will have the scale, scope and critical mass to compete more effectively and be a stronger, less cyclical company. Olin and Chase believe the merger will provide the opportunity to leverage both Olin's and Chase's strengths and to utilize the combined metallurgical and manufacturing capabilities, marketing and distribution know-how and economies of scale to further enhance capacity utilization, long-term profitability and return on investment.


   To review the reasons for the merger in greater detail, see pages 28 through 30 and 35 through 38.


Q: What do I need to do now?

A: After carefully reading and considering the information contained in this proxy statement/prospectus, please complete and sign your proxy and return it in the enclosed return envelope as soon as possible, so that your shares may be represented at your special meeting.

   If you are an Olin shareholder, you may also vote your shares on the Internet or by telephone. To vote on the Internet or by telephone follow the voting instructions that are printed on the Olin proxy card.

   If you sign and submit your proxy and do not indicate how you want to vote, we will count your proxy as a vote in favor of the issuance of shares of Olin common stock if you are an Olin shareholder or in favor of the adoption of the merger agreement if you are a Chase stockholder.

   If you are an Olin shareholder and you abstain from voting or do not vote, it will have no effect (assuming that a quorum is present) in determining whether the issuance of shares of Olin common stock in the merger will be approved. If you are a Chase stockholder and you abstain from voting or do not vote, it will be equivalent to a vote against adoption of the merger agreement.

   The Olin special meeting will take place on [ . ], 2002. The Chase special meeting will take place on [ . ], 2002. You may attend your special meeting and vote your shares in person rather than signing and completing your proxy.

Q: Can I change my vote after I have completed my signed proxy?


A: Yes. You can change your vote at any time before your proxy is voted at your special meeting. You can do this in one of four ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, if you are an Olin shareholder, you can cast a new vote on the Internet or by telephone. Third, you can complete and submit a new proxy. If you choose any of these three methods, you must submit your notice of revocation or your new proxy to Olin at the address on page 91 or to Chase at the address on page 91. Fourth, you can attend your special meeting and vote in person.


Q: If my broker holds my shares in "street name", will my broker vote my shares?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you are an Olin shareholder and you do not provide your broker with instructions on how to vote your shares, it will have no effect (assuming that a quorum is present) in determining whether the issuance of shares of Olin common stock in the merger will be approved. If you are a Chase stockholder and you do not provide your broker with instructions on how to vote your shares, it will be equivalent to a vote against adoption of the merger agreement.

Q: How do I vote my shares held in the Olin Contributing Employee Ownership
   Plan or Arch Chemicals, Inc. Contributing Employee Ownership Plan?

A: If you are a participant in the Olin Corporation Contributing Employee
   Ownership Plan or the Arch Chemicals, Inc. Contributing Employee Ownership Plan, or the CEOP, you may instruct JPMorgan Chase Bank, the Trustee of the CEOP, how to vote shares of common stock credited to you by indicating your instructions on your proxy card and returning it to Olin or by voting on the Internet or telephone. JPMorgan Chase Bank will vote shares of common stock held in the CEOP for which it does not receive voting instructions, or which are not credited to participants' accounts, in the same manner proportionately as it votes the shares of common stock for which they do receive instructions.

Q: Should I send in my Chase stock certificates now?

A: No. After the merger is completed, we will send Chase stockholders written instructions for exchanging their Chase stock certificates. Chase stockholders should not send in their stock certificates now. Olin shareholders will keep their existing share certificates.

Q: When do you expect to complete the merger?


A: We expect to complete the merger by late September 2002. We are working to complete the merger as quickly as possible and intend to do so shortly after the requisite approvals at the special meetings, provided that we have obtained the regulatory approvals necessary for the merger.


Q: Who can help answer my questions?

A: If you have any questions about the merger or if you need additional copies of this proxy statement/prospectus or the enclosed proxy, you should contact:

   Olin shareholders:
   Georgeson Shareholder Communications Inc.
   17 State Street
   New York, NY 10004
   Telephone: (866) 283-2134

   Olin Corporation
   501 Merritt 7
   Norwalk, Connecticut 06856-4500 Telephone: (203) 750-3254
   Attention: Mr. Richard E. Koch

   Chase stockholders:
   Mellon Investor Services LLC
   Overpeck Centre
   85 Challenger Road
   Ridgefield Park, NJ 07660
   Telephone: (800) 851-9677

   Chase Industries Inc.
   14212 County Road M-50
   Montpelier, Ohio 43543
   Telephone: (419) 485-3193
   Attention: Todd A. Slater

                                    SUMMARY


   This summary highlights selected information from this proxy statement/prospectus. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement/prospectus and the other documents to which we have referred you. See "Where You Can Find More Information" on page 90. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.


                                    General

What You Will Receive in the Merger

  Olin shareholders

   After the merger, each share of Olin common stock will remain outstanding.

  Chase stockholders

   In the merger, holders of Chase common stock will receive 0.6400 shares of Olin common stock for each share of Chase common stock that they own. Stockholders will receive cash for any fractional shares which they would otherwise receive in the merger. This amount will be calculated by multiplying the fractional share interest of Olin common stock to which each Chase stockholder would be entitled by the closing price of Olin common stock on the closing date.

   Chase stockholders should not send in their Chase stock certificates until instructed to do so after the merger is completed.

Ownership of Olin After the Merger

   Based on the number of outstanding shares of Chase common stock on [July 8], 2002, the most recent practicable date prior to the date of this proxy statement/prospectus, Chase stockholders will receive a total of approximately [ . ] shares of Olin common stock in the merger. Based on that number and on the number of outstanding shares of Olin common stock on [July 8,] 2002, after the merger former Chase stockholders will own approximately [ . ]%, and existing Olin shareholders will own approximately [ . ]%, of the outstanding shares of Olin common stock.


Material United States Federal Income Tax Consequences of the Merger (page 54)


   The merger will be tax-free to holders of Chase common stock for United States federal income tax purposes, except with respect to cash received for fractional shares of Olin common stock.

   Tax matters are very complicated and the tax consequences of the merger to you will depend on the facts of your own situation. We recommend that you consult your own tax advisor for a full understanding of the tax consequences of the merger to you.


Appraisal Rights (page 57)


   Under Virginia law, Olin common shareholders are not entitled to dissenters' rights in connection with the issuance of shares of Olin common stock in the merger. Chase stockholders are not entitled to appraisal rights under Delaware law in connection with the merger.

Board of Directors Recommendations (pages 30 and 38)


   The Olin board of directors has determined that the merger and the merger agreement are advisable and recommends that Olin shareholders vote FOR the issuance of shares of Olin common stock in the merger.

   The Chase board of directors, in a seven to one vote, has determined that the merger and the merger agreement are advisable and recommends that Chase stockholders vote FOR the adoption of the merger agreement. Mr. Martin V. Alonzo voted against the merger.

   To review the background and reasons for the merger in greater detail, as well as certain risks related to the merger, see pages 17, 23 through 28, 28 through 30 and 35 through 38.


Fairness Opinions of Financial Advisors

  Olin (page 30)

   In deciding to approve the merger and the issuance of shares of Olin common stock in the merger, the Olin board of directors considered the opinion, dated May 7, 2002 of its financial advisor, Lehman Brothers Inc., as to the fairness, from a financial point of view, as of that date, of the 0.6400 exchange ratio to Olin. This opinion is attached as Annex 3 to this proxy statement/prospectus. We encourage Olin shareholders to read this opinion carefully.


  Chase (page 38)


   In deciding to approve the merger, the Chase board of directors considered the opinion, dated May 7, 2002, of its financial advisor, Credit Suisse First Boston Corporation, or CSFB, as to the fairness, from a financial point of view, as of that date, of the 0.6400 exchange ratio to the Chase stockholders. This opinion is attached as Annex 4 to this proxy statement/prospectus. We encourage Chase stockholders to read this opinion carefully.


Interests of Chase's Directors and Management in the Merger (page 48)


   Chase stockholders should note that some Chase directors and officers have interests in the merger as directors or officers that are different from, or in addition to, the interests of other Chase stockholders. You should be aware of these interests because they may conflict with yours. If we complete the merger, several current Chase executive officers will continue to be employees of Chase. Several Chase officers have entered into agreements with Olin and Chase that modify their existing agreements with Chase and provide for retention payments if they remain employed with Chase through the expiration of the two-year period following the completion of the merger and severance benefits if their employment is terminated prior to the expiration of the two-year period following the completion of the merger. The indemnification arrangements for current Chase directors and officers will also be continued. In addition, options to acquire Chase common stock held by all Chase employees will automatically vest.

                             The Special Meetings

  Olin (page 18)

   The special meeting of Olin shareholders will be held at [ . ], at [ . ] local time, on [ . ], 2002. At the Olin special meeting, shareholders will be asked to approve the issuance of shares of Olin common stock in the merger.

  Chase (page 20)

   The special meeting of Chase stockholders will be held at [ . ], at [ . ] local time, on [ . ], 2002. At the Chase special meeting, stockholders will be asked to adopt the merger agreement.

Record Dates; Voting Power

  Olin (page 18)


   Olin shareholders are entitled to vote at the Olin special meeting if they owned shares of Olin common stock as of the close of business on August 9, 2002, the Olin record date.



   On [August] [ . ], 2002, there were approximately [ . ] shares of Olin common stock entitled to vote at the Olin special meeting. Olin shareholders will have one vote at the Olin special meeting for each share of Olin common stock that they owned on the Olin record date.


  Chase (page 20)


   Chase stockholders are entitled to vote at the Chase special meeting if they owned shares of Chase common stock as of the close of business on August 9, 2002, the Chase record date.

   On [August] [ . ], 2002, there were [ . ] shares of Chase common stock entitled to vote at the Chase special meeting. Chase stockholders will have one vote at the Chase special meeting for each share of Chase common stock that they owned on the Chase record date.

Votes Required

  Olin (page 18)

   The affirmative vote of the holders of a majority of all shares of Olin common stock casting votes at the Olin special meeting is required to approve the issuance of shares of Olin common stock in the merger, assuming that the total votes cast represent more than 50% of all Olin common stock entitled to vote.

  Chase (page 20)

   The affirmative vote of a majority of the shares of Chase common stock issued and outstanding and entitled to vote on the Chase record date is required to adopt the merger agreement.

Voting by Directors and Executive Officers

  Olin (page 18)

   On [July 8], 2002, directors and executive officers of Olin and their affiliates owned and were entitled to vote approximately [511,042] shares of Olin common stock, or approximately [1.1%] of the shares of Olin common stock outstanding on that date.

  Chase (page 21)


   On [July 8], 2002, directors and executive officers of Chase and their affiliates (other than Court Square Capital which is discussed below) owned and were entitled to vote [1,090,819] shares of Chase common stock, or approximately [7.1%] of the shares of Chase common stock outstanding on that date. There are no voting agreements in place relating to the [1,090,819] shares of Chase common stock held by the directors and executive officers of Chase.



   Under the terms of a voting agreement with Olin, Court Square Capital has agreed to vote its shares of Chase common stock for adoption of the merger agreement. On [July 8], 2002, Court Square Capital owned and was entitled to vote [7,289,945] shares of Chase common stock, or approximately [47.6%] of the shares of Chase common stock outstanding on that date. As of the close of business on [July 8, 2002] [15,321,455] shares of Chase common stock were issued and outstanding. Accordingly, an additional [523,997] shares of Chase common stock must be voted in favor of the adoption of the merger agreement to ensure its adoption.


                             The Merger (page 23)

   The merger agreement is attached as Annex 1 to this proxy statement/prospectus. We encourage you to read the merger agreement. It is the principal document governing the merger.


Conditions to the Completion of the Merger (page 60)


   1. Olin and Chase will complete the merger only if certain conditions are satisfied or, in some cases, waived, including the following:

   . holders of a majority of the outstanding shares of Chase common stock must have adopted the merger agreement

   . holders of a majority of all shares of Olin common stock casting votes must have approved the issuance of shares of Olin common stock in the merger

   . the waiting period required under the Hart-Scott-Rodino Antitrust
     Improvements Act of 1976 must have expired or been terminated

   . no legal restraints or prohibitions may exist which prevent the consummation of the merger or which has had or could reasonably be expected to have a material adverse effect on Olin or Chase

   . Olin common stock issuable to Chase stockholders in the merger must have been approved for listing on the New York Stock Exchange, subject to official notice of issuance

   . Cahill Gordon & Reindel, counsel to Chase, must have delivered an opinion to Chase stating that the merger will qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code

   . the other party's representations and warranties in the merger agreement must have been materially true and correct

   . the other party's covenants and agreements in the merger agreement must have been satisfied in all material respects and

   . since May 7, 2002 a material adverse effect must not have occurred with respect to the other party.

   2. Olin will only be obligated to complete the merger if there is no pending or threatened suit, action or proceeding by any governmental entity or any legal restraint results from such actions seeking to restrain or prohibit the completion of the merger, to materially limit Chase's ownership or operation of either company's current business or current assets, to compel Olin or Chase to divest or hold separate any current business or current assets as a result of the merger, to prevent Olin from effectively controlling in any material respect the business or operations of Chase, to impose limitations on Olin to acquire or hold or exercise full rights of ownership of Chase common stock or otherwise having, or being reasonably expected to have, a material adverse effect on Chase.


   3. Chase will only be obligated to complete the merger if the average of the volume weighted averages of the trading prices of Olin common stock, as reported by Bloomberg Financial Markets (or such other source as Olin and Chase shall agree in writing), for the five trading days ending on the second trading day immediately preceding the closing date is equal to or greater than $14.50. On August [5], 2002, Olin common stock closed at $[17.18] per share.



Termination of the Merger Agreement (page 63)


   1. Olin and Chase can jointly agree to terminate the merger agreement at any time without completing the merger.

   2. Olin or Chase can terminate the merger agreement if:

   . the merger is not completed by December 31, 2002

   . the holders of a majority of the outstanding shares of Chase common stock do not adopt the merger agreement

   . the holders of a majority of all shares of Olin common stock casting votes do not approve the issuance of shares of Olin common stock in the merger

   . if there exists a final, nonappealable restraining order, injunction or other court order or statute, rule, legal restraint or prohibition that prevents completion of the merger or has had or would reasonably be expected to have a material adverse effect on either Olin or Chase

   . a condition to the completion of the merger cannot be satisfied because the other party breached or failed to perform any of the representations, warranties, covenants or agreements set forth in the merger agreement that is incapable of being cured by December 31, 2002

   . by Olin if there exists a final, nonappealable legal restraint or prohibition arising from a governmental suit, action or proceeding referred to above in paragraph 2 under "--Conditions to the Completion of the Merger."

   . by Chase if the closing price of Olin common stock is less than $11.78, as reported by the New York Stock Exchange Composite Transactions Tape, on each of the New York Stock Exchange trading days in any thirty consecutive New York Stock Exchange trading day period commencing on or after [July]
     [  .  ], 2002 or

   . by Chase if prior to June 28, 2002, the board of directors of Chase shall have provided written notice to Olin that Chase is prepared, upon termination of the merger agreement, to enter into a binding written definitive agreement for a superior proposal; provided, however, that (1) Chase shall have complied with its no solicitation requirements in the merger agreement in all respects, (2) the board of directors of Chase shall have reasonably concluded in good faith (prior to giving effect to any offer which may be made to Chase by Olin pursuant to clause (3) below) in consultation with its financial advisors and outside counsel, that such proposal is a superior proposal and (3) Olin does not make, within ten business days after receipt of Chase's written notice referred to above an offer that the board of directors of Chase shall have reasonably concluded in good faith in consultation with its financial advisors and outside counsel is at least as favorable to the stockholders of Chase than the superior proposal.


   Each party to the merger agreement must pay to the other party a termination fee in connection with the terms of the merger agreement under certain circumstances. For a more complete description, see "The Merger
Agreement--Termination Fees" on page 64.



The Voting Agreement (page 68)



   Court Square Capital, which owns approximately [47.6%] of Chase common stock outstanding, has agreed with Olin to vote its shares of Chase common stock in favor of the adoption of the merger agreement. For a description of the other terms, including the termination provisions, of the voting agreement, see "The Voting Agreement" on page 68.



Regulatory Approvals (page 56)


   United States antitrust laws prohibit Olin and Chase from completing the merger until after they have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and a required waiting period has expired or been terminated. Olin and Chase each filed the required notification and report forms with the Antitrust Division and the Federal Trade Commission on May 22, 2002. Olin and Chase each received early termination under the Hart-Scott-Rodino Act on June 3, 2002.


Accounting Treatment (page 57)


   The merger will be accounted for using the purchase method of accounting with Olin having acquired Chase.


Expenses (page 67)


   Each of Olin and Chase will bear all expenses it incurs in connection with the merger, except that Olin and Chase will share equally the costs of filing the registration statement, of which this proxy statement/ prospectus is a part, with the Securities and Exchange Commission, printing and mailing this proxy statement/prospectus and the filing fees incurred in connection with obtaining regulatory approval under the Hart-Scott-Rodino Act.

                            The Companies (page 22)

Olin Corporation
501 Merritt 7
Norwalk, Connecticut 06856-4500
(203) 750-3000

   Olin Corporation is a manufacturer concentrated in three business segments:
Chlor Alkali Products, Metals and Winchester(R). Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid and bleach products. Metals products include copper and copper alloy sheet, strip and foil, welded tube, fabricated parts, metal packages and stainless steel strip. Winchester products include sporting ammunition, canister powder, reloading components, small caliber military ammunition and industrial cartridges.

Chase Industries Inc.
14212 County Road M-50
Montpelier, Ohio 43543
(419) 485-3193

   Chase Industries Inc., through its wholly owned subsidiary Chase Brass & Copper Company, Inc., or Chase Brass, is a leading manufacturer of brass rod. Chase Brass is an ISO 9002-certified manufacturer and supplier of free-machining and forging brass rod in the United States, Canada and Mexico. Free-machining and forging brass are the two primary types of copper alloy rod used in the United States and Canada. Chase Brass' customer base of more than 250 companies uses its "Blue Dot"(R) brass rod to produce a variety of products, such as faucets, plumbing fittings, heating and air conditioning components, industrial valves, automotive parts and numerous hardware components.


Market Price and Dividend Information (page 70)


   Shares of Olin common stock and shares of Chase common stock are listed on the New York Stock Exchange. The following table presents:

   . the last reported sale price of one share of Olin common stock, as reported on the New York Stock Exchange Composite Transaction Tape

   . the last reported sale price of one share of Chase common stock, as reported on The New York Stock Exchange Composite Transaction Tape and


   . the market value of one share of Chase common stock on an equivalent per share basis determined as if the merger had been completed, in each case on April 9, 2002, the trading day on which Olin submitted a written indication of interest to the Chase board of directors, on May 7, 2002, the last full trading day prior to the public announcement of the proposed merger, and on [August] [ . ], 2002, the last day for which such information could be calculated prior to the date of this proxy statement/prospectus. The equivalent price per share data for Chase common stock has been determined by multiplying the last reported sale price of one share of Olin common stock on each of these dates by the exchange ratio of 0.6400.



                                                                Equivalent
                                                                Price Per
                                                                 Share of
                                                Olin    Chase     Chase
                                               Common   Common    Common
Date                                           Stock    Stock     Stock
----                                          -------  -------  ----------
April 9, 2002................................ $ 18.00  $ 11.00   $ 11.52
May 7, 2002.................................. $ 18.00  $ 14.50   $ 11.52
[August 5], 2002.............................  [17.18]  [10.90]   [11.00]


   Olin has historically paid a regular quarterly dividend to its shareholders, which is currently $.20 per share per quarter. Chase has never paid dividends to its stockholders.

                       Comparative Per Share Information

   We have summarized below the income (loss) from continuing operations per diluted share, cash dividends per common share and the book value per common share data for Olin and Chase on a historical, pro forma combined and pro forma equivalent basis. We combined historical consolidated financial information of Olin and Chase using the purchase method of accounting for business combinations. Each of Olin's and Chase's fiscal year ends on December 31.

   The unaudited "pro forma combined" and the unaudited "pro forma equivalent--Chase" information assumes that the merger occurred on January 1, 2001. The unaudited "pro forma combined" information combines the financial information of Olin for the fiscal year ended December 31, 2001, and the three-month period ended March 31, 2002, with the financial information of Chase for the fiscal year ended December 31, 2001, and the three-month period ended March 31, 2002.

   The unaudited "pro forma equivalent--Chase" information was calculated by multiplying the corresponding pro forma combined data by the exchange ratio of
0.6400. This information shows how each share of Chase common stock would have participated in net income (loss) and book value of Olin if the merger had been completed at the beginning of the earliest period presented. However, these amounts do not necessarily reflect future per share levels of income (loss) from continuing operations, cash dividends or book value of Olin. The following information which is unaudited comparative and unaudited pro forma per share data is derived from the historical and unaudited pro forma combined condensed financial statements of Olin and Chase.


   You should read the information in this section along with Olin's and Chase's historical consolidated financial statements and accompanying notes included in the documents described under "Where You Can Find More Information" on page 90. You should also read the unaudited pro forma condensed combined financial statements and accompanying discussion and notes included in this proxy statement/prospectus starting on page 71.


                                                                                         Three
                                                                                      Months Ended
                                                                   Fiscal Year Ended March 31, 2002
                                                                   December 31, 2001  (unaudited)
                                                                   ----------------- --------------
OLIN--HISTORICAL
Income (loss) from continuing operations per diluted share........      $(0.22)          $(0.26)
Book value per common share(1)....................................      $ 6.24           $ 6.69
Cash dividends per common share...................................      $ 0.80           $ 0.20

CHASE--HISTORICAL
Income from continuing operations per diluted share...............      $ 0.53           $ 0.19
Book value per common share(1)....................................      $ 8.13           $ 8.32

Unaudited pro forma combined (loss) from continuing operations per diluted share:
   Per Olin share(2)..............................................      $(0.04)          $(0.16)
   Equivalent per Chase share(2)..................................      $(0.03)          $(0.10)

Unaudited pro forma combined book value per common share:
   Per Olin share(1)(2)...........................................      $ 8.57           $ 8.80
   Equivalent per Chase share(1)(2)...............................      $ 5.48           $ 5.63

--------
(1) Historical book value per common share is computed by dividing shareholders' equity or stockholders' equity by the number of shares of common stock outstanding at the end of each period. Olin unaudited pro forma combined book value per common share is computed by dividing unaudited pro forma shareholders' equity by the unaudited pro forma number of shares of Olin common stock that would have been outstanding had the merger been completed as of each balance sheet date.
(2) Reflects the cost in excess of acquired net assets after assigning the fair value of assets and liabilities acquired by Olin. The results of final valuations of property, plant and equipment and intangible assets have not yet been completed as well as final estimates for other charges and true-ups as of the closing date, which may be material.

 Selected Historical and Unaudited Pro Forma Condensed Combined Financial Data

Olin
   The selected historical financial information at December 31, 2001 and 2000 and for the years ended December 31, 2001, 2000 and 1999 have been derived from our audited consolidated financial statements incorporated by reference in this proxy statement/prospectus. The selected historical financial information at December 31, 1999, 1998 and 1997 and for the years ended December 31, 1998 and 1997 have been derived from our audited consolidated financial statements that are not incorporated by reference in this proxy statement/prospectus. The selected historical consolidated financial information for the three months ended March 31, 2002 and 2001 and as of March 31, 2002 and 2001 have been derived from the unaudited interim condensed consolidated financial statements incorporated by reference in this proxy statement/prospectus and include all adjustments, consisting only of normal accruals necessary for the fair presentation of results. Results for the three-month period ended March 31, 2002 are not necessarily indicative of the results that may be expected for the entire year.

   You should read the information in this section along with Olin's financial statements and accompanying notes incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" on page 90.


                                                                         Historical
                                                   ------------------------------------------------------------------
                                                                                                     At or for the Three
                                                                                                      Months Ended
                                                                                                        March 31,
                                                    At or for the Year Ended December 31,              (unaudited)
                                                   ----------------------------------------------    ------------------
                                                    2001        2000      1999      1998     1997     2002      2001
                                                    ------      ------    ------   ------   ------    ------    ------
                                                   (Dollars in millions, except ratios, employees and per share amounts)
Income Statement Data:
Sales............................................. $1,271      $1,549    $1,395    $1,504   $1,572   $  295    $  334
Cost of Goods Sold(1).............................  1,122       1,277     1,215     1,239    1,276      270       295
Selling and Administration........................    116         127       122       123      132       29        32
Research and Development..........................      5           5         7        10        8        1         2
Earnings (Loss) of Non-consolidated Affiliates....     (8)          2       (11)       --        1       (4)       (1)
Interest Expense..................................     17          16        16        17       24        8         4
Interest Income...................................      1           2         2         3       10        1         1
Other Income(2)...................................     22           3         1         4        4        1         3
Gain (Loss) on Sales and Restructurings of
 Businesses and Spin-off Costs(3).................    (39)         --        --       (63)      --       --        --
                                                    ------      ------    ------   ------   ------    ------    ------
Income (Loss) from Continuing Operations Before
 Taxes............................................    (13)        131        27        59      147      (15)        4
Income Tax Provisions (Benefit)...................     (4)         50        10        21       50       (4)        2
                                                    ------      ------    ------   ------   ------    ------    ------
Income (Loss) from Continuing Operations..........     (9)         81        17        38       97      (11)        2
Income from Discontinued Operations Net of
 Taxes(4).........................................     --          --         4        40       56       --        --
                                                    ------      ------    ------   ------   ------    ------    ------
Net Income (Loss)................................. $   (9)     $   81    $   21    $   78   $  153   $  (11)   $    2
                                                    ======      ======    ======   ======   ======    ======    ======
Income (Loss) from Continuing Operations per Share
 Basic............................................ $(0.22)     $ 1.80    $ 0.36    $ 0.79   $ 1.91   $(0.26)   $ 0.06
 Diluted..........................................  (0.22)       1.80      0.36      0.79     1.90    (0.26)     0.06
Balance Sheet Data:
Working Capital(5)................................ $  281      $  253    $  252    $  225   $  273   $  350    $  242
Property, Plant and Equipment, Net................    477         483       468       475      517      460       478
Total Assets......................................  1,219       1,123     1,063     1,589    1,707    1,240     1,072
Capitalization:
Total Debt........................................ $  431      $  229    $  230    $  231   $  270   $  431    $  245
Shareholders' Equity(6)...........................    271         329       309       790      879      313       309
                                                    ------      ------    ------   ------   ------    ------    ------
Total Capitalization.............................. $  702      $  558    $  539    $1,021   $1,149   $  744    $  554
                                                    ======      ======    ======   ======   ======    ======    ======
Other Data:
Capital Expenditures.............................. $   65      $   95    $   73    $   78   $   76   $    3    $   16
Depreciation and Amortization.....................     87          81        80        78       78       21        20
Ratio of Earnings to Fixed Charges(7).............     --         5.8x      2.0x      2.9x     5.1x      --       1.5x
Cash Dividends Paid per Share:
 Common (Historical)..............................   0.80        0.80      0.90      1.20     1.20     0.20      0.20
 Common (Continuing Operations)...................   0.80        0.80      0.80      0.80     0.80     0.20      0.20
Purchase of Common Stock..........................     14          20        11       112      163        3        13
Total Debt to Total Capitalization(8).............   61.4%       41.0%     42.7%     22.6%    23.5%    57.9%     44.3%
Employees(9)......................................  5,900       6,700     6,700     6,400    6,600    5,700     6,600

--------
 (1) In the year ended December 31, 2001, Cost of Goods Sold included $2 million of unusual items, which represented the write-off of inventory associated with canceled customer orders.

 (2) In the year ended December 31, 2001, Other Income included $1 million of unusual items, which represented the write-off of an investment in an E-commerce company, $11 million of gains on the demutualization of Prudential Insurance and $6 million related to the sale of excess real estate property.
 (3) In the year ended December 31, 2001, Gain (Loss) on Sales and Restructurings of Businesses and Spin-off Costs consisted of a $39 million pretax charge for restructuring costs associated with a salaried workforce reduction through an early retirement incentive program, a voluntary special separation program and the consolidation of certain Metals facilities to optimize distribution operations. In the year ended December 31, 1998, Gain (Loss) on Sales and Restructurings of Businesses and Spin-off Costs consisted of a $42 million pretax charge related to the sale of the microelectronic packaging unit at Manteca, CA, for $4 million in cash, and the restructuring of the rod, wire and tube businesses at Indianapolis, IN, and a $21 million pretax charge for non-recurring costs associated with the spin-off of our specialty chemicals businesses as Arch Chemicals, Inc. which represented primarily severance, investment banking and legal fees.
 (4) Income from Discontinued Operations Net of Taxes included the operating results of our specialty chemicals businesses, which we spun-off as Arch Chemicals, Inc. on February 8, 1999. Accordingly, 1999 included the operating results of Arch Chemicals, Inc. for the month of January while the 1998 and 1997 years included twelve months of operating results.
 (5) Working Capital includes $205 million at March 31, 2002, $11 million at March 31, 2001, $165 million at December 31, 2001, $57 million at December 31, 2000, $21 million at December 31, 1999, $50 million at December 31, 1998 and $157 million at December 31, 1997 of Cash and Cash Equivalents and $25 million at March 31, 2002 and 2001, $37 million at December 31, 2001, $25 million at December 31, 2000, 1999 and 1998 and $28 million at December 31, 1997 of short-term investments.
 (6) In 1999, the spin-off of Arch Chemicals, Inc. reduced Shareholders' Equity by $453 million.
 (7) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as Income (Loss) from Continuing Operations before income taxes, less interest capitalized, less undistributed earnings
     (loss) of non-consolidated affiliates plus fixed charges and preferred stock dividends. Fixed charges consist of interest expense on all indebtedness and that portion of operating lease rental expense that is representative of the interest factor. Income (Loss) from Continuing Operations was insufficient to cover fixed charges by approximately $15 million and $13 million for the three month period ended March 31, 2002 and the year ended December 31, 2001, respectively.
 (8) This percentage has been calculated by dividing Total Debt by Total Capitalization.
 (9) Employee data excludes employees who work at government-owned/contactor-operated facilities, and employees of Arch Chemicals, Inc. which we spun-off in 1999.
(10) In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets," which became effective and was adopted by us on January 1, 2002. SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of this statement. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets." Accordingly, we ceased amortizing goodwill totaling $42 million as of January 1, 2002.

    We have completed an initial impairment review of our goodwill balance during the second quarter of 2002 and determined an impairment charge was not required.

    The following table shows the impact on net income (loss) and net income
    (loss) per share as if SFAS No. 142 had been in effect for the last three fiscal years and the three months ended March 31, 2001.

                                   Years Ended December     Three Months         Three Months
                                           31,          Ended March 31, 2001 Ended March 31, 2002
                                   -------------------  -------------------- --------------------
                                    2001    2000  1999
                                   ------   ----- -----
Net Income (Loss):
   As reported.................... $   (9)  $  81 $  21        $   2                $  (11)
   Goodwill Amortization..........      2       1     1           --                    --
                                   ------   ----- -----        -----                ------
   Adjusted.......................     (7)     82    22            2                   (11)
                                   ======   ===== =====        =====                ======
Basic Net Income (Loss) per share:
   As reported....................  (0.22)   1.80  0.45         0.06                 (0.26)
   Adjusted.......................  (0.18)   1.83  0.48         0.06                 (0.26)
Diluted Net Income (Loss) per
share:
   As reported....................  (0.22)   1.80  0.45         0.06                 (0.26)
   Adjusted.......................  (0.18)   1.83  0.48         0.06                 (0.26)

Chase

   The selected historical financial information at December 31, 2001 and 2000 and for the years ended December 31, 2001, 2000 and 1999 have been derived from Chase's audited consolidated financial statements incorporated by reference in this proxy statement/prospectus. The selected historical financial information at December 31, 1999, 1998 and 1997 and for the years ended December 31, 1998 and 1997 have been derived from Chase's audited consolidated financial statements that are not incorporated by reference in this proxy statement/prospectus. The selected historical consolidated financial information for the three months ended March 31, 2002 and 2001 and as of March 31, 2002 and 2001 have been derived from Chase's unaudited interim condensed consolidated financial statements incorporated by reference in this proxy statement/prospectus and includes all adjustments, consisting only of normal accruals necessary for the fair presentation of results. Results for the three-month period ended March 31, 2002 are not necessarily indicative of the results that may be expected for the entire year.


   You should read the information in this section along with Chase's financial statements and accompanying notes incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" on page 90.


                                                             Historical
                                         --------------------------------------------------------
                                                                               At or for the Three
                                                                               Months Ended
                                         At or for the Year Ended December 31,   March 31,
                                         ------------------------------------  -------------------
                                          2001     2000    1999   1998   1997   2002      2001
                                         ------   ------  ------ ------ ------  ------    ------
                                          (Dollars in millions, except per share amounts)
Income Statement Data:
Net Sales............................... $231.9   $289.9  $272.9 $292.7 $337.2 $ 60.9    $ 66.2
Cost of Goods Sold(1)...................  199.6    244.5   225.7  247.7  288.9   52.6      57.8
Lower of Cost-or-Market Inventory
 Writedowns(2)..........................    1.8       --      --    3.2     --     --        --
Selling, General and Administrative
 Expenses...............................    6.4      7.2    10.6    8.4    8.2    1.7       1.4
Tender Offer and Other Expenses(3)......    4.4       .4      --     --     --     --       2.6
Depreciation............................    7.0      6.5     6.2    5.7    5.0    2.0       1.7
Other Non-Operating Expenses(4).........     .4       --      --     --     --     --        --
Interest (Income) Expense, Net..........    (.3)     1.4     1.2    3.1    4.6     --        .2
                                         ------   ------  ------ ------ ------  ------    ------
Income Before Income Taxes..............   12.6     29.9    29.2   24.6   30.5    4.6       2.5
Provision for Income Taxes..............    4.5     10.8    11.1    9.3   11.6    1.6        .9
                                         ------   ------  ------ ------ ------  ------    ------
Income from Continuing Operations.......    8.1     19.1    18.1   15.3   18.9    3.0       1.6
Discontinued Operations(5):
    Income (Loss), Net of Taxes.........     .1       --      .5     .5    4.9     --        .1
    Loss on Disposal, Net of Taxes......    (.2)   (36.0)     --     --     --     --        --
                                         ------   ------  ------ ------ ------  ------    ------
Net Income (Loss)....................... $  8.0   $(16.9) $ 18.6 $ 15.8 $ 23.8 $  3.0    $  1.7
                                         ======   ======  ====== ====== ======  ======    ======
Income (Loss) from Continuing Operations
 per Share:
    Basic............................... $ 0.53   $ 1.25  $ 1.19 $ 1.01 $ 1.25 $ 0.19    $ 0.11
    Diluted.............................   0.53     1.24    1.18   0.98   1.22   0.19      0.10
Balance Sheet Data:
Working Capital......................... $ 37.6   $ 22.0  $ 18.4 $ 29.7 $ 23.7 $ 29.6    $ 55.3
Property, Plant and Equipment, Net......  107.6     75.7    62.1   37.3   33.5  119.0      81.4
Total Assets............................  174.3    197.2   214.8  182.3  192.6  173.6     159.4
Capitalization:
Total Debt.............................. $   --   $ 20.0  $ 27.0 $ 27.0 $ 47.6 $   --    $   --
Stockholders' Equity....................  124.4    117.5   134.0  115.4   98.7  127.3     119.3
                                         ------   ------  ------ ------ ------  ------    ------
Total Capitalization.................... $124.4   $137.5  $161.0 $142.4 $146.3 $127.3    $119.3
                                         ======   ======  ====== ====== ======  ======    ======
Other Data:
Capital Expenditures.................... $ 39.0   $ 20.1  $ 31.1 $ 11.5 $ 11.6 $ 13.4    $  7.5
Common Dividends Paid...................     --       --      --     --     --     --        --

--------
(1) Exclusive of depreciation shown separately.

(2) Inventories are stated at lower of cost-or-market, with cost determined on the last-in, first out (LIFO) basis. During 2001 and 1998, Chase recorded non-cash inventory writedowns totaling $1.8 million and $3.2 million, respectively, due to reductions in the brass metal price.

(3) Includes costs associated with incremental consulting and legal expenses resulting from activities related to an unsolicited tender offer, which expired January 31, 2001, and an executive severance package of $0.6 million in 2001.

(4) Other non-operating expenses of $0.4 million consisted of Chase's write-off of its investment in MetalSpectrum, a consortium of major metals-related companies that provided business-to-business internet services. MetalSpectrum ceased operations in June 2001 due to low demand for its services and economic conditions.

(5) In first quarter 2001, Chase sold the assets and operations of Leavitt Tube Company, Inc. Chase received $31.7 million in cash, before closing costs and fees of $1.9 million. In fourth quarter 2000, Chase recorded an estimated loss on the sale of Leavitt Tube of $36.0 million, net of income tax benefit of $11.3 million. In fourth quarter 2001, Chase recorded an additional $0.2 million, net of taxes, loss on the sale of Leavitt Tube, which resulted from the additional costs associated with certain post-closing liabilities maintained by Chase. The disposal of Leavitt Tube represented the disposal of a business segment and is reflected as discontinued operations.

Olin and Chase Pro Forma Condensed Combined Financial Data

   The following selected unaudited pro forma condensed combined financial data of Olin and Chase combine the consolidated financial information of Olin for the year ended December 31, 2001 and at and for the three-month period ended March 31, 2002 with the consolidated financial information of Chase for the year ended December 31, 2001 and at and for the three-month period ended March 31, 2002. The selected unaudited pro forma condensed combined financial data is derived from the unaudited pro forma condensed combined financial statements contained elsewhere in this proxy statement/prospectus. This pro forma information does not give effect to any potential cost savings or other synergies that could result from the merger.
   The unaudited pro forma condensed combined financial information does not purport to represent what the combined company's financial position or results of operations would have been had the merger occurred at the beginning of the earliest period presented or to project the combined financial position or results of operations for any future date or period.


                                                                      Unaudited Pro Forma
                                                                   ------------------------
                                                                                 At or for
                                                                                 the Three
                                                                    Year Ended  Months Ended
                                                                   December 31,  March 31,
                                                                       2001         2002
                                                                   ------------ ------------
                                                                     (Dollars in millions)
Income Statement Data:
Sales.............................................................    $1,503       $  356
Operating Expenses:...............................................
   Cost of Goods Sold (1).........................................     1,331          325
   Selling and Administration (2).................................       127           31
   Research and Development.......................................         5            1
Earnings (Loss) of Non-Consolidated Affiliates....................        (8)          (4)
Interest Expense..................................................        17            8
Interest Income...................................................         1            1
Other Income (3)..................................................        22            1
Gain (Loss) on Sales and Restructurings of Businesses and Spin-off
  Costs (4).......................................................       (39)          --
                                                                      ------       ------
Income (Loss) Before Taxes........................................        (1)         (11)
Income Tax Provision (Benefit)....................................         1           (3)
                                                                      ------       ------
Income (Loss) from Continuing Operations..........................    $   (2)      $   (8)
                                                                      ======       ======
Balance Sheet Data:
Working Capital (5)...............................................       N/A       $  372
Property, Plant and Equipment, Net................................       N/A          599
Total Assets......................................................       N/A        1,475
Capitalization:
Total Debt........................................................       N/A       $  431
Shareholders' Equity..............................................       N/A          499
                                                                                   ------
Total Capitalization..............................................       N/A       $  930
                                                                                   ======

                                                        Unaudited Pro Forma
                                                     -------------------------
                                                      Year Ended  Quarter Ended
                                                     December 31,   March 31,
                                                         2001         2002
                                                     ------------ -------------
                                                       (Dollars in millions)
Other Data:
Capital Expenditures................................      104            16
Depreciation and Amortization.......................       94            23
Ratio of Earnings to Fixed Charges..................      N/A           N/A
Cash Dividend Paid per Common Share:................     0.80          0.20
Purchase of Common Stock............................       14             3
Total Debt to Total Capitalization (6)..............      N/A          46.3%
Employees (7).......................................    6,200         6,000

(1) In the year ended December 31, 2001, Cost of Goods Sold included $2 million of unusual items, which represented the write-off of inventory associated with cancelled customer orders and $2 million of inventory writedowns due to reductions in the brass metal price.
(2) In the year ended December 31, 2001, Selling and Administration includes unusual charges of $3 million associated with incremental consulting and legal expenses resulting from activities related to an unsolicited tender offer, which expired January 31, 2001 and an executive severance package of $1 million.
(3) In the year ended December 31, 2001, Other Income included $1 million of unusual items, which represented the write-off of an investment in an E-commerce company, $11 million of gains on the demutualization of Prudential Insurance and $6 million related to the sale of excess real estate property.
(4) In the year ended December 31, 2001, Gain (Loss) on Sales and
    Restructurings of Businesses and Spin-off Costs consisted of a $39 million pretax charge for costs associated with a salaried workforce reduction through an early retirement program, a voluntary special separation program and the consolidation of certain Metals facilities to optimize distribution operations.
(5) Working Capital includes $209 million at March 31, 2002 of Cash and Cash Equivalents and $25 million at March 31, 2002 and of Short-Term Investments.
(6) This percentage has been calculated by dividing Total Debt by Total Capitalization.
(7) Employee data excludes employees who work at government-owned/contractor-operated facilities.

                      RISK FACTORS RELATING TO THE MERGER

   Olin shareholders should consider carefully the matters described below in determining whether to approve the issuance of shares of Olin common stock in the merger and Chase stockholders should consider carefully the matters described below in determining whether to adopt the merger agreement.

   . The exchange ratio for shares of Olin common stock to be received in the merger is fixed and will not be adjusted in the event of any change in stock price. Under the merger agreement, each share of Chase common stock will be converted into the right to receive 0.6400 shares of Olin common stock. This exchange ratio is a fixed number and will not be adjusted in the event of any increase or decrease in the price of Olin common stock or Chase common stock. If the value of Olin common stock rises, Olin shareholders bear the risk that Olin could be deemed to have paid too much for Chase. If the value of Olin common stock declines, Chase stockholders bear the risk of receiving less for their interests. The prices of Olin common stock and Chase common stock at the closing of the merger may vary from their respective prices on the date of this proxy statement/prospectus and on the dates of the special meetings. These prices may vary as a result of changes in the business, operations or prospects of Olin or Chase, market assessments of the likelihood that the merger will be completed, the timing of the completion of the merger, the prospects of post-merger operations, regulatory considerations, general market and economic conditions and other factors. Because the date that the merger is completed may be later than the dates of the special meetings, the prices of Olin common stock and Chase common stock on the dates of the special meetings may not be indicative of their respective prices on the date the merger is completed. We urge Olin shareholders and Chase stockholders to obtain current market quotations for Olin common stock and Chase common stock.

   . The price of Olin common stock on the closing date may be lower than the average price required to satisfy a condition to closing. Under the merger agreement, Chase is not obligated to complete the merger if the average of the volume weighted averages of the trading price of Olin common stock for the five trading days ending on the second trading day immediately preceding the closing date is not equal to or greater than $14.50. The price of Olin common stock on the closing date could be lower than $14.50, yet Chase may be obligated to complete the merger because the average of the volume weighted averages of the trading price of Olin common stock as described above could be greater than $14.50.

   . The merger may cause existing Chase customers to delay purchasing decisions. Uncertainty over the new ownership of Chase may cause existing Chase customers to decrease or postpone their purchases of Chase products as compared to prior periods.

                           THE OLIN SPECIAL MEETING

   We are furnishing this proxy statement/prospectus to shareholders of Olin as part of the solicitation of proxies by the Olin board of directors for use at the Olin special meeting.

Date, Time and Place

   We will hold the Olin special meeting on [ . ], 2002, at [ . ], local time, at [ . ].

Purpose of Olin Special Meeting

   At the Olin special meeting, we are asking holders of Olin common stock to approve the issuance of shares of Olin common stock in order for each Chase stockholder to receive in the merger 0.6400 shares of Olin common stock for each share of Chase common stock that they own. See "The Merger" and "The Merger Agreement and Related Documents". The Olin board of directors has approved the merger agreement and the merger, and has determined that the merger and the merger agreement are advisable. The Olin board of directors recommends that Olin shareholders vote FOR the issuance of shares of Olin common stock in the merger.

Olin Record Date; Stock Entitled to Vote; Quorum


   Only holders of record of Olin common stock at the close of business on August 9, 2002, the Olin record date, are entitled to notice of and to vote at the Olin special meeting. On [August] [ . ], 2002, the most recent practicable date prior to the date of this proxy statement/prospectus, approximately [ . ] shares of Olin common stock were issued and outstanding and held by approximately [ . ] holders of record. A quorum will be present at the Olin special meeting if a majority of the shares of Olin common stock issued and outstanding and entitled to vote on the Olin record date are represented in person or by proxy. Shares of Olin common stock represented at the Olin special meeting but not voting, including shares of Olin common stock for which proxies have been received but for which holders of shares have abstained, will be treated as present at the Olin special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. If a quorum is not present at the Olin special meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Olin common stock on the Olin record date are entitled to one vote per share at the Olin special meeting on the proposal to approve the issuance of shares of Olin common stock in the merger.


Votes Required

   The issuance of shares of Olin common stock in the merger requires the affirmative vote of the holders of a majority of all shares of Olin common stock casting votes in person or by proxy at the Olin special meeting, assuming that the total votes cast, including votes cast against the proposal, represent more than 50% of all Olin common stock entitled to vote. If an Olin shareholder abstains from voting or does not vote, it will have no effect (assuming that a quorum is present) in determining whether the issuance of shares of Olin common stock in the merger will be approved.

   Only shares affirmatively voted for the issuance of shares of Olin common stock in the merger, including votes cast over the Internet or by telephone and properly executed proxies that do not contain voting instructions, will be counted as favorable votes for that proposal. Brokers who hold shares of Olin common stock in street name for customers who are the beneficial owners of those shares may not give a proxy to vote those shares without specific instructions from those customers. These non-voted shares are referred to as broker non-votes and will have no effect (assuming that a quorum is present) in determining whether the issuance of shares of Olin common stock in the merger will be approved.

Voting by Olin Directors and Executive Officers

   At the close of business on [July 8], 2002, directors and executive officers of Olin and their affiliates owned and were entitled to vote approximately [511,042] shares of Olin common stock, which represented approximately [1.1%] of the shares of Olin common stock outstanding on that date. Each

Olin director and executive officer has indicated his or her present intention to vote, or cause to be voted, the shares of Olin common stock owned by him or her for the issuance of shares of Olin in the merger.

Voting of Proxies

   All shares represented by properly executed proxies received in time for the Olin special meeting will be voted at the Olin special meeting in the manner specified by the holders of those proxies. Properly executed proxies that do not contain voting instructions will be voted for the issuance of shares of Olin common stock in the merger.

   In addition to manually executing and returning a proxy by mail, Olin shareholders may vote by telephone or over the Internet. If voting by telephone or over the Internet, the shareholder should dial the toll-free number or access the Internet address, in each case as indicated on the shareholder's proxy card. The shareholders will then be prompted to enter the control number printed on his or her proxy card and to follow the subsequent instructions.

   Olin does not expect that any matter other than the proposal to issue shares of Olin common stock in the merger will be brought before the Olin special meeting. If, however, the Olin board of directors properly presents other matters, the persons named as proxies will vote in accordance with their judgment.

Revocability of Proxies

   The grant of a proxy on the enclosed proxy card or over the Internet or by telephone does not preclude an Olin shareholder from voting in person at the Olin special meeting. An Olin shareholder may revoke a proxy at any time prior to its exercise by filing with Olin a duly executed revocation of proxy, by submitting a duly executed proxy to Olin bearing a later date, by casting a new vote over the Internet or by telephone or by appearing at the Olin special meeting and voting in person. Attendance at the Olin special meeting will not itself revoke a proxy.

Solicitation of Proxies

   Olin will bear the cost of the solicitation of proxies from its shareholders. In addition to solicitation by mail, the directors, officers and employees of Olin and its subsidiaries may solicit proxies from Olin shareholders by telephone or other electronic means or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by these persons, and Olin will reimburse them for their reasonable out-of-pocket expenses.

   Olin will mail a copy of this proxy statement/prospectus to each holder of record of Olin common stock on the Olin record date.

   Georgeson Shareholder Communications Inc. will assist in the solicitation of proxies by Olin. Olin will pay Georgeson Shareholder Communications Inc. a fee of $25,000, plus reimbursement of out-of-pocket expenses for items such as mailing, copying, phone calls, faxes and other related matters, and will indemnify Georgeson Shareholder Communications Inc. against any losses arising out of Georgeson Shareholder Communications Inc's. proxy soliciting services on behalf of Olin.

Proxies for Participants in the Olin Contributing Employee Ownership Plan or Arch Chemicals, Inc. Contributing Employee Ownership Plan

   If you are a participant in the CEOP, you may instruct JPMorgan Chase Bank, the Trustee of the CEOP, how to vote shares of common stock credited to you by indicating your instructions on your proxy card and returning it to Olin or by voting on the Internet or by telephone. JPMorgan Chase Bank will vote shares of common stock held in the CEOP for which it does not receive voting instructions, or which are not credited to participants' accounts, in the same manner proportionately as it votes the shares of common stock for which they do receive instructions.

                           THE CHASE SPECIAL MEETING

   We are furnishing this proxy statement/prospectus to stockholders of Chase as part of the solicitation of proxies by the Chase board of directors for use at the Chase special meeting.

Date, Time and Place

   We will hold the Chase special meeting on [ . ], 2002, at [ . ], local time, at [ . ].

Purpose of Chase Special Meeting

   At the Chase special meeting, we are asking holders of record of Chase common stock to consider and vote on a proposal to adopt the merger agreement among Olin, Plumber Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Olin, and Chase, providing for the merger of Plumber Acquisition Corp. with and into Chase. After the merger, Chase will be a subsidiary of Olin.

   A majority of the Chase board of directors has approved the merger agreement and has determined that the merger and the merger agreement are advisable and recommends that Chase stockholders vote FOR the adoption of the merger agreement. Mr. Alonzo voted against the merger.

Chase Record Date; Stock Entitled to Vote; Quorum


   Only holders of record of Chase common stock at the close of business on August 9, 2002, the Chase record date, are entitled to notice of and to vote at the Chase special meeting and any adjournments or postponements of it.


   On [August] [ . ], 2002, the most recent practicable date prior to the date of this proxy statement/prospectus, [ . ] shares of Chase common stock were outstanding and held by approximately [ . ] holders of record. A quorum will be present at the Chase special meeting if a majority of the shares of Chase common stock issued and outstanding and entitled to vote on the Chase record date are represented in person or by proxy. Shares of Chase common stock represented at the Chase special meeting but not voting, including shares of Chase common stock for which proxies have been received but for which holders of shares have abstained, will be treated as present at the Chase special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. If a quorum is not present at the Chase special meeting, we expect that the Chase special meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Chase common stock on the Chase record date are entitled to one vote per share at the Chase special meeting on the proposal to adopt the merger agreement.

Votes Required

   The adoption of the merger agreement requires the affirmative vote of a majority of the shares of Chase common stock issued and outstanding and entitled to vote on the Chase record date. If a Chase stockholder abstains from voting or does not vote (either in person or by proxy), it will have the same effect as if that Chase stockholder had voted against adoption of the merger agreement.

   Only shares affirmatively voted for adoption of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for these proposals. Brokers who hold shares of Chase common stock in street name for customers who are the beneficial owners of those shares may not give a proxy to vote those shares without specific instructions from those customers. These non-voted shares are referred to as broker non-votes and have the same effect as votes against adoption of the merger agreement.

Voting by Chase Directors and Executive Officers


   At the close of business on [July 8], 2002, directors and executive officers of Chase and their affiliates (other than Court Square Capital which is discussed below) owned and were entitled to vote [1,090,819] shares of Chase common stock, which represented approximately [7.1%] of the shares of Chase common stock outstanding on that date. There are no voting agreements in place relating to the [1,090,819] shares of Chase common stock held by the directors and executive officers of Chase.



   Under the terms of a voting agreement with Olin, Court Square Capital has agreed to vote its shares of Chase common stock for adoption of the merger agreement. On [July 8], 2002, Court Square Capital owned and was entitled to vote [7,289,945] shares of Chase common stock, or approximately [47.6%] of the shares of Chase common stock outstanding on that date. As of the close of business on [July 8, 2002], [15,321,455] shares of Chase common stock were issued and outstanding. Accordingly, an additional [523,997] shares of Chase common stock must be voted in favor of the adoption of the merger agreement to ensure its adoption.


Voting of Proxies

   All shares represented by properly executed proxies received in time for the Chase special meeting will be voted at the Chase special meeting in the manner specified by the holders of those proxies. Properly executed proxies that do not contain voting instructions will be voted for adoption of the merger agreement.

   The persons named as proxies by a Chase stockholder may propose and vote for one or more adjournments of the Chase special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposals to adopt the merger agreement will be voted in favor of any such adjournment or postponement.

   Chase does not expect that any matter other than the proposal to adopt the merger agreement will be brought before the Chase special meeting. If, however, the Chase board of directors properly presents other matters, the persons named as proxies will vote in accordance with their judgment.

Revocability of Proxies

   The grant of a proxy on the enclosed proxy card does not preclude a Chase stockholder from voting in person at the Chase special meeting. A Chase stockholder may revoke a proxy at any time prior to its exercise by filing with Chase a duly executed revocation of proxy, by submitting a duly executed proxy to Chase bearing a later date or by appearing at the Chase special meeting and voting in person. Attendance at the Chase special meeting will not itself revoke a proxy.

Solicitation of Proxies

   Chase will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of Chase and its subsidiaries may solicit proxies from Chase stockholders by telephone or other electronic means or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by these persons, and Chase will reimburse them for their reasonable out-of-pocket expenses.

   Chase will mail a copy of this proxy statement/prospectus to each holder of record of Chase common stock on the Chase record date.

   Mellon Investor Services LLC will assist in the solicitation of proxies by Chase. Chase will pay Mellon Investor Services LLC a fee of $6,000, plus reimbursement of certain out-of-pocket expenses, and will indemnify Mellon Investor Services LLC against any losses arising out of Mellon Investor Services LLC's proxy soliciting services on behalf of Chase.

   Chase stockholders should not send stock certificates with their proxies. A transmittal form with instructions for the surrender of Chase common stock certificates will be mailed to Chase stockholders as soon as practicable after completion of the merger.

                                 THE COMPANIES

Olin

   Olin Corporation is a manufacturer concentrated in three business segments:
Chlor Alkali Products, Metals and Winchester(R). Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid and bleach products. Metals products include copper and copper alloy sheet, strip and foil, welded tube, fabricated parts, metal packages and stainless steel strip. Winchester products include sporting ammunition, canister powder, reloading components, small caliber military ammunition and industrial cartridges.

   Olin was incorporated in the Commonwealth of Virginia in 1892. The address of its principal executive offices is 501 Merritt 7, Norwalk, Connecticut, and the telephone number at that address is (203) 750-3000.

Chase

   Chase Industries Inc., through its wholly owned subsidiary Chase Brass & Copper Company, Inc., is a leading manufacturer of brass rod. Chase Brass is an ISO 9002-certified manufacturer and supplier of free-machining and forging brass rod in the United States, Canada and Mexico. Free-machining and forging brass rod are the two primary types of copper alloy rod used in the United States and Canada. Chase Brass' customer base of more than 250 companies uses its "Blue Dot"(R) brass rod to produce a variety of products, such as faucets, plumbing fittings, heating and air conditioning components, industrial valves, automotive parts and numerous hardware components.

   Chase was incorporated in the State of Delaware in 1990, however, Chase traces the origin of its business back to 1837. The address of its principal executive offices is 14212 County Road M-50, Montpelier, Ohio, and the telephone number at that address is (419) 485-3193.

                                  THE MERGER

   The discussion in this proxy statement/prospectus of the merger and the principal terms of each of:

   . the merger agreement dated as of May 7, 2002, among Olin, Plumber
     Acquisition Corp. and Chase (the "merger agreement")

   . the voting agreement dated as of May 7, 2002, between Olin and Court
     Square Capital Limited, an affiliate of Citicorp Venture Capital (the "voting agreement")

is a summary of the material terms of these agreements and is qualified in its entirety by reference to the merger agreement and the voting agreement, copies of which are attached to this proxy statement/prospectus as Annexes 1 and 2, respectively, and are incorporated herein by reference.

Background to the Merger

   For a number of years, Citicorp Venture Capital, or CVC, which indirectly owns [47.6%] of Chase common stock and has two employees serving on the Chase board of directors, had periodically reviewed the nature of its investment in Chase and had numerous discussions with members of the Chase board of directors, sometimes referred to as the "Chase Board", about alternatives to increase stockholders' value and enhance liquidity for CVC and the other Chase stockholders. During such time, Thomas F. McWilliams, managing director of CVC serving on the Chase Board repeatedly expressed his disappointment with Chase's return on capital employed and encouraged management and the Chase Board to explore alternatives to create value for all stockholders.

   In October 1999, Chase hired a predecessor of CSFB to advise the Chase Board on strategic alternatives to increase stockholders' value and to enhance liquidity for all stockholders.

   On December 18, 2000, Chase Acquisition Corporation, an affiliate of CVC ("Chase Acquisition"), publicly announced its intention to make an unsolicited tender offer to purchase up to 2.3 million shares of Chase common stock at a price of $10.50 cash per share. Chase Acquisition also announced plans to complete a second-step merger to acquire all common stock of Chase that remained outstanding following the unsolicited tender offer at a cash price of $10.50 per share. On January 2, 2001, Chase Acquisition formally commenced its offer.

   On December 27, 2000, Chase announced that the Chase Board had authorized the adoption of a stockholder rights plan, engaged CSFB to advise in connection with its evaluation of Chase Acquisition's offer and approved defensive by-law amendments which provided for:

  . advance notice to Chase of plans by stockholders to nominate directors for election

  . advance notice to Chase of plans by stockholders to propose other action at any annual or special meeting of Chase stockholders

  . advance notice to the Chase Board of any proposed action to be taken by written consent in order to allow the Chase Board to set a record date for such consent and

  . an increase in the percentage of stockholder votes needed to amend or repeal the bylaws.

   On January 9, 2001, the Chase Board established a subcommittee of the Chase Board comprised of four independent directors (the "Subcommittee") to evaluate Chase Acquisition's offer and other alternatives for Chase. At a meeting of the Subcommittee on January 9, 2001, CSFB briefed the Subcommittee on the status of contacts with third parties, including Olin, regarding possible business combination transactions involving Chase.

   On January 12, 2001, Chase received a non-binding indication of interest from Olin outlining a proposal to acquire Chase for a cash purchase price of approximately $12.00 per share, subject to due diligence and several contingencies.

   On January 12, 2001, Chase and Olin entered into a confidentiality agreement and over the weekend and into Monday, January 15, 2001, Olin engaged in extensive business, financial and legal due diligence including meetings with Chase's management and a plant visitation. On January 15, 2001, Olin delivered to Chase a letter containing a non-binding proposal to acquire all of the outstanding shares of Chase common stock at a cash price per share of $11.00 plus 75% of any net cash proceeds received (including any related tax benefits realized or reasonably expected to be realized) by Chase from its disposition of its subsidiary Leavitt Tube Company, Inc. This proposal was contingent on CVC, through its affiliate Court Square Capital, committing its shares to the transaction and the sale of Leavitt Tube. The Subcommittee estimated that the aggregate value of the Leavitt Tube portion of the consideration payable to the stockholders of Chase would amount to between $1.00 to $2.00 per share, implying an aggregate per share price of the proposal of between $12.00 and $13.00 for each share of Chase common stock.

   Between January 13, 2001 and January 25, 2001, the Subcommittee and its legal and financial advisors held discussions with CVC/Court Square Capital regarding the terms of the Chase Acquisition unsolicited tender offer, including the conditions to the tender offer as well as details with regard to the second step merger to be effected subsequent to the closing of the tender offer.

   On January 25, 2001, the Chase Board, acting through the Subcommittee, unanimously recommended that the stockholders of Chase reject the Chase Acquisition unsolicited tender offer for the reasons set forth in Chase's Solicitation/Recommendation Statement on Schedule 14D-9 filed on January 25, 2001, which were as follows:

  . the Subcommittee's belief that the offer price did not reflect the inherent value of Chase, based on the following factors: (1) Chase's leading market position, (2) its capacity expansion program, (3) the belief that the disposition of Leavitt Tube should have been completed so as to allow Chase to obtain maximum value for Leavitt Tube and (4) the belief that the offer price was based on a market price that was misleading because the overall trading volume did not reflect the inherent value of Chase

  . the opinion of Chase's financial advisor that the consideration to be received by stockholders of Chase pursuant to the offer was inadequate from a financial point of view

  . the numerous conditions to and contingencies associated with the offer, including, among others, Chase Acquisition's ability to obtain financing. The Subcommittee did not believe that Chase Acquisition's financing commitments would provide sufficient financing to enable Chase Acquisition to purchase the 2.3 million shares of common stock of Chase in its unsolicited tender offer and the remaining outstanding shares of common stock of Chase in its proposed second-step merger to be effected subsequent to the closing of the tender offer at a cash price of $10.50 per share

  . Chase Acquisition had not provided any assurances to Chase or its stockholders that the consideration to be received by stockholders of Chase in a second-step merger would be the same as the cash price paid in the unsolicited tender offer. Furthermore, Chase Acquisition had not provided adequate assurance that a second-step merger would occur at all

  . the possibility that the purchase of shares by Chase Acquisition would reduce the number of shares of common stock that might otherwise trade publicly, adversely affect the liquidity and market value of the remaining shares and possibly result in a delisting from the New York Stock Exchange and

  . the possibility of receiving a higher offer for Chase based on an expression of interest from Olin that was at a substantial premium to Chase Acquisition's offer. Chase Acquisition would not support Olin's expression of interest or increase its own offer.

   On January 31, 2001, Chase Acquisition terminated the unsolicited tender offer upon the expiration thereof without any shares of Chase common stock being purchased. After the termination of the Chase Acquisition unsolicited tender offer, the Subcommittee and its legal and financial advisors continued discussions with Olin, as well as other third parties. Between December 2000 through March 2001 CSFB and management contacted approximately eighty parties regarding a possible business combination transaction with Chase.

   On March 30, 2001, Chase sold Leavitt Tube to Pinkert Industrial Group, LLC for approximately $31.7 million in cash, generating approximately $11.4 million of future tax benefits from such sale, or total proceeds and benefits estimated at $2.85 per share.

   On April 27, 2001, Olin informed the Chase Board that it was withdrawing its non-binding proposal to acquire Chase as a result of changes in the then-current economic conditions and the failure to reach agreement with CVC on the sale of its interest in Chase at a mutually acceptable price. On May 7, 2001, Chase issued a press release regarding Olin's withdrawal of its non-binding proposal without identifying Olin by name.

   At a May 2, 2001 meeting of the Chase Board, Mr. McWilliams informed the other Chase Board members that Court Square Capital and Chase Acquisition were still interested in evaluating an acquisition of Chase.

   After Olin's withdrawal of its non-binding proposal, the Subcommittee and its legal and financial advisors continued to solicit indications of interest from third parties for a business combination transaction involving Chase. From February 2001 through August 2001, thirteen organizations signed confidentiality agreements, received information about Chase and engaged in discussions and/or meetings with representatives of Chase. From March 2001 through August 2001, Chase received several written non-binding indications of interest from potential financial acquirors and strategic acquirors. These indications ranged from $10.00 to $13.61 per share in cash, as well as a potential stock-for-stock merger. Further discussions with each such potential acquiror from March 2001 through October 2001 failed to result in a firm proposal or an agreement on the terms of a potential transaction with Chase. Thereafter such potential acquirors withdrew their indications of interest citing various concerns including challenging market conditions in the equity and debt capital markets, uncertainty about the global economy and concerns about valuation.

   At the July 19, 2001 meeting of the Chase Board, Mr. McWilliams informed the other Board members that Court Square Capital and Chase Acquisition were still interested in evaluating an acquisition of Chase and requested the opportunity to conduct due diligence. Such due diligence did not proceed, however, because the parties could not agree on terms of a confidentiality agreement.

   The Chase Board met on August 30, 2001. At that meeting, Martin V. Alonzo resigned as Chairman of the Board, Chief Executive Officer and President of Chase; and John H. Steadman was elected President and Chief Executive Officer of Chase as of such date. The Chase Board discussed two recently received indications of interest from potential financial acquirors and charged Mr. Steadman to work with the two potential financial acquirors toward a firm proposal and also to invite CVC to make a proposal, but no other parties were to be solicited at the time. The Chase Board concluded that a continued process of soliciting indications of interest would be disruptive to Chase's business and that a prompt resolution of the sale process was desired. On September 28, 2001, CVC and Chase executed a new confidentiality agreement and CVC conducted additional due diligence. October 22, 2001 was established as a deadline for the submission of final indications of interest from all three parties.

   The Chase Board met next on October 26, 2001 to review the outcome. In the face of uncertainty arising from the events of September 11th and a very difficult financing market for leveraged buyouts, one party withdrew, the second party lowered their indication of interest to between $10.00 and $10.25 per share in cash, and CVC, through Chase Acquisition, submitted a non-binding indication of interest of $10.25 per share. The Chase Board, based on the recommendation of the Subcommittee, determined not to proceed any further with either proposal. The Subcommittee, in making its recommendation, considered economic and industry conditions, the benefits and improved industry position that Chase would experience upon completion of its capacity expansion program and both parties' unwillingness to increase their respective offers.The Chase Board also determined that the work of the Subcommittee had been completed and that Chase would no longer actively solicit offers. Therefore, the Subcommittee was disbanded.

   In early January 2002, representatives of Lehman Brothers, financial advisor to Olin, contacted Mr. McWilliams and indicated that Olin was interested in reviving discussions regarding a business combination transaction with Chase, but only on terms that could be supported by CVC/Court Square Capital.

   On January 10, 2002, Mr. McWilliams and other representatives of CVC/Court Square Capital met with Joseph D. Rupp, President and Chief Executive Officer of Olin and Anthony W. Ruggiero, Executive Vice President and Chief Financial Officer of Olin, together with Olin's financial advisor, to discuss terms of a possible stock-for-stock business combination between Olin and Chase that might be acceptable to CVC/Court Square Capital. No agreement or understandings of acceptable terms was reached at this meeting. That afternoon, Mr. McWilliams informed Mr. Steadman of the January 10 meeting.

   On January 11, 2002, Chase received a verbal indication of interest from another potential financial acquiror working in partnership with Mr. Alonzo with respect to an acquisition of Chase for a price range of $11.00 to $11.50 per share in cash. At a meeting on January 17, 2002, the Chase Board, including representatives of CVC, instructed management to request that this indication of interest be made in written form. Also during that meeting, Mr. McWilliams informed the other Chase Board members that CVC and its affiliates were no longer interested in acquiring Chase. A written indication of interest was received on January 22nd from the potential financial acquiror working with Mr. Alonzo. The Chase Board met again on January 24th and instructed Messrs. Steadman and McWilliams, together with Chase's financial and legal advisors, to pursue this proposal. The potential financial acquiror conducted a due diligence review of Chase and, following such review, withdrew its indication of interest on March 12, 2002. The discussions with this potential financial acquiror failed to result in a firm proposal or agreement because of the potential financial acquiror's uncertainty about the effects of the downturn of the global economy on the brass industry.

   On January 24 and January 31, 2002, the Olin board of directors met and Messrs. Rupp and Ruggiero discussed with the Olin board of directors the possibility of restarting negotiations for an acquisition of Chase. Messrs. Rupp and Ruggiero indicated their belief based on their recent discussions with Mr. McWilliams that CVC/Court Square Capital might be willing to sell its interest in Chase. The Olin board of directors then authorized management to proceed to negotiate the terms of an acquisition of Chase and to continue to explore with CVC/Court Square Capital the terms on which CVC/Court Square Capital would be willing to sell its interest in Chase.

   In early February 2002, Mr. Steadman contacted Mr. Rupp and informed him that he would welcome a proposal regarding a business combination from Olin. Mr. Rupp indicated that Olin was continuing to evaluate its intentions regarding Chase, and through Lehman Brothers, had been continuing to have conversations with CVC/Court Square Capital. Olin and CVC/Court Square Capital were unable to agree on a mutually acceptable price and form of consideration. On February 28, 2002,

Olin management recommended to the Olin board of directors that discussions with Chase be terminated. On February 28, 2002, representatives of Olin advised both Mr. Steadman and Mr. McWilliams that they were not interested in making a proposal and were terminating discussions.

   During March and early April 2002, Mr. Alonzo initiated discussions with Mr. McWilliams and other members of the Chase Board regarding a potential repurchase of all or a substantial portion of the approximately 47.6% of the outstanding Chase common stock owned by Court Square Capital. The independent directors on the Chase Board determined not to pursue a stock repurchase transaction unless a repurchase transaction included participation by the non-CVC affiliated stockholders as well. No formal purchase price proposal was made by either CVC/Court Square Capital or Chase. Mr. McWilliams and other officers of CVC also had discussions with other members of the Chase Board concerning a possible reconstitution of the members of the Chase Board. The independent directors invited CVC to make a proposal regarding new Chase Board members. On April 5, 2002, CVC submitted a proposal for a reconstituted Chase Board to be submitted to stockholders of Chase at the next annual stockholders meeting. A special board meeting was scheduled for April 12, 2002 to discuss the CVC proposal.

   On or about April 8, 2002, in light of the improvement in Olin's financial flexibility as a result of certain recently completed financing transactions, Messrs. Rupp and Ruggiero discussed with the Olin directors the possibility of approaching Chase with a firm indication of interest regarding the terms of a proposed acquisition of Chase. The Olin board of directors then authorized management to submit an indication of interest to acquire Chase and to commence negotiations with representatives of Chase. On April 9, 2002, Olin submitted an indication of interest to acquire Chase in a stock-for-stock transaction with an exchange ratio of 0.613 shares of Olin common stock for each share of Chase common stock. This proposal was also conditioned on CVC/Court Square Capital committing their support to the transaction.

   At the April 12, 2002 Chase Board meeting, the Chase Board determined to proceed with negotiations to pursue a business combination between Olin and Chase. The Chase Board, with CVC concurring, determined to postpone scheduling the 2002 Chase annual stockholders meeting and proposing a slate of directors at such stockholders meeting pending the results of negotiations with Olin. The independent directors also determined to postpone further discussions regarding a share repurchase transaction pending such negotiations, but instructed its financial and legal advisors to be prepared to evaluate the feasibility of securing financing and the financial and legal implications of implementing such a transaction.


   From April 12, 2002 through April 21, 2002, Credit Suisse First Boston and Lehman Brothers at the direction of both Chase and Olin, respectively, discussed the financial terms of Olin's potential acquisition of Chase. Credit Suisse First Boston, acting as a representative of Chase, proposed to Lehman Brothers that the exchange ratio be increased and that the exchange ratio be adjusted for changes in the price of Olin common stock. In response, and after further negotiations, on April 21, 2002, Lehman Brothers, acting as a representative of Olin, indicated that Olin would be prepared to offer a fixed exchange ratio of 0.6400 shares of Olin common stock per share of Chase common stock, subject to satisfactory confirmatory due diligence and transaction documentation. This exchange ratio would result in Chase stockholders owning approximately 17.6% and Olin shareholders owning approximately 82.4% of the Olin common stock outstanding on a pro forma basis post transaction. On April 23, 2002, Chase and Olin entered into a new confidentiality agreement, and from April 24 through May 6, 2002, Olin and its legal and financial advisors performed confirmatory due diligence. In addition, from April 24, 2002 through May 6, 2002, Chase performed a due diligence review of Olin.


   On April 25, 2002, at a meeting of the Olin board of directors, Olin management updated the Olin directors on the status of their discussions with the management of Chase and Lehman Brothers made a presentation to the Olin board of directors regarding the financial terms of the proposed merger with Chase. The Olin board of directors then directed Olin management to continue negotiations with Chase regarding the merger.

   On April 26, 2002, Olin's legal advisors distributed a draft merger agreement and voting agreement to Chase and CVC/Court Square Capital and their respective legal and financial advisors. From April 27 through May 7, 2002, representatives of Olin, Chase and CVC/Court Square Capital and their legal and financial advisors negotiated the terms of the merger agreement and voting agreement. By letter dated April 30, 2002, Court Square Capital informed Chase that, at the time, it was not interested in and would not agree to any proposal to repurchase its shares of Chase. On May 3, 2002, Chase's legal and financial advisors updated the Chase Board as to the status of negotiation of these agreements.

   On May 7, 2002, the Olin board of directors met to consider the approval of the acquisition of Chase. At this meeting, Mr. Rupp discussed the results of Olin's due diligence review of Chase, and Cravath, Swaine & Moore, Olin's legal advisors, discussed with the Olin board of directors the terms of the merger agreement and voting agreement. Lehman Brothers delivered its oral opinion, which was subsequently confirmed in writing, to the Olin board of directors that, as of May 7, 2002, and based on and subject to the assumptions, limitations and qualifications set forth in its written opinion, the exchange ratio of 0.6400 was fair to Olin from a financial point of view. After discussion, the Olin board of directors authorized Olin management to enter into the merger agreement and the voting agreement, subject to the resolution by management of certain outstanding issues.

   On May 7, 2002, a meeting of the Chase Board was held to consider approval of the merger with Olin. At this meeting, Credit Suisse First Boston made a presentation to the Chase Board regarding the financial terms of the merger and delivered its oral opinion, which was subsequently confirmed in writing, to the Chase Board that, as of May 7, 2002, and based on and subject to the assumptions, limitations and qualifications set forth in its written opinion, the 0.6400 exchange ratio was fair to stockholders of Chase from a financial point of view. In addition, at this meeting, Mr. Steadman and Credit Suisse First Boston discussed with the Chase Board the results of Chase's due diligence review of Olin, and Cahill Gordon & Reindel, legal advisors to Chase, discussed the terms of the merger agreement and voting agreement with the Chase Board. After extensive discussion, the Chase Board instructed Chase's legal and financial advisors to continue to negotiate with Olin for the right to terminate the merger agreement for a superior proposal and to receive a termination fee if Olin shareholders do not approve the issuance of Olin common stock in the merger. Such rights were granted by Olin on terms acceptable to the Chase Board, and the Chase Board voted to approve the merger agreement and the voting agreement by a vote of seven directors for such approval and one director, Mr. Alonzo, against such approval.

   The merger agreement, the voting agreement and related documents were signed by the parties on the night of May 7, 2002. On the morning of May 8, 2002, prior to the commencement of trading, Olin and Chase issued a joint press release announcing the execution of the merger agreement and the voting agreement.

Olin Reasons for the Merger and the Olin Board of Directors Recommendation

   Reasons for the Merger. At its meeting on May 7, 2002, the Olin board of directors approved the merger agreement and determined that the merger and the merger agreement are advisable. The Olin board of directors recommends that Olin shareholders vote FOR the issuance of shares of Olin common stock in the merger.

   In reaching its decision to approve the merger and the merger agreement and to recommend that Olin shareholders vote to approve the issuance of shares of Olin common stock in the merger, the Olin board of directors consulted with senior management and its financial and legal advisors and considered a number of factors, including the following potentially positive factors:

   . the Olin board's familiarity with and review of Chase's business, operations, financial condition, earnings and prospects

   . the opportunity to create a company with the scale, scope and critical mass to compete more effectively and be less cyclical

   . the opportunity to combine two complementary leaders in their respective fields to achieve a broader product line and geographic scope than either of them individually possess

   . the opportunity to leverage both Olin and Chase's strengths and to utilize the combined metallurgical and manufacturing capabilities, marketing and distribution know-how and economies of scale to further enhance capacity utilization, long-term profitability and return on investment

   . the opportunity to leverage Chase's position as a low cost producer with access to Olin's considerable technical, product development and marketing resources

   . the opportunity to strengthen Olin's financial position

   . the potential to generate new ideas and increase customer satisfaction by combining the marketing and sales expertise of both Olin and Chase

   . the written opinion of Lehman Brothers Inc., dated May 7, 2002, a copy of which is attached as Annex 3 to this proxy statement/prospectus, that, subject to the assumptions and limitations contained in that opinion, as of that date, the exchange ratio was fair, from a financial point of view, to Olin, and the financial presentation made by Lehman Brothers Inc. to the Olin board of directors in connection with delivering that opinion and

   . the terms and conditions of the merger agreement and closing conditions.

   The Olin board of directors also considered other factors relating to the merger, and their impact on Olin shareholders, including:

   . the financial condition, cash flows and results of operations of Olin and Chase

   . the historical market prices and trading information with respect to Olin common stock and Chase common stock

   . the impact of the merger on Olin's and Chase's customers, suppliers and employees

   . the impact of the merger on Olin's existing shareholder base and

   . current industry, economic and market conditions.

   The Olin board of directors also identified and considered a number of potentially negative factors in its deliberations concerning the merger, including:

   . the risk that, despite the efforts of Olin and Chase, key personnel might leave Chase after the merger

   . the risk that management resources may be diverted from Olin's existing businesses due to the merger and the issues related to the transition

   . the risk of not capturing all the synergies between Olin and Chase in the manufacturing, procurement, product development and marketing areas and

   . the risk that potential benefits of the merger might not be fully realized.

   The Olin board of directors believed that certain of these risks were unlikely to occur, while others could be avoided or mitigated by Olin, and that, overall, these risks were outweighed by the potential benefits of the merger.

   This discussion of the information and factors considered by the Olin board of directors in making its decision is not intended to be exhaustive but is believed to include all material factors considered by the Olin board of directors. In view of the variety of material factors considered in connection with its evaluation of the merger, the Olin board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the Olin board of directors may have given different weight to different factors.


   Recommendation of the Olin Board of Directors. After careful consideration, the Olin board of directors has determined that the merger and the terms of the merger agreement are advisable and unanimously recommends that Olin shareholders vote FOR the issuance of shares of Olin common stock in the merger.


Opinion of Olin's Financial Advisor

   In December 2000, the Olin board of directors engaged Lehman Brothers to act as its financial advisor with respect to pursuing an acquisition of Chase. On May 7, 2002, Lehman Brothers rendered its opinion to the Olin board of directors that as of such date and, based upon and subject to certain matters stated therein, from a financial point of view, the exchange ratio to be paid by Olin to the stockholders of Chase was fair to Olin.


   The full text of Lehman Brothers' written opinion, dated May 7, 2002, or the Lehman Brothers Opinion, is attached as Annex 3 to this proxy statement/prospectus. Shareholders may read carefully the Lehman Brothers opinion.



   The following is a summary of the Lehman Brothers Opinion and the methodology that Lehman Brothers used to render the Lehman Brothers Opinion.



   Lehman Brothers' advisory services and opinion were provided for the information and assistance of the Olin board of directors in connection with its consideration of the merger. The Lehman Brothers Opinion is not intended to be and does not constitute a recommendation to any shareholder of Olin as to how such shareholder should vote in connection with the merger. Lehman Brothers was not requested to opine as to, and the Lehman Brothers Opinion does not address, Olin's underlying business decision to proceed with or effect the merger. Olin does not presently intend to seek an updated fairness opinion in connection with the merger.


   In arriving at its opinion, Lehman Brothers reviewed and analyzed:

      (1) The merger agreement, the voting agreement and the specific terms of the merger

      (2) Publicly available information concerning Olin and Chase that Lehman Brothers believed to be relevant to its analysis, including, without limitation, each companies' annual reports on Form 10-K for the fiscal year ended December 31, 2001

      (3) Financial and operating information with respect to the business, operations and prospects of Chase furnished to us by Chase including financial projections of Chase prepared by management of Chase (the "Chase Projections")

      (4) Projections for future financial performance of Chase prepared by management of Olin (the "Adjusted Chase Projections")

      (5) Financial and operating information with respect to the business, operations and prospects of Olin furnished to us by Olin including estimates of future financial performance of Olin prepared by management of Olin (the "Olin Estimates")

      (6) The trading histories of Olin's common stock and Chase's common stock from May 1, 2001 to May 7, 2002 and a comparison of those trading histories with each other and with those of other companies that Lehman Brothers deemed relevant

      (7) A comparison of the historical financial results and present financial condition of Chase with those of other companies that Lehman Brothers deemed relevant

      (8) A comparison of the financial terms of the merger with the financial terms of certain other transactions that Lehman Brothers deemed relevant and

      (9) The potential pro forma impact on Olin of the merger.

   In addition, Lehman Brothers had discussions with the managements of Olin and Chase concerning their respective businesses, operations, assets, financial conditions and prospects and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

   In arriving at this opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of such information. Lehman Brothers further relied upon the assurances of the managements of Olin and Chase that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Chase Projections, upon advice of Chase, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Chase's management as to the future performance of Chase. With respect to the Adjusted Chase Projections, upon advice of Olin, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Olin's management as to the future performance of Chase, and Lehman Brothers relied upon such projections in performing its analysis. With respect to the Olin Estimates, upon advice of Olin, Lehman Brothers assumed that such estimates were reasonably prepared on a basis reflecting the best currently available judgments of Olin's management as to the future performance of Olin, and relied upon such estimates in performing its analysis. In arriving at its opinion, Lehman Brothers did not make or obtain any evaluations or appraisals of the assets or liabilities of Olin or Chase. The Lehman Brothers Opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion.

   In connection with rendering its opinion, Lehman Brothers performed certain financial, comparative and other analyses as described below. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of value to Olin or Chase, but rather made its determination as to the fairness, from a financial point of view, to Olin of the exchange ratio to be paid by Olin in the merger on the basis of financial and comparative analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Olin and Chase. None of Olin, Chase, Lehman Brothers or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

   The following is a summary of the material financial analyses used by Lehman Brothers in connection with providing its opinion to the Olin board of directors. Certain of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Lehman Brothers, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Accordingly, the analyses listed in the tables and described below must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Lehman Brothers Opinion.


   The valuations derived from the various analyses Lehman Brothers performed are summarized as follows:



        Valuation Method            Low (per share)        High (per share)
        ----------------         ---------------------- ----------------------
                                               Implied                Implied
                                        % of     LTM           % of     LTM
                                        Offer   EBITDA         Offer   EBITDA
                                 Price  Price  Multiple Price  Price  Multiple
                                 ------ -----  -------- ------ -----  --------
 Comparable Company Analysis
   (w/ 30% premium)............. $14.34 124.5%   6.5x   $16.45 142.8%   7.5x
 Comparable Transaction Analysis $12.65 109.8%   7.5x   $14.28 124.0%   8.5x
 Discounted Cash Flow Analysis.. $13.00 112.8%   7.7x   $14.00 121.5%   8.4x
 Transaction Premia............. $15.22 132.1%   9.2x   $18.65 161.9%  11.4x



Lehman Brothers noted that the $11.52 per Chase share implied by the exchange ratio as of May 7, 2002 was within or below the range implied by the various valuation analyses. Some of the other analyses referred to below were utilized for historical purposes or to provide a general context and were not used to compute an indicative per share value range.


Stock Trading History

   Lehman Brothers, considered historical data with regard to the trading prices of Olin common stock and Chase common stock for the period from May 1, 2001 to May 7, 2002 and the relative stock price performances during this same period for Olin, Chase, and the Standard & Poor's 500 Index. During this period the closing stock price of Olin ranged from $12.21 to $19.64 per share, and the closing price of Chase ranged from $8.35 to $15.00 per share. Lehman Brothers noted over this approximate one-year period, Olin stock returned -4.3% and Chase stock returned 33.1%, while the S&P 500 Index returned -17.1%. As such, Olin and Chase outperformed the S&P 500 Index over this period by 12.8% and 50.2%, respectively.

Historical Exchange Ratio Analysis

   Lehman Brothers also compared the historical share prices of Olin and Chase during different periods during the 1 year period prior to May 8, 2002 in order to determine the implied average exchange ratio that existed during those periods. The following table indicates the average exchange ratio of Olin common stock for Chase common stock for the periods indicated:

             Relevant Time Period           Average Exchange Ratio
             --------------------           ----------------------
             May 7, 2002...................         0.8055
             Trailing 10 day period........         0.7766
             Trailing 20 day period........         0.7381
             Trailing One month period.....         0.7266
             Trailing Three month period...         0.6634
             Trailing Six month period.....         0.6424
             Trailing One year period......         0.6038

Purchase Price Ratio Analysis

   The purchase price ratio analysis provides enterprise value multiples and equity value multiples of key operating statistics for a range of transaction values. Based upon the exchange ratio, the closing price of Olin common stock on May 7, 2002 of $18.00 represented a value to be received by holders of Chase shares of $11.52 per share. Based on this implied equity value per share, Lehman Brothers calculated the ratio of enterprise value to revenue, earnings before interest and taxes ("EBIT"), earnings before interest, taxes, depreciation and amortization ("EBITDA") and equity value per share to fully diluted earnings per share. The enterprise value of Chase was obtained by adding the implied equity value to short- and long-term debt, and then subtracting Chase's cash and cash equivalents balance. Based upon the purchase price ratio analysis, the implied equity value per share yielded a discount to market price of 20.6% below the closing price of Chase shares of $14.50 on May 7, 2002. The ratio of the enterprise value to 2001 and latest twelve months ("LTM") ended March 31, 2002 Revenue, EBITDA, EBIT, and Earnings per Share yielded multiples of 0.75x, 6.7x, 9.2x and 14.7x and 0.76x, 6.8x, 9.5x and 15.1x, respectively. The use of the purchase price ratio analysis enabled Lehman Brothers to compare the implied multiple of the metrics detailed above to be paid to Chase given the 0.6400 fixed exchange ratio, with (1) the current trading level of Chase common stock, (2) the current trading levels of companies that Lehman Brothers deemed comparable to Chase as detailed in "--Comparable Company Analysis" below and; (3) the multiples of those metrics paid in similar transactions as detailed in "--Comparable Transaction Analysis" below.

Comparable Company Analysis

   In order to assess how the public market values shares of similar publicly traded companies, Lehman Brothers reviewed and compared specific financial and operating data relating to Chase with selected companies that Lehman Brothers deemed comparable to Chase, including Special Metals Corp., Quanex Corp., Mueller Industries, General Cable Corp., Encore Wire Corp., Commonwealth Industries, Century Aluminum Co. and Wolverine Tube Inc. Using publicly available information, Lehman Brothers calculated and analyzed each company's current stock price to its historical and projected earnings per share (commonly referred to as a price earnings ratio, or P/E) and each company's enterprise value to certain historical financial criteria (such as revenue, EBITDA and EBIT). The enterprise value of each company was obtained by adding its short and long-term debt to the sum of the market value of its common equity, the value of any preferred stock (at liquidation value) and the book value of any minority interest, and subtracting its cash and cash equivalents. As of May 7, 2002, the last trading date prior to the delivery of the Lehman Brothers Opinion, the comparable companies' median enterprise value multiple of LTM Revenues, LTM EBITDA and LTM EBIT were 0.67x, 6.6x and 11.1x, respectively. Additionally, the comparable companies' median multiple of the current stock price to the projected 2002, and 2003 earnings per share based upon data from First Call (a service which reports equity analysts' consensus earnings estimates) were 14.0x and 11.0x, respectively.


   Lehman Brothers determined that, because multiples of EBITDA are the most consistent of the metrics across the comparable set of companies, and because EBITDA is easily calculated using the same methodology for each comparable company, the use of an EBITDA multiple range was the most appropriate multiple in analyzing how the public market values shares of similar publicly traded companies. Using these multiples, Lehman Brothers calculated the implied equity values per share of Chase common stock for a range of LTM EBITDA multiples from 6.5x to 7.5x, which Lehman Brothers deemed appropriate for Chase's business. That range of LTM EBITDA multiples yielded a range of per share values from $11.03 to $12.65. Lehman Brothers noted that the $11.52 per share offered in the merger was within the range implied by the comparable company analysis. Note that the data we utilized was based on available and relevant data, which reduced the sample size from 8 transactions to 5 (for Price/Earnings), from 8 transactions to 5 transactions (for Enterprise Value/Sales), from 8 transactions to 6 transactions (for Enterprise Value/EBITDA) and from 8 transactions to 3 transactions (for Enterprise Value/EBIT). Additionally, Lehman Brothers considered the values implied by incorporating an illustrative 30% premium to the trading values of the comparable companies, as derived from the "--Transaction Premia Analysis" detailed below. Lehman Brothers calculated the implied equity values per share of Chase common stock for the median LTM EBITDA which yielded per share values ranging from $14.34 to $16.45.

   However, because of the inherent differences between the business, operations and prospects of Chase and the business, operations and prospects of the companies included in the comparable companies, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable company analysis and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of Chase and the companies included in the comparable company analysis that would affect the public trading values of each.

Comparable Transaction Analysis


   Lehman Brothers reviewed nine acquisitions of companies that Lehman Brothers deemed comparable to Chase. Lehman Brothers considered the transaction values as multiples of LTM (prior to the acquisition) Sales, EBITDA and EBIT. The comparable acquisitions median multiple of transaction values to LTM Sales, LTM EBITDA and LTM EBIT were 0.83x, 8.1x, and 12.4x, respectively. Lehman Brothers deemed the multiple of EBITDA to be a more appropriate benchmark than the other metrics, because multiples of EBITDA are the most consistent of the metrics across the comparable set of transactions, and because EBITDA is easily calculated using the same methodology for each comparable transaction. Using this multiple of EBITDA, Lehman Brothers calculated an implied per Chase share equity value of approximately $13.50. Lehman Brothers noted that the exchange ratio (which as of May 7, 2002 represented a value of $11.52 per share) to be paid in the merger was below the value implied by the comparable transaction analysis. Note that the data we utilized was based on available and relevant data, which reduced the sample size from 9 transactions to 6 transactions (for Equity Value/LTM N.I.) and from 9 transactions to 6 transactions (for Transaction Value/LTM EBIT).


Transaction Premia Analysis

   Lehman Brothers reviewed the premia paid in all publicly reported transactions (excluding financial and technology transactions) between $100 million and $500 million from February 1, 2000 to February 28, 2002. Lehman Brothers calculated the premium per share paid by the acquirer compared to the share price of the target company prevailing (1) one day, (2) one week and (3) one month prior to the announcement of the transaction. This analysis produced the following median premiums and implied equity values for Chase:

                                                   Period Prior to Announcement
                                                   -------------------------
                                                   One Day   One Week One Month
                                                   -------   -------- ---------
Chase share price................................. $14.50     $14.00   $11.04
Median premiums...................................  28.59%     33.15%   37.89%
Implied equity value per share.................... $18.65     $18.64   $15.22

Discounted Cash Flow Analysis

   As part of its analysis, Lehman Brothers prepared a discounted free cash flow model that was based upon financial projections prepared by management of Chase as adjusted by the management of Olin. Lehman Brothers used discount rates of 10.0% to 12.0% and a terminal value based on a range of multiples of estimated EBITDA in 2006 of 5.0 to 7.0x. Based on these discount rates and the midpoint of the terminal values, Lehman Brothers calculated the implied equity value per share of Chase common stock at approximately $13.00 to $14.00.

Pro Forma Analysis

   Lehman Brothers analyzed the pro forma effect of the transaction on the earnings per share of Olin. For the purposes of this analysis, Lehman Brothers assumed (1) an $11.52 share price for Chase common stock acquired pursuant to the merger, (2) an $18.00 share price for Olin common stock (closing market price per share on May 7, 2002), (3) a transaction structure with 100% stock consideration, (4) financial projections for Chase as adjusted by the management of Olin, and estimates of future financial performance for Olin supplied by management of Olin, and (5) cost savings and synergies from the transaction expected by the management of Olin. Lehman Brothers estimated that, based on the assumptions described above, that the transaction would be accretive to Olin's earnings per share in both 2002 and 2003. The projections and estimates that underlie this analysis are subject to substantial uncertainty and, therefore, actual results may be substantially different.

   Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Olin board of directors selected Lehman Brothers because of its expertise, reputation and familiarity with Olin and the metals and chemicals industries generally, and because its investment banking professionals have substantial experience in transactions comparable to the merger.




   Over the past two years Lehman Brothers has had a strategic advisory relationship with Olin. Other than Lehman Brothers' role as a strategic advisor to Olin, there are currently no other material relationships between Lehman Brothers and Olin outside the scope of Lehman Brothers' role as a financial advisor to Olin in this transaction. As compensation for its services in connection with the merger, Lehman Brothers received (i) a $75,000 retainer upon execution of the engagement letter with Olin, and (ii) $500,000 upon the delivery of the Lehman Brothers Opinion, against which the retainer was credited. Subject to the terms of Lehman Brothers' engagement letter, Olin will pay Lehman Brothers $1.75 million upon closing of the merger, against which the amount paid for the Lehman Brothers Opinion will be credited. In addition, Olin has agreed to reimburse Lehman Brothers for reasonable out-of-pocket expenses incurred by Lehman Brothers in connection with the rendering of services to Olin under the engagement letter and to indemnify Lehman Brothers for certain liabilities that may arise out of its engagement by Olin and the rendering of the Lehman Brothers Opinion.



   In addition to the fees associated with this transaction, Lehman Brothers has received fees from Olin in the past two years for the following transaction:





   . November 2001: $75,000, general corporate advisory services.


   In the ordinary course of its business, Lehman Brothers may actively trade in the debt or equity securities of Olin and Chase for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Chase Reasons for the Merger and the Chase Board of Directors Recommendation

   At its meeting on May 7, 2002, the Chase Board, with the assistance of outside financial and legal advisors, considered the financial, legal and other terms of the merger. The Chase Board voted to adopt the merger agreement and to approve the voting agreement by a vote of seven directors for such approval and one director, Mr. Alonzo, against such approval. Mr. Alonzo's reasons for voting against such approval are discussed below. The decision of the Chase Board to adopt the merger agreement and to approve the merger, the voting agreement and the transactions contemplated thereby, along with its conclusion that the merger, the merger agreement and the other transactions contemplated thereby are advisable, was based on several potential benefits of the merger and involved the consideration of a number of factors, including:

   . The opportunity for Chase stockholders to an own equity interest in a larger organization operating with strong market positions in the metals and chlor alkali businesses in addition to the brass rod business and to participate in any growth or appreciation of value of such equity interest, particularly from an anticipated turn-around in chlor alkali pricing and demand

   . That Credit Suisse First Boston delivered an oral opinion, subsequently confirmed in writing, as to the fairness to Chase stockholders from a financial point of view, of the 0.6400 exchange ratio pursuant to the merger agreement

   . The opportunity for Chase stockholders to own a more liquid stock which has Wall Street equity research analyst coverage (as opposed to Chase stock, which has minimal liquidity and trading volume and no equity research analyst coverage)

   . That CVC/Court Square Capital was supportive of the merger and willing to enter into the voting agreement with respect to the merger

   . The fact that over a period of approximately seventeen months, representatives of Chase contacted numerous third parties regarding a potential business combination transaction with Chase, which resulted in written non-binding indications of interest from CVC/Chase Acquisition, Olin, and seven other potential financial and strategic acquirors, the results of which are discussed above under "--Background to the Merger"

   . That Olin has historically paid dividends on its common stock, and that Chase has not paid dividends on its common stock

   . The ability for the Chase brass rod business to benefit from Olin's significant research and development resources to enhance its current product offering, benefitting the business and its customers

   . A merger with Olin would offer Chase employees stability of ownership and career development opportunities, as Olin is a leader in a complementary market segment, with 85 years of experience in the brass industry, and understands Chase's business

   . The ability to realize cost savings through increased purchasing power as a result of a merger with Olin

   . The opportunity for Chase stockholders to own an equity interest in a company with no controlling shareholder

   . The dilution of CVC/Court Square Capital's ownership interest in Olin after the merger from its existing equity interest of approximately 47.6% ownership of Chase to an equity interest of approximately 8% in Olin, particularly in light of the fact that for a number of years CVC/Court Square Capital has expressed its desire for greater liquidity with respect to its investment in Chase and would be able to sell its shares of Olin in a registered secondary offering, thereby gaining greater liquidity with respect to its equity interest

   . That Chase can terminate the merger agreement under certain circumstances to accept an unsolicited superior proposal by paying a $7.5 million termination fee to Olin

   . That Olin must pay to Chase a termination fee of $7.5 million (and under certain circumstances $15.0 million) if Olin shareholders do not approve the issuance of Olin common stock in the merger and the merger agreement is terminated, see "The Merger Agreement and Related Documents--The Merger Agreement--Termination Fees", and

   . That Chase does not have to complete the merger unless the average of the volume weighted averages of the trading prices of Olin common stock, as reported by Bloomberg Financial Markets (or such other source as Olin and Chase shall agree in writing), for the five trading days ending on the second trading day immediately preceding the closing date is equal to or greater than $14.50, and can terminate the merger agreement if Olin's share price remains significantly depressed for an extended period of time after the mailing of this proxy statement/prospectus.

   The Chase Board also reviewed with its financial and legal advisors other matters relating to the merger and their impact on Chase shareholders including:

   . Evaluated in light of the implied value of Olin common stock representing a discount to the market price of Chase common stock on May 7, 2002, the 36% increase in the trading price of Chase common stock from the date Olin's proposal was received on April 9, 2002 through May 3, 2002 on limited volume (approximately 200,000 shares, or approximately $2.2 million of aggregate dollar trading volume) and the lack of fundamental valuation changes or market changes explaining such increase

   . That while Chase is a market leader in the brass rod industry and has recently added significant new capital investments which should benefit Chase if industry demand increases, the brass rod industry is highly competitive

   . The fact that the voting agreement with CVC/Court Square Capital will make it very likely for Chase to obtain the approval of its stockholders

   . Historical information concerning Olin's and Chase's respective businesses, financial performance and condition, operations and management and

   . The terms and conditions of the merger agreement and the voting agreement.

   The Chase Board also considered a number of potentially negative factors in its deliberations concerning the merger, including:

   . The risk that, because the share exchange ratio would not be adjusted for changes in the market price of either Olin or Chase, the per share value of consideration to be received by Chase stockholders might be up to 20% less than the per share price implied by the exchange ratio immediately prior to the announcement of the merger

   . A merger with Olin would expose Chase to the volatility of chlor alkali pricing and demand and could negatively impact the earnings per share of the combined entity

   . That Chase is nearly debt-free while Olin has significant financial leverage and

   . The risk that the benefits sought to be achieved by the merger may not be realized.

   At the Chase Board meeting on May 7, 2002, Mr. Alonzo, who attended the Olin due diligence meeting, presented his reasons for voting against the merger. His reasons for so voting are discussed below:

   . The implied value of Olin's offer represents a discount to the current market price of Chase common stock on May 7, 2002 and is lower than the all cash non-binding proposal previously made to Chase by Olin in January 2001

   . That Olin failed to meet the earnings estimates of Wall Street equity research analysts for the second and third quarters of 2001 and expects to have a loss in the second quarter of 2002

   . That Olin has a substantial amount of debt, while Chase has almost no debt

   . That Olin lacks financial flexibility as a result of its significant financial leverage, and is consequently limited in its ability to make acquisitions, as well as its ability to make certain capital expenditures

   . A merger with Olin could expose Chase to an expected low point in the chlor alkali pricing and demand cycle throughout 2002 and could negatively impact the earnings per share and the financial position of the combined entity and

   . Olin is a party to various governmental and private environmental actions associated with its waste disposal sites and manufacturing facilities. Olin's environmental related costs could materially increase in view of the uncertainties associated with environmental exposures.

   Recommendation of the Chase Board of Directors. At its meeting on May 7, 2002, a majority of the Chase Board approved the merger agreement and determined that the merger and the terms of the merger agreement are advisable. A majority of the Chase Board recommends that Chase stockholders vote FOR the adoption of the merger agreement.

Opinion of Chase's Financial Advisor

   Credit Suisse First Boston Corporation, or CSFB, has acted as Chase's exclusive financial advisor in connection with the merger. Chase selected CSFB based on CSFB's experience, reputation and familiarity with Chase's business. CSFB is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

   CSFB, in its role as financial advisor to Chase, was asked to render an opinion to the Chase Board as to the fairness, from a financial point of view, to the holders of Chase common stock of the exchange ratio set forth in the merger agreement. On May 7, 2002, CSFB delivered to the Chase Board its oral opinion, subsequently confirmed in writing, to the effect that, as of that date, based on and subject to the assumptions, limitations and qualifications set forth in its written opinion, the exchange ratio was fair to the holders of Chase common stock from a financial point of view.


   The full text of CSFB's written opinion, dated May 7, 2002, or the CSFB Opinion, is attached as Annex 4 to this proxy statement/prospectus. Shareholders may read carefully the CSFB Opinion.


   The following is a summary of the CSFB Opinion and the methodology that CSFB used to render the CSFB Opinion.

   In arriving at its opinion, CSFB:

   . reviewed certain publicly available business and financial information relating to Chase and Olin, as well as the merger agreement and certain related documents

   . reviewed certain other information, including financial forecasts, provided to or discussed with CSFB by Chase and Olin, and met with Chase's and Olin's management to discuss the business and prospects of Chase and Olin, respectively

   . considered certain financial and stock market data of Chase and Olin, and compared those data with similar data for other publicly held companies in businesses similar to Chase and Olin

   . considered the financial terms of certain other business combinations and other transactions which have recently been effected

   . considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which CSFB deemed relevant and

   . relied upon the views of Chase's and Olin's management concerning the business, operational and strategic benefits and implications of the merger.

   In connection with its review, CSFB did not assume any responsibility for independent verification of any of the foregoing information and relied on its being complete and accurate in all material respects. CSFB has been advised and has assumed that (1) the financial forecasts with respect to Chase prepared and provided to CSFB by Chase have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Chase's management as to the future financial performance of Chase and (2) the publicly available financial forecasts with respect to Olin, including adjustments thereto, reviewed by CSFB and discussed with management of Olin, represented reasonable estimates with respect to the future financial performance of Olin.

   With Chase's consent, CSFB assumed the merger would be consummated in accordance with the terms of the merger agreement, without waiver, amendment or modification of any material term, condition or agreement therein and that in the course of obtaining any necessary regulatory and third party approvals and consents for the merger, no delay, limitation, restriction or condition will be imposed that will have a material adverse effect on the contemplated benefits of the merger. Chase informed CSFB and CSFB assumed that the merger would be treated as a tax-free reorganization for federal income tax purposes. CSFB was not requested to make, and has not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Chase or Olin, nor has CSFB been furnished with any such evaluations or appraisals.


   CSFB's opinion was necessarily based upon information available to CSFB and financial, economic, market and other conditions as they existed and could be evaluated on May 7, 2002. CSFB's opinion did not address the merits of the merger as compared to other transactions or business strategies that may have been available to Chase or Chase's underlying decision to engage in the merger. CSFB did not express any opinion as to the actual value of Olin common stock when issued pursuant to the merger or the prices at which Olin common stock will trade at any time. In connection with its engagement, CSFB approached third parties to solicit indications of interest in a possible acquisition of Chase and held preliminary discussions with certain of these parties prior to May 7, 2002. Although CSFB evaluated the exchange ratio from a financial point of view, CSFB was not requested to, and did not, recommend the specific consideration payable in the merger, which was determined in arms length negotiations between Chase and Olin. Chase does not presently intend to seek an updated fairness opinion in connection with the merger.


   In preparing its opinion to the Chase Board, CSFB performed a variety of financial and comparative analyses, including those described below. The preparation of a fairness opinion is complex and is not readily susceptible to partial analysis or summary description. Accordingly, CSFB believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

   No company, transaction or business used in CSFB's analyses as a comparison is directly comparable to Chase, Olin or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the merger or the other values of the companies, business segments or transactions being analyzed. The estimates contained in CSFB's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. The analyses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

   CSFB's opinion and financial analyses were among many factors considered by the Chase Board in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Chase Board or the managements of Chase or Olin with respect to the merger or the exchange ratio.

  Summary of Financial Analyses Performed by CSFB

   The following is a summary of the financial analyses CSFB presented to the Chase Board on May 7, 2002 in connection with the preparation of CSFB's opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand CSFB's financial analyses, the tables must be read together with the text of each summary. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of CSFB's financial analyses.

  Chase Historical Stock Price Analysis

   CSFB analyzed the historical evolution of Chase's stock price for the three years ended May 3, 2002 (1) on a stand-alone basis, (2) relative to an index of five companies comparable to Chase (Amcast Industrial Corp., Brush Engineered Materials Inc., Mueller Industries Inc., Wolverine Tube Inc., and Olin Corporation), and (3) relative to Mueller Industries Inc., its closest peer company. During the time period from May 3, 1999 to May 3, 2002, Chase's stock price reached a high of $15.00 per share (on May 3, 2002) and a low of $6.38 per share (on November 2, 2000). CSFB noted that, for the period from May 3, 1999 to April 9, 2002, Chase performed in line with its peer group, including Mueller Industries Inc. During that period, Chase's stock price reached a high of $11.77 per share (on January 31, 2002) and a low of $6.38 per share (on November 2, 2000). However, from April 9, 2002 to May 3, 2002, Chase outperformed its peer group and Mueller Industries Inc. During that period, Chase's stock price increased 36.4% from $11.00 to $15.00, while the index decreased by 0.7% and the stock price of Mueller Industries Inc. decreased by 4.6%.

   CSFB calculated and compared Chase and Mueller's historical multiples of enterprise value to LTM EBITDA, for the periods from June 1998 to March 2002. LTM means the last twelve-month period for which financial data for the company at issue has been reported. EBITDA means earnings before interest expense, taxes, depreciation and amortization, and excluding earnings in equity affiliates as well as non-recurring charges or income. CSFB noted that, although Chase was trading at a premium multiple to Mueller as of May 6, 2002, Chase had historically traded at a discount multiple to Mueller for the periods from June 1998 to December 2001.

  Valuation Analysis

   Based on CSFB's estimated reference ranges for the common stock values of Chase and Olin, described in further detail hereafter, CSFB derived an exchange ratio reference range as follows:

  Exchange Ratio--Summary Analysis


   Based on the Chase and Olin per share reference ranges shown in the table below, CSFB derived an exchange ratio reference range of 0.488x to 0.897x, compared to the proposed exchange ratio of 0.640x in the merger.


                                                       Low    High
                                                      ------ ------
             Chase Reference Range................... $10.00 $13.00
             Olin Reference Range.................... $14.50 $20.50
             Exchange Ratio Reference Range..........  0.488  0.897

   CSFB's reference range of $10.00 to $13.00 per Chase share was derived based on four valuation methods, as summarized in the table below and detailed hereafter in the section "Analysis of Chase".



                                                      Implied Value per
                                                       Chase Share
                                                      -----------------
                                                       Low      High
                                                       ------   ------
             Discounted Cash Flow Analyses
                LTM EBITDA Multiple.................. $13.00   $18.50
                5-Year Average EBITDA Multiple.......  10.50    14.50
             Equity Comparable Companies.............   9.50    11.50
             Precedent M&A Transactions..............   9.00    11.50
                                                       ------   ------
             Reference Range......................... $10.00   $13.00



   CSFB's reference range of $14.50 to $20.50 per Olin share was derived based on a sum of the parts valuation, as summarized in the table below and detailed hereafter in the section "Analysis of Olin".



                                                     Valuation Range
                                                     --------------
                                                       Low    High
            ($ in million except per share data)     ------  ------
            Chlor Alkali Business...................    325     425
            Metals Business.........................    475     575
            Winchester Business.....................    100     150
            Sunbelt Joint Venture...................    (20)     23
            Net Debt (as of 3/31/02)................   (201)   (201)
                                                     ------  ------
            Equity Value............................    679     972
            Equity Value per Share.................. $14.53  $20.79
            Reference Range......................... $14.50  $20.50



   The reference range of $10.00 to $13.00 per Chase share compares to an implied value per Chase share of $11.52 to be received by Chase shareholders in the merger, based on the proposed exchange ratio of 0.640x and a valuation per Olin share of $18.00 (its closing price as of May 7, 2002). Some of the other analyses referred to below were utilized for historical purposes or to provide a general context and were not used to compute an indicative per share value range.


  Analysis of Chase

   Comparable Publicly Traded Company Analysis. CSFB analyzed the market values and trading multiples of selected publicly traded U.S. metals and manufacturing companies that CSFB believed were reasonably comparable to Chase on the basis of their business activity and geographic presence. These comparable companies consisted of:

   . Amcast Industrial Corporation
   . Brush Engineered Materials Inc.
   . Mueller Industries Inc.
   . Olin Corporation
   . Wolverine Tube Inc.

   In examining these companies, CSFB calculated the enterprise value of each company as a multiple of certain relevant figures including LTM EBITDA, as well as projected 2002 and 2003 EBITDA. The enterprise value of a company is equal to the value of its fully-diluted common equity plus debt, minority interests, and the liquidation value of outstanding preferred stock, if any, minus cash, marketable securities, and minority investments in other entities. CSFB also calculated the price per share of each company as a multiple of its respective projected calendar year 2002 and 2003 earnings per share. Chase management provided all historical and projected data for Chase. All historical data was derived from publicly available sources and all projected data was obtained from First Call where available, or from equity research reports. Projected figures for Olin were based on publicly available data subject to certain adjustments, which were discussed with Olin management. CSFB's analysis of the comparable companies yielded the following multiple ranges, among others:

                                Enterprise Value /              Stock Price
                       -----------------------------------  ------------------
                       LTM EBITDA 2002E EBITDA 2003E EBITDA EPS 2002E EPS 2003E
                       ---------- ------------ ------------ --------- ---------
Average...............    8.8x         8.8x        5.0x       12.3x     14.2x
Median................    8.9          8.8         5.0        12.3      11.4
High..................    9.8         11.2         5.7        14.5      22.0
Low...................    7.7          6.5         4.3        10.1       9.2


   Note that data in the above table were calculated based on available and relevant data, which reduced the sample size from 5 companies to either 2 or 3 companies for all ratios shown.


   Based on an analysis of this data and Chase's actual and projected results for comparable periods, CSFB estimated a value per share of Chase common stock ranging from $9.50 to $11.50.

   Precedent Merger and Acquisition Transaction Analysis. CSFB reviewed selected acquisitions involving companies in the metals and manufacturing industries that CSFB believed are reasonably comparable to the merger. These transactions involved: (target/acquiror) (date of close)

   . Precision Tube Holding Corporation/Maverick Tube Corporation (February
     2002)
   . Monarch Brass & Copper Corp./Olin Corporation (June 2001)
   . Leavitt Tube Company, Inc./Pinkert Industrial Group, LLC (March 2001) . Engelhard Corporation--Joining Products business/Wolverine Tube, Inc.
     (September 2000)
   . Milcor/Gibraltar Steel (August 2000)
   . Commercial Intertech/Parker Hannifin (April 2000)
   . Citation Corporation/Kelso & Co. (December 1999)
   . Copperweld Corporation/LTV Corporation (November 1999)
   . Welded Tube Co./LTV Corporation (October 1999)
   . Warner Electric/Colfax Corporation (October 1999)
   . Wyman-Gordan/Precision Castparts (May 1999)
   . J.L. French Automotive Castings/Hidden Creek Industries (April 1999)
   . Honsel AG/The Carlyle Group (March 1999)

   In examining these acquisitions, CSFB calculated the enterprise value of the acquired company implied by each of these transactions as a multiple of (1) LTM sales, (2) LTM EBITDA and (3) LTM EBIT. EBIT means earnings before interest expense and taxes, and excluding earnings in equity affiliates as well as non-recurring charges or income. CSFB's analysis of these relevant acquisitions yielded the following multiple ranges:

                                                        Enterprise Value /
                                                   ----------------------------
                                                   LTM Sales LTM EBITDA LTM EBIT
                                                   --------- ---------- --------
Average...........................................    0.9x      6.7x      11.2x
Median............................................    0.9       6.9       11.6
High..............................................    2.0       8.4       13.1
Low...............................................    0.3       3.6        8.7


   Note that figures shown in the above table were calculated based on available and relevant data, which reduced the sample size from 13 transactions to 10 transactions (for Enterprise Value/LTM EBITDA multiple) and to 7 transactions (for Enterprise Value/LTM EBIT multiple).

   Based on an analysis of this data and Chase's historical operating results, CSFB estimated a value per share of Chase common stock ranging from $9.00 to $11.50.

   Discounted Cash Flow Analysis--Exit Value Based on EBITDA in Exit
Year. CSFB performed a discounted cash flow, or DCF, analysis of the projected cash flows of Chase for the nine months ending December 31, 2002 and each subsequent annual period through December 31, 2006, using projections and assumptions provided by the management of Chase. The DCF value for Chase was estimated using discount rates ranging from 10.75% to 13.75%, based on estimates related to the weighted average cost of capital of Chase, and terminal multiples of estimated EBITDA for Chase's fiscal year ending December 31, 2006 ranging from 4.0x to 6.0x. Based on this analysis, CSFB estimated a value per share of Chase common stock ranging from $13.00 to $18.50.

   Discounted Cash Flow Analysis--Exit Value Based on Average EBITDA Over Prior 5 Years. CSFB performed a discounted cash flow, or DCF, analysis of the projected cash flows of Chase for the nine months ending December 31, 2002 and each subsequent annual period through December 31, 2006, using projections and assumptions provided by the management of Chase. The DCF value for Chase was estimated using discount rates ranging from 10.75% to 13.75%, based on estimates related to the weighted average cost of capital of Chase, and terminal multiples of estimated average EBITDA for Chase's fiscal years ending December 31, 2002 to December 31, 2006, ranging from 3.5x to 5.5x. Based on this analysis, CSFB estimated a value per share of Chase common stock ranging from $10.50 to $14.50.

  Analysis of Olin

   CSFB performed a sum-of-the-parts analysis for the three segments of Olin:
Chlor Alkali, Metals, and Winchester. Based on this analysis, CSFB estimated a value per share of Olin common stock ranging from $14.50 to $20.50.

  Chlor Alkali segment

   To determine the value of the Chlor Alkali segment of Olin, CSFB performed a comparable publicly traded company analysis and a precedent merger and acquisition transaction analysis.

   Comparable Publicly Traded Company Analysis. CSFB analyzed the market values and trading multiples of selected publicly traded commodity chemicals companies in the United States that CSFB believed were reasonably comparable to the Chlor Alkali segment. These comparable companies consisted of:

   . Dow Chemical Co.
   . E.I. Du Pont de Nemours & Co.
   . Eastman Chemical Co.
   . Georgia Gulf Corp.
   . Lyondell Chemical Co.
   . Millennium Chemicals Inc.
   . NL Industries Inc.
   . Nova Chemicals Corp.

   In examining these comparable companies, CSFB calculated the enterprise value of each company as a multiple of, among other things: (1) projected EBITDA 2002, (2) projected EBITDA 2003 and (3) average EBITDA 1997-2001. Data was derived from publicly available sources including equity analyst's forecasts. CSFB's analysis of the comparable companies yielded the following multiple ranges:

                                              Enterprise Value /
                                   ---------------------------------------
                                                             Average EBITDA
                                   2002E EBITDA 2003E EBITDA   1997-2001
                                   ------------ ------------ --------------
    Average.......................      9.4x        5.9x          6.4x
    Median........................      9.1         5.7           6.6
    High..........................     13.2         8.0           8.2
    Low...........................      7.2         4.8           4.8

   Precedent Merger and Acquisition Transaction Analysis. CSFB reviewed selected acquisitions involving companies in the commodity chemicals sector that CSFB believed are reasonably relevant to valuing Olin's Chlor Alkali segment. These transactions involved: (target/acquiror) (date of close)

   . IMC Global Salt Businesses/Apollo Management, L.P. (November 2001)
   . Geon Company/M.A. Hanna (August 2000)
   . Huntsman Packaging Corp./Chase Capital Partners (June 2000)
   . Acordis (Akzo Nobel)--Majority Stake/CVC Capital Partners (January 2000)
   . Condea Vista Co. (RWE-DEA AG)/Georgia Gulf Corp. (November 1999)
   . Imperial Chemical Industries PLC--Acrylics Unit/Charterhouse Development
     Capital (November 1999)
   . O'Sullivan Corporation/Geon Company (September 1999)
   . ICI--Polyurethane and TiO2/Huntsman (June 1999)
   . Brunner Mond PLC/Soda Ash (CVC) (July 1998)
   . Harris Chemical Group Inc./IMC Global Inc. (April 1998)
   . Sentrachem Ltd./Dow Chemical Co. (December 1997)
   . ICI Forest Products/Pioneer Companies (October 1997)
   . Rexene Corporation/Huntsman Corporation (August 1997)
   . OCC Tacoma/Pioneer Companies (June 1997)
   . Texaco Chemical Inc.--PO/MTBE Business/Hunstman Chemical Corp. (March 1997) . Sterling Chemicals, Inc./Sterling Group Inc. (August 1996)
   . Texas Petrochemicals Corp./Sterling Group Inc. (July 1996)
   . Monsanto ABS Styrenics Plastics/Bayer AG (January 1996)

   In examining these acquisitions, CSFB calculated the enterprise value of the acquired company implied by each of these transactions as a multiple of (1) LTM sales, (2) LTM EBITDA and (3) LTM EBIT. CSFB's analysis of these relevant acquisitions yielded the following multiple ranges:

                                              Enterprise Value /
                                         ----------------------------
                                         LTM Sales LTM EBITDA LTM EBIT
                                         --------- ---------- --------
          Average.......................    1.0x       6.5x     12.5x
          Median........................    0.9        6.6       9.9
          High..........................    1.6       11.7      30.6
          Low...........................    0.3        3.1       5.0


   Note that figures shown in the above table were calculated based on available and relevant data, which reduced the sample size from 18 transactions to 17 transactions (for Enterprise Value/LTM EBITDA) and to 13 transactions (for Enterprise Value/LTM EBIT).


   Based on these analyses, CSFB estimated the value of the Chlor Alkali segment to range between $325 and $425 million.

  Metals segment

   To determine the value of the Metals segment of Olin, CSFB performed a comparable publicly traded company analysis and a precedent merger and acquisition transaction analysis.

   Comparable Publicly Traded Company Analysis. CSFB analyzed the market values and trading multiples of selected publicly traded U.S. metals and manufacturing companies that CSFB believed were reasonably comparable to the Metals segment on the basis of their business activity and geographic presence. These comparable companies consisted of:

   . Amcast Industrial Corporation
   . Brush Engineered Materials Inc.
   . Chase Industries Inc.
   . Mueller Industries Inc.
   . Wolverine Tube Inc.

   In examining these companies, CSFB calculated the enterprise value of each company as a multiple of certain relevant figures including LTM EBITDA and projected 2002 and 2003 EBITDA. CSFB also calculated the price per share of each company as a multiple of its respective projected calendar year 2002 and 2003 earnings per share. All historical data was derived from publicly available sources and all projected data was obtained from First Call where available, or from equity research reports. CSFB's analysis of the comparable companies yielded the following multiple ranges, among others:

                                Enterprise Value /              Stock Price
                       -----------------------------------  ------------------
                       LTM EBITDA 2002E EBITDA 2003E EBITDA EPS 2002E EPS 2003E
                       ---------- ------------ ------------ --------- ---------
Average...............    8.7x        8.1x         5.7x       16.5x     16.2x
Median................    8.9         8.1          6.3        14.5      15.1
High..................    9.5         9.7          6.8        25.0      22.0
Low...................    7.7         6.5          5.7        10.1      11.4


   Note that data in the above table were calculated based on available and relevant data, which reduced the sample size from 5 companies to either 2 or 3 companies for all ratios shown.


   Precedent Merger and Acquisition Transaction Analysis. CSFB reviewed selected acquisitions involving companies in the metals and manufacturing industries that CSFB believed are reasonably relevant to valuing Olin's Metals segment. These transactions involved: (target/acquiror) (date of close)

   . Precision Tube Holding Corporation/Maverick Tube Corporation (February
     2002)
   . Monarch Brass & Copper Corp./Olin Corporation (June 2001)
   . Leavitt Tube Company, Inc./Pinkert Industrial Group (March 2001)
   . Engelhard Corporation--Joining Products business/Wolverine Tube Inc.
     (September 2000)
   . Milcor/Gibraltar Steel (August 2000)
   . Commercial Intertech/Parker Hannifin (April 2000)
   . Citation Corporation/Kelso & Co (December 1999)
   . Copperweld Corporation/LTV Corporation (November 1999)
   . Welded Tube Co./LTV Corporation (October 1999)
   . Warner Electric/Colfax Corporation (October 1999)
   . Wyman-Gordan/Precision Castparts (May 1999)
   . J.L. French Automotive Castings/Hidden Creek Industries (April 1999)
   . Honsel AG/The Carlyle Group (March 1999)

   In examining these acquisitions, CSFB calculated the enterprise value of the acquired company implied by each of these transactions as a multiple of (1) LTM sales, (2) LTM EBITDA and (3) LTM EBIT. CSFB's analysis of these relevant acquisitions yielded the following multiple ranges:

                                                        Enterprise Value /
                                                   ----------------------------
                                                   LTM Sales LTM EBITDA LTM EBIT
                                                   --------- ---------- --------
Average...........................................    0.9x      6.7x      11.2x
Median............................................    0.9       6.9       11.6
High..............................................    2.0       8.4       13.1
Low...............................................    0.3       3.6        8.7




   Note that figures shown in the above table were calculated based on available and relevant data, which reduced the sample size from 13 transactions to 10 transactions (for Enterprise Value/LTM EBITDA multiple) and to 7 transactions (for Enterprise Value/LTM EBIT multiple).


   Based on these analyses, CSFB estimated the value of the Metals segment to range between $475 and $575 million.

  Winchester segment

   To determine the value of the Winchester segment of Olin, CSFB performed a precedent merger and acquisition transaction analysis.

   Precedent Merger and Acquisition Transaction Analysis. CSFB reviewed selected acquisitions involving companies in the ammunitions sector that CSFB believed are reasonably relevant to valuing Olin's Winchester segment. These transactions consisted of: (target/acquiror)(date of close)

   . Blount International Inc.--Ammunition Business/Alliant Techsystems Inc.
     (December 2001)
   . Federal Cartridge Corp./Blount International Inc. (November 1997)
   . Remington Arms Co./Clayton Dubilier & Rice (December 1993)


   In examining these acquisitions, CSFB calculated the enterprise value of the acquired company implied by each of these transactions as a multiple of (1) LTM sales, (2) LTM EBITDA and (3) average EBITDA over 1997-2001. Note that data on LTM EBITDA and average EBITDA over 1997-2001 was available for one transaction only.


   Based on an analysis of this data and Olin's Winchester segment's historical and projected operating results, CSFB estimated a value for Olin's Winchester segment ranging from $100 to $150 million.




  Pro Forma Analysis



   CSFB analyzed the pro forma effect of the transaction, before synergies and before any one-time items, on their estimate of Olin's income statement for 2002 and 2003, as well as on their estimate of Olin's balance sheet as of December 31, 2002. For the purposes of this analysis, CSFB assumed an all stock transaction at an exchange ratio of 0.64x with an Olin stock price of $18.63.



   The analysis showed that, for the year 2002, and before synergies, the merger would be accretive to Olin's earnings per share, and would result in improved leverage ratios (namely a decrease in net debt to book capitalization, and a decrease in net debt to earnings before interest, taxes, depreciation and amortization). The analysis also showed that, for the year 2003, the merger would be dilutive to Olin's earnings per share by approximately 3%, before synergies.

  Other Analysis Performed by CSFB



   CSFB also performed a contribution analysis showing the relative book value per share and earnings per share (before exceptional items) contributions of Olin and Chase over the period from 1999 to 2003. The analysis indicated that the ratio of Olin's to Chase's earnings per share (before exceptional items) had averaged 1.195x over the 5 year period from 1999 to 2003, and was 0.506x for the year 2003, as compared to the proposed exchange ratio of 0.640x in the merger. The analysis also indicated that the ratio of Olin's to Chase's book value per share averaged 1.282x over the 5 year period from 1999 to 2003, as compared to the proposed exchange ratio of 0.640x in the merger.


  Engagement Letter


   Pursuant to the terms of a letter agreement dated October 27, 1999, as amended by the letter agreements dated December 18, 2000, September 10, 2001, and April 11, 2002, or the Agreement, Chase has paid CSFB $4.0 million over the course of the Agreement, and an additional $250,000 is contingent upon the consummation of the merger. A portion of CSFB's fees under the Agreement, specifically $2.5 million, was paid during the period from December 2000 to July 2001, during which time CSFB advised Chase on courses of action in response to an unsolicited offer by CVC announced on December 18, 2000. With respect to the offer by CVC, CSFB rendered an inadequacy opinion to the Chase Board on January 24, 2001.



   In addition, Chase agreed to reimburse CSFB, upon CSFB's requests from time to time, for all out-of-pocket expenses (including the reasonable fees and expenses of counsel) CSFB incurred in connection with its engagement thereunder and to indemnify CSFB and its affiliates and its parent and its affiliates, and the respective directors, officers, agents and employees of CSFB, its affiliates and its parent and its affiliates against any losses, claims, damages, judgments, assessments, costs and other liabilities in connection with its engagement, including liabilities under U.S. federal securities laws. CSFB and Chase negotiated the terms of the fee arrangement.


  Other Relationships

   In the ordinary course of business, CSFB and its affiliates may own or actively trade the securities of Chase and Olin for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in Chase or Olin securities.

   CSFB has performed investment banking services for Chase in the past, including acting as Chase's co-manager in Chase's initial public offering in 1994.


  Chase Financial Projections



   In connection with Olin's due diligence review and during the course of negotiations regarding the proposed merger, Chase provided Olin with projections of its future operating performance. These projections, which Chase does not ordinarily make available to the public, included the following:



                                      2002 2003 2004 2005 2006
                 ($ in millions)      ---- ---- ---- ---- ----
                 Sales............... 236  278  315  329  338
                 EBITDA..............  24   34   46   53   54
                 Capital Expenditures  12    6    7    5   10



   These projections are included in this proxy statement/prospectus only because Chase made them available to Olin, and both Chase and Olin wish to make the same information available to their shareholders. The inclusion of the projections should not be interpreted as suggesting that Olin considered the projections reliable or relied on the projections in evaluating the merger.

   The prospective financial information included in this proxy statement/prospectus has been prepared by, and is the responsibility of, Chase's management. PricewaterhouseCoopers LLP, Chase's independent accountants, has neither examined nor compiled the accompanying prospective financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference into this proxy statement/prospectus relates to Chase's historical financial information. It does not extend to the prospective financial information and should not be read to do so.



   The projections were not prepared with a view to public disclosure or compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The projections were not intended to be a forecast of financial results and are not guarantees of performance.



   The projections involve risks and are based upon a variety of assumptions relating to Chase's business, industry performance, general business and economic conditions and other matters and are subject to significant uncertainties and contingencies, many of which are beyond Chase's and Olin's control. Projections of this nature are inherently imprecise, and there can be no assurances that they will be realized or that actual results will not differ significantly from those described above. These projections are subjective in many respects and thus susceptible to interpretations and periodic revision based on actual experience and business developments. There can be no assurance that the assumptions made in preparing the projections will prove accurate. It is expected that there will be differences between actual and projected results, and actual results may be materially greater or less than those contained in the projections. None of Olin, Chase or any of their respective affiliates or representatives has made or makes any representation to any person regarding the ultimate performance of Chase compared to the information contained in the projections, and none of them has updated or otherwise revised or intends to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error.

Interests of Chase's Directors and Management in the Merger

   In considering the recommendation of the Chase Board in favor of the merger, Chase stockholders should be aware that certain directors and executive officers of Chase have interests in the merger that are different from, or in addition to, the interests of Chase stockholders, as described below. The Chase Board was aware of, and considered the interests of, its directors and executive officers when it considered and approved the merger agreement and the merger.

  Employment and Change of Control Arrangements for Messrs. Steadman and Slater

   Steadman Employment Agreement. Chase Brass, a wholly owned subsidiary of Chase, and Mr. Steadman are parties to an employment agreement, dated as of September 1, 2001, and amended as of February 14, 2002, which is effective through December 31, 2002, and automatically will be extended on a year-to-year basis unless terminated by Chase Brass or Mr. Steadman on 60 days' notice before the start of the following year. The employment agreement provides for an annual salary of $280,000, and is subject to future annual increases at the discretion of Chase's Compensation Committee. Mr. Steadman is also entitled to cash bonuses at the discretion of the Compensation Committee.

   The employment agreement provides that if Mr. Steadman's employment is terminated in various circumstances, including a termination by Chase Brass in violation of the employment agreement or a termination by Mr. Steadman for "good reason" (as defined in the employment agreement), Chase Brass will be required to pay Mr. Steadman a severance payment in an amount equal to Mr. Steadman's then current base salary and continue to provide medical and dental insurance coverage for one year.

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

   If Mr. Steadman's employment is terminated by Chase Brass in violation of the agreement or by Mr. Steadman for good reason within one year after a "change of control" of Chase, Mr. Steadman will be entitled to receive continued medical and dental insurance coverage for two years and a severance payment (subject to reduction as provided below) equal to two times the sum of the following amounts:

   (1) Mr. Steadman's base salary immediately prior to the change of control (or, if greater, Mr. Steadman's base salary at the time of his termination or, if applicable, at the time of the event giving rise to his resignation for good reason) plus

   (2) the bonus awarded to Mr. Steadman for the calendar year prior to the change of control or, if such bonus has not yet been determined, the prior calendar year (or, if greater, the average of the bonuses awarded to Mr. Steadman for the two calendar years ended prior to the change of control or, if bonuses for the most recent calendar year have not been determined as of the date of the change of control, the average of the bonuses awarded to Mr. Steadman for the two calendar years immediately preceding the calendar year in which the change of control occurs).

However, the severance payment plus the value of any other compensation subject to Section 280G of the Internal Revenue Code will not exceed $100 less than
3.00 times Mr. Steadman's annualized includable compensation (determined within the meaning of Section 280G of the Internal Revenue Code).

   If Mr. Steadman's employment is terminated by Mr. Steadman other than for good reason within one year after a "change of control" of Chase, Mr. Steadman will be entitled to receive continued medical and dental insurance coverage for one year and a severance payment equal to the sum of the amounts determined under clauses (1) and (2) in the preceding paragraph.

   For purposes of Mr. Steadman's employment agreement, a "change of control" is defined generally to include the occurrence of any of the following:

   . any unrelated party (other than Chase and certain affiliates) acquires 50% or more of the combined voting power of Chase's outstanding voting securities

   . the stockholders of Chase or Chase Brass approve a merger or consolidation of Chase or Chase Brass with any other corporation or partnership, other than a transaction in which the voting securities of Chase or Chase Brass, as applicable, outstanding immediately prior to the transaction continue to represent a majority of the combined voting power of the voting securities of the surviving entity (or its parent) outstanding immediately after such transaction

   . Chase or Chase Brass liquidates or sells all or substantially all its assets or the Chase or Chase Brass stockholders approve such a liquidation or sale

   . public announcement is made of a tender offer by an unrelated party for 50% or more of Chase's outstanding voting securities and the Chase Board approves or does not oppose the tender or exchange offer, provided an event described in one of the preceding bullets occurs within one year of such tender offer

   . Chase ceases to be the beneficial owner, directly or indirectly, of securities of Chase Brass representing at least a majority of the Chase Brass outstanding voting securities or

   . incumbent members of the Chase Board cease to constitute a majority of the Chase Board.

   Mr. Steadman's employment agreement also provides that during the term of the agreement, subject to certain exceptions:

  . Mr. Steadman will not employ any person who was an employee of Chase Brass during the six-month period preceding his employment or induce, request, advise, attempt to influence, or solicit, directly or indirectly, any person who is an employee to terminate his or her employment with Chase Brass

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

  . Mr. Steadman will not be employed by, associated with or have any interest in, directly or indirectly, any person that engages in the business or manufacture of copper alloy rod or any other products manufactured by Chase Brass (excluding products manufactured after the change of control that were not manufactured prior to the change of control), or any person which otherwise is directly competitive with Chase Brass or any of its subsidiaries, in any geographical area in which Chase Brass or such subsidiary engages in business or has evidenced in writing its intention to engage in such business

  . Mr. Steadman will not induce, request, advise, attempt to influence, or solicit, directly or indirectly, any person to purchase such products from any person other than Chase Brass if Chase Brass provides, or negotiated to provide, such products to that person during the term of his employment agreement and

  . Mr. Steadman will not induce, request, advise, attempt to influence, or solicit, directly or indirectly, any customer with whom he had personal contact in connection with performing his duties as an employee of Chase Brass to purchase products from any person other than Chase Brass.

   Chase Brass also has agreed to reimburse Mr. Steadman for reasonable legal fees and costs that Mr. Steadman incurs in connection with the resolution in Mr. Steadman's favor of any dispute or controversy under his employment agreement.

   In connection with the signing of the merger agreement, Mr. Steadman has agreed to certain modifications in his employment agreement. Mr. Steadman has agreed to waive his rights to receive severance benefits that he would otherwise be entitled to under his existing employment agreement and has agreed that he will not have "good reason" to terminate his employment as a result of the completion of the merger and related changes in his status, title, position, duties, responsibilities, authorities or reporting relationships, so long as Olin complies with the terms of the new employment arrangement. See "-- New Employment Arrangements with Messrs. Steadman and Slater".

   Slater Change of Control Agreement. Todd A. Slater, Vice President, Chief Financial Officer, Treasurer and Corporate Secretary of Chase, has entered into a change of control agreement with Chase which is effective through September 25, 2002 or, if a "change of control" of Chase occurs, the first anniversary of the change of control. Under the agreement, if Mr. Slater's employment is terminated by Chase Brass without cause (as defined in the change of control agreement) or by Mr. Slater for good reason (as defined in the change of control agreement) within one year following a "change of control" of Chase, Mr. Slater will be entitled to receive continued medical insurance coverage for two years for Mr. Slater and his family and a severance payment in an amount equal to two times the sum of the following:

   (1) Mr. Slater's then current base salary (or, if greater, the base salary at the time of the change of control or, if applicable, the occurrence of the event giving rise to Mr. Slater's right to terminate his employment for good reason) plus

   (2) Mr. Slater's bonus for the calendar year prior to the change of control, or, if bonuses for such year have not been determined, for the prior calendar year (or, if greater, the average of the bonus for the two calendar years prior to the change of control, or, if bonuses for the most recent calendar year have not been determined, the average of the bonus for the two calendar years prior to the calendar year prior to the change of control).

For purposes of the change of control agreement, the definition of "change of control" is substantially the same as the definition of change of control under Mr. Steadman's employment agreement.

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

   The change of control agreement also provides for non-competition provisions and other restrictive covenants that are substantially similar to the corresponding provisions in Mr. Steadman's employment agreement.

   Chase also has agreed to reimburse Mr. Slater for reasonable legal fees and costs that he incurs in connection with the resolution in Mr. Slater's favor of any dispute or controversy under his change of control agreement.

   In connection with the signing of the merger agreement, Mr. Slater has agreed to certain modifications in his change of control agreement. Mr. Slater has agreed to waive his rights to receive severance benefits that he would otherwise be entitled to under his existing change of control agreement and has agreed that he will not have "good reason" to terminate his employment as a result of the completion of the merger and related changes in his status, title, position, duties, responsibilities, authorities or reporting relationships, so long as Olin complies with the terms of the new employment arrangement. See "--New Employment Arrangements with Messrs. Steadman and Slater".

   Severance Pay Plan. The Chase Industries Inc. Severance Pay Plan provides severance benefits to Messrs. Steadman and Slater if their employment is terminated during the one-year period beginning on the first anniversary of a "change of control" of Chase by Chase Brass other than for cause (as defined in the Severance Pay Plan) and other than as a result of death, disability or retirement or by the executive for good reason (as defined in the Severance Pay
Plan). For purposes of the Severance Pay Plan, the definition of change of control is substantially the same as the definition of change of control under Mr. Steadman's employment agreement. Upon such termination, Chase shall pay to the executive a lump sum severance payment equal to 12 times the executive's then current monthly salary (of, if greater, the executive's monthly salary at the time of the change of control or, if applicable, the occurrence of the event giving rise to the employee's right to terminate his employment for good reason), and shall maintain for 12 months health insurance for the benefit of the executive and his family as in effect prior to the termination of his employment.

   In connection with the signing of the merger agreement, Messrs. Steadman and Slater have agreed to certain modifications in their agreements under the Severance Pay Plan. They have each agreed to waive any rights to receive severance benefits that they would otherwise be entitled to under their existing agreements under the Severance Pay Plan and that they will not have "good reason" to terminate their employment as a result of the completion of the merger and related changes in their status, title, position, duties, responsibilities, authorities or reporting relationships, so long as Olin complies with the terms of the new employment arrangements. See "--New Employment Arrangements with Messrs. Steadman and Slater".

   New Employment Arrangements with Messrs. Steadman and Slater. In connection with the execution of the merger agreement, Olin and Chase entered into letter agreements with Messrs. Steadman and Slater which, upon the completion of the merger, will modify the terms and conditions of the employment, change of control and severance pay agreements described above. The letter agreements provide that each officer will waive any severance benefits that he would otherwise be entitled to under his existing employment, change of control and severance pay agreements, and provide generally that the officer will not have "good reason" to terminate his employment as a result of the completion of the merger so long as Olin complies with the terms of the letter agreements as set forth below.

   The letter agreements provide that during the two-year period immediately following the completion of the merger, each officer will be entitled to the following:

   (1) to receive a base salary in an amount not less than his current base salary

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

   (2) to be eligible to earn an annual bonus under the annual bonus plans of Olin and its subsidiaries, with an annual bonus standard equal to an amount not less than such officer's annual bonus earned in respect of calendar year 2001, which we refer to as the 2001 Bonus (provided that such officer's minimum actual annual bonus in respect of calendar year 2002 shall not be less than the 2001 Bonus) and

   (3) to receive a long-term incentive award consistent with Olin's then current practice for similarly situated executives.

In addition, each officer will be eligible to receive a retention bonus in an amount equal to one times the sum of such officer's base salary plus his 2001 Bonus, if and only if:

  . he remains continuously employed by Olin or its subsidiaries or affiliates through the expiration of the two-year period following the completion of the merger or

  . prior to the expiration of the two-year period following the completion of the merger, either:

      . his employment with Olin and its subsidiaries and affiliates is terminated other than for cause and other than as a result of his death, disability or retirement or

      . the officer voluntarily terminates his employment for good reason as defined for purposes of the letter agreements.

The letter agreements further provide that if during the two-year period following the completion of the merger, the officers' employment is terminated other than for cause and other than as a result of his death, disability or retirement, or the officer voluntarily terminates his employment for good reason, he will be entitled to receive a lump sum payment in an amount equal to a pro-rata retention bonus and the continuation of medical and dental benefits for the remainder of the two-year period following the completion of the merger. The pro-rata retention bonus will be in an amount equal to the retention bonus divided by 12, multiplied by the number of months remaining until the expiration of the two-year period following the completion of the merger.

   Messrs. Steadman and Slater have each agreed that notwithstanding anything to the contrary in his employment agreement or change in control agreement, as the case may be, his covenant not to compete with Chase as described above, shall continue to apply at least until the expiration of the two-year period following the completion of the merger.

   Following the completion of the merger, and in a manner no less favorable than the manner in which such arrangements are currently in effect, the letter agreements provide Mr. Steadman with a company automobile and provide Mr. Slater with a company-paid country club membership. The letter agreement with Mr. Steadman provides that the amounts payable to him shall be reduced to the maximum amount as will result in no portion of such payments being nondeductible by reason of the application of Section 280G of the Internal Revenue Code.

   Options and Other Equity-Based Compensation. For a description of the treatment in the merger of options to acquire shares of Chase common stock and other equity-based awards held by directors and executive officers of Chase, see "--Effect on Awards Outstanding Under Chase Stock Plans".

   Indemnification and Insurance. Under the merger agreement, Olin has agreed that the surviving corporation in the merger will assume the same obligations with respect to indemnification of directors or officers of Chase or its subsidiaries as were contained in the restated certificate of incorporation or amended and restated by-laws of Chase or its subsidiaries and any indemnification or other agreements as of the date of signing the merger agreement. In addition, the surviving corporation will maintain the directors' and officers' liability insurance policies currently maintained by Chase, or policies no less favorable than such policies for a period of at least four years following the merger except that the surviving corporation is not required to spend an amount more than 200% of the annual premiums paid in 2001 by Chase in any one year.

Form of the Merger

   Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Plumber Acquisition Corp., a wholly owned subsidiary of Olin formed for purposes of the merger and a party to the merger agreement, will be merged with and into Chase, and Chase will survive the merger as a subsidiary of Olin, and will continue its corporate existence under Delaware law.

Merger Consideration

   At the effective time of the merger, each share of Chase common stock, except for stock held by Olin, Plumber Acquisition Corp. or Chase, will be converted into the right to receive 0.6400 shares of Olin common stock. Cash will be paid instead of fractional shares. As of the effective time of the merger, all shares of Chase common stock to be exchanged for the merger consideration will no longer be outstanding, will automatically be canceled and will cease to exist, and each holder of a certificate representing any of these shares will cease to have any rights in respect of those shares except the right to receive the merger consideration. See "--Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares". The merger consideration was determined through arms'-length negotiations between Olin and Chase.

   Any shares of Chase common stock owned immediately before the merger by Olin, Plumber Acquisition Corp. or Chase will be canceled and no consideration will be delivered in exchange for these shares.

Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares

   The conversion of each share of Chase common stock into the right to receive
0.6400 shares of Olin common stock will occur automatically at the effective time of the merger. As soon as reasonably practicable after the merger, Mellon Investor Services LLC, the exchange agent, will send a transmittal letter to each former Chase stockholder. The transmittal letter will contain instructions with respect to obtaining the merger consideration in exchange for shares of Chase stock. CHASE STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

   After the merger, each certificate that previously represented shares of Chase common stock will represent only the right to receive the merger consideration, including cash for any fractional shares of Olin common stock.

   Holders of certificates previously representing Chase stock will not be paid dividends or distributions on the Olin stock into which their Chase stock has been converted with a record date after the merger, and will not be paid cash for any fractional shares of Olin common stock, until their certificates are surrendered to the exchange agent for exchange. When their certificates are surrendered, any unpaid dividends and any cash instead of fractional shares will be paid without interest.

   In the event of a transfer of ownership of Chase stock which is not registered in the records of Chase's transfer agent, a certificate representing the proper number of shares of Olin stock may be issued to a person other than the person in whose name the surrendered certificate is registered if:

   . the certificate is properly endorsed or otherwise is in proper form for transfer and

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

   . the person requesting such payment and issuance will:

       1) pay any transfer or other taxes resulting from the issuance of shares of Olin stock to a person other than the registered holder of the certificate or

       2) establish to the reasonable satisfaction of Olin that any taxes have been paid or are not applicable.

   All shares of Olin common stock issued upon surrender of certificates representing shares of Chase common stock and any cash paid instead of any fractional shares of Olin common stock, will be deemed to have been issued and paid in full satisfaction of all rights relating to those shares of Chase common stock. If certificates are presented to Olin or the exchange agent after the effective time of the merger, they will be canceled and exchanged as described above.

   No fractional shares of Olin common stock will be issued to any Chase stockholder upon surrender of certificates previously representing Chase common stock. Promptly after the merger, the exchange agent will pay to each stockholder who would otherwise have been entitled to receive a fraction of a share of Olin common stock an amount in cash without interest equal to (1) the fractional share interest to which the holder would otherwise be entitled multiplied by (2) the closing price for a share of Olin common stock on the New York Stock Exchange on the closing date of the merger.

Effective Time of the Merger

   The effective time of the merger will be the time of the filing of the certificate of merger with the Delaware Secretary of State or a later time if agreed upon by Olin and Chase and specified in the certificate of merger. The filing of the certificate of merger will occur as soon as practicable following the closing.

Listing of Olin Common Stock

   Prior to the completion of the merger, Olin has agreed to use its commercially reasonable efforts to have its common stock issuable to Chase stockholders in the merger approved for listing on the New York Stock Exchange, subject to official notice of issuance. On June 18, 2002, the New York Stock Exchange, subject to shareholder approval upon official notice of issuance, approved Olin's listing for additional shares of Olin common stock in connection with the merger.

Delisting and Deregistration of Chase Common Stock

   If the merger is completed, Chase common stock will be delisted from the New York Stock Exchange and will be deregistered under the Securities Exchange Act of 1934.

Material United States Federal Income Tax Consequences of the Merger


   In the opinion of Cahill Gordon & Reindel, tax counsel to Chase, the following discussion constitutes the opinion of Cahill Gordon & Reindel, tax counsel to Chase, as to the material United States federal income tax consequences of the merger that will generally apply to U.S. holders of stock in Chase. As a condition to the closing, Cahill Gordon & Reindel must render a tax opinion prior to the time at which this proxy statement/prospectus is declared effective by the Securities and Exchange Commission and on the closing date, in each case dated as of such respective date, to the effect that (1) the merger will qualify for United States federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code and (2) Chase, Olin and Plumber Acquisition Corp. will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code. The tax opinions will be conditioned upon receipt of certain representation letters made by Chase and Olin and will be based upon certain assumptions including that the transactions described herein will be consummated in accordance with the terms of the merger agreement. If the closing date tax opinion is materially different from the tax opinion filed with this proxy statement/prospectus or is waived, Chase will resolicit the Chase stockholders for a vote to approve the merger. Neither Chase nor Olin will seek a ruling from the Internal Revenue Service, or the IRS, concerning the tax consequences of the transactions described herein. An opinion of counsel is not binding on the IRS and we can give no assurance that the IRS will not take a position contrary to one or more positions reflected in the opinion or that the courts will uphold such opinion if challenged by the IRS.


   For purposes of this discussion, a U.S. holder means:

   . an individual citizen or resident of the United States

   . a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any of its political subdivisions

   . a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or

   . an estate that is subject to United States federal income tax on its income regardless of its source.

   This discussion does not address tax consequences arising under the laws of any state, locality or foreign jurisdiction. This discussion is not a comprehensive description of all of the tax consequences that may be relevant to you. For example, we have not described tax consequences that arise from rules that apply to some classes of taxpayers. We have also not described tax consequences that we assume to be generally known by investors. This discussion is based upon the Internal Revenue Code of 1986, as amended, or the Code, the regulations of the United States Treasury Department and court and administrative rulings and judicial decisions in effect on the date of this proxy statement/prospectus. These laws may change, possibly retroactively, and any change could affect the continuing validity of this discussion.


   This discussion does not present a description of the United States federal income tax laws applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:


   . a financial institution

   . a tax-exempt organization

   . an S corporation or other pass-through entity

   . an insurance company

   . a dealer in securities or foreign currencies

   . a trader in securities that elects the mark-to-market method of accounting for your securities

   . a person that has a functional currency other than the U.S. dollar

   . an investor in a pass-through entity

   . a stockholder who received stock in Chase through the exercise of employee stock options or otherwise as compensation

   . a stockholder who holds stock in Chase as part of a hedge, straddle or conversion transaction or

   . a person subject to the alternative minimum tax provisions of the Code.

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


   The summary that follows sets out the material United States federal income tax consequences to U.S. holders who exchange their stock in Chase for common stock in Olin:




   . you will not recognize gain or loss when you exchange your stock in Chase solely for common stock in Olin

   . if you receive cash instead of a fractional share of Olin common stock you will be treated as having received the cash in exchange for the fractional share interest and generally will recognize capital gain or loss on the deemed exchange in an amount equal to the difference between the amount of cash received and the basis of the stock in Chase allocable to that fractional share

   . the aggregate tax basis of Olin common stock you receive will be the same as the aggregate tax basis of the stock in Chase you surrender in the exchange, decreased by the tax basis allocated to any fractional share interest exchanged for cash and

   . the holding period of Olin common stock you receive will include the holding period of shares of stock in Chase you surrender in the exchange.

   Backup Withholding. If you are a noncorporate holder of stock in Chase you may be subject to backup withholding on any cash payments received in lieu of a fractional share interest. You will not be subject to backup withholding, however, if you:

   . furnish a correct taxpayer identification number and certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to you following the completion of the merger

   . provide a certification of foreign status on Form W-8BEN or a successor form or

   . are otherwise exempt from backup withholding.

   Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your United States federal income tax liability, provided you furnish the required information to the IRS.

   Reporting Requirements. You may be required to retain records relating to your stock in Chase, and file with your U.S. federal income tax return a statement setting forth facts relating to the merger.

   Tax matters are very complicated, and the tax consequences of the merger to you will depend upon the facts of your particular situation. We encourage you to consult your own tax advisors regarding the specific tax consequences of the merger, including tax return reporting requirements, the applicability of federal, state, local and foreign tax laws and the effect of any proposed change in the tax laws.

Regulatory Matters

   United States Antitrust. Under the Hart-Scott-Rodino Act and its rules, certain transactions, including the merger, may not be completed unless certain waiting period requirements have been satisfied. On May 22, 2002, Olin and Chase each filed a Notification and Report Form under the Hart-Scott-Rodino Act with the Antitrust Division of the Department of Justice and the Federal Trade Commission and each party received early termination with respect to such filings on June 3, 2002. At any time before or after the effective time of the merger, the Antitrust Division, the Federal Trade

Commission or others could take action under the antitrust laws with respect to the merger, including seeking to enjoin the completion of the merger, to rescind the merger or to conditionally approve the merger upon the divestiture of substantial assets of Olin or Chase. A challenge to the merger on antitrust grounds could be made and, if such a challenge is made, it could be successful.

Accounting Treatment

   The merger is to be accounted for as a purchase with Olin being deemed to have acquired Chase in accordance with Financial Accounting Standards Board Statement Number 141 which addresses the accounting and reporting for business combinations. The acquisition cost will be allocated to the assets acquired and liabilities assumed based on their respective fair values, with any remaining, unallocated acquisition cost being goodwill.

Appraisal Rights

   Under Virginia law, Olin shareholders are not entitled to dissenters' rights in connection with the issuance of shares of Olin common stock in the merger.

   Under Delaware law, Chase common stockholders are not entitled to appraisal rights in connection with the merger because on the Chase record date Chase common stock will be designated and quoted for trading on the New York Stock Exchange and will be converted into the right to receive shares of Olin common stock, which at the effective time of the merger will be listed on the New York Stock Exchange.

Employee Benefits Matters

   Except as otherwise provided below, from and after the effective time of the merger, Olin will, and will cause the surviving corporation to, honor in accordance with their respective terms (as in effect on the date of the merger agreement, including any reserved right to amend or terminate) all Chase employment, severance and termination agreements, plans and policies disclosed to Olin.

   Except as provided below, from the effective time of the merger through June 30, 2003, Olin shall either:

   . maintain or cause the surviving corporation to maintain for the benefit of employees of Chase and its subsidiaries immediately prior to the effective time of the merger who continue to be employed by the surviving corporation and its subsidiaries, the existing Chase benefit plans (other than the Chase stock plans (except to the extent described in "--Effect on Awards Outstanding Under Chase Stock Plans") and any other plans providing for the issuance of Chase common stock or based on the value of Chase common stock) at the benefit levels in effect on the date of the merger agreement or

   . provide or cause the surviving corporation to provide benefits to such employees who continue to be employed by the surviving corporation and its subsidiaries that, taken as a whole, are not materially less favorable in the aggregate to such employees than those provided to them immediately prior to the effective time of the merger.

   Neither Olin nor the surviving corporation shall have any obligation to issue, or adopt any plans or arrangements providing for the issuance of, shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible or exchangeable into such shares pursuant to any such plans or arrangements. Any plans or arrangements of Chase providing for such issuance shall be disregarded in determining whether employee benefits are not materially less favorable in the aggregate.

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

   In addition, Olin shall maintain or cause the surviving corporation to maintain such employee benefit plans, policies and arrangements as may be required pursuant to each collective bargaining agreement to which Chase or any of its subsidiaries may be a party immediately prior to the effective time of the merger in accordance with the terms of such collective bargaining agreements for the period beginning at the effective time of the merger and extending at least until the expiration of the applicable collective bargaining agreement. Olin shall make in cash or cause the surviving corporation to make in cash all contributions to the trust under Chase's Savings Plan for Hourly Employees in accordance with the terms of such plan as in effect immediately prior to the effective time of the merger with respect to the period extending at least until the currently scheduled expiration of the applicable collective bargaining agreement pursuant to which such plan is maintained immediately prior to the effective time of the merger (but only to the extent such contributions have not already been made prior to the effective time of the merger). Olin shall make in cash or cause the surviving corporation to make in cash all contributions to the trust under Chase's Savings and Profit Sharing Plan for Salaried Employees and to the trust under Chase's Benefit Restoration Plan with respect to the period extending at least until the effective time of the merger in accordance with the terms of such plans as in effect immediately prior to the effective time of the merger (but only to the extent such contributions have not already been made prior to the effective time of the merger).

   Subject to applicable collective bargaining agreements, with respect to any "employee benefit plan", as defined in Section 3(3) of ERISA, maintained by Olin or any of its subsidiaries and made available to employees of Chase and its subsidiaries immediately prior to the effective time of the merger who continue to be employed by the surviving corporation and its subsidiaries (including any severance plan), solely for purposes of eligibility to participate and vesting, service with Chase or any of its subsidiaries shall be treated as service with Olin and its subsidiaries to the extent such service was recognized for such purposes under the corresponding Chase benefit plan; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

   Except as specifically set forth above, nothing in the merger agreement requires Olin or the surviving corporation to continue any specific plans or agreements or to continue the employment of any specific person.

Effect on Awards Outstanding Under Chase Stock Plans

   Pursuant to the merger agreement, each stock option and other stock-based award of Chase will be converted into a stock option to acquire, or right in respect of, a number of shares of Olin common stock equal to the number of shares Chase common stock subject to the Chase stock option or stock-based award multiplied by 0.6400. The exercise price or base price of each Chase stock option and Chase stock-based award that is converted into an Olin stock option or Olin stock-based award will be equal to the exercise price or base price of the applicable Chase stock option or Chase stock-based award divided by 0.6400. The terms and conditions of the Olin options and Olin stock-based awards will otherwise be the same as were applicable under the stock option or stock-based award of Chase, as the case may be, but taking into account any changes, including acceleration, provided for in the applicable stock plan of Chase or in any applicable award agreement or as a result of the merger agreement or the transactions contemplated by the merger agreement.

Resale of Olin Common Stock

   Olin common stock issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act of 1933, except for shares issued to any Chase stockholder who may be deemed to be an "affiliate" of Olin or Chase for purposes of Rule 145 under the Securities Act. It is expected that each such affiliate will agree not to transfer any Olin stock received in the merger except in compliance with the resale provisions of Rule 144 or 145 under the Securities Act or as otherwise

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permitted under the Securities Act. Affiliates may be subject to a minimum holding period of one year preceding the sale of Olin common stock received by such affiliate in connection with the merger. If such minimum holding period does not apply, affiliates may sell their Olin common stock at any time subject to the volume and sale limitations of Rule 144 under the Securities Act. If the minimum holding period applies, such affiliates may sell their Olin common stock subject to the volume and sale limitations of Rule 144 under the Securities Act once such minimum holding period expires. If such shareholders are no longer considered affiliates then they may freely sell their Olin common stock after two years from the date they acquired Olin common stock in connection with the merger. If such shareholders are still considered affiliates after the two year holding period expires, such stockholders will still be subject to the volume and sale limitations of Rule 144 under the Securities Act until each such shareholder is no longer an affiliate of Olin. The merger agreement requires Chase to use commercially reasonable efforts to cause its affiliates to enter into these agreements. This proxy statement/prospectus does not cover resales of Olin common stock received by any person upon completion of the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any resale.

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                  THE MERGER AGREEMENT AND RELATED DOCUMENTS

   The following description summarizes the material provisions of the merger agreement and the voting agreement. You are urged to read carefully the merger agreement and the voting agreement, which are attached as Annexes 1 and 2 to this proxy statement/prospectus.

The Merger Agreement

   Conditions to the Completion of the Merger. Each party's obligation to effect the merger is subject to the satisfaction or waiver of various conditions which include, in addition to other customary closing conditions, the following:

   . holders of a majority of the outstanding shares of Chase common stock having adopted the merger agreement

   . holders of a majority of all shares of Olin common stock casting votes having approved the issuance of shares of Olin common stock in the merger, assuming that the total votes cast, including votes cast against the proposal, represents more than 50% in interest of all Olin common stock entitled to vote

   . the waiting period applicable to the merger under the Hart-Scott-Rodino
     Act having expired or been terminated

   . no judgment, order, decree, statute, law, ordinance, rule or regulation, being entered, enacted, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition being in effect, and no suit, action or proceeding by any governmental entity being pending or threatened that (1) would prevent the completion of the merger or (2) otherwise has had or could reasonably be expected to have a material adverse effect on Olin or Chase

   . the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order

   . the shares of Olin common stock issuable to Chase stockholders in the merger having been approved for listing on the New York Stock Exchange, subject to official notice of issuance

   . the other party's covenants and agreements in the merger agreement must have been satisfied in all material respects on or prior to December 31, 2002 and

   . since May 7, 2002, a material adverse effect must not have occurred with respect to the other party.

   Olin's obligation to effect the merger is further subject to the satisfaction or waiver of the following additional conditions:

   . the representations and warranties of Chase relating to its capital structure, its ability (subject to stockholder consent) to execute and deliver the merger agreement, absence of changes to executive compensation, excess parachute payments, state takeover statutes and its rights agreement shall be true and correct in all material respects, and the other representations and warranties of Chase set forth in the merger agreement previously mentioned shall be true and correct as of the date of the merger agreement and as of the closing date with the same effect as though made on the closing date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such date), except to the extent that the facts or matters as to which such representations and warranties are not so true and correct as of such dates (without giving effect to any qualifications and limitations as to "materiality" or

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     "material adverse effect" set forth therein), individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on Chase and

   . there is no pending or threatened suit, action or proceeding by any governmental entity or any legal restraint resulting from any such action
     (1) challenging the acquisition by Olin of any shares of Chase common stock, seeking to restrain or prohibit the completion of the merger, or seeking to place limitations on the ownership of shares of Chase common stock (or shares of common stock of the surviving corporation in the merger) by Olin or seeking to obtain from Olin or Chase any damages that are material in relation to Chase, (2) seeking to prohibit or materially limit the ownership or operation by Chase, Olin or any of its subsidiaries of any portion of any current business or of any current assets of Chase, Olin or any of its subsidiaries, or to compel Chase, Olin or any of its subsidiaries to divest or hold separate any current business or any current assets of Chase, Olin or any of its subsidiaries, as a result of the merger, (3) seeking to prohibit, Olin or any of its subsidiaries from effectively controlling in any material respect the business or operations of Chase, (4) seeking to impose limitations on the ability of Olin or any of its affiliates to acquire or hold, or exercise full rights of ownership of, any shares of Olin common stock including the right to vote Chase common stock on all matters properly presented to the stockholders of Chase and (5) otherwise having, or being reasonably expected to have, a material adverse effect on Chase.

   Chase's obligation to effect the merger is further subject to satisfaction or waiver of the following additional conditions:

   . the representations and warranties of Olin and Plumber Acquisition Corp.
     relating to Olin's capital structure and their ability, subject to the consent of Olin's shareholders, to execute and deliver the merger agreement, shall be true and correct in all material respects, and the other representations and warranties of Olin and Plumber Acquisition Corp. set forth in the merger agreement previously mentioned shall be true and correct as of the date of the merger agreement and as of the closing date with the same effect as though made on the closing date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such date), except to the extent that the facts or matters as to which such representations and warranties are not so true and correct as of such dates (without giving effect to any qualifications and limitations as to "materiality" or "material adverse effect" set forth therein), individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on Olin

   . the average of the volume weighted average prices for Olin common stock, as reported by Bloomberg Financial Markets (or such other source as Olin and Chase shall agree in writing), for the five trading days ending on the second trading day immediately preceding the closing date is equal to or greater than $14.50 and

   . Chase shall have received from Cahill Gordon & Reindel prior to the time at which the Form S-4 is declared effective by the Securities and Exchange Commission and on the date on which the merger is to be completed, an opinion, in each case dated as of such respective date, to the effect that: (1) the merger will qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and (2) Chase, Olin and Plumber Acquisition Corp. will each be a "party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code. The issuance of such opinions may be conditioned upon the receipt by Cahill Gordon & Reindel of representation letters that are attached as exhibits to the merger agreement from each of Olin and Chase.

   The merger agreement provides that a "material adverse effect" means, when used in connection with Olin or Chase, any state of facts, change, effect, event, occurrence, condition (or any development

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or developments which individually or in the aggregate could reasonably be expected to result in any such state of facts, change, effect, event, occurrence or condition) that (1) is materially adverse to the business, properties, assets, liabilities (contingent or otherwise), financial condition or results of operations of such party and its subsidiaries, taken as a whole, or (2) could reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the merger or the other transactions contemplated by the voting agreement, except to the extent any such state of facts, effect, event, occurrence, condition or development results from:

   . conditions affecting Olin's or Chase's industry generally

   . the announcement or pendency of the merger agreement, the voting agreement or the transactions contemplated thereby

   . actions taken by Olin or Chase in connection with fulfilling its obligations under the merger agreement

   . changes in the trading price or volume of Chase common stock or Olin common stock or

   . changes in GAAP.

   No Solicitation. In the merger agreement, Chase, subject to its board of directors' fiduciary obligations and applicable law, has agreed that it shall not, and shall use its best efforts to cause its subsidiaries and any of its or their respective directors, officers or employees or any investment banker, financial advisor, attorney, consultant, accountant or other representative retained by it or any of its subsidiaries not to, directly or indirectly through another person:

   . solicit, initiate or encourage, or take any other action to facilitate, any inquiries or the making of any takeover proposal, as described below or

   . enter into, continue or otherwise participate in any discussions or negotiations regarding any takeover proposal or furnish to any person any information with respect to, or otherwise cooperate in any way with, any takeover proposal.

   The merger agreement provides that the term "takeover proposal" means any inquiry, proposal or offer from any person relating to or that is reasonably likely to lead to any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of assets or businesses that constitute 15% or more of the revenues, net income, EBITDA or assets of Chase and its subsidiaries, taken as a whole, or 15% or more of Chase common stock or any other class of capital stock or other equity or voting interests in Chase or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of Chase common stock or any other class of capital stock of, or any other equity or voting interests in Chase or any of its subsidiaries or any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction involving Chase or any of its subsidiaries, other than the transactions contemplated by the merger agreement or the voting agreement.

   None of the board of directors of Chase nor any committee thereof will:

   . unless a majority of the disinterested members of the Chase Board determines in good faith as required by law as advised by counsel, withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Olin or Plumber Acquisition Corp. the approval or recommendation by such board of directors or such committee of the merger or the merger agreement

   . cause Chase to enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement related to any takeover proposal or

   . approve or recommend, or propose publicly to approve or recommend, any takeover proposal.

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   The merger agreement also provides that Chase will promptly advise Olin of any request for information or of any takeover proposal, the material terms and conditions of such request or takeover proposal and the identity of the person making such request or takeover proposal.

   Termination. The merger agreement may be terminated at any time prior to the effective time of the merger:

      1. by mutual written consent of Olin and Chase

      2. by Olin or Chase, if the merger has not been completed by December 31, 2002, provided, that such right to terminate the merger agreement will not be available to a party whose failure to perform any of its obligations under the merger agreement has resulted in the failure of the merger to be completed by that date

      3. by Olin or Chase, if the Chase stockholders have not adopted the merger agreement at a Chase stockholders meeting

      4. by Olin or Chase, if the Olin shareholders have not approved the issuance of shares of Olin common stock in the merger at an Olin shareholders meeting

      5. by Olin or Chase, if any legal restraint or prohibition is in effect and has become final and nonappealable (1) preventing the completion of the merger or (2) which otherwise has had or could reasonably be expected to have a material adverse effect on Olin or Chase

      6. by Olin or Chase, if the other party has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform would give rise to the failure of a condition to the merger that is incapable of being cured by December 31, 2002

      7. by Olin if there exists a final, nonappealable legal restraint or prohibition arising from a governmental suit, action or proceeding that prohibits completion of the merger, limits Olin's or Chase's ownership or operation of either company's current business or current assets, compels Olin or Chase to divest or hold separate any current business or current assets as a result of the merger, prevents Olin from effectively controlling in any material respect the business or operations of Chase or otherwise has or is reasonably expected to have, a material adverse effect on Chase

      8. by Chase if the closing price of Olin common stock is less than $11.78, as reported by the New York Stock Exchange Composite Transactions Tape, on each of the New York Stock Exchange trading days in any thirty consecutive New York Stock Exchange trading day period commencing on or after [July] [ . ], 2002 or

      9. by Chase if prior to June 28, 2002, the board of directors of Chase shall have provided written notice to Olin that Chase is prepared, upon termination of the merger agreement, to enter into a binding written definitive agreement for a superior proposal, provided, that (1) Chase shall have complied with its no solicitation requirements in the merger agreement in all respects, (2) the board of directors of Chase shall have reasonably concluded in good faith (prior to giving effect to any offer which may be made to Chase by Olin pursuant to clause (3) below) in consultation with its financial advisors and outside counsel, that such proposal is a superior proposal and (3) Olin does not make, within ten business days after receipt of Chase's written notice referred to above an offer that the board of directors of Chase shall have reasonably concluded in good faith in consultation with its financial advisors and outside counsel is at least as favorable to the stockholders of Chase than the superior proposal.

   The merger agreement provides that the term "superior proposal" means a bona fide, written proposal made by a third party (not affiliated or associated with Court Square Capital or its affiliates or

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any current director or officer of Chase) to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, all or substantially all of the shares of Chase common stock then outstanding or all or substantially all the assets of Chase, which the board of directors of Chase shall have reasonably concluded in good faith (based on the advice of its financial advisors and outside counsel) (1) is on terms which are more favorable to the stockholders of Chase than the merger and the other transactions contemplated by the merger agreement and for which financing, to the extent required, is then committed, (2) is reasonably likely of being consummated and (3) is not subject to due diligence.

  Termination Fees.

   Olin. If the merger agreement is terminated by Olin or Chase as described above in the fourth paragraph under "--Termination" then Olin must pay to Chase a termination fee in the amount of $7.5 million and, if the average of the volume weighted averages of the trading prices of Olin common stock, as reported by Bloomberg Financial Markets (or such other source as Olin and Chase shall agree in writing), for the thirty consecutive New York Stock Exchange trading days ending on the second trading day immediately preceding the date the Olin shareholders do not approve the Olin stock issuance is greater than $25, Olin then must pay to Chase an additional termination fee in the amount of $7.5 million.

   Chase. If the merger agreement is terminated by Chase as described above in the ninth paragraph under "--Termination" then Chase must pay Olin a $7.5 million termination fee.

   Conduct of Business Pending the Merger--Olin. Under the merger agreement, Olin has agreed that, prior to the effective time of the merger, except as consented to in writing by Chase, neither it nor any of its subsidiaries may:

   . declare, set aside or pay any dividends on, or make any other distributions in respect of its capital stock or other equity or voting interests or securities, except for (1) dividends and distributions by a direct or indirect wholly owned subsidiary of Olin to its parent, (2) normal quarterly cash dividends by Olin to the holders of Olin common stock and (3) stock dividends and distributions covered by certain anti-dilution provisions set forth in the merger agreement

   . purchase, redeem or otherwise acquire any shares of capital stock or other equity or voting interests or securities of Olin or any of its subsidiaries or any rights, warrants, calls or options to acquire any such shares of other equity or voting interests or securities other than in connection with Olin's employee benefit arrangements and policies

   . amend or propose to amend its articles of incorporation or by-laws so as to materially adversely affect the economic interests of the holders of Olin common stock, except as required by law or

   . authorize, commit or agree to take any of the foregoing actions.

   Conduct of Business Pending the Merger--Chase. Under the merger agreement, Chase has agreed that, prior to the effective time of the merger, it will carry on its business in the ordinary course consistent with past practice and in compliance with applicable laws, rules and regulations. In addition, Chase has agreed that, among other things and subject to certain exceptions, prior to the effective time of the merger neither it nor any of its subsidiaries may:

   . declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than certain dividends and distributions by a wholly owned subsidiary, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other

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     securities in respect of, in lieu of or in substitution for shares of its capital stock or purchase, redeem or otherwise acquire any shares of capital stock of Chase or its subsidiaries or any other of their securities or any rights, warrants or options to acquire any such securities

   . issue, deliver, sell, grant, pledge or otherwise encumber or subject to any lien any shares of its capital stock, any other voting securities or any securities convertible into, or exchangeable for, or any rights, warrants, calls or options to acquire, any such securities, any stock appreciation rights, stock based performance units or other rights that are linked to the price of Chase common stock other than under existing options and warrants

   . amend or propose to amend the restated certificate of incorporation of Chase, the amended and restated by-laws of Chase or other comparable organizational documents of any of Chase's subsidiaries, except as required by law

   . acquire or agree to acquire by merging or consolidating with, or by purchasing assets of, or by any other manner, any business or equity interest of any person

   . sell, lease, license, sell and leaseback, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets, other than sales of inventory and obsolete equipment in the ordinary course of business consistent with past practice, or enter into, modify or amend any lease of property, except for modifications that are not adverse to Chase or any of its subsidiaries

   . incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or rights, warrants, calls or options to acquire any debt securities of Chase or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice not to exceed $5,000,000 at any time outstanding or letters of credit issued in the ordinary course of business consistent with past practice

   . make any loans, advances or capital contributions to, or investments in, any other person, except for advances to employees of Chase or any of its subsidiaries in the ordinary course of business consistent with past practice

   . make any capital expenditures (other than pre-approved capital expenditures) or otherwise acquire assets (other than raw materials and supplies) which individually, is in excess of $500,000, or, in the aggregate, are in excess of $1,000,000

   . pay, discharge, settle or satisfy any material claims, liabilities, obligations or litigation, other than the payment, discharge, settlement or satisfaction of claims, liabilities or litigation, in the ordinary course of business consistent with past practice or in accordance with its terms as in effect on the date of the merger agreement, or cancel any indebtedness or waive, transfer, grant or release any claims or right of material value, or waive the benefits of, or agree to modify in any manner, terminate, release any person from or fail to enforce any confidentiality, any standstill or similar agreement to which Chase or any of its subsidiaries is a party to or of which Chase or any of its subsidiaries is a beneficiary

   . enter into, modify, amend or terminate any contract or agreement which if so entered into, modified, amended or terminated would reasonably be expected to have a material adverse effect on Chase or impair in any material respect the ability of Chase to perform its obligations under the merger agreement

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   . except as required by law, or the terms of any collective bargaining agreement or benefit plan as in effect on the date of the merger agreement or contemplated in the merger agreement:

     . enter into, adopt, terminate or amend any benefit plan, collective bargaining agreement, employment agreement, stock option, stock plan or benefit plan or any other agreement, plan or policy involving Chase or its subsidiaries, and one or more of its current or former directors, officers, employees or consultants

     . materially change any actuarial or other assumption used to calculate funding obligations with respect to any benefit plan or change the manner in which contributions to any benefit plan are made or the basis on which such contributions are determined

     . increase the compensation, bonus or other benefits of any director, executive officer, employee or consultant of Chase and its subsidiaries or pay any benefit or amount not previously receiving or entitled to receive such type of compensation or benefit and not required under any benefit plan or agreement, except for normal increases in cash compensation other than to officers or directors in the ordinary course of business consistent with past practice or make any payment or grant any awards under or amend or terminate any bonus, incentive, performance or other compensation plan or arrangement or benefit plan

     . grant or pay any severance or termination pay or increase in any manner the severance or termination pay of any current or former director, officer, employee or consultant

     . take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan or take any action to accelerate the vesting or payment of any compensation or benefit under any benefit plan

   . change its fiscal year or revalue any material assets or, except as required by generally accepted accounting principles, make any change in accounting methods, principles or practices

   . make any material tax election or settle or compromise any material tax liability in connection with currently pending proceedings other than in the ordinary course of business or

   . authorize, commit, resolve or agree to take any of the foregoing actions.

   Conduct of Business Pending the Merger--Olin and Chase. Under the merger agreement, both Olin and Chase have agreed to use commercially reasonable efforts not to, and commercially reasonable efforts to not permit any of their respective subsidiaries, to take any action that would, or that could reasonably be expected to, result in any of the conditions to the merger not being satisfied.

   Amendment; Extension and Waiver.  Subject to applicable law:

   . the merger agreement may be amended by the parties in writing at any time, except that after the merger agreement has been adopted by Chase stockholders or the issuance of shares of Olin common stock in the merger has been approved by Olin shareholders, no amendment shall be made that by law requires further approval by Chase stockholders or Olin shareholders without further approval of such stockholders or shareholders

   . at any time prior to the effective time of the merger, a party may, by written instrument signed on behalf of such party, extend the time for performance of the obligations of any other party to the merger agreement, waive inaccuracies in representations and warranties of any other party contained in the merger agreement or in any related document and except as provided in the merger agreement, waive compliance by any other party with any agreements or conditions in the merger agreement.

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   Under Section 251(d) of the Delaware General Corporation Law, no amendment to the merger agreement made after the adoption of the merger agreement by Chase stockholders may, without further stockholder approval, alter or change the amount or kind of shares, securities, cash, property and/or rights to be received by Chase stockholders in the merger, alter or change any terms of the Chase restated certificate of incorporation to be effected by the merger, or alter or change any terms and conditions of the merger agreement if such alteration or change would adversely affect the holders of any class or series of stock of Chase.

   Expenses. Whether or not the merger is completed, all fees and expenses incurred in connection with the merger, the merger agreement, the voting agreement and the transactions contemplated thereby will be paid by the party incurring such fees or expenses, except as otherwise provided in the merger agreement and except that Olin and Chase will share equally the expenses incurred in connection with filing, printing and mailing of this proxy statement/prospectus and the registration statement of which it is a part and the filing fees for the pre-merger notification and report forms under the Hart-Scott-Rodino Act.

   Representations and Warranties. The merger agreement contains customary representations and warranties relating to, among other things:

   . corporate organization and similar corporate matters of each of Olin and Chase

   . subsidiaries of each of Olin and Chase

   . the capital structure of each of Olin and Chase

   . authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities relating to, the merger agreement and related matters of each of Olin and Chase

   . documents filed by each of Olin and Chase with the Securities and Exchange
     Commission, the accuracy of information contained therein and the absence of undisclosed liabilities of each of Olin and Chase

   . the accuracy of information supplied by each of Olin and Chase in connection with this proxy statement/prospectus and the registration statement of which it is a part

   . absence of certain changes or events with respect to each of Olin and Chase

   . compliance with applicable laws by each of Olin and Chase

   . pending or threatened material litigation of each of Olin and Chase

   . compliance with environmental laws by each of Olin and Chase

   . material contracts of Chase

   . absence of changes in benefit plans of Chase

   . matters relating to the Employee Retirement Income Security Act of 1974 for Chase

   . no excess parachute payments by Chase

   . filing of tax returns and payment of taxes by Chase and 368(a) reorganization treatment under the Internal Revenue Code by each of Olin and Chase

   . required stockholder vote of each of Olin and Chase

   . satisfaction of certain state takeover statutes' requirements for Chase

   . engagement and payment of fees of brokers, investment bankers, finders and financial advisors by each of Olin and Chase

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   . receipt of fairness opinions by each of Olin and Chase from their respective financial advisors

   . intellectual property of Chase

   . amendments of the rights agreement of Chase and

   . interim operations of Plumber Acquisition Corp.

   Amendments to the Chase Restated Certificate of Incorporation. The merger agreement provides that the certificate of incorporation of the surviving corporation will be amended to read in its entirety as set forth in Exhibit A to the merger agreement and, as so amended, will be the certificate of incorporation of the surviving corporation until changed or amended. For a summary of certain provisions of the Chase restated certificate of incorporation and the associated rights of Chase stockholders, see "Comparison of Rights of Olin Shareholders and Chase Stockholders".

   Amendments to Chase Amended and Restated By-Laws. The merger agreement provides that the by-laws of Plumber Acquisition Corp., as in effect immediately prior to the effective time of the merger, will be the by-laws of the surviving corporation following the merger until changed or amended. For a summary of certain provisions of the Chase amended and restated by-laws and the associated rights of Chase stockholders, see "Comparison of Rights of Olin Shareholders and Chase Stockholders".

The Voting Agreement

   General. Concurrently with the execution of the merger agreement, Olin entered into:

   . a voting agreement with Court Square Capital, which owns approximately
     [47.6%] of Chase's common stock outstanding

   Court Square Capital has agreed:

   . at any meeting of Chase stockholders called to vote upon the merger agreement, to vote, or cause to be voted, its shares of Chase common stock (owned of record or beneficially) in favor of, and shall consent to (or cause to be consented to), the adoption of the merger agreement and approval of the merger

   . at any meeting of Chase stockholders called to vote upon the merger agreement, to vote, or cause to be voted, its shares of Chase common stock (owned of record or beneficially) against, and shall not consent to, any takeover proposal or any transaction or occurrence that if proposed and offered to Chase or its stockholders would constitute a takeover proposal as described in "The Merger Agreement--No Solicitation" and any amendment of Chase's restated certificate of incorporation or amended and restated by-laws or other proposal, action or transaction which could reasonably be expected to prevent or materially impede, delay or deprive Olin of any material portion of the benefits to be received from the consummation of the merger or the other transactions contemplated by the merger agreement, the voting agreement or change in any manner the voting rights of Chase's common stock or any other capital stock or voting interests or securities of Chase

   . not to sell, transfer, tender, pledge, assign, or otherwise dispose of its shares of Chase common stock other than pursuant to the merger agreement or the voting agreement

   . not to enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection with its shares of Chase common stock and

   . not to, and not to permit any of its subsidiaries, nor authorize, nor permit any director, officer, employee or representative to, directly or indirectly, (1) solicit, initiate or encourage, or take any other action knowingly to facilitate, any inquiries or the making of any takeover proposal for Chase, as described under "--The Merger Agreement--No Solicitation", (2) enter into any agreement with respect to any such takeover proposal or (3) enter into, continue or otherwise participate in discussions or negotiations or furnish information to any person or otherwise cooperate with or assist or participate in any effort or attempt by any person with respect to any such takeover proposal.

   Registration Rights and Indemnification. Olin has agreed to file a registration statement on behalf of Court Square Capital to assist in the sale of Olin common stock received by Court Square Capital pursuant to the merger. If Court Square Capital is unable to sell its shares of Olin common stock in one registration statement, then Olin has also agreed to file a shelf registration statement on behalf of Court Square Capital. Olin has agreed to pay for the expenses related to the filing of a registration statement other than for expenses related to any transfer taxes, any underwriting discounts or selling commissions and Court Square Capital's road show costs and attorney fees. In addition, Olin has agreed to indemnify Court Square Capital if it is made a party or threatened to be made a party to any action, suit or proceeding, to the extent such action, suit or proceeding (1) arises out of or pertains to Court Square Capital's capacity as a Chase common stockholder and
(2) arises out of or pertains to the voting agreement and the transactions contemplated by the voting agreement. The indemnity will not apply to the extent that the claims in any action, suit or proceeding are judicially determined to arise out of a breach of Court Square Capital's representations, warranties or covenants contained in the voting agreement.

   Termination. The voting agreement provides that it will terminate upon the first to occur of:

   . the effective time of the merger

   . the termination of the merger agreement in accordance with its terms or

   . any amendment of the merger agreement without Court Square Capital's consent that (1) decreases the exchange ratio, (2) otherwise materially adversely affects the economic benefits of the merger to Court Square Capital or to the holders of Chase common stock or treats any Chase common stockholder differently from any other holder, (3) extends the date upon which the merger must be consummated as set forth in the merger agreement or (4) creates any additional conditions to the merger.

                    COMPARATIVE STOCK PRICES AND DIVIDENDS

   Olin common stock is listed for trading on the New York Stock Exchange under the symbol "OLN" and Chase common stock is listed for trading on the New York Stock Exchange under the symbol "CSI". The following table sets forth, for the periods indicated, dividends and the high and low sales prices per share of Olin common stock and Chase common stock on the New York Stock Exchange Composite Transaction Tape. Olin's per share data reflect the spin-off of Arch Chemicals, Inc., on February 8, 1999. For current price information, you are urged to consult publicly available sources.

                                        Olin Common Stock             Chase Common Stock
                                  ---------------------------    -----------------------------
                                                      Dividends                      Dividends
Calendar Period                     High       Low    Declared     High       Low    Declared
---------------                   ------    ------    ---------  ------    ------    ---------
1999
   First Quarter................. $15.75    $ 9.50      $0.30(1) $11.06    $ 7.63       N/A
   Second Quarter................  15.19      9.69       0.20      9.56      7.38       N/A
   Third Quarter.................  14.81     12.19       0.20      9.25      8.00       N/A
   Fourth Quarter................  19.88     12.13       0.20      9.13      7.88       N/A
2000
   First Quarter.................  21.50     14.88       0.20     10.31      7.75       N/A
   Second Quarter................  19.25     14.19       0.20      9.75      8.25       N/A
   Third Quarter.................  18.00     15.00       0.20     10.81      8.13       N/A
   Fourth Quarter................  23.19     16.00       0.20     10.50      6.38       N/A
2001
   First Quarter.................  22.75     17.76       0.20     11.80      9.80       N/A
   Second Quarter................  22.53     14.90       0.20     11.40      8.90       N/A
   Third Quarter.................  18.00     13.30       0.20      9.80      8.80       N/A
   Fourth Quarter................  17.25     12.05       0.20      9.29      8.25       N/A
2002
   First Quarter.................  18.80     13.85       0.20     11.77      9.30       N/A
   Second Quarter................  22.25     16.98       0.20     15.00     11.00       N/A
   Third Quarter (through [ . ]).     [ . ]     [ . ]      [ . ]     [ . ]     [ . ]    N/A

--------
N/A--Not Applicable
(1) Does not include the distribution of Arch Chemicals, Inc. common stock under the terms of the spin-off.

   The following table sets forth the high and low sales prices per share of Olin common stock on the New York Stock Exchange Composite Transactions Tape and Chase common stock on the New York Stock Exchange Composite Transaction tape on April 9, 2002, the trading day on which Olin submitted a written indication of interest to the Chase board of directors, on May 7, 2002, the last full trading day before the public announcement of the merger agreement, and on [ . ], 2002, the latest trading day before the date of this proxy statement/prospectus:


                                         Olin Common Stock Chase Common Stock
                                         ----------------  ----------------
                                           High     Low      High      Low
                                         -------  -------  -------   -------
April 9, 2002........................... $ 18.02  $ 17.80  $ 11.04   $ 11.00
May 7, 2002............................. $ 18.28  $ 17.87  $ 14.88   $ 14.40
[August 5], 2002........................ $[17.93] $[17.15] $[11.24]  $[10.90]

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

   The following unaudited pro forma condensed combined balance sheet at March 31, 2002 reflect the merger as if it had occurred on the balance sheet date. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2001 and the three months ended March 31, 2002 reflect the merger as if it had occurred on January 1, 2001, the beginning of the fiscal year presented.

   The unaudited pro forma condensed combined financial statements are based on the historical financial statements of Olin and Chase and give effect to the merger under the purchase method of accounting and apply the assumptions and adjustments as discussed in the accompanying notes to such statements, including assumptions relating to the allocation of the consideration paid for the assets and liabilities of Chase based on preliminary estimates of their fair value. The actual allocation of such consideration may differ from that reflected in the pro forma financial statements after final valuation procedures are completed following the closing of the merger. In the opinion of Olin and Chase, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial statements have been made based on the proposed terms and structure of the merger.

   The unaudited pro forma condensed combined financial data do not give effect to any potential cost savings or other synergies that could result from the merger. Olin is in the process of developing a plan to integrate the operations of Chase with the operations of Olin. On a combined basis, there were no material transactions between Olin and Chase during the periods presented. There are no material differences between the accounting policies of Olin and Chase.

   The pro forma adjustments made in connection with the development of the pro forma information are preliminary and have been made solely for purposes of developing such pro forma information for illustrative purposes necessary to comply with the disclosure requirements and are not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated on any of the assumed dates referred to in the first paragraph above, nor is it necessarily indicative of future operating results or financial position.


   You should read the financial information in this section along with Olin's and Chase's historical consolidated financial statements and accompanying notes incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" on page 90.

             Unaudited Pro Forma Condensed Combined Balance Sheets

                                March 31, 2002
                             (Dollars in millions)

                                                                           Pro
                                                              Pro Forma   Forma
                                                Olin   Chase Adjustments Combined
                                               ------  ----- ----------- --------
                                                (a)     (a)
Assets:
   Cash and Cash Equivalents.................. $  205  $  4     $ --      $  209
   Short-Term Investments.....................     25    --       --          25
   Accounts Receivable, Net
     --Trade..................................    158    28       --         186
     --Other..................................     12    --       --          12
   Inventories, Net...........................    198    14       --         212
   Income Taxes Receivable....................     13     3       (4)(c)      12
   Other Current Assets.......................     47     5       --          52
                                               ------  ----     ----      ------
       Total Current Assets...................    658    54       (4)        708
   Property, Plant and Equipment, Net.........    460   119       20 (d)     599
   Goodwill...................................     42    --       45 (b)      87
   Other Assets...............................     80     1       --          81
                                               ------  ----     ----      ------
       Total Assets........................... $1,240  $174     $ 61      $1,475
                                               ======  ====     ====      ======

Liabilities and Shareholders' Equity:
   Current Installment--Long-Term Debt........ $  102  $ --     $ --      $  102
   Accounts Payable...........................     80    15       --          95
   Income Taxes Payable.......................     --     4       (4)(c)      --
   Accrued Liabilities........................    127     6        6 (e)     139
                                               ------  ----     ----      ------
       Total Current Liabilities..............    309    25        2         336
   Long-Term Debt.............................    329    --       --         329
   Deferred Taxes.............................     74    11       --          85
   Other Liabilities..........................    215    11       --         226
                                               ------  ----     ----      ------
       Total Liabilities......................    927    47        2         976
                                               ------  ----     ----      ------
Commitments and Contingencies.................

Shareholders' Equity:
   Common Stock...............................     47    --       10 (f)      57
   Additional Paid-In Capital.................    257    32      171 (f)
                                                                   5 (g)
                                                                 (32)(h)     433
   Accumulated Other Comprehensive Loss.......    (12)   (1)       1 (h)     (12)
   Retained Earnings..........................     21    96      (96)(h)      21
                                               ------  ----     ----      ------
   Total Shareholders' Equity.................    313   127       59         499
                                               ------  ----     ----      ------
   Total Liabilities and Shareholders' Equity. $1,240  $174     $ 61      $1,475
                                               ======  ====     ====      ======

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

          Unaudited Pro Forma Condensed Combined Statement of Income

                       Three Months Ended March 31, 2002
            (Dollars and shares in millions, except per share data)

                                                           Pro Forma  Pro Forma
                                             Olin   Chase Adjustments Combined
                                            ------  ----- ----------- ---------
                                                (a)   (a)
Sales...................................... $  295  $  61     $--      $  356
Operating Expenses:
   Cost of Goods Sold......................    270     55      --         325
   Selling and Administration..............     29      2                  31
   Research and Development................      1     --                   1
Earnings (Loss) of Non-Consolidated
  Affiliates...............................     (4)    --                  (4)
Interest Expense...........................      8     --                   8
Interest Income............................      1     --                   1
Other Income...............................      1     --                   1
                                            ------  -----     ---      ------
Income (Loss) from Continuing Operations
  Before Taxes.............................    (15)     4      --         (11)
Income Tax Provision (Benefit).............     (4)     1      --          (3)
                                            ------  -----     ---      ------
Income (Loss) from Continuing Operations... $  (11) $   3     $--      $   (8)
                                            ======  =====     ===      ======
Income (Loss) from Continuing Operations
  per Common Share:
   Basic................................... $(0.26) $0.19              $(0.16)
                                            ======  =====              ======
   Diluted................................. $(0.26) $0.19              $(0.16)
                                            ======  =====              ======
Average Common Shares Outstanding(j):
   Basic...................................   44.3   15.3                54.3
                                            ======  =====              ======
   Diluted.................................   44.3   15.5                54.3
                                            ======  =====              ======

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

          Unaudited Pro Forma Condensed Combined Statement of Income

                         Year Ended December 31, 2001
            (Dollars and shares in millions, except per share data)

                                                            Pro Forma  Pro Forma
                                             Olin   Chase  Adjustments Combined
                                            ------  -----  ----------- ---------
                                              (a)    (a)
Sales...................................... $1,271  $ 232               $1,503
Operating Expenses:
   Cost of Goods Sold......................  1,122    208      $ 1(i)    1,331
   Selling and Administration..............    116     11                  127
   Research and Development................      5     --                    5
Earnings (Loss) of Non-Consolidated
  Affiliates...............................     (8)    --                   (8)
Interest Expense...........................     17     --                   17
Interest Income............................      1     --                    1
Other Income...............................     22     --                   22
Gain (Loss) on Sales and Restructurings
  of Businesses and Spin-off Costs.........    (39)    --                  (39)
                                            ------  -----      ---      ------
Income (Loss) from Continuing Operations
  Before Taxes.............................    (13)    13       (1)         (1)
Income Tax Provision (Benefit).............     (4)     5       --           1
                                            ------  -----      ---      ------
Income (Loss) from Continuing Operations... $   (9) $   8      $(1)     $   (2)
                                            ======  =====      ===      ======
Income (Loss) from Continuing Operations
  per Common Share:
   Basic................................... $(0.22) $0.53               $(0.04)
                                            ======  =====               ======
   Diluted................................. $(0.22) $0.53               $(0.04)
                                            ======  =====               ======
Average Common Shares Outstanding(j):
   Basic...................................   43.6   15.3                 53.6
                                            ======  =====               ======
   Diluted.................................   43.6   15.5                 53.6
                                            ======  =====               ======

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

     Notes to Unaudited Pro Forma Condensed Combined Financial Statements

   (a) These columns represent historical results of operations and financial position.

   (b) This adjustment reflects the initial estimate made by Olin's management of the excess of the total merger consideration over the estimated fair value of tangible net assets of Chase to be acquired. The following is a calculation (for purposes of this note only, in millions except share price):


                                                                                  March 31,
                                                                                    2002
                                                                                  ---------
Consideration:
Shares of Olin common stock to be issued in the merger...........................      10
Olin average price per share a few days before and after the merger agreement was announced on May 8, 2002.......................................................  $18.11
                                                                                   ------
Value of Olin common stock to be issued in the merger............................  $  181
Estimated Olin transaction fees and expenses.....................................       6
Fair value of Chase options to be converted to Olin options......................       5
Estimated fair value of net assets acquired......................................    (147)
                                                                                   ------
   Preliminary goodwill..........................................................  $   45
                                                                                   ======

   The total merger consideration will be allocated to the assets and liabilities of Chase based on their estimated fair value. The excess of the total merger consideration over the historical book value of Chase's net assets has been allocated to goodwill and fixed assets. The final allocation of the merger consideration to the Chase assets acquired and liabilities assumed depends upon certain valuations and studies that have not progressed to a stage where there is sufficient information to make a final allocation in the accompanying pro forma condensed combined financial information. In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", Olin ceased amortizing goodwill as of January 1, 2002. We anticipate that a portion of the purchase price up to $20 million will be allocated to fixed assets. The estimated life for these fixed assets which includes buildings and machinery and equipment, is 20 years.

   (c) Reflects the reclassification of the income tax payable to income tax receivable.

   (d) Reflects the adjustment of Chase fixed assets to fair value.

   (e) Reflects estimated merger fees and expenses of Olin. The impact of these fees and expenses have been reflected in the unaudited pro forma condensed combined unaudited balance sheet and statement of income as an increase in the merger consideration.

   (f) Reflects the issuance of approximately 10 million shares of Olin common stock in connection with the merger pursuant to which each issued and outstanding share of Chase common stock will be converted into the right to receive 0.6400 shares of Olin common stock.

   (g) Reflects the estimated fair value of the Chase options to be converted to Olin options.

   (h) Reflects the elimination of Chase's stockholders' equity accounts including the elimination of accumulated other comprehensive loss.

   (i) Reflects the depreciation of the fixed asset adjustment.

   (j) Pro forma per share data is based on the number of shares of common stock and common equivalent shares that would have been outstanding had the merger occurred on the earliest date presented.

                       DESCRIPTION OF OLIN CAPITAL STOCK


   The following summary of the capital stock of Olin is subject in all respects to applicable provisions of Virginia law, the Olin restated articles of incorporation, as amended, which are referred to in this proxy statement/prospectus as the articles of incorporation, and by-laws, as amended, which are referred to in this proxy statement/prospectus as the by-laws, and the Olin rights agreement. See "Comparison of Rights of Olin Shareholders and Chase Stockholders" on page 78 and "Where You Can Find More Information" on page 90.


General

   The total authorized shares of capital stock of Olin consist of (1) 120,000,000 shares of common stock, par value $1.00 per share, and (2) 10,000,000 shares of preferred stock, par value $1.00 per share. The Olin board of directors has designated 250,000 shares of its preferred stock as series A participating cumulative preferred stock. At the close of business on [July 8], 2002, approximately [47,128,783] shares of Olin common stock were issued and outstanding, and no shares of Olin preferred stock were issued and outstanding.

Common Stock

   Holders of Olin common stock are entitled to dividends as declared by the Olin board of directors from time to time after payment of, or provision for, full cumulative dividends on and any required redemptions of shares of preferred stock then outstanding. Holders of Olin common stock are entitled to one vote per share on all matters submitted for action by the shareholders and may not cumulate votes for the election of directors. Holders of Olin common stock have no preemptive or subscription rights and have no liability for further calls or assessments. In the event of the liquidation, dissolution or winding up of our business, holders of Olin common stock are entitled to receive pro rata all of Olin's remaining assets available for distribution, after satisfaction of the prior preferential rights of the preferred stock and the satisfaction of all of Olin's debts and liabilities.

   The transfer agent and registrar for the Olin common stock is Mellon Investor Services LLC.

Preferred Stock

   The Olin board of directors is authorized, without further shareholder action, to provide for the issuance from time to time of Olin preferred stock in one or more series and, as to each series, to fix the designation, the dividend rate and the date or dates from which such dividends will be cumulative, the times when and the prices at which shares will be redeemable, the voluntary and involuntary liquidation prices, the sinking fund provisions, if any, applicable to such series, voting powers, if any, of such series, the conversion terms, if any, of such series, terms of participation in common stock dividends in excess of the preferred dividend, and any other preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions with respect to any such series. To the extent that some or all of these features may be present when shares of Olin preferred stock are issued, they could have an adverse effect on the availability of earnings for distribution to the holders of Olin common stock or for other corporate purposes.

Olin Series A Participating Cumulative Preferred Stock

   Olin series A participating cumulative preferred stock was designated in connection with the Olin rights agreement. No shares of Olin series A participating cumulative preferred stock are outstanding. For a description of the rights to acquire Olin series A participating cumulative preferred stock that are attached to shares of Olin common stock, see "Comparison of Rights of Olin Shareholders and Chase Stockholders--Rights Plans--Olin".

   Shares of Olin's series A preferred stock may only be purchased after the rights have become exercisable, and each share of the Olin series A preferred stock:

  .  is nonredeemable

  . will have a preferential dividend in an amount equal to 1,000 times any dividend declared on each share of Olin common stock

  . in the event of liquidation, will entitle its holder to receive a preferred liquidation payment equal to the greater of $0.01 per share or 1,000 times the payment made per share of Olin common stock

  . will have 1,000 votes and, except as otherwise provided by applicable law, will vote, voting together with the Olin common stock and any other capital stock with general voting rights and

  . in the event of an merger, consolidation or other transaction in which shares of Olin common stock are converted or exchanged, will be entitled to receive 1,000 times the amount and type of consideration received per share of Olin common stock.

   The rights of Olin series A preferred stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

       COMPARISON OF RIGHTS OF OLIN SHAREHOLDERS AND CHASE STOCKHOLDERS

   The rights of Olin shareholders are currently governed by Virginia law and the Olin articles of incorporation and by-laws. The rights of Chase stockholders are currently governed by Delaware law and the Chase restated certificate of incorporation and amended and restated by-laws. Upon completion of the merger, the rights of Chase stockholders who become shareholders of Olin in the merger will be governed by Virginia law and the Olin articles of incorporation and by-laws.

   The following description summarizes the material differences which may affect the rights of Olin shareholders and Chase stockholders but does not purport to be a complete statement of all such differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. Olin shareholders and Chase stockholders should read carefully the relevant provisions of Virginia law and Delaware law, the Olin articles of incorporation and by-laws, and the Chase certificate of incorporation and by-laws.

Capitalization

   Olin. Olin's authorized capital stock is described above under "Description of Olin Capital Stock".

   Chase. The total authorized shares of capital stock of Chase consist of (1) 36,310,000 shares of common stock, par value $.01 per share, (2) 12,300,000 shares of non-voting common stock, par value $.01 per share and, (3) 1,000,000 shares of preferred stock, par value $.01 per share. Of the 1,000,000 shares of preferred stock, 36,310 shares have been designated as Chase series A junior participating preferred stock.

   At the close of business on [July 8], 2002, [15,321,455] shares of Chase common stock were issued and outstanding. No other shares of non-voting common stock or preferred stock were issued and outstanding.

   The Chase Board is authorized to issue preferred stock from time to time in series, to set forth the voting powers of each series, and to fix the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions to the times when and the prices at which shares will be redeemable, the sinking fund provisions, if any, applicable to such series, the dividend rate, the conversion, if any, of such series, and any other special rights and protective provisions of each series of preferred stock. The Chase Board, without stockholder approval, can issue Chase preferred stock with voting, conversion or other rights that could dilute the voting power and other rights of the holders of Chase common stock. Chase preferred stock could also be issued quickly with terms that could delay or prevent a change in control of Chase or make removal of management more difficult. Additionally, issuing Chase preferred stock may cause the market price of Chase common stock to decrease.

Voting Rights

   Olin. Each holder of Olin common stock is entitled to one vote for each share held of record and may not cumulate votes for the election of directors.

   Chase. Each holder of Chase common stock is entitled to one vote for each share held of record and may not cumulate votes for the election of directors.

Number, Election, Vacancy and Removal of Directors

   Olin. Virginia law provides that the board of directors of a Virginia corporation shall consist of a number of individuals specified in or fixed in accordance with the by-laws of the corporation or, if not specified or fixed in accordance with the by-laws, then a number specified in or fixed in accordance with the articles of incorporation of the corporation.

   The Olin articles of incorporation provide that the number of directors shall be specified in the by-laws, but will in any event not exceed 18. The Olin by-laws provide that the board of directors shall consist of eight directors, but the number of directors may be increased to any number, not more than 18 directors, or decreased to any number, not less than three directors, by amendment of the Olin by-laws.

   Virginia law provides that a corporation's board of directors may be divided into two or three classes with staggered terms of office. The Olin articles of incorporation provide that the Olin board of directors shall consist of three classes, as nearly equal in number as possible, each of which shall serve for three years with one class being elected each year.

   Under Virginia law, unless a corporation's articles of incorporation provide otherwise, vacancies, including a vacancy resulting from an increase in the number of directors, may be filled by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present or by a majority of the directors remaining in office, even though less than a quorum. If the board of directors fills a vacancy, the director's term expires at the next shareholders' meeting at which directors are elected even if the corporation has a classified board of directors with staggered terms and the new director is filling an unexpired term with more than one year remaining. Virginia law also provides that a decrease in the number of directors does not shorten an incumbent director's term.

   The Olin articles of incorporation provide that vacancies, including a vacancy resulting from an increase in the number of directors, shall be filled by a plurality of the votes cast by the shares entitled to vote in the election at an annual meeting at which a quorum is present or by a majority of the directors remaining in office, even though less than a quorum. If the board of directors fills a vacancy, the director's term expires at the next shareholders' meeting at which directors are elected.

   Under Virginia law, except as otherwise provided in a corporation's articles of incorporation, a director may be removed from office, with or without cause, by the holders of a majority of the shares entitled to vote in the election of directors. Under the Olin articles of incorporation, any director may be removed from office only for cause by the holders of a majority of the shares entitled to vote in the election of directors.

   Chase. The Chase board of directors has eight members. The Chase by-laws provide that the Chase board of directors will consist of a number of directors to be fixed from time to time pursuant to a resolution adopted by the board of directors but will, in any event, not be less than one. Neither the Chase certificate of incorporation nor the Chase by-laws provides for a staggered board of directors.

   Vacancies on the Chase board of directors and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum. If, at the time of filling of any vacancy or newly-created directorship, the directors then in office constitute less than a majority of the whole board of directors (as constituted immediately prior to any such increase), the Chancery Court for the State of Delaware may, upon application of any stockholder or stockholders holding at least 10% of the total number of shares outstanding having the right to vote for such director, order an election to be held to fill such vacancy or newly-created directorship or replace the directors selected by the directors then in office.

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   Under Delaware law and the Chase by-laws, any director or the entire Chase board of directors may be removed at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the outstanding voting power of Chase.

Amendments to the Olin Articles of Incorporation and Chase Certificate of Incorporation

   Olin. Under Virginia law, unless a Virginia corporation's articles of incorporation provide for a greater or lesser vote, amendments of the articles of incorporation must be approved by each voting group entitled to vote on the proposed amendment by more than two-thirds of all the votes entitled to be cast by that voting group. However, the vote specified in the articles of incorporation may not be reduced to less than a majority of all votes cast by the voting group at a meeting at which a quorum of the voting group exists.

   The Olin articles of incorporation provide that any amendment to the Olin articles of incorporation shall be approved by a majority of the votes entitled to be cast by each voting group that is entitled to vote on the matter, unless in submitting an amendment or restatement to the shareholders the board of directors shall require a greater vote.

   Chase. Under Delaware law, an amendment to the certificate of incorporation of a corporation requires the approval of the board of directors and the approval of holders of a majority of the outstanding stock entitled to vote upon the proposed amendment. Holders of the outstanding shares of a class are entitled to vote as a separate class on a proposed amendment that would:

   . increase or decrease the aggregate number of authorized shares of such class (unless this class voting right has been eliminated in the certificate of incorporation in certain circumstances)

   . increase or decrease the par value of the shares of such class or

   . alter or change the powers, preferences or special rights of the shares of such class, so as to affect them adversely.

   The Chase certificate of incorporation does not contain any provisions regarding the amendment of the certificate of incorporation and therefore may be amended as described above under Delaware law.

Amendments to the Olin By-laws and Chase By-laws

   Olin. Under Virginia law, a corporation's shareholders or board of directors may amend or repeal by-laws, except to the extent that the corporation's articles of incorporation or Virginia law reserve the power exclusively to the shareholders. A corporation's shareholders may amend or repeal by-laws even though the by-laws may also be amended or repealed by its board of directors.

   Virginia law expressly addresses an amendment or repeal of a by-law provision that fixes a greater quorum or voting requirement for the board of directors than the quorum or voting requirement fixed by Virginia law. If the shareholders originally adopted the provision, only they may amend or repeal it. If the board of directors originally adopted the provision, either the shareholders or the board of directors may amend or repeal it.

   A by-law adopted or amended by the shareholders that fixes a greater quorum or voting requirement for the board of directors may provide that it may be amended or repealed only by a specified vote of either the shareholders or the board of directors.

   The Olin by-laws may be altered, amended or repealed by the board of directors, subject to the power of the shareholders to alter or repeal the by-laws made by the board of directors at any annual or special meeting of the shareholders.

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   Chase.  Under Delaware law, the stockholders have the power to adopt, amend or repeal the by-laws and the directors may also have such power if it is conferred upon them by the certificate of incorporation. The Chase certificate of incorporation and by-laws allow the directors and stockholders to amend or repeal the by-laws.

Shareholder/Stockholder Action

   Olin. Virginia law provides that any action which may be authorized or taken at a meeting of shareholders may be authorized or taken without a meeting by unanimous written consent of the shareholders who would be entitled to vote on the action.

   Chase. Delaware law and the Chase by-laws provide that any action which may be taken at an annual meeting or special meeting of stockholders may be taken without a meeting, if a consent in writing is signed by the holders of outstanding stock having the minimum number of votes necessary to authorize such action at a meeting of stockholders.

Notice of Certain Shareholder/Stockholder Action

   Olin. Under Virginia law, notice of a shareholders' meeting must be given not less than 10 nor more than 60 days before the meeting, except that notice of a shareholders' meeting to act on an amendment to the articles of incorporation, a plan of merger, share exchange, a proposed sale of all or substantially all of the corporation's assets or a dissolution of the corporation must not be given less than 25 nor more than 60 days before the meeting.

   The Olin by-laws provide that written notice of the date, time, place and purpose or purposes of every meeting of shareholders must be given not less than 10 nor more than 60 days before the date of the meeting, except that in the case of a special meeting called by shareholders, notice of the special meeting must be given at least 50 days before the meeting, either personally or by mail to each shareholder of record entitled to vote at the meeting. The Olin by-laws further provide that the only matters that may be considered and acted upon at a meeting of shareholders are those matters brought before the meeting:

   . through the notice of meeting

   . by Olin's board of directors or

   . by a shareholder as provided in the following paragraph.

   Generally, the Olin by-laws require a shareholder who intends to bring matters before an annual meeting to provide advance notice of such intended action not less than 90 days prior to the first anniversary of the date of the prior year's annual meeting. The notice must contain a brief description of the business desired to be brought before the meeting, the identity of the shareholder and the number of shares of Olin common stock held by the shareholder and must identify any personal or other material interest of the shareholder in such proposed business. The chairman of the meeting has the discretion to determine whether any item of business was brought before such meeting in compliance with the above procedures.

   Chase. The Chase by-laws provide that a written notice of the place, day and time, and in the case of a special meeting, the purpose, of the meeting must be given to each stockholder entitled to vote at the meeting not less than 10 days nor more than 60 days prior to the meeting. Pursuant to the Chase by-laws, the only matters that may be considered and acted upon at an annual or special meeting of the stockholders are those matters brought before the meeting:

   . through the notice of the meeting

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   . by Chase's board of directors or

   . by any record stockholder entitled to vote at the meeting.

   Generally, the Chase by-laws require a stockholder who intends to propose new business at any annual meeting to provide advance notice of such intended action not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. The notice must contain a brief description of the matter to be considered and must state the number of shares of Chase common stock held by, and the identity of, the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made and any material interest of such stockholder in such proposed business. The chairman at the meeting will have the discretion to determine whether a matter was brought before a meeting in compliance with the above procedures.

Special Shareholder/Stockholder Meetings

   Olin. Under Virginia law, a special meeting of shareholders may be called by the chairman of the board of directors, the president, the board of directors or any other person authorized to do so in the corporation's articles of incorporation or by-laws. Virginia law further provides that the only matters that may be considered and acted upon at a special meeting of shareholders are those described in the notice of the special meeting.

   The Olin by-laws provide that a special meeting of the shareholders may be called by the chairman of the board, president, by resolution of the board of directors or by resolution of the holders of a majority of the outstanding voting power of Olin.

   Chase. The Chase by-laws provide that a special meeting of the stockholders may be called by the chairman of the board, president, or at the request of a majority of the board of directors or at the written request of the holders of ten percent of the outstanding capital stock of Chase.

Director and Officer Liability and Indemnification

   Olin. Under Virginia law, to the extent provided in the articles of incorporation or an amendment to the by-laws approved by shareholders, a corporation may eliminate a director's or an officer's personal liability for monetary damages in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders, except for liability resulting from such director's or officer's willful misconduct or a knowing violation of criminal law or of any federal or state securities law.

   The Olin by-laws provide that the directors and officers shall not be liable for monetary damages to Olin or its shareholders with respect to any transaction, occurrence or course of conduct, except for liability resulting from such director's or officer's wilful misconduct or a knowing violation of the criminal law or any federal or state securities law.

   Under Virginia law, a corporation may indemnify any person made a party to a proceeding because he is or was a director or officer against liability incurred in the proceeding if he acted in good faith and in a manner he believed to be in or not opposed to the best interests of the corporation, and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful, except that a corporation may not indemnify a director or officer if either:


   . the director or officer has been adjudged to be liable to the corporation or


   . in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

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   The Olin amended by-laws provide that Olin shall indemnify any director, officer or employee of Olin, or any person who, at the request of Olin, serves or has served in any such capacity with another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, in each case against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action or proceeding (whether brought in the right of Olin or any such other corporation, entity, plan or otherwise), civil or criminal, in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of Olin, or such other corporation, entity or plan while serving at the request of Olin, whether or not he continues to be such at the time such liability or expense shall have been incurred, unless such person engaged in willful misconduct or a knowing violation of the criminal law.

   Virginia law provides that any indemnification for a director or officer, unless ordered by a court, is subject to a determination that the director or officer has met the applicable standard of conduct. The determination will be made by either:

   . a majority vote of a quorum of the directors who are not parties to such proceeding

   . if there is not a quorum of such directors, by majority vote of a committee, consisting of two or more directors who are not parties to such proceeding, duly designated by the directors

   . by special legal counsel or

   . by the shareholders.

   The Olin by-laws provide that any indemnification of a director, officer or employee shall be made unless:

   . the board of directors, acting by a majority vote of those directors who were directors at the time of the occurrence giving rise to the claim for indemnification and who are not at the time parties to such claim (provided that there are at least five such directors), finds that the person seeking indemnification has not met the standards of conduct set forth in the Olin by-laws or


   . if there are not five such directors, Olin's principal Virginia legal counsel, as last designated by the board of directors before the occurrence of the event giving rise to the claim for indemnification, or in the event such Virginia legal counsel is unwilling to serve, then Virginia legal counsel mutually acceptable to Olin and the person seeking indemnification, delivers to Olin its written legal advice that, in such counsel's opinion, the person seeking indemnification has not met the standards of conduct set forth in the Olin by-laws.


   Under Virginia law, a corporation may advance expenses before the final disposition of a proceeding if:

   . the director or officer furnishes a written statement of his good faith belief that he has met the proper standard of conduct

   . he undertakes to repay the amount if it is ultimately determined that the director or officer is not entitled to indemnification and

   . determination made on the facts then known would not preclude indemnification.

   Under Virginia law, to the extent that a director or officer has been successful on the merits or otherwise in defense of the proceeding, the director or officer must be indemnified against reasonable expenses incurred by him in connection with that proceeding.

   Under the Olin by-laws, Olin shall advance expenses incurred by a director, officer or employee prior to the final disposition of the proceeding if the director, officer or employee furnishes to Olin an

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undertaking to repay the amount of the expenses advanced in the event it is ultimately determined that he is not entitled to indemnification under the Olin by-laws. The Olin by-laws do not require that the director, officer or employee furnish any security for such undertaking and provide that such undertaking shall be accepted without reference to the director's, officer's or employee's ability to make repayment. Olin may refrain from, or suspend, payment of expenses if the Olin board of directors or Virginia legal counsel determines that the director, officer or employee has not met the standards of conduct set forth in the Olin by-laws.

   Virginia law gives a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability asserted against, and incurred in his capacity as a director or officer, whether or not the corporation would have the power to indemnify the director or officer against this liability under Virginia law.

   Chase. The Chase certificate of incorporation provides that no director will be personally liable to Chase or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by law, for liability:

   . for any breach of a director's duty of loyalty to the corporation or its stockholders

   . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law

   . for violation of Section 174 of the Delaware General Corporation Law regarding unlawful payment of dividends or unlawful stock purchases or redemptions or

   . for any transaction from which the director derived an improper personal benefit.

   Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer against liability incurred in connection with the proceeding if either:

   . the director or officer acted in good faith and in a manner the director or officer reasonably believed to be in or not opposed to the best interests of the corporation or

   . with respect to any criminal action or proceeding, the director or officer had no reasonable cause to believe the director's or officer's conduct was unlawful.

   Under Delaware law, a corporation may not indemnify a director or officer in connection with any proceeding brought by or on behalf of the corporation in which the director or officer has been adjudged to be liable to the corporation unless and only to the extent that the director or officer satisfies the conduct standard set forth above and the court in which the proceeding was brought determines that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

   Delaware law provides that any indemnification for a director or officer, unless ordered by a court, is subject to a determination that the director or officer has met the applicable standard of conduct. The determination will be made by either:

   . a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or by a committee of such directors designated by majority vote of such directors, even though less than a quorum

   . if there are no such directors, or if such directors so direct, independent legal counsel in a written opinion or

   . the stockholders.

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   Under Delaware law, a corporation may advance expenses before the final disposition of a proceeding if the director or officer undertakes to repay the amount if it is ultimately determined that the director or officer is not entitled to indemnification. Expenses incurred by former directors or officers may be paid upon such terms and conditions, if any, as the corporation deems appropriate.

   Under Delaware law, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of the proceeding, that person must be indemnified against expenses actually and reasonably incurred in connection with any claim.

   Delaware law gives a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability asserted against, and incurred in his or her capacity as a director or officer whether or not the corporation would have the power to indemnify the director or officer against this liability under Delaware law.

   The Chase by-laws provide that Chase will indemnify every director or officer of Chase to the fullest extent allowed by law.

Dividends

   Olin. Virginia law provides that a corporation may make distributions to its shareholders, unless, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon the dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

   Chase. Delaware law provides that a corporation may pay dividends out of its surplus or if there is no surplus out of its net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of the net profits if, after the payment of the dividend, the corporation's capital would be less than the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

Conversion

   Olin. Holders of Olin common stock do not have the right to convert their shares into any other securities.

   Chase. Holders of Chase common stock do not have the right to convert their shares into any other securities.

Rights Plans


   The following descriptions of the rights agreements of Olin and Chase are qualified in their entirety by reference to the terms and conditions of the rights agreements. See "Where You Can Find More Information" on page 90.


   Olin. Under the Olin rights agreement, rights attach to each share of Olin common stock outstanding and, when exercisable, entitle the registered holder to purchase from Olin one-one thousandth of a share of Olin series A participating cumulative preferred stock, par value $1.00 per share, at a purchase price of $240 per one-one thousandth of a share, subject to adjustment, or the "purchase price".

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   The rights will not be exercisable until the close of business on the earlier to occur of:

   . such time as Olin learns that a person or group, including any affiliate or associate of such person or group, has become the beneficial owner of more than 15% of Olin common stock then outstanding (such person or group being an "acquiring person"), unless provisions preventing accidental triggering of the rights apply or

   . the close of business on such date, if any, as may be designated by the Olin board of directors following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer by any person, other than Olin, its subsidiaries or its employee benefit plans, or any person holding shares of common stock for or pursuant to the terms of any such employee benefit plan, for shares of Olin outstanding common stock, if upon consummation of such tender or exchange offer such person could be the beneficial owner of more than 15% of the outstanding shares of Olin common stock.

The rights will expire on February 27, 2006, unless the rights are earlier redeemed or exchanged by Olin, in each case as summarized below.

   In the event Olin is acquired in a merger or other business combination by an acquiring person or an associate or affiliate of an acquiring person that is not a publicly traded entity or 50% or more of Olin's assets or assets representing 50% or more of Olin's revenues or cash flow are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an acquiring person or an associate or affiliate of an acquiring person that is not a publicly traded entity, each right will entitle its holder (subject to the next paragraph) to purchase, at the purchase price, at such holder's option:

   . the number of shares of the surviving corporation in the transaction with such entity (which surviving corporation could be Olin) which at the time of the transaction would have a book value of twice the purchase price

   . that number of shares of such entity which at the time of the transaction would have a book value of twice the purchase price or

   . if such entity has an affiliate which has publicly traded common shares, that number of common shares of such affiliate which at the time of the transaction would have a market value of twice the purchase price.

   Any rights that are at any time beneficially owned by an acquiring person (or any affiliate or associate of an acquiring person) will be null and void and nontransferable and any holder of any such right (including any purported transferee or subsequent holder) will be unable to exercise or transfer any such right.

   At any time prior to a person or group becoming an acquiring person, the Olin board of directors may redeem the rights in whole, but not in part, at a redemption price of $.01 per right, subject to adjustment, or amend the terms of the rights, in each case without the consent of the holders of the rights, at such time, on such basis and with such conditions as the Olin board of directors may establish. However, no amendment may decrease the redemption price of the rights or provide for an earlier expiration date of the rights.

   Olin series A participating cumulative preferred stock purchasable upon exercise of the rights is not redeemable. Olin series A participating cumulative preferred stock has dividend, voting and liquidation rights that are intended to result in the value of an Olin one-one thousandth interest in a share of Olin series A participating cumulative preferred stock purchasable upon exercise of each right approximating the value of one share of Olin common stock.

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   The rights plan is designed to protect Olin shareholders in the event of unsolicited offers to acquire Olin and other coercive takeover tactics which, in the opinion of the Olin board of directors, could impair its ability to represent shareholder interests. The provisions of the rights plan may render an unsolicited takeover of Olin more difficult or less likely to occur or might prevent such a takeover, even though such takeover may offer Olin shareholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of Olin shareholders. The rights should not interfere with any merger or other business combination approved by Olin board of directors since Olin can redeem the rights as described above.

   Chase. Under the Chase rights agreement, rights attach to each share of Chase common stock outstanding and, when exercisable, entitle the registered holder to purchase from Chase one one-thousandth of a share of Chase series A junior participating preferred stock, par value $.01 per share, at a purchase price of $30 per one one-thousandth of a share, subject to adjustment.

   The rights will not be exercisable until the earlier to occur of:

   . 10 days following a public announcement that a person or group has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of 20% or more of the outstanding shares of Chase common stock or

   . 10 business days, or such later date as may be determined by the Chase board of directors, following the commencement of, or first public announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in a person or group acquiring, obtaining the right to acquire or otherwise obtaining, beneficial ownership of 20% or more of the outstanding shares of Chase common stock.

The rights will expire on December 26, 2010, unless such date is extended or unless the rights are earlier redeemed or exchanged by Chase, in each case as summarized below.

   In the event that a person or group acquires beneficial ownership of 20% or more of the outstanding shares of Chase common stock, each holder of a right, other than rights beneficially owned by such person or group, which become void, will have the right to receive upon exercise that number of shares of Chase common stock having a market value of two times the purchase price provided for in the right. In the event that Chase is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power is sold after a person or group acquires beneficial ownership of 20% or more of the outstanding shares of Chase common stock, each holder of a right will thereafter have the right to receive upon exercise that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the purchase price provided for in the right.

   At any time after a person or group acquires beneficial ownership of 20% or more of the outstanding shares of Chase common stock and prior to the acquisition by such person or group of 50% or more of the then outstanding shares of Chase common stock, the Chase board of directors may exchange the rights (other than rights owned by such person or group which have become void), in whole or in part, for Chase common stock or Chase series A junior participating preferred stock.

   At any time prior to a person or group acquiring beneficial ownership of 20% or more of the outstanding shares of Chase common stock, the Chase board of directors may redeem the rights in whole, but not in part, at a redemption price of $.0001 per right, subject to adjustment, or amend the terms of the rights, in each case without the consent of the holders of the rights, at such time, on such basis and with such conditions as the Chase board of directors may establish.

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   Chase series A junior participating preferred stock purchasable upon exercise of the rights is not redeemable. Chase series A junior participating preferred stock has dividend, voting and liquidation rights that are intended to result in the value of a one one-thousandth interest in a share of Chase series A junior participating preferred stock purchasable upon exercise of each right approximating the value of one share of Chase common stock.

   The rights may have antitakeover effects. The rights will cause substantial dilution to a person or group of persons that attempts to acquire Chase by a stock acquisition on terms not approved by the Chase board of directors. The rights should not interfere with any merger or other business combination approved by the Chase board of directors prior to the time that a person or group has acquired 20% or more of the outstanding shares of Chase common stock since the rights may be redeemed or amended by Chase until such time.

Antitakeover Provisions

   Olin. Olin has opted out of the Virginia anti-takeover law regulating "control share acquisitions." Under that Virginia statute, shares acquired in a control share acquisition have no voting rights unless granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation, or the articles of incorporation or by-laws of the corporation provide that this regulation does not apply to acquisitions of its shares. An acquiring person that owns five percent or more of the corporation's voting stock may require that a special meeting of the shareholders be held, within 50 days of the acquiring person's request, to consider the grant of voting rights to the shares acquired in the control share acquisition. If voting rights are not granted and the corporation's articles of incorporation or by-laws permit, the acquiring person's shares may be repurchased by the corporation, at its option, at a price per share equal to the acquiring person's cost. Virginia law grants dissenters' rights to any shareholder who objects to a control share acquisition that is approved by a vote of disinterested shareholders and that gives the acquiring person control of a majority of the corporation's voting shares. This regulation was designed to deter certain takeovers of Virginia public corporations.

   Under the Virginia anti-takeover law regulating "affiliated transactions," material acquisition transactions between a Virginia corporation and any holder of more than 10% of any class of its outstanding voting shares are required to be approved by the holders of at least two-thirds of the remaining voting shares. Affiliated transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of a 10% holder or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, that increases the percentage of voting shares owned beneficially by a 10% holder by more than five percent.

   Chase. Chase is subject to the provisions of Delaware law described below regarding business combinations with interested stockholders because there is no opt-out provision in the Chase certificate of incorporation with respect to these provisions.

   Section 203 of the Delaware General Corporation Law applies to a broad range of business combinations between a Delaware corporation and an interested stockholder. The Delaware law definition of "business combination" includes mergers, consolidations, sales of assets, issuance of voting stock and certain other transactions. An "interested stockholder" is defined as any person who directly or indirectly beneficially owns or has certain rights, agreements, arrangements or understandings with respect to 15% or more of the outstanding voting stock of a corporation and the affiliates or associates of such person.

   Section 203 prohibits a corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder, unless:

   . before the stockholder became an interested stockholder, the board of directors approved the business combination or the board of directors approved the transaction that resulted in the stockholder becoming an interested stockholder

   . upon completion of the transaction which resulted in the stockholder becoming an interested stockholder, such stockholder owned at least 85% of the voting stock outstanding when the transaction began other than shares held by directors who are also officers and by certain employee stock plans

   . prior to a stockholder becoming an interested stockholder, a corporation opted out of Section 203 in its certificate of incorporation or

   . the board of directors approved the business combination after the stockholder became an interested stockholder and the business combination was approved at a meeting by at least two-thirds of the outstanding voting stock not owned by such stockholder.

These limitations on business combinations with interested stockholders do not apply to a corporation that does not have a class of voting stock listed on a national securities exchange or held by at least 2,000 holders of record.

                                 LEGAL MATTERS

   The legality of Olin common stock offered by this proxy statement/prospectus will be passed upon for Olin by Hunton & Williams, Richmond, Virginia.

   Material United States federal income tax consequences of the merger will be passed upon for Chase by Cahill Gordon & Reindel, New York, New York. Cahill Gordon & Reindel from time to time acts as counsel for Chase and its subsidiaries.

                                    EXPERTS

   The consolidated balance sheets of Olin as of December 31, 2001 and 2000, and the consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, incorporated in this proxy statement/prospectus by reference to Olin's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, have been so incorporated in reliance on the report of KPMG LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

   The financial statements of Chase incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K of Chase for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       SHAREHOLDER/STOCKHOLDER PROPOSALS

Olin

   Shareholder proposals intended to be presented at the 2003 annual meeting of Olin shareholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Secretary of Olin no later than November 15, 2002, in order to be included in the proxy materials sent by Olin management for the annual meeting. Shareholder proposals intended to be presented at the 2003 annual meeting of Olin shareholders that are not intended to be included in management's proxy materials under Rule 14a-8 must be received by the Secretary of Olin no later than January 24, 2003.

Chase

   If the merger is completed, Chase will not hold an annual meeting of its stockholders in 2002. If the merger is not completed, Chase will hold the 2002 annual meeting of its stockholders. If such a meeting is held, stockholder proposals submitted for inclusion in the proxy statement for the 2002 annual meeting must comply with the requirements of the Securities and Exchange Commission. Any Chase stockholder who intends to submit a proposal for inclusion in the proxy materials for the 2002 annual meeting is required to have submitted his or her proposal to the attention of the Corporate Secretary at Chase's executive offices within a reasonable time before Chase begins to print and mail its proxy materials.

                                 OTHER MATTERS

   As of the date of this proxy statement/prospectus, neither the Olin board of directors nor the Chase board of directors knows of any matter that will be presented for consideration at the Olin special meeting or the Chase special meeting other than as described in this proxy statement/prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

   Olin and Chase file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Olin and Chase file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference rooms at the following location:

                             Public Reference Room
                            450 Fifth Street, N.W.
                                   Room 1024
                            Washington, D.C. 20549

   Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet worldwide web site maintained by the Securities and Exchange Commission at "http://www.sec.gov". Reports, proxy statements and other information concerning Olin and Chase may also be inspected at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005.


   Olin and Chase filed a registration statement on Form S-4 on May 24, 2002, amendment no. 1 to such registration statement on July 11, 2002 and amendment no. 2 to such registration statement on August 6, 2002, to register with the Securities and Exchange Commission the Olin common stock to be issued to Chase stockholders in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Olin in addition to being a proxy statement of Olin and Chase. As allowed by Securities and Exchange Commission rules, this proxy statement/prospectus does not contain all the information you can find in Olin's registration statement or the exhibits to the registration statement.


   The Securities and Exchange Commission allows Olin and Chase to "incorporate by reference" information into this proxy statement/prospectus, which means that the companies can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or in later filed documents incorporated by reference in this proxy statement/prospectus.

   This proxy statement/prospectus incorporates by reference the documents set forth below that Olin and Chase have previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about Olin and Chase that is not included in or delivered with this proxy statement/prospectus.

Olin Filings (File No. 1-1070)                                    Period
------------------------------                                    ------
Annual Report on Form 10-K................... Fiscal Year ended December 31, 2001
Quarterly Report on Form 10-Q................ Quarter ended March 31, 2002
Current Reports on Form 8-K.................. Filed January 10, 2002, May 8, 2002 and May 9,
                                              2002
Proxy Statement.............................. Filed March 6, 2002
Communications Filed Pursuant to Rule 425.... Filed May 8, 2002

Chase Filings (File No. 1-13394)                                  Period
--------------------------------                                  ------
Annual Report on Form 10-K................... Fiscal Year ended December 31, 2001
Quarterly Report on Form 10-Q................ Quarter ended March 31, 2002
Current Reports on Form 8-K.................. Filed on May 8, 2002 and May 9, 2002
Communications Filed Pursuant to Rule 425.... Filed May 8, 2002

   Olin and Chase also incorporate by reference additional documents that may be filed with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the Olin special meeting and the date of the Chase special meeting, as applicable. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

   Olin has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to Olin, and Chase has supplied all such information relating to Chase.

   Chase stockholders should not send in their Chase stock certificates until they receive the transmittal materials from the exchange agent. Chase stockholders of record who have further questions about their stock certificates or the exchange of their Chase common stock for Olin common stock should call the exchange agent.

   If you are an Olin shareholder or a Chase stockholder, we may have sent you some of the documents incorporated by reference, but you can also obtain any of them through the companies, the Securities and Exchange Commission or the Securities and Exchange Commission's Internet web site as described above. Documents incorporated by reference are available from the companies without charge, excluding all exhibits, except that if the companies have specifically incorporated by reference an exhibit in this proxy statement/prospectus, the exhibit will also be provided without charge. You may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

            Olin Corporation                   Chase Industries Inc.
              501 Merritt 7                   14212 County Road M-50
     Norwalk, Connecticut 06856-4500          Montpelier, Ohio 43543
        Telephone (203) 750-3254             Telephone (419) 485-3193
     Attention: Mr. Richard E. Koch          Attention: Todd A. Slater

   You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated [August]
[ . ], 2002. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this proxy statement/prospectus to Olin shareholders and Chase stockholders nor the issuance of Olin common stock in the merger creates any implication to the contrary.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This proxy statement/prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for stock of Olin and Chase and other matters. Statements in this proxy statement/prospectus that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Exchange Act and Section 27A of the Securities Act. Such forward-looking statements, including, without limitation, those relating to the future business prospects, revenues and income, in each case relating to Olin and Chase, wherever they occur in this proxy statement/prospectus, are necessarily estimates reflecting the best judgment of the senior management of Olin and Chase and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement/prospectus.

   Words such as "estimate," "project," "plan," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement/prospectus and the other documents incorporated herein by reference, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2001 of each of Olin and Chase, including any amendments. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus. Neither Olin nor Chase undertakes any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

                                                                        Annex 1
================================================================================

                         AGREEMENT AND PLAN OF MERGER

                           Dated as of May 7, 2002,

                                 By and Among

                               OLIN CORPORATION

                           PLUMBER ACQUISITION CORP.

                                      And

                             CHASE INDUSTRIES INC.

================================================================================

                               TABLE OF CONTENTS

                                                                      Page
                                                                      ----
                                ARTICLE I

                               THE MERGER
SECTION 1.01. The Merger.............................................  1-1
SECTION 1.02. Closing................................................  1-1
SECTION 1.03. Effective Time.........................................  1-1
SECTION 1.04. Effects of the Merger..................................  1-2
SECTION 1.05. Articles of Incorporation and By-laws..................  1-2
SECTION 1.06. Board of Directors of the Surviving Corporation........  1-2
SECTION 1.07. Officers...............................................  1-2

                               ARTICLE II

      EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                  CORPORATIONS;EXCHANGE OF CERTIFICATES
SECTION 2.01. Effect on Capital Stock................................  1-2
SECTION 2.02. Exchange of Certificates...............................  1-3

                               ARTICLE III

                     REPRESENTATIONS AND WARRANTIES
SECTION 3.01. Representations and Warranties of the Company..........  1-5
SECTION 3.02. Representations and Warranties of Parent and Sub....... 1-18

                               ARTICLE IV

                COVENANTS RELATING TO CONDUCT OF BUSINESS
SECTION 4.01. Conduct of Business.................................... 1-24
SECTION 4.02. No Solicitation........................................ 1-27

                                ARTICLE V

                          ADDITIONAL AGREEMENTS
SECTION 5.01. Preparation of the Form S-4 and the Joint Proxy
                Statement............................................ 1-28
SECTION 5.02. Stockholder Meeting.................................... 1-29
SECTION 5.03. Access to Information; Confidentiality................. 1-30
SECTION 5.04. Commercially Reasonable Efforts........................ 1-30
SECTION 5.05. Company Stock Options and Other Equity-Based Awards.... 1-31
SECTION 5.06. Employee Matters....................................... 1-32
SECTION 5.07. Indemnification, Exculpation and Insurance............. 1-33
SECTION 5.08. Fees and Expenses...................................... 1-34
SECTION 5.09. Public Announcements................................... 1-34
SECTION 5.10. Affiliates............................................. 1-34
SECTION 5.11. NYSE Listing........................................... 1-35
SECTION 5.12. Tax Treatment.......................................... 1-35
SECTION 5.13. Transfer Taxes......................................... 1-35
SECTION 5.14. Rule 16b-3............................................. 1-35
SECTION 5.15. Rights Agreement....................................... 1-35
SECTION 5.16. Stockholder Litigation................................. 1-35

                                      1-i

                                                                                       Page
                                                                                       ----
                                  ARTICLE VI

                             CONDITIONS PRECEDENT
 SECTION 6.01. Conditions to Each Party's Obligation to Effect the Merger............. 1-36
 SECTION 6.02. Conditions to Obligations of Parent and Sub............................ 1-36
 SECTION 6.03. Conditions to Obligations of the Company............................... 1-37
 SECTION 6.04. Frustration of Closing Conditions...................................... 1-38

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER
 SECTION 7.01. Termination............................................................ 1-38
 SECTION 7.02. Effect of Termination.................................................. 1-39
 SECTION 7.03. Amendment.............................................................. 1-39
 SECTION 7.04. Extension; Waiver...................................................... 1-39

                                 ARTICLE VIII

                              GENERAL PROVISIONS
 SECTION 8.01. Nonsurvival of Representations and Warranties.......................... 1-40
 SECTION 8.02. Notices................................................................ 1-40
 SECTION 8.03. Definitions............................................................ 1-40
 SECTION 8.04. Interpretation......................................................... 1-41
 SECTION 8.05. Counterparts........................................................... 1-42
 SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries......................... 1-42
 SECTION 8.07. Assignment............................................................. 1-42
 SECTION 8.08. Governing Law.......................................................... 1-42
 SECTION 8.09. Specific Enforcement................................................... 1-42
 SECTION 8.10. Consent to Jurisdiction................................................ 1-42
 SECTION 8.11. Waiver of Jury Trial................................................... 1-43
 SECTION 8.12. Severability........................................................... 1-43

 Annex I       Index of Defined Terms
 Exhibit A     Form of Certificate of Incorporation
 Exhibit B     Form of Affiliate Letter
 Exhibit C-1   Form of Company Tax Representation Letter
 Exhibit C-2   Form of Parent Tax Representation Letter

                                     1-ii

   AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of May 7, 2002, among OLIN CORPORATION, a Virginia corporation ("Parent"), PLUMBER ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and CHASE INDUSTRIES INC., a Delaware corporation (the "Company").

   WHEREAS the respective Boards of Directors of Sub and the Company have approved and declared advisable, and the Board of Directors of Parent has approved, this Agreement and the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock"), other than any such shares directly owned by Parent, Sub or the Company, will be converted into the right to receive the Merger Consideration;

   WHEREAS for United States Federal income tax purposes, it is intended that
(a) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder, (b) this Agreement will constitute a plan of reorganization and (c) Parent, Sub and the Company will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

   WHEREAS simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Sub to enter into this Agreement, Parent and certain stockholders of the Company are entering into a voting agreement (the "Voting Agreement") pursuant to which, among other things, such stockholders have agreed to vote to adopt this Agreement and to take certain other actions in furtherance of the Merger upon the terms and subject to the conditions set forth therein; and

   WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

   NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE MERGER

   SECTION 1.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

   SECTION 1.02. CLOSING. The closing of the Merger (the "Closing") will take place on the second Business Day after satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, unless another time, date or place is agreed to by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

   SECTION 1.03. EFFECTIVE TIME. Prior to the Closing Parent shall prepare, and on the Closing Date or as soon as practicable after the Closing Date, the parties shall file a certificate of merger (the "Certificate of Merger") executed and acknowledged in accordance with the relevant provisions of the

                                      1-1

DGCL and filed with the Secretary of State of the State of Delaware. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger. The time the Merger becomes effective is referred to in this Agreement as the "Effective Time".

   SECTION 1.04. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 259 of the DGCL.

   SECTION 1.05. ARTICLES OF INCORPORATION AND BY-LAWS. (a) The Restated Certificate of Incorporation of the Company (the "Company Certificate") shall be amended at the Effective Time to be in the form of Exhibit A and, as so amended, the Company Certificate shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

   (b) The By-laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

   SECTION 1.06. BOARD OF DIRECTORS OF THE SURVIVING CORPORATION. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

   SECTION 1.07. OFFICERS. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                  ARTICLE II

               EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
              CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

   SECTION 2.01. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company, Parent or Sub:

   (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into a validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

   (b) Cancelation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is directly owned by the Company, Parent or Sub shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

   (c) Conversion of Company Common Stock.  Except as otherwise provided in
Section 2.02(e), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive that number of validly issued, fully paid and nonassessable shares of common stock, par value $1.00 per share, of Parent ("Parent Common Stock") equal to the Exchange Ratio (the "Merger Consideration"). The "Exchange Ratio" means
0.6400. At the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to

                                      1-2
exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of Company Common Stock (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, certain dividends or other distributions in accordance with Section 2.02(c) and any cash in lieu of any fractional share of Parent Common Stock in accordance with Section 2.02(e), in each case upon the surrender of such Certificate in accordance with Section 2.02(b) and in each case without interest.

   (d) Anti-Dilution Provisions. In the event Parent changes (or establishes a record date for changing) the number of shares of Parent Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Parent Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be appropriately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction.

   SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent") for the payment of the Merger Consideration and shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.01(c) in exchange for outstanding shares of Company Common Stock, and Parent shall provide to the Exchange Agent, on a timely basis, as and when needed after the Effective Time, cash necessary to pay dividends or other distributions in accordance with Section 2.02(c) and any cash in lieu of any fractional shares of Parent Common Stock in accordance with
Section 2.02(e).

   (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate whose shares of Company Common Stock were converted into the right to receive the Merger Consideration pursuant to Section 2.01(c),
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such person shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other reasonable and customary provisions as Parent may specify) and (ii) instructions for use in surrendering the Certificates in exchange for (A) the Merger Consideration, (B) any dividends or other distributions to which holders of Certificates are entitled pursuant to Section 2.02(c) and (C) cash in lieu of any fractional shares of Parent Common Stock to which such holders are entitled pursuant to Section 2.02(e). Upon surrender of a Certificate for cancelation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (x) certificates representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article II after taking into account all the shares of Company Common Stock then held by such holder under all such Certificates so surrendered, (y) any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) and (z) cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such tax

                                      1-3
has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive pursuant to the provisions of this Article II, any dividends or distributions to which the holder of such Certificate is entitled under Section 2.02(c) and any cash in lieu of any fractional share of Parent Common Stock to which the holder of such Certificate is entitled under Section 2.02(e). No interest shall be paid or shall accrue on any cash payable upon surrender of any Certificate.

   (c) Distributions with Respect to Unexchanged Shares; Payment for Fractional Shares. No dividends or other distributions declared or made with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share of Parent Common Stock shall be paid to any such holder in accordance with Section 2.02(e), until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the record holder of any certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and the amount of any cash in lieu of any fractional share of Parent Common Stock to which such holder is entitled in accordance with Section 2.02(e), and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

   (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. Subject to the last sentence of Section 2.02(f), if, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for transfer or any other reason, they shall be canceled and exchanged as provided in this Article II.

   (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a shareholder of Parent. For purposes of this Section 2.02(e), all fractional shares to which a single record holder of Company Common Stock would otherwise be entitled shall be aggregated and calculations shall be rounded to three decimal places.

      (ii) Each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all such shares held by such holder), shall be entitled to receive cash (without interest) in an amount, less the amount of any withholding taxes which may be required thereon, equal to such fractional part of a share of Parent Common Stock multiplied by the closing sales price for a share of Parent Common Stock on the New York Stock Exchange, Inc. (the "NYSE") Composite Transactions Tape (as reported by The Wall Street Journal (Northeast edition), or, if not reported thereby, as reported in another authoritative source selected by Parent) (the "NYSE Composite Transaction Tape"), on the Closing Date.


                                      1-4

      (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates with respect to any fractional share interests, the Exchange Agent shall make available such amounts, without interest, to such holders subject to and in accordance with the terms of Section 2.02(c).

   (f) Termination of Merger Consideration Obligation. Any portion of the Merger Consideration which remains undistributed to the holders of Company Common Stock for 12 months after the Effective Time shall be delivered to Parent, upon demand. Any holders of Company Common Stock who have not theretofore complied with this Article II shall thereafter look only to Parent for the shares of Parent Common Stock to which they are entitled pursuant to
Section 2.01(c), any dividends and other distributions to which they are entitled pursuant to Section 2.02(c) and any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 2.02(e). If any Certificate shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any dividends and other distributions payable in accordance with
Section 2.02(c) or any cash payable in lieu of fractional shares of Parent Common Stock pursuant to Section 2.02(e), would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration, dividends or distributions in respect thereof or such cash shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

   (g) No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any Merger Consideration, any dividends and other distributions thereon payable in accordance with Section 2.02(c) or any cash in lieu of fractional shares of Parent Common Stock payable in accordance with Section 2.02(e), in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

   (h) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may reasonably direct as indemnity against any claim that may be made against Parent, Sub, the Company or the Exchange Agent with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in the form of Parent Common Stock, any unpaid dividends and other distributions to which such holder would be entitled pursuant to Section 2.02(c) and any cash in lieu of fractional shares of Parent Common Stock to which such holder would be entitled pursuant to Section 2.02(e), in each case pursuant to this Agreement.

   (i) Withholding Rights. Parent, Sub or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, Sub or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was paid by Parent, Sub or the Exchange Agent.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

   SECTION 3.01. Representations and Warranties of the Company. Except as expressly set forth in the disclosure schedule (with specific reference to the particular Section or subsection of this Agreement to which the information stated in such disclosure schedule relates, with such disclosure to

                                      1-5
be applicable to other Sections or subsections of this Agreement to the extent a matter is disclosed in such a way as to make its relevance to the information called for by such other Sections or subsections readily apparent) delivered by the Company to Parent in connection with the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as follows:

   (a) Organization, Standing and Power. Each of the Company and its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, (ii) has the requisite corporate, company or partnership power and authority to carry on its business as now being conducted and as currently proposed by its management to be conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary other than where the failure to be so qualified or licensed or in good standing individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has delivered to Parent prior to the execution of this Agreement true, complete and correct copies of the Company Certificate and its by-laws, in each case as amended to the date of this Agreement.

   (b) Subsidiaries. Section 3.01(b) of the Company Disclosure Schedule sets forth a true and complete list of all Subsidiaries of the Company as of the date of this Agreement and, for each such Subsidiary, the state of incorporation. All the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all mortgages, claims, liens, pledges, encumbrances, charges or security interests of any kind or nature whatsoever (collectively, "Liens") and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interests. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, of record or beneficially, directly or indirectly, any capital stock or other equity or voting interest in any person.

   (c) Capital Structure. The authorized capital stock of the Company consists of 36,310,000 shares of Company Common Stock, 12,300,000 shares of nonvoting common stock, par value $0.01 per share (the "Company Nonvoting Common Stock") and 1,000,000 shares of preferred stock, par value $0.01 per share (the "Company Preferred Stock"), of which 36,310 shares of Company Preferred Stock have been designated as Series A Junior Participating Preferred Stock (the "Company Series A Preferred Stock"). As of the close of business on April 30, 2002, (i) 15,306,095 shares of Company Common Stock (excluding shares held by the Company as treasury shares) were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company as treasury shares, (iii) 1,458,610 shares of Company Common Stock were reserved and available for issuance pursuant to the 1994 Long-Term Incentive Plan, the 1997 Non-Employee Director Stock Option Plan and the 1997 Executive Deferred Compensation Stock Option Plan (such plans, collectively, the "Company Stock Plans"), (iv) 1,458,610 shares of Company Common Stock were subject to outstanding options or other rights to purchase shares of Company Common Stock granted under the Company Stock Plans (the "Company Stock Options"), (v) 36,310 shares of Company Series A Preferred Stock were authorized for issuance upon the exercise of the rights (the "Rights") distributed to the holders of Company Common Stock pursuant to the Rights Agreement dated as of December 28, 2000, between the Company and Mellon Investor Services LLC, as rights agent (the "Rights Agreement"), (vi) no shares of Company Nonvoting Common Stock were issued and outstanding or were held by the Company in its treasury and (vii) no shares of Company Preferred Stock were issued and outstanding or were held by the Company in its treasury. Section 3.01(c) of the Company Disclosure Schedule sets forth a true, complete and correct list, as of the close of business on April 30, 2002, of all outstanding Company Stock Options, the number of shares of Company Common Stock subject to each Company Stock Option, the grant dates, exercise prices, expiration dates and vesting schedule of each Company

                                      1-6

Stock Option and the names of the holders thereof. All Company Stock Options may, by their terms, be converted into an option to acquire Parent Common Stock in accordance with and to the extent provided by Section 5.05. Each Company Stock Option intended to qualify as an "incentive stock option" under Section 422 of the Code so qualifies. Except as set forth above, as of the close of business on April 30, 2002, no shares of capital stock of, or other equity or voting interests in, the Company or options, warrants or other rights to acquire any such stock, securities or interests were issued, reserved for issuance or outstanding. During the period from April 30, 2002, to the date of this Agreement (A) there have been no issuances by the Company or any of its Subsidiaries of shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, other than issuances of shares of Company Common Stock pursuant to the exercise of Company Stock Options outstanding on such date as required by their terms as in effect on the date of this Agreement, and (B) there have been no issuances by the Company or any of its Subsidiaries of options, warrants or other rights to acquire shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. There are no outstanding stock appreciation rights, "phantom" stock rights, performance units or other rights (other than the Rights and the Company Stock Options) that are linked to the price of Company Common Stock granted under the Company Stock Plans or otherwise. All outstanding shares of Company Common Stock are, and all shares that may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries, and, except as set forth above, no securities or other instruments or obligations of the Company or any of its Subsidiaries, in each case having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company or any of its Subsidiaries may vote. Except as set forth above, there are no securities, options, warrants, calls, rights or Contracts of any kind to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or Contract. There are not outstanding contractual obligations of the Company or any of its Subsidiaries to (1) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or (2) vote or dispose of any shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. As of the date of this Agreement, there are no irrevocable proxies and no voting agreements to which the Company is a party with respect to any shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. As of the date of this Agreement, the outstanding indebtedness of the Company and its subsidiaries is as set forth on Section 3.01(c) of the Company Disclosure Schedule. There are no outstanding guarantees (or any similar instruments or contracts) of indebtedness by the Company or any of its subsidiaries.

   (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby or by the Voting Agreement, subject, in the case of the consummation of the Merger, to receipt of the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Board

                                      1-7
of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present, duly adopted resolutions (i) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated hereby, (ii) approving this Agreement and the Voting Agreement and the transactions contemplated hereby and thereby for purposes of Section 203 of the DGCL ("Section 203"), (iii) directing that this Agreement be submitted to a vote at a meeting of the Company's stockholders to be held as promptly as reasonably practicable and (iv) recommending that the Company's stockholders adopt this Agreement, which resolutions have not been subsequently rescinded, modified or withdrawn in any way prior to the date of this Agreement. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (A) the Company Certificate or the by-laws of the Company or the comparable organizational documents of any of its Subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture, guarantee, lease or other contract, commitment, agreement, instrument, concession or license whether oral or written (each, including all amendments and modifications thereto, a "Contract"), to which the Company or any of its Subsidiaries is a party or any of their respective properties or assets is subject or (C) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, writ, injunction, stipulation, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties, operations or assets, other than, in the case of clauses (B) and
(C), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any domestic or foreign (whether national, Federal, state, provincial, local or otherwise) government or any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company, or the consummation by the Company of the Merger and the other transactions contemplated by this Agreement or the Voting Agreement, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or any other applicable competition, merger control, antitrust or similar law or regulation; (2) the filing with the Securities and Exchange Commission (the "SEC") of (x) a proxy statement relating to the Company Stockholders Meeting (such proxy statement, together with the proxy statement relating to the Parent Shareholders Meeting, in each case as amended or supplemented from time to time, the "Joint Proxy Statement") and (y) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Voting Agreement and the transactions contemplated by this Agreement and the Voting Agreement; (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; and (4) such other consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to be made or obtained individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company.

   (e) Company SEC Documents; Undisclosed Liabilities. The Company has filed with the SEC all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed with the SEC since January 1, 2001 (collectively, the "Company SEC Documents"). None of the Subsidiaries of the Company are, or have at any time since January 1, 2001, been, subject to the reporting requirements of Sections 13(a) and 15(d) of the

                                      1-8

Exchange Act. As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document filed and publicly available prior to the date of this Agreement (a "Company Filed SEC Document") has been revised or superseded by a later filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including the related notes) included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the related notes) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Except as set forth in the most recent financial statements included in the Company Filed SEC Documents, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on the Company.

   (f) Information Supplied. None of the information supplied or to be supplied by the Company or any of its Subsidiaries specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (as amended or supplemented from time to time, the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to each of the Company's stockholders and Parent's shareholders and at the time of each of the Company Stockholders Meeting and the Parent Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. No representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Joint Proxy Statement or the Form S-4 based on information supplied by Parent or Sub in writing specifically for inclusion or incorporation by reference in the Joint Proxy Statement or the Form S-4, as the case may be.

   (g) Absence of Certain Changes or Events. Except as disclosed in the Company Filed SEC Documents, from December 31, 2001, to the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses only in the usual and ordinary course consistent with past practice, and during such period there has not been (i) any Material Adverse Effect relating to the Company, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, property or otherwise) with respect to any of the Company's or any of its Subsidiaries' capital stock or any other equity or voting interests or securities, except for dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned Subsidiary of the Company to its parent, (iii) any purchase, redemption or other acquisition of any shares of capital stock or any other

                                      1-9
equity or voting interests or securities of the Company or any of its Subsidiaries or any rights, warrants, calls or options to acquire such shares or other equity or voting interests or securities, (iv) any split, combination or reclassification of any of the Company's or any of its Subsidiaries' capital stock or other equity or voting interests or securities or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock or other equity or voting interests or securities of the Company or any of its Subsidiaries, (v) (A) any granting by the Company or any of its Subsidiaries to any current or former director, officer, employee or consultant of the Company or its Subsidiaries of any material increase (or, in the case of officers and directors, any increase) in compensation, bonus or fringe or other benefits or any granting of any type of material compensation or benefits (or, in the case of officers and directors, any compensation or benefits) to any current or former director, officer, employee or consultant not previously receiving or entitled to receive such type of compensation or benefit, except for normal increases in cash compensation in the ordinary course of business consistent with past practice or as was required under any Company Benefit Agreement or Company Benefit Plan in effect on December 31, 2001, that is filed as an exhibit to the Company Filed SEC Documents or that has been provided to Parent, (B) any granting by the Company or any of its Subsidiaries to any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries of any right to receive any increase in severance or termination pay, or (C) any entry by the Company or any of its Subsidiaries into, or any amendments of, (1) any employment, deferred compensation, consulting, severance, change of control, termination or indemnification agreement or any other agreement with any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries or (2) any agreement with any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of a nature contemplated by this Agreement (all such agreements under this clause (C), collectively, "Company Benefit Agreements"), (D) any adoption of, any amendment to or any termination of any collective bargaining agreement or any employment, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, phantom stock, performance, retirement, thrift, savings, stock bonus, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, program, policy, arrangement or understanding (whether or not legally binding) maintained, contributed to or required to be maintained or contributed to by the Company or any of its Subsidiaries or any other person or entity that, together with the Company, is treated as a single employer under
Section 414(b), (c), (m) or (o) of the Code (each, a "Commonly Controlled Entity"), in each case providing benefits to any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries (collectively, the "Company Benefit Plans"), or (E) any payment of any benefit under, or the grant of any award under, or any amendment to, or termination of, any bonus, incentive, performance or other compensation plan or arrangement, Company Benefit Agreement or Company Benefit Plan (including in respect of stock options, "phantom" stock, stock appreciation rights, restricted stock, "phantom" stock rights, restricted stock units, deferred stock units, performance stock units or other stock-based or stock-related awards or the removal or modification of any restrictions in any Company Benefit Agreement or Company Benefit Plan or awards made thereunder) except as required to comply with applicable law or any Company Benefit Agreement or Company Benefit Plan in effect on December 31, 2001, that is filed as an exhibit to the Company Filed SEC Documents or that has been provided to Parent, (vi) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on the Company, (vii) except insofar as may have been required by a change in GAAP or applicable law, any material change in financial or tax accounting methods, principles or practices by the Company or any of its Subsidiaries, (viii) any material tax election with respect to taxes by the Company or any of its Subsidiaries or any settlement or compromise of any material tax liability or refund or (ix) any revaluation by the Company or any of its Subsidiaries of any of the material assets of the Company or any of its Subsidiaries.

                                     1-10

   (h) Litigation. Except as disclosed in the Company Filed SEC Documents, there is no suit, action, proceeding, claim, grievance, demand or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective assets, properties, businesses or operations that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect on the Company, nor is there any statute, law, ordinance, rule, regulation, judgment, decree, injunction, writ, stipulation or order of any Governmental Entity or arbitrator outstanding against or, to the Knowledge of the Company, investigation, proceeding, notice of violation, order of forfeiture or complaint by any Governmental Entity involving, the Company or any of its Subsidiaries or any of their respective assets, properties, businesses or operations that has had or that would reasonably be expected to have individually or in the aggregate, a Material Adverse Effect on the Company.

   (i) Compliance with Applicable Laws. (i) Each of the Company and its Subsidiaries is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, writs, stipulations, orders and decrees of any Governmental Entity applicable to it, its properties or other assets or its business or operations (collectively, "Legal Provisions"), except for instances of noncompliance or possible noncompliance that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. Each of the Company and its Subsidiaries has in effect all material approvals, authorizations, certificates, filings, franchises, licenses, notices and permits of or with all Governmental Entities, promulgated under any Legal Provisions (collectively, "Permits"), necessary for it to own, lease or operate its properties and other assets and to carry on its business and operations as presently conducted and as currently proposed by its management to be conducted, except where the failure to so have in effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. There has occurred no default under, or violation of, any such Permit, except individually or in the aggregate as has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. The consummation of the Merger and the other transactions contemplated by this Agreement and the Voting Agreement, in and of themselves, would not cause the revocation or cancelation of any such Permit that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on the Company.

      (ii) Except for those matters disclosed in the Company Filed SEC Documents and those matters that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company:

          (A) the Company and each of its Subsidiaries are in compliance with all Environmental Laws (as defined below), and neither the Company nor any of its Subsidiaries has received any (1) communication that alleges that the Company or any of its Subsidiaries is in violation of, or has liability under, any Environmental Law, (2) written request from any Governmental Entity for information pursuant to any Environmental Law, or (3) written notice regarding any requirement proposed for adoption or implementation by any Governmental Entity under any Environmental Law which requirement is applicable to the operations of the Company or any of its Subsidiaries;

          (B) (1) the Company and each of its Subsidiaries have obtained and are in compliance with all permits, licenses and governmental authorizations pursuant to Environmental Law necessary for their respective operations as currently conducted ("Environmental Permits"),
       (2) all such Environmental Permits are valid and in good standing, and
       (3) neither the Company nor any of its Subsidiaries has received any notice of any actual or potential change in the status or terms and conditions of any Environmental Permit;

          (C) there are no Environmental Claims (as defined below) pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries;

                                     1-11

          (D) to the Knowledge of the Company there have been no Releases (as defined below) of any Hazardous Material (as defined below) that could be reasonably expected to form the basis of any Environmental Claim against the Company or any of its Subsidiaries; and

          (E) (1) neither the Company nor any of its Subsidiaries has retained or assumed either contractually or by operation of law any liabilities or obligations that could be reasonably expected to form the basis of any Environmental Claim against the Company or any of its Subsidiaries, and (2) to the Knowledge of the Company, there are no Environmental Claims against any person whose liabilities for such Environmental Claims the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

          (iii) (A) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, orders, demands, directives, claims, liens, investigations, proceedings or written or oral notices of noncompliance or violation by or from any person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from (1) the presence or Release of, or exposure to, any Hazardous Materials; or (2) the failure to comply with any Environmental Law.

          (B) "Environmental Laws" means all applicable federal, state, local and foreign laws, rules, regulations, orders, decrees, judgments, legally binding agreements or Environmental Permits issued, promulgated or entered into by or with any Governmental Entity, relating to pollution, natural resources or protection of endangered or threatened species, health, safety or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata).

          (C) "Hazardous Materials" means any petroleum or petroleum products, radioactive materials or wastes, asbestos in any form, urea formaldehyde foam insulation and polychlorinated biphenyls, and any other chemical, material, substance or waste regulated under any applicable Environmental Law.

          (D) "Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

      (j) Contracts. (i) Neither the Company nor any of its Subsidiaries is in violation or breach of or in default under (nor does there exist any condition that upon the passage of time or the giving of notice or both would cause such a violation or breach of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations, breaches or defaults that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. The Company or one of its Subsidiaries has good and marketable title to the Company's manufacturing facility and executive and general offices located in Montpelier, Ohio, free and clear of all Liens except for Liens, defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

          (ii) Except for Contracts filed in unredacted form as exhibits to the Company Filed SEC Documents, Section 3.01(j)(ii) of the Company Disclosure Schedule sets forth a true and complete list as of the date of this Agreement, and the Company has delivered to Parent prior to the date of this Agreement true, complete and correct copies (including all amendments and modifications thereto) of:

                                     1-12

          (A) all Contracts to which the Company or any of its Subsidiaries is a party, or that purports to be binding upon the Company, any of its Subsidiaries or any of its Affiliates, that contain a covenant restricting the ability of the Company or any of its Subsidiaries (or which, following the consummation of the Merger, could restrict the ability of Parent or any of its Subsidiaries, including the Company and its Subsidiaries) to compete in any business or with any person or in any geographic area;

          (B) all Contracts of the Company or any of its Subsidiaries with any Affiliate of the Company (other than any of its Subsidiaries);

          (C) all joint venture, partnership or other similar agreements to which the Company or any of its Subsidiaries is a party (including all amendments and modifications thereto); and

          (D) all loan agreements, credit agreements, notes, debentures, bonds, mortgages, indentures and other Contracts (collectively, "debt obligations") pursuant to which any indebtedness of the Company or any of its Subsidiaries is outstanding or may be incurred and all guarantees of or by the Company or any of its Subsidiaries of any debt obligations of any other person (other than the Company or any of its Subsidiaries), including the respective aggregate principal amounts outstanding as of the date of this Agreement.

   (k) Absence of Changes in Benefit Plans; Labor Relations. Since December 31, 2001, there has not been any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Company Pension Plans, or any change in the manner in which contributions to any Company Pension Plans are made or the basis on which such contributions are determined. Except as disclosed in the Company Filed SEC Documents, there exist no currently binding Company Benefit Agreements. There are no collective bargaining or other labor union agreements to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound. None of the employees of the Company or any of its Subsidiaries are represented by any union with respect to their employment by the Company or such Subsidiary and there is no request for labor representation pending or, to the Knowledge of the Company, threatened with respect to the employees of the Company or any of its Subsidiaries. Since January 1, 2001, neither the Company nor any of its Subsidiaries has experienced any labor strikes or disputes, union organization attempts, slowdowns or work stoppage due to labor disagreements that individually or in the aggregate have had or would reasonably be expected to have a Material Adverse Effect on the Company. The Company has not received notice of any unfair labor practice charge or complaint against the Company or any of its Subsidiaries which is pending and, to the Knowledge of the Company, there is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries threatened before the National Labor Relations Board or any comparable state or foreign agency or authority except for complaints and charges that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. No employment-related grievances that are individually or in the aggregate reasonably likely to have a Material Adverse Effect on the Company, nor any arbitration proceedings arising out of collective bargaining agreements, are pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries that individually or in the aggregate have had or would reasonably be expected to have a Material Adverse Effect on the Company.

   (l) ERISA Compliance. (i) Section 3.01(l)(i) of the Company Disclosure Schedule contains a complete and accurate list of each Company Benefit Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as a "Company Pension Plan"), each Company Benefit Plan that is an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and all other Company Benefit Plans. The Company has provided to Parent true, complete and correct copies of (A) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plans, descriptions thereof),

                                     1-13

(B) the two most recent annual reports on Form 5500 required to be filed with the Internal Revenue Service (the "IRS") with respect to each Company Benefit Plan (if any such report was required), (C) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required and (D) each trust agreement and insurance or group annuity contract relating to any Company Benefit Plan. Each Company Benefit Plan has been administered in accordance with its terms except for failures to so administer that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. The Company, its Subsidiaries and all the Company Benefit Plans are all in compliance with the applicable provisions of ERISA, the Code and all other applicable laws, including laws of foreign jurisdictions, and the terms of all collective bargaining agreements except for failures to comply that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

      (ii) All Company Pension Plans intended to be tax-qualified have received favorable determination letters from the IRS with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39) to the effect that such Company Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked (or, to the Knowledge of the Company, has revocation been threatened) and, to the Knowledge of the Company, no event has occurred since the date of the most recent determination letter or application therefor relating to any such Company Pension Plan that would adversely affect the qualification of such Company Pension Plan or materially increase the costs relating thereto or require security under Section 307 of ERISA. The Company has timely amended each Company Pension Plan to the extent necessary to comply with the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, and other recent laws including GATT and the Uniformed Services Employment and Reemployment Rights Act except to the extent the period prescribed by the IRS for making such amendments has not expired. All Company Pension Plans required to have been approved by any foreign Governmental Entity have been so approved, no such approval has been revoked (or, to the Knowledge of the Company, has revocation been threatened) and, to the Knowledge of the Company, no event has occurred since the date of the most recent approval or application therefor relating to any such Company Pension Plan that would materially affect any such approval relating thereto or materially increase the costs relating thereto. The Company has delivered to Parent a true, complete and correct copy of the most recent determination letter received with respect to each Company Pension Plan intended to be tax-qualified, as well as a true, complete and correct copy of each pending application for a determination letter, if any. The Company has also provided to Parent a true, complete and correct list of all amendments to any Company Pension Plan intended to be tax-qualified as to which a favorable determination letter has not yet been received.

      (iii) With respect to each Company Pension Plan subject to Title IV of ERISA (a "Title IV Plan"), the Company has provided to Parent true, complete and correct copies of the two most recent actuarial valuation reports, and, to the Knowledge of the Company, there has been no material adverse change in the financial condition of any Company Pension Plan since its last such annual valuation date. No liability under Subtitle C or D of Title IV of ERISA that individually or in the aggregate has had or would be reasonably expected to have a Material Adverse Effect on the Company has been or is reasonably expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single- employer plan" (within the meaning of Section 4001(a)(15) of ERISA) currently or formerly maintained by any of them, or the single-employer plan of any Commonly Controlled Entity.

      (iv) All reports, returns and similar documents with respect to all Company Benefit Plans required to be filed with any Governmental Entity or distributed to any Company Benefit Plan participant have been duly and timely filed or distributed except for failures to file or distribute that

                                     1-14
   individually or in the aggregate have not had and would not be reasonably expected to have a Material Adverse Effect on the Company. None of the Company or any of its Subsidiaries has received notice of, and to the Knowledge of the Company, there are no investigations by any Governmental Entity with respect to, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Company Benefit Plans), suits or proceedings against or involving any Company Benefit Plan or asserting any rights or claims to benefits under any Company Benefit Plan that could give rise to any liability that individually or in the aggregate has had or would be reasonably expected to have a Material Adverse Effect on the Company, and, to the Knowledge of the Company, there are not any facts that could give rise to any liability that individually or in the aggregate would be reasonably expected to have a Material Adverse Effect on the Company in the event of any such investigation, claim, suit or proceeding.

      (v) To the Knowledge of the Company all contributions, premiums and benefit payments under or in connection with the Company Benefit Plans that are required to have been made as of the date of this Agreement in accordance with the terms of the Company Benefit Plans have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference into the Company Filed SEC Documents. Neither any Company Pension Plan nor any single-employer plan of any Commonly Controlled Entity subject to Section 302 of ERISA or Section 412 of the Code has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived.

      (vi) With respect to each Company Benefit Plan, (A) to the Knowledge of the Company, there has not occurred any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) in which the Company or any of its Subsidiaries or any of their respective employees, or any trustee or administrator of such Company Benefit Plan, or any agent of the foregoing, has engaged that could subject the Company or any of its Subsidiaries or any of their respective employees, or a trustee, administrator or other fiduciary of any trust created under any Company Benefit Plan, to the tax or penalty on prohibited transactions imposed by
   Section 4975 of the Code or the sanctions imposed under Title I of ERISA and
   (B) to the Knowledge of the Company, none of the Company, any of its Subsidiaries, any of their respective employees, any trustee, administrator or other fiduciary of any Company Benefit Plan or any agent of any of the foregoing, has engaged in any transaction or acted in a manner that could, or failed to act so as to, subject the Company or any of its Subsidiaries or any such trustee, administrator or other fiduciary to any liability for breach of fiduciary duty under ERISA or any other applicable law. No Title IV Plan or related trust has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived with respect to any Title IV Plan during the last five years, and no notice of a reportable event will be required to be filed in connection with the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries has incurred a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Sections 4203 and 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 with respect to any Company Pension Plan that is a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA or has incurred or could reasonably be expected to incur any "withdrawal liability" (within the meaning of Subtitle E of Title IV of ERISA) in respect of any such plan that has had or would reasonably be expected to have a Material Adverse Effect on the Company.

      (vii) Section 3.01(l)(vii) of the Company Disclosure Schedule discloses whether each Company Benefit Plan that is an employee welfare benefit plan is (A) unfunded, (B) funded through a "welfare benefit fund", as such term is defined in Section 419(e) of the Code, or other funding mechanism or (C) insured. Subject to applicable collective bargaining agreements, the terms of each such welfare benefit plan provide that it may be amended or terminated (including with respect to benefits provided to retirees and other former employees) without material liability to the Company or any of its Subsidiaries at any time after the Effective Time and, to the

                                     1-15

   Knowledge of the Company, there has not been any communication to participants in any such plan that would adversely affect such result. Each of the Company and its Subsidiaries complies with the applicable requirements of Section 4980B(f) of the Code or any similar state statute with respect to each Company Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code or such state statute, except for failures to comply that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has any material obligations for retiree health or life insurance benefits under any Company Benefit Plan (other than for continuation coverage required under Section 4980B(f) of the Code).

      (viii) None of the execution and delivery of this Agreement, the obtaining of the Company Stockholder Approval or the consummation of the Merger or any other transaction contemplated by this Agreement or the Voting Agreement (including as a result of any termination of employment on or following the Effective Time) will (A) entitle any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries to severance or termination pay, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Company Benefit Plan or Company Benefit Agreement or (C) result in any breach or violation of, or a default under, any Company Benefit Plan or Company Benefit Agreement.

      (ix) Neither the Company nor any of its Subsidiaries has any liability or obligations that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect on the Company, including under or on account of a Company Benefit Plan, arising out of the hiring of persons to provide services to the Company or any of its Subsidiaries and treating such persons as consultants or independent contractors and not as employees of the Company or any of its Subsidiaries.

      (x) Neither the Company nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably by expected to be deductible by reason of the limitations under Section 162(m) of the Code and the regulations thereunder.

   (m) No Excess Parachute Payments. Other than payments or benefits that may be made to the persons listed in Section 3.01(m) of the Company Disclosure Schedule ("Primary Company Executives"), no amount or other entitlement or economic benefit that could reasonably be expected to be received (whether in cash or property or the vesting of property) as a result of the execution and delivery of this Agreement, the obtaining of the Company Stockholder Approval or the Parent Stockholder Approval, the consummation of the Merger or any other transaction contemplated by this Agreement or the Voting Agreement (including as a result of termination of employment on or following the Effective Time) by or for the benefit of any director, officer, employee or consultant of the Company or any of its Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Company Benefit Plan, Company Benefit Agreement or otherwise would be an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code), and no disqualified individual is entitled to receive any additional payment from the Company or any of its Subsidiaries, the Surviving Corporation or any other person in the event that the excise tax required by Section 4999(a) of the Code is imposed on such disqualified individual (a "Parachute Gross Up Payment"). Section 3.01(m) of the Company Disclosure Schedule sets forth, calculated as of the date of this Agreement, (i) the "base amount" (as such term is defined in Section 280G(b)(3) of the Code) for each Primary Company Executive and (ii) the estimated amount that could be paid or provided to each Primary Company Executive as a result of the execution and delivery of this Agreement, the obtaining of the Company Stockholder Approval or the Parent Stockholder Approval, the consummation of the Merger or the other transactions contemplated by this Agreement (including as a result of any termination of employment on or following the Effective Time).

                                     1-16

   (n) Taxes. (i) Each of the Company and its Subsidiaries has filed or has caused to be filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and accurate in all material respects. Each of the Company and its Subsidiaries has paid or caused to be paid all material taxes due and owing, and the most recent financial statements contained in the Company Filed SEC Documents reflect an adequate reserve (excluding any reserves for deferred taxes) for all taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

      (ii) No deficiencies, audit examinations, refund litigation, proposed adjustments or matters in controversy for any taxes have been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries, except for any such deficiencies, examinations, litigation, adjustments or matters that have been resolved with the applicable tax authority. The Federal income tax returns of the Company and its Subsidiaries have been examined by and settled with the U.S. Internal Revenue Service, or the period of limitations on assessment has expired, for all taxable years through December 31, 1997. All assessments for taxes due and owing by the Company or any of its Subsidiaries with respect to completed and settled examinations or concluded litigation have been paid. There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes of the Company or its Subsidiaries.

      (iii) Neither the Company nor any of its Subsidiaries will be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued in a prior taxable period but was not recognized for tax purposes in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or similar provisions of domestic or foreign (whether national, Federal, state, provincial, local or otherwise) tax law.

      (iv) Neither the Company nor any of its Subsidiaries has taken or agreed to take any action, or knows of any fact, agreement, plan or other circumstance, that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

      (v) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement.

      (vi) The Company and its Subsidiaries have complied in all material respects with all applicable statutes, laws, ordinances, rules and regulations relating to the withholding of taxes (including withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code and similar provisions under any Federal, state, local or foreign tax laws) and have, within the time and the manner prescribed by law, withheld from and paid over to the proper Governmental Entity all amounts required to be so withheld and paid over under applicable laws.

      (vii) As used in this Agreement, "taxes" shall include all (x) domestic or foreign (whether national, Federal, state, provincial, local or otherwise) income, property, sales, excise, withholding and other taxes and similar governmental charges, including any interest, penalties and additions with respect thereto, (y) liability for the payment of any amounts of the type described in clause (x) as a result of being a member of a consolidated, combined or similar group and (z) liability as a result of any tax sharing or similar contractual agreement.

   (o) Intellectual Property. To the Knowledge of the Company and except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company, (i) none of the Company or any of its Subsidiaries has infringed upon, misappropriated or otherwise come into conflict with any intellectual property or other proprietary information of any other person and (ii) no person or persons are infringing or have misappropriated or otherwise come

                                     1-17
into conflict with the rights of the Company or any of its Subsidiaries with respect to any intellectual property in a manner which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company.

   (p) Voting Requirements. The affirmative vote at the Company Stockholders Meeting or any adjournment or postponement thereof of the holders of a majority of the outstanding shares of Company Common Stock in favor of adopting this Agreement (the "Company Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby. No other approval of the stockholders of the Company is required with respect to this Agreement or the transactions contemplated hereby or by the Voting Agreement.

   (q) State Takeover Statutes. The Board of Directors of the Company has approved and declared advisable the terms of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and has approved the Voting Agreement, and such approval represents all the action necessary to render inapplicable to this Agreement, the Voting Agreement, the Merger and the other transactions contemplated by this Agreement or by the Voting Agreement, the provisions of Section 203 to the extent, if any, Section 203 would otherwise be applicable to this Agreement, the Voting Agreement, the Merger and the other transactions contemplated by this Agreement or by the Voting Agreement. To the Knowledge of the Company, no other state takeover statute or similar statute or regulation or similar provision of the Company Certificate applies or purports to apply to this Agreement, the Voting Agreement, the Merger or the other transactions contemplated by this Agreement or by the Voting Agreement.

   (r) Brokers. No broker, investment banker, financial advisor or other person, other than Credit Suisse First Boston, the fees, commissions and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement or the Voting Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has furnished to Parent true, complete and correct copies of all agreements under which any such fees, commissions or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees, commissions or expenses are payable.

   (s) Opinion of Financial Advisor. The Company has received the opinion of Credit Suisse First Boston, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair from a financial point of view to the stockholders of the Company, a signed copy of which opinion has been delivered to Parent.

   (t) Rights Agreement. The Company has taken all actions necessary to cause the Rights Agreement to be amended to (i) render the Rights Agreement inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement or the Voting Agreement, (ii) ensure that (A) none of Parent, Sub or any other Subsidiary of Parent is an "Acquiring Person" (as defined in the Rights Agreement) pursuant to the Rights Agreement and (B) a "Distribution Date" (as defined in the Rights Agreement) does not occur solely by reason of the execution of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement or the Voting Agreement, and (iii) provide that the "Final Expiration Date" (as defined in the Rights Agreement) shall occur immediately prior to the Effective Time.

   SECTION 3.02. Representations and Warranties of Parent and Sub. Except as expressly set forth on the disclosure schedule (with specific reference to the Section or subsection of this Agreement to which the information stated in such disclosure schedule relates, with such disclosure to be

                                     1-18
applicable to other Sections or subsections of this Agreement to the extent a matter is disclosed in such a way as to make its relevance to the information called for by such other Sections or subsections readily apparent) delivered by Parent to the Company in connection with the execution of this Agreement (the "Parent Disclosure Schedule"), Parent and Sub represent and warrant to the Company as follows:

   (a) Organization, Standing and Power. Each of Parent and Sub (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, (ii) has the requisite corporate power and authority to carry on its business as now being conducted and as currently proposed by its management to be conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary other than where the failure to be so qualified or licensed or in good standing individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Parent. Parent has made available to the Company prior to the execution of this Agreement true, complete and correct copies of its Restated Articles of Incorporation and its by-laws and of the certificate of incorporation and by-laws of Sub, in each case as amended to the date of this Agreement.

   (b) Subsidiaries. Section 3.02(b) of the Parent Disclosure Schedule sets forth a true and complete list of all Subsidiaries of Parent as of the date of this Agreement and, for each such Subsidiary, the state of incorporation. All the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of Parent have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Parent, free and clear of all Liens and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interests. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, Parent does not own, of record or beneficially, directly or indirectly any capital stock or other equity or voting interest in any person.

   (c) Capital Structure. As of the date of this Agreement, the authorized capital stock of Parent consists of 120,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, par value $1.00 per share (the "Parent Preferred Stock"), of which 1,750,000 shares of Parent Preferred Stock have been designated as ESOP Preferred Shares (the "Parent ESOP Preferred Shares") and 450,000 ESOP Preferred Shares remain designated as such, and 250,000 shares of Parent Preferred Stock have been designated as Series A Participating Cumulative Preferred Stock (the "Parent Series A Preferred Stock"). As of the close of business on April 30, 2002, (i) 46,883,701 shares of Parent Common Stock were issued and outstanding, (ii) no shares of Parent ESOP Preferred Shares were issued and outstanding, (iii) 250,000 shares of Parent Series A Preferred Stock were reserved for issuance in connection with the rights (the "Parent Rights") to purchase shares of Parent Series A Preferred Stock issued pursuant to the Rights Agreement dated as of February 27, 1996 (the "Parent Rights Agreement"), between Parent and Chemical Mellon Shareholder Services, L.L.C., (iv) 8,065,080 shares of Parent Common Stock were reserved for issuance pursuant to the 1988 Stock Option Plan for Key Employees, the 1996 Stock Option Plan for Key Employees, the Parent 1991 Long Term Incentive Plan, the 2000 Long Term Incentive Plan, the 2001 Performance Share Program, the 1997 Stock Plan for Non-Employee Directors, the Employee Deferral Plan, the Monarch Brass & Copper Corp. Deferral Plan and the Olin Contributing Employee Ownership Plan (such plans, collectively, the "Parent Stock Plans") and (v) 5,406,260 shares of Parent Common Stock were subject to outstanding options or other rights to purchase shares of Parent Common Stock granted under the Parent Stock Plans (the "Parent Stock Options"). Except as set forth above, as of the close of business on April 30, 2002, no shares of capital stock of, or other equity or voting interests in, Parent or options, warrants or other rights to acquire any such stock, securities or interests were issued, reserved for issuance or outstanding. During the period from April 30, 2002, to the date of this Agreement (A) there have been no issuances by Parent or any of its Subsidiaries of shares of capital

                                     1-19
stock of, or other equity or voting interests in, Parent other than issuances of shares of Parent Common Stock pursuant to the exercise of Parent Stock Options outstanding on such date as required by their terms as in effect on the date of this Agreement and (B) except for issuances of Parent Stock Options to employees in the ordinary course of business, there have been no issuances by Parent or any of its Subsidiaries of options, warrants or other rights to acquire shares of capital stock of, or other equity or voting interests in, Parent, other than rights that may have arisen under the Parent Stock Plans. All outstanding shares of Parent Common Stock are, and all shares that may be issued pursuant to the Parent Stock Plans or in connection with the Merger will be, when issued in accordance with the terms thereof or the terms of this Agreement, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness of Parent or any of its Subsidiaries, and, except as set forth above, no securities or other instruments or obligations of Parent or any of its Subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of Parent, in each case having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Parent or any of its Subsidiaries may vote. Except as set forth above or as otherwise contemplated herein, as of the date of this Agreement, there are no securities, options, warrants, calls, rights or Contracts of any kind to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or Contract. Except as set forth above, as of the date of this Agreement, there are not outstanding contractual obligations of Parent or any of its Subsidiaries to (1) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, Parent or any of its Subsidiaries or (2) vote or dispose of any shares of capital stock of, or other equity or voting interests in, Parent or any of its Subsidiaries. As of the date of this Agreement, there are no irrevocable proxies and no voting agreements to which Parent is a party with respect to any shares of the capital stock of, or other equity or voting interests in, Parent or any of its Subsidiaries.

   (d) Authority; Noncontravention. Each of Parent and Sub has the requisite corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Parent Shareholder Approval, to consummate the transactions contemplated by this Agreement or the Voting Agreement. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated by this Agreement or the Voting Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub, as applicable, and no other corporate proceedings on the part of Parent or Sub are necessary to approve this Agreement or to consummate the transactions contemplated by this Agreement or the Voting Agreement subject to receipt of the Parent Shareholder Approval. This Agreement has been duly executed and delivered by Parent and Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Sub, enforceable against Parent and Sub in accordance with its terms. The execution and delivery of this Agreement and the Voting Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement or the Voting Agreement and compliance with the provisions hereof and thereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or Sub under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (A) the Restated Articles of Incorporation or the by-laws of Parent or the Certificate of Incorporation and by-laws of Sub, (B) any Contract to which Parent or Sub is a party or any of their respective properties or assets is subject or

                                     1-20

(C) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, writ, injunction, stipulation, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or their respective properties, operations or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Parent. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated by this Agreement or the Voting Agreement, except for (1) the filing of a premerger notification and report form by Parent under the HSR Act or any other applicable competition, merger control, antitrust or similar law or regulation;
(2) the filing with the SEC of (x) the Joint Proxy Statement and the Form S-4, and (y) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act, as may be required in connection with this Agreement, the Voting Agreement and the transactions contemplated by this Agreement or the Voting Agreement;
(3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (4) such filings with, and approvals of, the NYSE to permit the shares of Parent Common Stock that are to be issued in connection with the Merger to be listed on the NYSE; and (5) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be made or obtained individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Parent.

   (e) Parent SEC Documents. Parent has filed with the SEC all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed by Parent since January 1, 2001 (collectively, "Parent SEC Documents"). None of the Subsidiaries of Parent are, or have at any time since January 1, 2001, been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act. As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document filed and publicly available prior to the date of this Agreement (a "Parent Filed SEC Document") has been revised or superseded by a later filed Parent SEC Document, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including the related notes) of Parent included in the Parent SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC relating thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the related notes) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except as set forth in the most recent financial statements included in the Parent Filed SEC Documents, neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on Parent.

                                     1-21

   (f) Information Supplied. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to each of the Company's stockholders and Parent's shareholders or at the time of each of the Company Stockholders Meeting and the Parent Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder and the Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder. No representation or warranty is made by Parent with respect to statements made or incorporated by reference in the Joint Proxy Statement or the Form S-4 based on information supplied by the Company specifically for inclusion or incorporation by reference in the Joint Proxy Statement or the Form S-4, as the case may be.

   (g) Absence of Certain Changes or Events. Except as disclosed in the Parent Filed SEC Documents, from December 31, 2001, to the date of this Agreement, Parent and its Subsidiaries have conducted their respective businesses only in the usual and ordinary course consistent with past practice, and during such period there has not been (i) any Material Adverse Effect relating to Parent,
(ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, property or otherwise) with respect to any of Parent's or any of its Subsidiaries' capital stock or any other equity interests or securities, except for (A) dividends by a wholly owned Subsidiary of Parent to its parent, (B) a cash dividend of $0.20 per share of Parent Common Stock paid on March 11, 2002 to each holder of Parent Common Stock as of February 11, 2002 and (C) a cash dividend of $0.20 per share of Parent Common Stock payable on June 10, 2002 to each holder of record of Parent Common Stock as of May 10, 2002, (iii) any purchase, redemption or other acquisition of any shares of capital stock or any other equity interests or securities of Parent or any of its Subsidiaries or any rights, warrants, calls or options to acquire such shares or other equity interests or securities, (iv) any split, combination or reclassification of any of Parent's or any of its Subsidiaries' capital stock or other equity interests or securities or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock or other equity interests or securities of Parent or any of its Subsidiaries, (v) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on Parent, (vi) except insofar as may have been required by a change in GAAP or applicable law, any material change in financial or tax accounting methods, principles or practices by Parent or any of its Subsidiaries, (vii) any material tax election with respect to taxes by Parent or any of its Subsidiaries or any settlement or compromise of any material tax liability or refund or (viii) any revaluation by Parent or any of its Subsidiaries of any of the material assets of Parent or any of its Subsidiaries.

   (h) Litigation. Except as disclosed in the Parent Filed SEC Documents, there is no suit, action, proceeding, claim, grievance, demand or investigation pending or, to the Knowledge of Parent, threatened against or affecting the Parent or any of its Subsidiaries or any of their respective assets, properties, businesses or operations that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect on Parent, nor is there any statute, law, ordinance, rule, regulation, judgment, decree, injunction, writ, stipulation or order of any Governmental Entity or arbitrator outstanding against or, to the Knowledge of Parent, investigation, proceeding, notice of violation, order of forfeiture or complaint by any Governmental Entity involving, Parent or any of its Subsidiaries or any of their respective assets, properties, businesses or operations that has had or that would reasonably be expected to have individually or in the aggregate, a Material Adverse Effect on Parent.

                                     1-22

   (i) Voting Requirements. The affirmative vote at the Parent Shareholders Meeting or any adjournment or postponement thereof (the "Parent Shareholder Approval") of the holders of a majority of Parent Common Stock casting votes at the Parent Shareholders Meeting is the only vote of the holders of any class or series of Parent's capital stock necessary to approve, in accordance with the applicable rules of the NYSE, the issuance of the Parent Common Stock in connection with the Merger. No other approval of the shareholders of Parent required with respect to this Agreement or the transactions contemplated hereby or by the Voting Agreement.

   (j) Brokers. No broker, investment banker, financial advisor or other person, other than Lehman Brothers Inc., the fees, commissions and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement or the Voting Agreement based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

   (k) Capitalization of Sub; Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are duly authorized, validly issued, fully paid, nonassessable and held of record by Parent.

   (l) Taxes. Neither Parent nor any of its Subsidiaries has taken or agreed to take any action, or knows of any fact, agreement, plan or other circumstance, that is reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

   (m) Opinion of Financial Advisor. Parent has received the opinion of Lehman Brothers Inc., dated the date of this Agreement, to the effect that, as of such date, the Merger is fair from a financial point of view to the shareholders of Parent, a signed copy of which opinion has been delivered to the Company.

   (n) Compliance with Applicable Laws. (i) Each of Parent and its Subsidiaries is in compliance with all Legal Provisions, except for instances of noncompliance or possible noncompliance that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect on Parent. Each of Parent and its Subsidiaries has in effect all material Permits necessary for it to own, lease or operate its properties and other assets and to carry on its business and operations as presently conducted and as currently proposed by its management to be conducted, except where the failure to so have in effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Parent. There has occurred no default under, or violation of, any such Permit, except individually or in the aggregate as has not had and would not reasonably be expected to have a Material Adverse Effect on Parent. The consummation of the Merger and the other transactions contemplated by this Agreement and the Voting Agreement, in and of themselves, would not cause the revocation or cancelation of any such Permit that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on Parent.

      (ii) Except for those matters disclosed in Parent Filed SEC Documents and those matters that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Parent:

          (A) Parent and each of its Subsidiaries are in compliance with all Environmental Laws, and neither Parent nor any of its Subsidiaries has received any (1) communication that alleges that Parent or any of its Subsidiaries is in violation of, or has liability under, any Environmental Law, (2) written request from any Governmental Entity for information pursuant to any Environmental Law, or (3) written notice regarding any requirement proposed for

                                     1-23
       adoption or implementation by any Government Entity under any Environmental Law which requirement is applicable to the operations of Parent or any of its Subsidiaries;

          (B) (1) Parent and each of its Subsidiaries have obtained and are in compliance with all Environmental Permits, (2) all such Environmental Permits are valid and in good standing, and (3) neither Parent nor any of its Subsidiaries has received any notice of any actual or potential change in the status or terms and conditions of any Environmental Permit;

          (C) there are no Environmental Claims pending or, to the Knowledge of Parent, threatened, against Parent or any of its Subsidiaries;

          (D) to the Knowledge of Parent there have been no Releases of any Hazardous Material that could be reasonably expected to form the basis of any Environ mental Claim against Parent or any of its Subsidiaries; and

          (E) (1) neither Parent nor any of its Subsidiaries has retained or assumed either contractually or by operation of law any liabilities or obligations that could be reasonably expected to form the basis of any Environmental Claim against Parent or any of its Subsidiaries, and (2) to the Knowledge of Parent, there are no Environmental Claims against any person whose liabilities for such Environmental Claims Parent or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

                                  ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

   SECTION 4.01.  Conduct of Business.  (a) Conduct of Business by the
Company. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its Subsidiaries to, carry on its businesses in the ordinary course consistent with past practice and comply with all applicable laws, rules and regulations, use its commercially reasonable efforts to preserve its assets, brands, licenses and technology, keep available the services of its current officers, employees and consultants and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it. In addition, without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as consented to in writing by Parent or as set forth on Section 4.01(a) of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to:

      (i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, any of its capital stock or other equity or voting interests or securities, except for dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned Subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or other equity or voting interests or securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any other equity or voting interests or securities, or (C) purchase, redeem or otherwise acquire any shares of capital stock or other equity or voting interests or securities of the Company or any of its Subsidiaries or any rights, warrants, calls or options to acquire any such shares or other equity or voting interests or securities;

      (ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other equity or voting interests or securities or any securities convertible into, or exchangeable for, or any rights, warrants, calls or options to acquire, any such shares, equity or voting interests or securities or convertible or exchangeable securities, or any "phantom" stock, "phantom" stock rights or any stock appreciation rights, stock based performance units or other rights that are linked to the price of Company Common Stock, other than the issuance of shares of Company Common Stock upon the exercise of the Company Stock Options outstanding

                                     1-24
   as of the date of this Agreement in accordance with their terms as in effect on the date of this Agreement;

      (iii) amend or propose to amend the Company Certificate or the By-laws of the Company or the comparable organizational documents of any of the Company's Subsidiaries, except as required by law;

      (iv) directly or indirectly acquire or agree to acquire by merging or consolidating with, or by purchasing assets of, or by any other manner, any person or division, business or equity interest of any person;

      (v) directly or indirectly (A) sell, lease, license, sell and leaseback, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets or any interests therein (including securitizations), other than sales of inventory and obsolete equipment in the ordinary course of business consistent with past practice or (B) enter into, modify or amend any lease of property, except for modifications or amendments that are not adverse to the Company or any of its Subsidiaries;

      (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or rights, warrants, calls or options to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, other than short-term borrowings incurred in the ordinary course of business consistent with past practice not to exceed $5 million at any time outstanding or letters of credit issued in the ordinary course of business consistent with past practice or (B) make any loans, advances or capital contributions to, or investments in, any other person, except for advances to employees of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice;

      (vii) make any capital expenditure(s) or otherwise acquire asset(s) (other than raw materials and supplies) which, individually, is in excess of $500,000 or, in the aggregate, are in excess of $1 million;

      (viii) (A) pay, discharge, satisfy or settle any material claims (including claims of stockholders), liabilities, obligations (whether absolute, accrued, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement), other than the payment, discharge, satisfaction or settlement of claims, liabilities or litigation, in the ordinary course of business consistent with past practice or in accordance with its terms as in effect on the date of this Agreement; (B) cancel any indebtedness; (C) waive, transfer, grant or release any claims or right of material value; or (D) waive any benefits of, or agree to modify in any respect, or terminate or fail to enforce, or consent to any material matter with respect to which consent is required under, any confidentiality, standstill or similar agreement to which the Company or any of its Subsidiaries is a party or of which the Company or any of its Subsidiaries is a beneficiary;

      (ix) enter into, modify, amend or terminate any Contract which if so entered into, modified, amended or terminated could reasonably be expected to (A) have a Material Adverse Effect on the Company or (B) impair in any material respect the ability of the Company to perform its obligations under this Agreement;

      (x) except as otherwise contemplated by this Agreement or as required to comply with applicable law or the terms of any collective bargaining agreement, Company Benefit Plan or Company Benefit Agreement as in effect on the date of this Agreement, (A) adopt, enter into, terminate or amend (1) any collective bargaining agreement or Company Benefit Plan or (2) any Company Benefit Agreement or other agreement, plan or policy involving the Company or any of

                                     1-25
   its Subsidiaries and one or more of their respective current or former directors, officers, employees or consultants, (B) increase in any manner the compensation, bonus or fringe or other benefits of, or pay any bonus to, any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries or grant any type of compensation or benefits to any current or former director, officer, employee or consultant not previously receiving or entitled to receive such type of compensation or benefit, except for normal increases in cash compensation other than to officers or directors in the ordinary course of business consistent with past practice, (C) pay any benefit or amount not required under any Company Benefit Plan or Company Benefit Agreement or any other benefit plan or arrangement of the Company or any of its Subsidiaries as in effect on the date of this Agreement, (D) grant or pay any severance or termination pay or increase in any manner the severance or termination pay of any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries, (E) make any payment or grant any awards under, or amend or terminate any bonus, incentive, performance or other compensation plan or arrangement, Company Benefit Agreements or Company Benefit Plan (including in respect of stock options, "phantom" stock, stock appreciation rights, "phantom" stock rights, stock based or stock related awards, performance stock units, restricted stock, restricted stock units, deferred stock units, or the removal or modification of existing restrictions in any Company Benefit Plans, Company Benefit Agreements or agreements or awards made thereunder), (F) amend or modify any Company Stock Option, any Company Stock Plan, any Company Benefit Agreement or any Company Benefit Plan, (G) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit Plan or Company Benefit Agreement, (H) take any action to accelerate the vesting or payment of any compensation or benefit under any Company Benefit Plan or Company Benefit Agreement or (I) materially change any actuarial or other assumption used to calculate funding obligations with respect to any Company Benefit Plan or change the manner in which contributions to any Company Benefit Plan are made or the basis on which such contributions are determined;

      (xi) change its fiscal year, revalue any of its material assets or, except as required by a change in GAAP or applicable law, make any changes in financial, tax or accounting methods, principles or practices; or

      (xii) authorize, commit or agree to take any of the foregoing actions.

   (b) Conduct of Business by Parent. During the period from the date of this Agreement to the Effective Time, except as consented to in writing by the Company, Parent shall not, and shall not permit any of its Subsidiaries to (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, any of its capital stock or other equity or voting interests or securities, except for (A) dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned Subsidiary or Parent to its parent, (B) normal quarterly cash dividends by Parent to the holders of Parent Common Stock and
(C) stock dividends and distributions which are covered by Section 2.01(d),
(ii) purchase, redeem or otherwise acquire any shares of capital stock or other equity or voting interests or securities of Parent or any of its Subsidiaries or any rights, warrants, calls or options to acquire any such shares or other equity or voting interests or securities other than in connection with Parent's employee benefit arrangements and policies, (iii) amend or propose to amend its articles of incorporation or by-laws so as to materially adversely affect the economic interests of the holders of Parent Common Stock, except as required by law or (iv) authorize, commit or agree to take any of the foregoing actions.

   (c) Other Actions. The Company and Parent shall use commercially reasonable efforts not to, and shall use commercially reasonable efforts to not permit any of their respective Subsidiaries to, take any action that would, or that could reasonably be expected to, result in any of the conditions to the Merger set forth in Article VI not being satisfied.

                                     1-26

   (d) Certain Tax Matters. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, (i) timely file all tax returns ("Post-Signing Returns") required to be filed by it, (ii) timely pay all taxes due and payable in respect of such Post-Signing Returns that are so filed, (iii) accrue a reserve in the books and records and financial statements of any such entity in accordance with past practice for all taxes payable by such entity for which no Post-Signing Return is due prior to the Effective Time, (iv) promptly notify Parent of any suit, claim, action, investigation, proceeding or audit (collectively, "Actions") pending against or with respect to the Company or any of its Subsidiaries in respect of any material tax; (v) not make any material tax election or settle or compromise any material Action or tax liability, other than in connection with currently pending proceedings or other than in the ordinary course of business, and (vi) cause all existing tax sharing agreements and similar agreements to which the Company or any Subsidiary is a party to be terminated as of the Closing Date so that after such date the Company and its Subsidiaries shall have no further rights or liabilities thereunder.

   (e) Advice of Changes; Filings. The Company and Parent shall promptly advise the other party orally and in writing of (i) any representation or warranty made by it (and, in the case of Parent, made by Sub) contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure of it (and, in the case of Parent, of Sub) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement. The Company and Parent shall each promptly provide the other copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby, other than the portions of such filings that include confidential information not directly related to the transactions contemplated by this Agreement.

   SECTION 4.02. No Solicitation. (a) The Company shall not, and shall use its best efforts to cause its Subsidiaries and any of their respective directors, officers or employees or any investment banker, financial advisor, attorney, consultant, accountant or other representative of the Company or any of its Subsidiaries (collectively, including any such Subsidiary, the "Representatives") not to, directly or indirectly through another person, (i) solicit, initiate or encourage, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or is reasonably likely to lead to a Company Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any Company Takeover Proposal. The Company shall, and shall use its best efforts to cause its Subsidiaries and other Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any Company Takeover Proposal. Notwithstanding the foregoing, at any time prior to obtaining the Company Stockholders Approval, the Board of Directors of the Company may, to the extent required by the fiduciary obligations of the Board of Directors of the Company under applicable law, as determined in good faith by a majority of the disinterested members thereof after consultation with outside counsel, in response to a bona fide written Company Takeover Proposal that was unsolicited and that did not otherwise result from a breach of this
Section 4.02, and subject to compliance with Section 4.02(c), (A) furnish information with respect to the Company and its Subsidiaries to the person making such Company Takeover Proposal and its Representatives pursuant to a customary confidentiality agreement; provided that all such information is provided on a prior or substantially concurrent basis to Parent, and (B) participate in discussions or negotiations with or otherwise cooperate with such person and its Representatives regarding such Company Takeover Proposal. The term "Company Takeover Proposal" means (x) any inquiry, proposal or offer from any person relating to, or that is reasonably likely to lead to, any direct or indirect acquisition or purchase, in one

                                     1-27
transaction or a series of transactions, of assets or businesses that constitute 15% or more of the revenues, net income, EBITDA or assets of the Company and its Subsidiaries, taken as a whole, or 15% or more of the Company Common Stock or any other class of capital stock of, or any other equity or voting interests in, the Company or any of its Subsidiaries, (y) any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of the Company Common Stock or any other class of capital stock of, or any other equity or voting interests in, the Company or any of its Subsidiaries, or (z) any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction involving the Company or any of its Subsidiaries pursuant to which any person or the shareholders of any person would beneficially own 15% or more of the Company Common Stock or of any other class of capital stock of, or any other equity or voting interests in, the Company or any of its Subsidiaries or any resulting parent company of the Company, other than the transactions contemplated by this Agreement or the Voting Agreement.

   (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify in a manner adverse to Parent or Sub, or propose publicly to withdraw or modify in a manner adverse to Parent or Sub, the approval or recommendation by such the Board of Directors or any such committee of this Agreement or the Merger, or resolve or agree to take any such action, in each case unless a majority of the disinterested members of such Board of Directors determines in good faith, after consultation with outside counsel, that the failure to do so would result in a breach of the fiduciary duties of such Board of Directors under applicable law, (ii) approve or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or similar agreement relating to any Company Takeover Proposal, or resolve or agree to take any such action, or (iii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal, or resolve or agree to take any such action.

   (c) In addition to the obligations of the Company set forth in paragraphs
(a) and (b) of this Section 4.02, the Company shall promptly advise Parent orally and in writing of any request for information or of any Company Takeover Proposal, or of any inquiry relating to or that is reasonably likely to lead to a Company Takeover Proposal, the terms and conditions of such request, Company Takeover Proposal or inquiry and the identity of the person making such request, Company Takeover Proposal or inquiry. The Company will (i) keep Parent fully informed on a prompt basis of the status and details (including amendments or changes or proposed amendments or changes) of any such request, Company Takeover Proposal or inquiry and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Company or any of its Subsidiaries or other Representatives from any person that describes any of the terms or conditions of any Takeover Proposal.

   (d) Nothing contained in this Section 4.02 shall prohibit the Company from
(i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act or (ii) making any required disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, in no event shall the Company or its Board of Directors or any committee thereof take, agree or resolve to take any action prohibited by Section 4.02(b).

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

   SECTION 5.01.  Preparation of the Form S-4 and the Joint Proxy
Statement. As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and file with

                                     1-28
the SEC the Joint Proxy Statement and Parent shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use its commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and to keep the Form S-4 effective for so long as necessary to complete the Merger. The Company will use its commercially reasonable efforts to cause the Joint Proxy Statement to be mailed to the Company's stockholders and Parent will use its commercially reasonable efforts to cause the Joint Proxy Statement to be mailed to Parent's shareholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) reasonably required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested by Parent in connection with any such action and the preparation, filing and distribution of the Joint Proxy Statement and the Form S-4. No filing of, or amendment or supplement to, the Form S-4 will be made by Parent, and no filing, or amendment or supplement to, the Joint Proxy Statement will be made by Parent or the Company, in each case without providing the other party a reasonable opportunity to review and comment thereon. The parties shall notify each other promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Joint Proxy Statement or the Form S-4 or for additional information, and shall supply each other with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Joint Proxy Statement, the Form S-4, the Merger or the other transactions contemplated by this Agreement or the Voting Agreement. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to either of the Form S-4 or the Joint Proxy Statement, so that either of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of Parent and the stockholders of the Company.

   SECTION 5.02. Stockholder Meetings. (a) Company Stockholders Meeting. The Company shall (i) as soon as practicable following the date of this Agreement, establish a record date (which shall be as soon as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of obtaining the Company Stockholder Approval and (ii) subject to
Section 4.02(b), through its Board of Directors, recommend to its stockholders the adoption of this Agreement. The Company agrees that its obligations pursuant to clause (i) of the first sentence of this Section 5.02 shall not be affected by (A) the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal or (B) the withdrawal or modification by the Board of Directors of the Company or any committee thereof of such Board of Directors' or such committee's approval or recommendation of this Agreement, the Merger or the other transactions contemplated by this Agreement or the Voting Agreement.

   (b) Parent Shareholders Meeting. Parent shall (i) as soon as practicable following the date of this Agreement, establish a record date (which shall be as soon as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its shareholders (the "Parent Shareholders Meeting") for the purpose of obtaining the Parent Shareholder Approval and (ii) through its Board of Directors, unless their fiduciary duties require otherwise, recommend to its shareholders the approval of the issuance of Parent Common Stock in connection with the Merger.

                                     1-29

   SECTION 5.03. Access to Information; Confidentiality. Subject to the terms of the confidentiality agreement between Parent and the Company dated as of April 23, 2002 (the "Confidentiality Agreement"), upon reasonable notice, each party shall, and shall cause each of its Subsidiaries to, afford to the other party and to their Representatives, reasonable and prompt access (including for the purpose of coordinating integration activities and transition planning with the employees of the Company and its Subsidiaries) during normal business hours during the period prior to the earlier of the Effective Time and the termination of this Agreement to all their respective properties, assets, books, Contracts, commitments, personnel and records and, during such period, each party shall, and shall cause each of its Subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement, form and other document (including all exhibits and all other information incorporated therein) filed by it during such period pursuant to the requirements of domestic or foreign (whether national, Federal, state, provincial, local or otherwise) securities laws and (b) all other information concerning its and its Subsidiaries' business, properties, assets, books, Contracts, commitments, personnel and records as the other party may reasonably request. Except for disclosures expressly permitted by the terms of the Confidentiality Agreement, each party shall hold, and shall cause its officers, employees, accountants, counsel, financial advisors and other Representatives to hold, all information received from the other party, directly or indirectly, in confidence in accordance with the Confidentiality Agreement. No investigation pursuant to this Section 5.03 or information provided or received by any party hereto pursuant to this Agreement will affect any of the representations or warranties of the parties hereto contained in this Agreement or the conditions hereunder to the obligations of the parties hereto.

   SECTION 5.04. Commercially Reasonable Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement or the Voting Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions to Closing set forth in Article VI to be satisfied as promptly as practicable; (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations and filings; and (iii) the obtaining of all necessary waivers, consents, approvals or authorizations from third parties. The Company and Parent shall provide such assistance, information and cooperation to each other as is reasonably required to obtain any such actions, nonactions, waivers, consents, approvals, orders and authorizations and, in connection therewith, will notify the other party promptly following the receipt of any comments from any Governmental Entity and of any request by any Governmental Entity for amendments, supplements or additional information in respect of any registration, declaration or filing with such Governmental Entity and shall supply the other person with copies of all correspondence between such person or any of its representatives, on the one hand, and any Governmental Entity, on the other hand. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall any party hereto be obligated to (A) agree to, or proffer to, divest or hold separate, or enter into any licensing or similar arrangement with respect to, any current assets (whether tangible or intangible) or any portion of any current business of Parent, the Company or any of their respective Subsidiaries or (B) litigate any suit, claim, action, investigation or proceeding, whether judicial or administrative brought by a Governmental Entity, (1) challenging or seeking to restrain or prohibit the consummation of the Merger or any other transaction contemplated by this Agreement or the Voting Agreement, (2) seeking to prohibit or limit in any material respect the ownership or operation by the Company, Parent or any of their respective Affiliates of a material portion of the current business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, or to require any such person to dispose of or hold separate any material portion of the current business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its

                                     1-30

Subsidiaries, taken as a whole, as a result of the Merger or any other transaction contemplated by this Agreement or the Voting Agreement, or (3) seeking to prohibit Parent or any of its Affiliates from effectively controlling in any material respect a substantial portion of the business or operations of the Company or its Subsidiaries.

   (b) In connection with and without limiting the foregoing, the Company and its Board of Directors shall (i) take all commercially reasonable action necessary to ensure that no state takeover statute or similar statute, rule or regulation is or becomes applicable to this Agreement, the Voting Agreement, the Merger or any of the other transactions contemplated by this Agreement or the Voting Agreement and (ii) if any state takeover statute or similar statute or, rule or regulation becomes applicable to this Agreement, the Voting Agreement, the Merger or any other transactions contemplated by this Agreement or the Voting Agreement, take all commercially reasonable action necessary to ensure that the Merger and the other transactions contemplated by this Agreement or the Voting Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement or the Voting Agreement and otherwise to minimize the effect of such statute, rule or regulation on this Agreement, the Voting Agreement, the Merger and the other transactions contemplated by this Agreement or the Voting Agreement.

   SECTION 5.05. Company Stock Options and Other Equity-Based Awards. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee thereof administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

      (i) adjust the terms of all outstanding Company Stock Options, whether vested or unvested, as necessary to provide that, at the Effective Time, each Company Stock Option outstanding immediately prior to the Effective Time shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to (A) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time multiplied by (B) the Exchange Ratio, at an exercise price per share of Parent Common Stock (rounded up to the nearest whole cent) equal to (x) the exercise price per share of Company Common Stock otherwise purchasable pursuant to such Company Stock Option immediately prior to the Effective Time divided by (y) the Exchange Ratio (each Company Stock Option, as so adjusted, an "Adjusted Option"); provided, that the adjustments provided in this Section 5.05 with respect to any Company Stock Option to which Section 421(a) of the Code applies shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code;

      (ii) adjust the terms of all outstanding stock appreciation rights with respect to Company Common Stock (each, a "Company SAR"), whether vested or unvested, as necessary to provide that, at the Effective Time, each Company SAR outstanding immediately prior to the Effective Time shall be amended and converted into a stock appreciation right, on the same terms and conditions as were applicable under such Company SAR, with respect to a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock subject to such Company SAR immediately prior to the Effective Time multiplied by the Exchange Ratio, and with an appreciation base equal to the appreciation base in effect with respect to the corresponding Company SAR immediately prior to the Effective Time, divided by the Exchange Ratio (each Company SAR, as so adjusted, an "Adjusted SAR");

      (iii) adjust the terms of each right of any kind, contingent or accrued, to receive shares of Company Common Stock or benefits measured by the value of a number of shares of Company Common Stock, and each award of any kind consisting of shares of Company Common Stock (including restricted stock, restricted stock units, deferred stock units and performance stock

                                     1-31
   units), other than Company Stock Options and Company SARs (each, a "Company Stock-Based Award"), to provide that, at the Effective Time, each Company Stock-Based Award outstanding immediately prior to the Effective Time shall be deemed to represent a right or award with respect to a number of shares of Parent Common Stock, on the same terms and conditions as were applicable under such Company Stock-Based Award, equal to the number of shares of Company Common Stock subject to the Company Stock-Based Award, multiplied by the Exchange Ratio (rounded to the nearest whole share of Parent Common Stock) (each Company Stock-Based Award, as so adjusted, an "Adjusted Stock-Based Award"); and

      (iv) make such other changes to the Company Stock Plans as the Company and Parent may agree are appropriate to give effect to the Merger.

The Board of Directors of the Company or any committee thereof or other person administering the Company Stock Plans shall ensure that no Company SARs shall be awarded in respect of or in lieu of any Company Stock Option or Company Stock-Based Award in connection with or otherwise in respect of the transactions contemplated by this Agreement.

   (b) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Adjusted Options, Adjusted SARs and Adjusted Stock-Based Awards appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans and agreements evidencing the grants of such Adjusted Options, Adjusted SARs and Adjusted Stock-Based Awards and that such Adjusted Options, Adjusted SARs and Adjusted Stock-Based Awards and agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions as are in effect on the date of this Agreement (subject only to the adjustments required by this Section 5.05 after giving effect to the Merger).

   (c) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by following procedures to be communicated by Parent with the notice contemplated by Section 5.05(b), together with the consideration therefor and the Federal withholding tax information, if any, required in accordance with the applicable Company Stock Plan.

   (d) Except to the extent required under the respective terms of the Company Stock Plans and Adjusted Options, Adjusted SARs and Adjusted Stock-Based Awards, all restrictions or limitations on transfer and vesting with respect to Adjusted Options, Adjusted SARs and Adjusted Stock-Based Awards awarded under the Company Stock Plans or any other plan, program or arrangement of the Company or any of its Subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, and all other terms thereof, shall remain in full force and effect with respect to such Adjusted Options, Adjusted SARs and Adjusted Stock-Based Awards after giving effect to the Merger and the assumption by Parent as set forth in this Section 5.05.

   (e) As soon as practicable following the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Parent Common Stock representing the number of shares of Parent Common Stock equal to the number of shares subject to the Adjusted Options. The Company shall cooperate with, and assist Parent in the preparation of, such registration statement.

   SECTION 5.06. Employee Matters. (a) Subject to Section 5.06(b), from the Effective Time through June 30, 2003, Parent shall either (A) maintain or cause the Surviving Corporation to maintain for the benefit of employees of the Company and its Subsidiaries immediately prior to the Effective Time (the "Affected Employees") who continue to be employed by the Surviving Corporation and its Subsidiaries, the Company Benefit Plans (other than the Company Stock Plans (except to the extent provided in Section 5.05) and any other plans providing for the issuance of Company Common Stock

                                     1-32
or based on the value of Company Common Stock) at the benefit levels in effect on the date of this Agreement or (B) provide or cause the Surviving Corporation to provide benefits to the Affected Employees who continue to be employed by the Surviving Corporation and its Subsidiaries that, taken as a whole, are not materially less favorable in the aggregate to such employees than those provided to Affected Employees immediately prior to the Effective Time. Neither Parent nor the Surviving Corporation shall have any obligation to issue, or adopt any plans or arrangements providing for the issuance of, shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible or exchangeable into such shares pursuant to any such plans or arrangements. Any plans or arrangements of the Company providing for such issuance shall be disregarded in determining whether employee benefits are not materially less favorable in the aggregate.

   (b) Parent shall maintain or cause the Surviving Corporation to maintain such employee benefit plans, policies and arrangements as may be required pursuant to each collective bargaining agreement to which the Company or any of its Subsidiaries may be a party immediately prior to the Effective Time in accordance with the terms of such collective bargaining agreements for the period beginning at the Effective Time and extending at least until the expiration of the applicable collective bargaining agreement. Parent shall make in cash or cause the Surviving Corporation to make in cash all contributions to the trust under the Company's Savings Plan for Hourly Employees in accordance with the terms of such plan as in effect immediately prior to the Effective Time with respect to the period extending at least until the currently scheduled expiration of the applicable collective bargaining agreement pursuant to which such plan is maintained immediately prior to the Effective Time (but only to the extent such contributions have not already been made prior to the Effective Time). Parent shall make in cash or cause the Surviving Corporation to make in cash all contributions to the trust under the Company's Savings and Profit Sharing Plan for Salaried Employees and to the trust under the Company's Benefit Restoration Plan with respect to the period extending at least until the Effective Time in accordance with the terms of such plans as in effect immediately prior to the Effective Time (but only to the extent such contributions have not already been made prior to the Effective Time).

   (c) Subject to Section 5.06(a), from and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, honor in accordance with their respective terms (as in effect on the date of this Agreement, including any reserved right to amend or terminate) all the Company's employment, severance and termination agreements, plans and policies disclosed in the Company Disclosure Schedule.

   (d) Subject to applicable collective bargaining agreements, with respect to any "employee benefit plan", as defined in Section 3(3) of ERISA, maintained by Parent or any of its Subsidiaries and made available to Affected Employees (including any severance plan), solely for purposes of eligibility to participate and vesting, service with the Company or any of its Subsidiaries shall be treated as service with Parent and its Subsidiaries to the extent such service was recognized for such purposes under the corresponding Company Benefit Plan; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

   (e) Nothing herein shall be construed as requiring Parent or the Surviving Corporation to continue any specific plans or agreements or to continue the employment of any specific person.

   SECTION 5.07. Indemnification, Exculpation and Insurance. (a) Parent and Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its Subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification or other similar agreements of the Company or any

                                     1-33
of its Subsidiaries, in each case as in effect on the date of this Agreement, shall be assumed by the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

   (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.07.

   (c) For four years after the Effective Time, Parent shall maintain in effect the Company's current directors' and officers' liability insurance in respect of acts or omissions occurring prior to the Effective Time, covering each person covered as of the date hereof by the Company's directors' and officers' liability insurance policy (a true, complete and correct copy of which has heretofore been delivered to Parent), on terms with respect to such coverage and amounts no less favorable in any material respect than those of such policy in effect on the date of this Agreement; provided that Parent may substitute therefor a policy or policies of a reputable insurance company containing terms with respect to coverage and amount no less favorable in any material respect to such insured persons; provided, however, that in no event shall Parent be required to pay aggregate premiums for insurance under this Section 5.07(c) in excess of 200% of the amount of the aggregate premiums paid by the Company for fiscal year 2001 for such purpose (which 2001 fiscal year premiums are hereby represented and warranted to be $28,500, it being understood that Parent shall nevertheless be obligated to provide such coverage as may be obtained for such 200% amount.

   (d) The provisions of this Section 5.07 (i) shall survive consummation of the Merger, (ii) are intended to be for the benefit of, and will be enforceable by, each indemnified or insured party, his or her heirs and his or her representatives and (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

   SECTION 5.08. Fees and Expenses. Except as provided in this Section 5.08, all fees and expenses incurred in connection with the Merger, this Agreement, the Voting Agreement and the other transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Parent and the Company shall bear and pay one-half of (i) the costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees) and (ii) the filing fees (A) for the premerger notification and report forms under the HSR Act and (B) incurred in connection with any other applicable competition, merger control, antitrust or similar law or regulation.

   SECTION 5.09. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger or the Voting Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement and the Voting Agreement shall be in the form previously agreed to by the parties.

   SECTION 5.10. Affiliates. As soon as practicable after the date hereof, the Company shall deliver to Parent a letter identifying all persons who are, or are expected to be, at the time this Agreement is submitted for adoption by the stockholders of the Company, "affiliates" of the Company

                                     1-34
for purposes of Rule 145 under the Securities Act. The Company shall use its commercially reasonable efforts to cause each such person to deliver to Parent at least 30 calendar days prior to the Closing Date a written agreement substantially in the form attached as Exhibit B hereto.

   SECTION 5.11. NYSE Listing. Parent shall use its commercially reasonable efforts to cause the shares of Parent Common Stock issuable in the Merger to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, prior to the Closing Date.

   SECTION 5.12. Tax Treatment. Each of Parent and the Company shall use commercially reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and to obtain the opinion of counsel referred to in Section 6.03(c) and shall not take or fail to take actions that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

   SECTION 5.13. Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar taxes (including interest, penalties and additions to any such taxes) incurred in connection with this Agreement and the transactions contemplated hereby or by the Voting Agreement shall be paid by the Company out of its own funds.

   SECTION 5.14. Rule 16b-3. The Board of Directors of the Company (or the compensation committee of such Board of Directors) and Parent shall each grant all approvals and take all other actions required pursuant to Rules 16b-3(d) and 16b-3(e) under the Exchange Act to cause the disposition in the Merger of the Company Common Stock and Company Stock Options and the acquisition in the Merger of Parent Common Stock and Adjusted Options, if any, to be exempt from the provisions of Section 16(b) of the Exchange Act.

   SECTION 5.15. Rights Agreement. The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 3.01(u)) necessary or desirable (including redeeming the Rights immediately prior to the Effective Time or amending the Rights Agreement if reasonably requested by Parent) in order to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and the Voting Agreement. If any "Distribution Date" occurs under the Rights Agreement at any time during the period from the date of this Agreement to the Effective Time, the Company and Parent shall make such adjustment to the Merger Consideration as the Company and Parent shall mutually agree so as to preserve the economic benefits that the Company and Parent each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Merger and the other transactions contemplated hereby or by the Voting Agreement. Except as provided in this Section 5.15 or as otherwise specifically required by this Agreement, the Company shall not (i) amend, modify or waive any provision of the Rights Agreement or (ii) take any action with respect to, or make any determination under, the Rights Agreement including a redemption of the Rights or the rendering of the Rights inapplicable to any transaction (including any Company Takeover Proposal).

   SECTION 5.16. Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement or the Voting Agreement, and no such settlement in respect of any such litigation shall be agreed to without Parent's prior written consent.

                                     1-35

                                  ARTICLE VI

                             CONDITIONS PRECEDENT

   SECTION 6.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or (to the extent permitted by applicable law) waiver on or prior to the Closing Date of the following conditions:

   (a) Stockholder Approvals. Each of the Company Stockholder Approval and the Parent Shareholder Approval shall have been obtained.

   (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act or any other applicable competition, merger control, antitrust or similar law or regulation shall have been terminated or shall have expired.

   (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other judgment or order or decree issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) preventing the consummation of the Merger or (ii) which otherwise has had or could reasonably be expected to have a Material Adverse Effect on either Parent or the Company.

   (d) Form S-4. The Form S-4 shall have become effective under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC and not concluded or withdrawn.

   (e) NYSE Listing. The shares of Parent Common Stock issuable to the Company's stockholders in the Merger as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

   SECTION 6.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or (to the extent permitted by applicable law) waiver on or prior to the Closing Date of the following conditions:

   (a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 3.01(c), the first four sentences of
Section 3.01(d), Section 3.01(g)(v), Section 3.01(m), Section 3.01(q) and
Section 3.01(t) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such date), and (ii) the representations and warranties of the Company set forth in this Agreement (other than those listed in the preceding clause (i)) shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such date), except to the extent that the facts or matters as to which such representations and warranties are not so true and correct as of such dates (without giving effect to any qualifications and limitations as to "materiality" or "Material Adverse Effect" set forth therein), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

   (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

                                     1-36

   (c) No Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity, or any Restraint resulting from any such action, (i) challenging the acquisition by Parent or Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or the Voting Agreement, seeking to place limitations on the ownership of shares of Company Common Stock (or shares of common stock of the Surviving Corporation) by Parent or Sub or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and its Subsidiaries, taken as a whole, (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of their respective Subsidiaries of any portion of any current business or of any current assets of the Company, Parent or any of their respective Subsidiaries, or to compel the Company, Parent or any of their respective Subsidiaries to divest or hold separate any portion of any current business or of any current assets of the Company, Parent or any of their respective Subsidiaries, as a result of the Merger, (iii) seeking to prohibit Parent or any of its Subsidiaries from effectively controlling in any material respect the business or operations of the Company or any of its Subsidiaries, (iv) seeking to impose limitations on the ability of Parent or any of its Affiliates to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock on all matters properly presented to the stockholders of the Company, or (v) otherwise having, or being reasonably expected to have, a Material Adverse Effect on the Company.

   (d) No Material Adverse Effect. Since the date of this Agreement, there shall not have been a Material Adverse Effect relating to the Company.

   SECTION 6.03. Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are further subject to the satisfaction or (to the extent permitted by applicable law) waiver on or prior to the Closing Date of the following conditions:

   (a) Representations and Warranties. (i) The representations and warranties of Parent and Sub set forth in Section 3.02(c) and the first three sentences of
Section 3.02(d) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such date), and (ii) the representations and warranties of Parent and Sub set forth in this Agreement (other than those listed in the preceding clause (i)) shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such date), except to the extent that the facts or matters as to which such representations and warranties are not so true and correct as of such dates (without giving effect to any qualifications and limitations as to "materiality" or "Material Adverse Effect" set forth therein), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Parent. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

   (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

   (c) Tax Opinion. The Company shall have received from Cahill Gordon & Reindel, tax counsel to the Company, prior to the time at which the Form S-4 is declared effective by the SEC and on the Closing Date, an opinion, in each case dated as of such respective date and to the effect that: (i) the Merger will qualify for United States Federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code and (ii) the Company, Parent and Sub will each be a "party to a

                                     1-37
reorganization" within the meaning of Section 368(b) of the Code. The issuance of such opinion may be conditioned upon the receipt by such tax counsel of representation letters from each of the Company and Parent substantially in the forms attached hereto as Exhibits C-1 and C-2, respectively.

   (d) No Material Adverse Effect. Since the date of this Agreement, there shall not have been a Material Adverse Effect relating to Parent.

   (e) Price of Parent Common Stock. The average of the volume weighted averages of the trading prices of Parent Common Stock, as reported by Bloomberg Financial Markets (or such other source as the parties shall agree in writing), for the five consecutive NYSE trading days ending on the second trading day immediately preceding the Closing Date shall be greater than or equal to $14.50.

   SECTION 6.04. Frustration of Closing Conditions. None of Parent, Sub or the Company may rely on the failure of any condition set forth in Section 6.01,
6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use its commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement and the Voting Agreement, as required by and subject to Section 5.04.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

   SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval and/or the Parent Shareholder Approval:

   (a) by mutual written consent of Parent, Sub and the Company;

   (b) by either Parent or the Company:

      (i) if the Merger shall not have been consummated by December 31, 2002; provided, however, that the right to terminate this Agreement pursuant to this Section 7.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to be consummated on or before such time and such action or failure to act constitutes a breach of this Agreement;

      (ii) if the Company Stockholder Approval shall not have been obtained at a Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;

      (iii) if the Parent Shareholder Approval shall not have been obtained at a Parent Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

      (iv) if any Restraint having any of the effects set forth in Section 6.01(c) shall be in effect and shall have become final and nonappealable;

   (c) by Parent (i) if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b) and (B) is incapable of being cured by the Company by December 31, 2002 or (ii) if any Restraint referred to in Section 6.02(c) shall be in effect and shall have become final and nonappealable; or

   (d) by the Company, (i) if Parent shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03(a) or 6.03(b)

                                     1-38
and (B) is incapable of being cured by Parent by December 31, 2002, (ii) if the closing price of Parent Common Stock is less than $11.78, as reported by the NYSE Composite Transactions Tape, on each of the NYSE trading days in any thirty consecutive NYSE trading day period commencing on or after the date that the Joint Proxy Statement is sent to the Company's stockholders or (iii) if, prior to June 28, 2002, the Board of Directors of the Company shall have provided written notice to Parent that the Company is prepared, upon termination of this Agreement, to enter into a binding written definitive agreement for a Superior Proposal; provided, however, that, in the case of this clause (iii): (1) the Company shall have complied with Section 4.02 in all respects, (2) the Board of Directors of the Company shall have reasonably concluded in good faith (prior to giving effect to any offer which may be made to the Company by Parent pursuant to clause (3) below) in consultation with its financial advisors and outside counsel, that such proposal is a Superior Proposal and (3) Parent does not make, within ten business days after receipt of the Company's written notice referred to above in this clause (iii) an offer that the Board of Directors of the Company shall have reasonably concluded in good faith in consultation with its financial advisors and outside counsel is at least as favorable to the stockholders of the Company than the Superior Proposal; provided that it shall be a condition to termination pursuant to this
Section 7.01(d)(iii) that the Company shall have paid Parent a termination fee in the amount of $7.5 million.

   SECTION 7.02. Effect of Termination. (a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent or the Company, other than the provisions of Section 3.01(r), Section 3.02(j), the penultimate sentence of
Section 5.03, Section 5.08, this Section 7.02 and Article VIII, which provisions survive such termination, and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

   (b) In the event of a termination of this Agreement by either the Company or Parent pursuant to Section 7.01(b)(iii), Parent shall pay to the Company a termination fee in the amount of $7.5 million; provided that if the average of the volume weighted averages of the trading prices of Parent Common Stock, as reported by Bloomberg Financial Markets (or such other source as the parties shall agree in writing), for the thirty consecutive NYSE trading days ending on the second trading day immediately preceding the date of the Parent Shareholders Meeting at which the Parent Shareholder Approval is considered is greater than $25, Parent shall pay to the Company an additional termination fee in the amount of $7.5 million.

   SECTION 7.03. Amendment. This Agreement may be amended by the parties hereto at any time before or after the Company Stockholder Approval or the Parent Shareholder Approval; provided, however, that after any such approval has been obtained, there shall not be made any amendment that by law requires further approval by the stockholders of the Company or the shareholders of Parent without such further approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

   SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) to the extent permitted by applicable law, waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03 and to the extent permitted by law, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                     1-39

                                 ARTICLE VIII

                              GENERAL PROVISIONS

   SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any document delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

   SECTION 8.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

   (a) if to Parent or Sub, to

          Olin Corporation
          501 Merrit 7
          Norwalk, CT 06856

          Telecopy No.:  203-750-3018

          Attention:  Corporate Secretary

          with a copy to:

          Cravath, Swaine & Moore
          Worldwide Plaza
          825 Eighth Avenue
          New York, NY 10019

          Telecopy No.:  (212) 474-3700

          Attention:  Robert I. Townsend, III, Esq.

   (b) if to the Company, to

          Chase Brass & Copper Co., Inc.
          P.O. Box 152
          Montpelier, OH 43543

          Telecopy No.: 419-485-8150

          Attention:  Chief Financial Officer

          with a copy to:

          Cahill Gordon & Reindel
          Pine Street
          New York, NY 10005

          Telecopy No.:  (212) 269-5420

          Attention:  James J. Clark
                      Richard E. Farley

   SECTION 8.03.  Definitions.  For purposes of this Agreement:

   (a) an "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

                                     1-40

   (b) "Business Day" means any day other than Saturday, Sunday or any other day on which banks are legally permitted to be closed in New York;

   (c) "Knowledge" of any person that is not an individual means, with respect to any specific matter, the knowledge of such person's executive officers and other officers having primary responsibility for such matter, in each case after due inquiry;

   (d) "Material Adverse Effect" means, when used in connection with the Company or Parent, any state of facts, change, effect, event, occurrence or condition (or any development or developments which individually or in the aggregate could reasonably be expected to result in any such state of facts, change effect, event, occurrence or condition) that (i) is materially adverse to the business, properties, assets, liabilities (contingent or otherwise), financial condition or results of operations of such party and its Subsidiaries, taken as a whole, or (ii) could reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation by such party of the Merger or the other transactions contemplated by this Agreement or by the Voting Agreement, except to the extent any such state of facts, change, effect, event, occurrence, condition or development results from (A) conditions affecting the Company's or Parent's industry generally, (B) the announcement or pendency of this Agreement, the Voting Agreement or the transactions contemplated hereby or thereby, (C) actions taken by a party in connection with fulfilling its obligations hereunder, (D) changes in the trading price or volume of Company Common Stock or Parent Common Stock or (E) changes in GAAP;

   (e) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

   (f) a "Subsidiary" of any person means another person, an amount of the voting securities, other voting rights or interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting securities, rights or interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; and

   (g) "Superior Proposal" means a bona fide, written proposal made by a third party (not affiliated or associated with the Primary Stockholder (as defined in the Voting Agreement) or its affiliates or any current director or officer of the Company) to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, all or substantially all of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company, which the Board of Directors of the Company shall have reasonably concluded in good faith (based on the advice of its financial advisors and outside counsel) (A) is on terms which are more favorable to the stockholders of the Company than the Merger and the other transactions contemplated by this Agreement and for which financing, to the extent required, is then committed, (B) is reasonably likely of being consummated and (C) is not subject to due diligence.

   SECTION 8.04. Interpretation. When a reference is made in this Agreement to an Article, a Section or an Exhibit, such reference shall be to an Article, a Section or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and shall not simply mean "if". All terms defined in this Agreement shall have the defined meanings when used in any document made or

                                     1-41
delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Terms used herein that are defined under GAAP are used herein as so defined.

   SECTION 8.05. Counterparts. This Agreement may be executed in one or more counterparts (included by facsimile), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

   SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein), the Voting Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, the Voting Agreement and the Confidentiality Agreement and
(b) except for the provisions of Article II and Section 5.07, are not intended to confer upon any person other than the parties any rights or remedies.

   SECTION 8.07. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other parties and any assignment in violation of the preceding sentence shall be void, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

   SECTION 8.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

   SECTION 8.09. Specific Enforcement. The parties agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

   SECTION 8.10. Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any state court in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement or the Voting Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement or the Voting Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court. Each of the parties hereto irrevocably and

                                     1-42
unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby or by the Voting Agreement in (a) any Delaware State court or (b) any Federal court of the United States sitting in the State of Delaware, or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto further agrees that, to the fullest extent permitted by applicable law, service of any process, summons, notice or document by U.S. registered mail to such person's respective address set forth in Section 8.02 above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence.

   SECTION 8.11. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement or the Voting Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 8.11.

   SECTION 8.12. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

   IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                              OLIN CORPORATION,

                                              By       /s/  JOSEPH D. RUPP
                                                  ------------------------------
                                                  Name:  Joseph D. Rupp
                                                  Title: President and
                                                         Chief Executive Officer

                                              PLUMBER ACQUISITION CORP.,

                                              By       /s/  JOSEPH D. RUPP
                                                  -----------------------------
                                                  Name:  Joseph D. Rupp
                                                  Title: President

                                              CHASE INDUSTRIES INC.,

                                              By      /s/  JOHN H. STEADMAN
                                                  ------------------------------
                                                  Name:  John H. Steadman
                                                  Title: President and
                                                         Chief Executive Officer

                                     1-43

                                                                        Annex I
                                                        to the Merger Agreement

                            Index of Defined Terms

  Term                                                                   Page
  ----                                                                   ----
  Action................................................................ 1-27
  Adjusted Option....................................................... 1-31
  Adjusted SAR.......................................................... 1-31
  Adjusted Stock-Based Award............................................ 1-32
  Affected Employees.................................................... 1-32
  Affiliate............................................................. 1-40
  Agreement.............................................................  1-1
  Certificate...........................................................  1-3
  Certificate of Merger.................................................  1-1
  Closing...............................................................  1-1
  Closing Date..........................................................  1-1
  Code..................................................................  1-1
  Commonly Controlled Entity............................................ 1-10
  Company...............................................................  1-1
  Company Benefit Agreement............................................. 1-10
  Company Benefit Plans................................................. 1-10
  Company Certificate...................................................  1-2
  Company Common Stock..................................................  1-1
  Company Disclosure Schedule...........................................  1-6
  Company Filed SEC Documents...........................................  1-9
  Company Multiemployer Pension Plan.................................... 1-15
  Company Nonvoting Common Stock........................................  1-6
  Company Pension Plan.................................................. 1-13
  Company Preferred Stock...............................................  1-6
  Company SAR........................................................... 1-31
  Company SEC Documents.................................................  1-8
  Company Series A Preferred Stock......................................  1-6
  Company Stock-Based Award............................................. 1-32
  Company Stock Options.................................................  1-6
  Company Stock Plans...................................................  1-6
  Company Stockholder Approval.......................................... 1-18
  Company Stockholders Meeting.......................................... 1-29
  Company Takeover Proposal............................................. 1-27
  Confidentiality Agreement............................................. 1-30
  Contract..............................................................  1-8
  debt obligations...................................................... 1-13
  DGCL..................................................................  1-1
  Effective Time........................................................  1-2
  Environmental Claim................................................... 1-12
  Environmental Laws.................................................... 1-12
  Environmental Permits................................................. 1-11
  ERISA................................................................. 1-13
  Exchange Act..........................................................  1-8
  Exchange Agent........................................................  1-3
  Exchange Ratio........................................................  1-2

                                      1-I

  Term                                                                   Page
  ----                                                                   ----
  Form S-4..............................................................  1-9
  GAAP..................................................................  1-9
  Governmental Entity...................................................  1-8
  Hazardous Materials................................................... 1-12
  HSR Act...............................................................  1-8
  IRS................................................................... 1-14
  Joint Proxy Statement.................................................  1-8
  Knowledge............................................................. 1-41
  Legal Provisions...................................................... 1-11
  Liens.................................................................  1-6
  Material Adverse Effect............................................... 1-41
  Merger................................................................  1-1
  Merger Consideration..................................................  1-2
  NYSE..................................................................  1-4
  NYSE Composite Transactions Tape......................................  1-4
  Parachute Gross Up Payment............................................ 1-16
  Parent................................................................  1-1
  Parent Common Stock...................................................  1-2
  Parent Disclosure Schedule............................................ 1-19
  Parent ESOP Preferred Shares.......................................... 1-19
  Parent Filed SEC Document............................................. 1-21
  Parent Preferred Stock................................................ 1-19
  Parent Rights......................................................... 1-19
  Parent Rights Agreement............................................... 1-19
  Parent SEC Documents.................................................. 1-21
  Parent Series A Preferred Stock....................................... 1-19
  Parent Shareholder Approval........................................... 1-23
  Parent Shareholders Meeting........................................... 1-29
  Parent Stock Options.................................................. 1-19
  Parent Stock Plans.................................................... 1-19
  Permits............................................................... 1-11
  person................................................................ 1-41
  Post-Signing Returns.................................................. 1-27
  Primary Company Executives............................................ 1-16
  Release............................................................... 1-12
  Representatives....................................................... 1-27
  Restraints............................................................ 1-36
  Rights................................................................  1-6
  Rights Agreement...................................................... 1-16
  SEC...................................................................  1-8
  Section 203...........................................................  1-8
  Securities Act........................................................  1-9
  Sub...................................................................  1-1
  Subsidiary............................................................ 1-41
  Surviving Corporation.................................................  1-1
  taxes................................................................. 1-17
  Title IV Plan......................................................... 1-14
  TRA................................................................... 1-14
  Voting Agreement......................................................  1-1

                                     1-II

                                                                      Exhibit A
                                                        to the Merger Agreement

                         Certificate of Incorporation
                         of the Surviving Corporation

   FIRST: The name of the corporation (hereinafter called the "Corporation") is [NAME OF COMPANY].

   SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

   THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

   FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $0.01 per share.

   FIFTH: In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

   SIXTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware as it now exists and as it may hereafter be amended, no director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

   SEVENTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any repeal or modification of this Article SEVENTH shall not adversely affect any right to indemnification of any persons existing at the time such repeal or modification with respect to any matter occurring prior to such repeal or modification.

   EIGHTH: Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                     1-A1

                                                                      Exhibit B
                                                        to the Merger Agreement

                           Form of Affiliate Letter

Dear Sirs:

   The undersigned, a holder of shares of common stock, par value $0.01 per share (the "Company Common Stock"), of Chase Industries Inc., a Delaware corporation (the "Company"), is entitled to receive in connection with the merger (the "Merger") of a subsidiary of Olin Corporation, a Virginia corporation ("Parent"), with and into the Company, shares of common stock, par value $1.00 per share, of Parent (the "Parent Common Stock") in exchange for the undersigned's Company Common Stock. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC"), although nothing contained herein should be construed as an admission of such fact.

   If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer any of the Parent Common Stock received by the undersigned in exchange for any shares of Company Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that Parent will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of Parent Common Stock by the undersigned.

   The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign or transfer any of the Parent Common Stock received by the undersigned in exchange for Company Common Stock in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of counsel to Parent or other counsel reasonably acceptable to Parent or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

   In the event of a sale or other disposition by the undersigned of Parent Common Stock pursuant to Rule 145(d), the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto and the opinion of counsel reasonably acceptable to Parent or no-action letter referred to above. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Parent Common Stock disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, Parent shall cause the transfer agent to effectuate the transfer of the Parent Common Stock sold as indicated in such letter.

   The undersigned acknowledges and agrees that the legend set forth below will be placed on certificates representing Parent Common Stock received by the undersigned in connection with the Merger or held by a transferee thereof, which legend will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from independent counsel reasonably satisfactory to Parent to the effect that such legend is no longer required for purposes of the Securities Act.

                                     1-B1

   There will be placed on the certificates for Parent Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

      "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The shares may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

   The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Common Stock and (ii) the receipt by Parent of this letter is an inducement to Parent's obligations to consummate the Merger.

                                          Very truly yours,

Dated:

                                     1-B2

                                                                        Annex I
                                                                   to Exhibit B

                                                                         [Date]
[Name]

   On               , the undersigned sold the securities of Olin Corporation, a Virginia corporation ("Parent"), described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of a subsidiary of Parent with and into Chase Industries Inc., a Delaware corporation.

   Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

   The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                                          Very truly yours,

[Space to be provided for description of the Securities.]

                                     1-B3

                                                                    Exhibit C-1
                                                        to the Merger Agreement

                     [Letterhead of CHASE INDUSTRIES INC.]

Cahill Gordon & Reindel
80 Pine Street
New York, NY 10005

Ladies and Gentlemen:

   In connection with the opinion to be delivered pursuant to Section 6.03(c) of the Agreement and Plan of Merger dated as of May 7, 2002 (the "Merger Agreement"), among Olin Corporation, a Virginia corporation ("Parent"), Plumber Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Chase Industries Inc., a Delaware corporation ("Company"), whereby Sub will merge with and into the Company (the "Merger") with the Company becoming the "Surviving Corporation", and in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-4 in which the Joint Proxy Statement is included as a prospectus (the "Registration Statement"), each as amended or supplemented through the date hereof, the undersigned certifies and represents on behalf of the Company, after due inquiry and investigation, as follows (any capitalized term used but not defined herein shall have the meaning given to such term in the Merger Agreement):

      1. The facts relating to the Merger as described in the Merger Agreement, the Registration Statement and the other documents described in the Registration Statement are, insofar as such facts pertain to the Company, true, correct and complete in all material respects. The Merger will be consummated in accordance with the Merger Agreement.

      2. The formula set forth in the Merger Agreement pursuant to which each issued and outstanding share of common stock, par value $0.01 per share, of the Company will be converted into that number of validly issued, fully paid and nonassessable shares of common stock, par value $1.00 per share, of Parent equal to the Exchange Ratio is the result of arm's length bargaining. The fair market value of the Parent stock and cash in lieu of fractional shares of Parent stock received by each Company stockholder will be approximately equal to the fair market value of the Company stock surrendered in the Merger by such stockholder.

      3. Prior to the Merger, Parent will own at least 80 percent of the total combined voting power of all classes of Sub stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Sub stock. In the Merger, shares of Company stock representing at least 80 percent of the total combined voting power of all classes of Company stock entitled vote and at least 80 percent of the total number of shares of all other classes of Company stock will be exchanged solely for Parent voting stock. For purposes of this representation, shares of Company stock exchanged for cash or other property provided, directly or indirectly, by Parent will be treated as outstanding Company stock on the Closing Date. Parent has no plan or intention to sell, transfer or dispose of any stock of the Surviving Corporation or to cause or to permit the Surviving Corporation to issue additional shares of its stock that would in either case result in Parent failing to own after the Merger, directly or indirectly, at least 80 percent of the total combined voting power of all classes of Surviving Corporation stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Surviving Corporation stock.

      4. If cash payments are made to holders of Company stock in lieu of fractional shares of Parent stock that would otherwise be issued to such holders in the Merger, such payments will be made for the purpose of saving Parent the expense and inconvenience of issuing and transferring fractional shares of Parent stock and will not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to holders of Company stock in lieu of

                                     1-C1
   fractional shares of Parent stock will not exceed one percent of the total consideration that will be issued in the Merger to Company stockholders in exchange for their shares of Company stock.

      5. Parent has no plan or intention to acquire or redeem any of the Parent stock issued in the Merger, either directly or through any transaction, agreement or arrangement with any other person, except for open-market purchases of Parent stock in a manner consistent with Revenue Ruling 99-58, 1992-2 C.B. 701. No person related to Parent (as defined in Treasury Regulation Section 1.368-1(e)) has a plan or intention to acquire or redeem any of the Parent stock issued in the Merger, either directly or through any transaction, agreement or arrangement with any other person. For purposes of this representation letter, a person is considered to own or acquire stock owned or acquired (as the case may be) by a partnership in which such person is a partner in proportion to such person's interest in the partnership.

      6. Parent does not have any plan or intention to make any distributions after, but in connection with, the Merger to holders of Parent stock (other than dividends made in the ordinary course of business).

      7. Neither Parent nor Sub (nor any other Subsidiary of Parent) has acquired or, except as a result of the Merger, will acquire, or has owned in the past five years, any Company stock.

      8. In connection with the Merger, (i) the Company has not redeemed, purchased or otherwise acquired any shares of stock in the Company, (ii) the Company has not made any distribution with respect to any shares of stock in the Company, and (iii) no subsidiary or entity in which the Company directly or indirectly owns any interest has acquired any shares of stock in the Company.

      9. Immediately following the Merger, the Surviving Corporation will hold
   (i) at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets that were held by the Company immediately prior to the Merger and (ii) at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets that were held by Sub immediately prior to the Merger. For purposes of this representation, amounts paid to stockholders who receive cash or other property (including cash in lieu of fractional shares of Parent stock) provided, directly or indirectly, by the Company or Sub in connection with the Merger, assets of the Company or Sub used to pay its respective reorganization expenses (including transfer taxes, if any) and all redemptions and distributions made by the Company (other than dividends made in the ordinary course of business) immediately preceding, or in contemplation of, the Merger, and any other amounts paid or incurred by the Company or Sub in connection with the Merger will be included as assets held by the Company or Sub, respectively, immediately prior to the Merger.

      10. Parent has no plan or intention, following the Merger, to liquidate the Surviving Corporation, merge the Surviving Corporation with or into another corporation in which the Surviving Corporation is not the survivor, cause the Surviving Corporation to distribute to Parent or any of its Subsidiaries any assets of the Surviving Corporation or the proceeds of any borrowings incurred by the Surviving Corporation or cause the Surviving Corporation to sell or otherwise dispose of any of the assets held by the Surviving Corporation at the time of the Merger or any of the assets of Sub acquired by the Surviving Corporation in the Merger, except for dispositions made in the ordinary course of business and transfers of assets permitted under Section 368(a)(2)(C) of the Code or Treasury Regulation Section 1.368-2(k).

      11. Except as otherwise specifically contemplated under the Merger Agreement, the Company and Parent and Sub will pay their respective expenses, if any, incurred in connection with the Merger.

                                     1-C2

      12. In connection with the Merger and related transactions, Company stock will be converted solely into Parent voting stock (except for cash paid in lieu of fractional shares of Parent stock). For purposes of this representation, Company stock redeemed for cash or other property provided, directly or indirectly, by Parent will be considered as exchanged for other than Parent voting stock. Further, no expenses or other liabilities (whether fixed or contingent) of any holders of Company stock or, except as otherwise contemplated under the Merger Agreement, the Company or any of its Subsidiaries will be paid or assumed (directly or indirectly) by Parent or Sub. There will be no class of stock of the Company that entitles its holders to dissenters' rights in the Merger.

      13. Following the Merger, the Surviving Corporation will continue the "historic business" of the Company or use a significant portion of the "historic business assets" of the Company in a business (as such terms are defined in Treasury Regulation Section 1.368-1(d)).

      14. The Company is not an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

      15. The Company will not take any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

      16. None of the compensation received by any stockholder-employee or stockholder-independent contractor of the Company in respect of periods after the Effective Time (including pursuant to any consulting agreement) represents separate consideration for, or is allocable to, any of its Company stock. None of the Parent stock that will be received by any stockholder-employee or stockholder- independent contractor of the Company in the Merger represents separately bargained-for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employee or stockholder-independent contractor will be for services actually rendered and will be determined by bargaining at arm's length.

      17. There is no intercorporate indebtedness existing between Parent (or any of its Subsidiaries, including Sub) and the Company (or any of its Subsidiaries).

      18. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

      19. Sub will have no liabilities assumed by the Company, and will not transfer to the Company any assets subject to liabilities, in the Merger (other than liabilities incurred by Sub in the ordinary course of business).

      20. Sub is a corporation newly formed for the purpose of participating in the Merger, and at no time prior to the Merger has it had assets (other than nominal assets contributed upon the formation of Sub, which assets will be held by the Surviving Corporation following the Merger) or business operations.

      21. The Merger is being undertaken for purposes of enhancing the business of the Company and for other good and valid business purposes of the Company.

      22. The Merger Agreement, the Registration Statement and the other documents described in the Registration Statement represent the entire understanding of the Company and Parent and Sub with respect to the Merger.

      23. The undersigned is authorized to make all the representations set forth herein on behalf of the Company.

                                     1-C3

   The undersigned acknowledges that (i) your opinion will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained the Merger Agreement and the various other documents related thereto, and (ii) your opinion will be subject to certain limitations and qualifications including that it may not be relied upon if any such representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects.

   The undersigned acknowledges that your opinion will not address any tax consequences or the Merger or any action taken in connection therewith except as expressly set forth in such opinion.

                                              Very truly yours,

                                              CHASE INDUSTRIES INC.

                                              By  -----------------------------
                                                  Name:
                                                  Title:

                                     1-C4

                                                                    Exhibit C-2
                                                        to the Merger Agreement

                       [Letterhead of OLIN CORPORATION]

                                                                         [DATE]

[PLUMBER'S COUNSEL]
[ADDRESS]

Ladies and Gentlemen:


   In connection with the opinion to be delivered pursuant to Section 6.03(c) of the Agreement and Plan of Merger dated as of May 7, 2002 (the "Merger Agreement"), among Olin Corporation, a Virginia corporation ("Parent"), Plumber Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Chase Industries Inc., a Delaware corporation ("Company"), whereby Sub will merge with and into the Company (the "Merger") with the Company becoming the "Surviving Corporation", and in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-4 in which the Joint Proxy Statement will be included as a prospectus (the "Registration Statement"), each as amended or supplemented through the date hereof, the undersigned certifies and represents on behalf of Parent and Sub, after due inquiry and investigation, as follows (any apitalized term used but not defined herein shall have the meaning given to such term in the Merger Agreement):



      1. The facts relating to the Merger as described in the Merger Agreement, the Registration Statement and the other documents described in the Registration Statement are, insofar as such facts pertain to Parent and Sub, true, correct and complete in all material respects. The Merger will be consummated in accordance with the Merger Agreement.


      2. The formula set forth in the Merger Agreement pursuant to which each issued and outstanding share of common stock, par value $0.01 per share, of the Company will be converted into that number of validly issued, fully paid and nonassessable shares of common stock, par value $1.00 per share, of Parent equal to the Exchange Ratio is the result of arm's length bargaining.

      3. Prior to the Merger, Parent will own at least 80 percent of the total combined voting power of all classes of Sub stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Sub stock. In the Merger, shares of Company stock representing at least 80 percent of the total combined voting power of all classes of Company stock entitled vote and at least 80 percent of the total number of shares of all other classes of Company stock will be exchanged solely for Parent voting stock. For purposes of this representation, shares of Company stock exchanged for cash or other property provided, directly or indirectly, by Parent will be treated as outstanding Company stock on the Closing Date. Parent has no plan or intention to sell, transfer or dispose of any stock of the Surviving Corporation or to permit the Surviving Corporation to issue additional shares of its stock that would in either case result in Parent failing to own after the Merger, directly or indirectly, at least 80 percent of the total combined voting power of all classes of Surviving Corporation stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Surviving Corporation stock.

      4. If cash payments are made to holders of Company stock in lieu of fractional shares of Parent stock that would otherwise be issued to such holders in the Merger, such payments will be made for the purpose of saving Parent the expense and inconvenience of issuing and transferring fractional shares of Parent stock and will not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to holders of Company stock in lieu of fractional shares of Parent stock will not exceed one percent of the total consideration that will be issued in the Merger to Company stockholders in exchange for their shares of Company stock.

      5. Parent has no plan or intention to acquire or redeem any of the Parent stock issued in the Merger, either directly or through any transaction, agreement or arrangement with any other

                                    1-C-2-1
   person, except for open-market purchases of Parent stock in a manner consistent with Revenue Ruling 99-58, 1992-2 C.B. 701. No person related to Parent (as defined in Treasury Regulation Section 1.368- 1(e)) has a plan or intention to acquire or redeem any of the Parent stock issued in the Merger, either directly or through any transaction, agreement or arrangement with any other person. For purposes of this representation letter, a person is considered to own or acquire stock owned or acquired (as the case may be) by a partnership in which such person is a partner in proportion to such person's interest in the partnership.

      6. Parent does not have any plan or intention to make any distributions after, but in connection with, the Merger to holders of Parent stock (other than dividends made in the ordinary course of business).

      7. Neither Parent nor Sub (nor any other Subsidiary of Parent) has acquired or, except as a result of the Merger, will acquire, or has owned in the past five years, any Company stock.

      8. Immediately following the Merger, the Surviving Corporation will hold
   (i) at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets that were held by the Company immediately prior to the Merger and (ii) at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets that were held by Sub immediately prior to the Merger. For purposes of this representation, amounts paid to stockholders who receive cash or other property (including cash in lieu of fractional shares of Parent stock) provided, directly or indirectly, by the Company or Sub in connection with the Merger, assets of the Company or Sub used to pay its respective reorganization expenses (including transfer taxes, if any) and all redemptions and distributions made by the Company (other than dividends made in the ordinary course of business) immediately preceding, or in contemplation of, the Merger will be included as assets held by the Company or Sub, respectively, immediately prior to the Merger.

      9. Parent has no plan or intention, following the Merger, to liquidate the Surviving Corporation, merge the Surviving Corporation with or into another corporation in which the Surviving Corporation is not the survivor, cause the Surviving Corporation to distribute to Parent or any of its Subsidiaries any assets of the Surviving Corporation or the proceeds of any borrowings incurred by the Surviving Corporation or cause the Surviving Corporation to sell or otherwise dispose of any of the assets held by the Surviving Corporation at the time of the Merger or any of the assets of Sub acquired by the Surviving Corporation in the Merger, except for dispositions made in the ordinary course of business and transfers of assets permitted under Section 368(a)(2)(C) of the Code or Treasury Regulation Section 1.368-2(k).

      10. Except as otherwise specifically contemplated under the Merger Agreement, Parent and Sub will pay their respective expenses, if any, incurred in connection with the Merger.

      11. In connection with the Merger and related transactions, Company stock will be converted solely into Parent voting stock (except for cash paid in lieu of fractional shares of Parent stock). For purposes of this representation, Company stock redeemed for cash or other property provided, directly or indirectly, by Parent will be considered as exchanged for other than Parent voting stock. Further, no expenses or other liabilities (whether fixed or contingent) of any holders of Company stock or, except as otherwise contemplated under the Merger Agreement, the Company or any of its Subsidiaries will be paid or assumed (directly or indirectly) by Parent or Sub.

      12. Following the Merger, Parent shall cause the Surviving Corporation to continue the "historic business" of the Company or to use a significant portion of the "historic business assets" of the Company in a business (as such terms are defined in Treasury Regulation Section 1.368-1(d)).

      13. Neither Parent nor Sub is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

                                    1-C-2-2

      14. Neither Parent nor Sub will take any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

      15. None of the compensation received by any stockholder-employee or stockholder-independent contractor of the Company in respect of periods after the Effective Time (including pursuant to any consulting agreement) represents separate consideration for, or is allocable to, any of its Company stock. None of the Parent stock that will be received by any stockholder-employee or stockholder- independent contractor of the Company in the Merger represents separately bargained-for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employee or stockholder-independent contractor will be for services actually rendered and will be determined by bargaining at arm's length.

      16. There is no intercorporate indebtedness existing between Parent (or any of its Subsidiaries, including Sub) and the Company (or any of its Subsidiaries) that was issued, acquired or will be settled at a discount.

      17. Neither Parent nor Sub is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

      18. Sub will have no liabilities assumed by the Company, and will not transfer to the Company any assets subject to liabilities, in the Merger (other than liabilities incurred by Sub in the ordinary course of business).

      19. Sub is a corporation newly formed for the purpose of participating in the Merger, and at no time prior to the Merger has it had assets (other than nominal assets contributed upon the formation of Sub, which assets will be held by the Surviving Corporation following the Merger) or business operations.

      20. The Merger is being undertaken for purposes of enhancing the business of Parent and for other good and valid business purposes of Parent.

      21. The Merger Agreement, the Registration Statement and the other documents described in the Registration Statement represent the entire understanding of Parent and Sub with respect to the Merger.

      22. The undersigned is authorized to make all the representations set forth herein on behalf of Parent and Sub.

   The undersigned acknowledges that (i) your opinion will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto, and (ii) your opinion will be subject to certain limitations and qualifications including that it may not be relied upon if any such representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects.

   The undersigned acknowledges that your opinion will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinion.

                                              Very truly yours,

                                              OLIN CORPORATION,

                                              By  _____________________________
                                                  Name:
                                                  Title:

                                    1-C-2-3

                                                                        Annex 2

   VOTING AGREEMENT dated as of May 7, 2002 (this "Agreement"), among OLIN CORPORATION, a Virginia corporation ("Parent"), and the parties listed on Schedule A attached hereto (each, a "Stockholder" and, collectively, the "Stockholders").

   WHEREAS Parent, Plumber Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Chase Industries Inc., a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for, among other things, the merger of Sub with and into the Company upon the terms and subject to the conditions set forth in the Merger Agreement;

   WHEREAS each Stockholder owns (of record and beneficially) the number of shares of Company Common Stock set forth opposite such Stockholder's name on Schedule A hereto (such shares, together with any other shares of capital stock of the Company or other voting securities or interests of the Company acquired (of record and beneficially) by the Stockholders after the date hereof and during the term of this Agreement (including through the exercise of any Company Stock Options or any warrants, stock options or similar instruments), being collectively referred to herein as the "Subject Shares"); and

   WHEREAS as a condition to its willingness to enter into the Merger Agreement, Parent has required that each Stockholder enter into this Agreement.

   NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

   SECTION 1. Representations and Warranties of Each Stockholder. Each Stockholder hereby represents and warrants to Parent as follows:

   (a) Organization; Authority; Execution and Delivery; Enforceability. If such Stockholder is a corporation, limited liability company, partnership or other legal entity that is not an individual (a "Legal Entity"), such Stockholder (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) has the requisite corporate, company, partnership or other power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms hereof. If such Stockholder is a Legal Entity, the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby and compliance by such Stockholder with the terms hereof have been duly authorized by all necessary corporate, company, partnership or other action on the part of such Stockholder and no other corporate, company, partnership or other proceedings on the part of such Stockholder are necessary to authorize this Agreement, to consummate the transactions contemplated hereby or to comply with the provisions hereof. This Agreement has been duly executed and delivered by such Stockholder and, assuming due execution by Parent, constitutes a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of such Stockholder under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) if such Stockholder is a Legal Entity, its certificate of incorporation or by-laws, partnership agreement or limited liability company agreement (or similar organizational documents), (ii) any Contract to which such Stockholder is a party or any of the

                                      2-1
properties or assets of such Stockholder is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order, writ, injunction, stipulation or decree, in each case, applicable to such Stockholder or its properties or assets, other than, in the case of clauses
(ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of such Stockholder to perform its obligations under this Agreement or prevent or materially impede or delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or the compliance by such Stockholder with the provisions hereof, except for (1) filings under the HSR Act and any other applicable competition, merger control, antitrust or similar law or regulation, (2) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (3) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of such Stockholder to perform its obligations under this Agreement or prevent or materially impede or delay the consummation of any of the transactions contemplated hereby.

   (b) The Subject Shares. Such Stockholder is the record and beneficial owner of, and has good and marketable title to, the shares of Company Common Stock set forth opposite its name on Schedule A hereto, free and clear of any Liens. As of the date hereof, other than as set forth opposite its name on Schedule A hereto, such Stockholder does not own (of record or beneficially) any shares of capital stock of, or any other voting securities or interests of, the Company. Such Stockholder is the record and beneficial owner of the options, warrants, rights or other similar instruments to acquire any capital stock of the Company or other voting interests or securities of the Company set forth opposite its name on Schedule A (the "Company Stock Options"). Except as set forth on Schedule A, such Stockholder has the sole right to Transfer (as defined in Section 3(c)) and vote the Subject Shares of such Stockholder, and none of the Subject Shares are subject to any voting trust or other agreement, arrangement or restriction with respect to the Transfer or the voting of such Subject Shares, except as set forth in Section 3 of this Agreement.

   SECTION 2. Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder as follows: Parent (i) is duly incorporated, validly existing and in good standing under the laws of Virginia and (ii) has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms hereof. The execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby and compliance by Parent with the terms hereof have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement, to consummate the transactions contemplated hereby or to comply with the provisions hereof. This Agreement has been duly executed and delivered by Parent and, assuming due execution by each Stockholder, constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Parent under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Restated Articles of Incorporation or the by-laws of Parent, (ii) any Contract to which Parent is a party or any of its properties or assets is subject or (iii) subject to the governmental filings and other

                                      2-2
matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to Parent or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of Parent to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby or compliance by Parent with the provisions hereof, except for (1) filings under the HSR Act and any other applicable competition, merger control, antitrust or similar law or regulation, (2) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (3) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of Parent to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated hereby.

   SECTION 3. Covenants of Each Stockholder. Each Stockholder covenants and agrees as follows:

   (a) At any meeting of the stockholders of the Company called to vote upon the Merger Agreement, or at any adjournment or postponement thereof, or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) with respect to the Merger Agreement is sought, such Stockholder shall vote (or cause to be voted) all the Subject Shares of such Stockholder (owned of record or beneficially) in favor of, and shall consent to (or cause to be consented to), the adoption of the Merger Agreement and the approval of the Merger.

   (b) At any meeting of the stockholders of the Company, or at any adjournment or postponement thereof, or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) is sought, such Stockholder shall vote (or cause to be voted) all the Subject Shares of such Stockholder (owned of record or beneficially) against, and shall not consent to (and shall cause not to be consented to), any of the following (or any agreement to enter into, effect, facilitate or support any of the following): (i) any Company Takeover Proposal or any transaction or occurrence that if proposed and offered to the Company or its stockholders (or any of them) would constitute a Company Takeover Proposal (collectively, "Alternative Transactions") or (ii) any amendment of the Company Certificate or the by-laws of the Company or any other proposal, action or transaction involving the Company or any of its Subsidiaries or any of its stockholders, which amendment or other proposal, action or transaction could reasonably be expected to prevent or materially impede or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or to deprive Parent of any material portion of the benefits to be received from the consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Agreement, or change in any manner the voting rights of the Company Common Stock or any other capital stock or voting interests or securities of the Company (collectively, "Frustrating Transactions").

   (c) Other than pursuant to the Merger Agreement or this Agreement, such Stockholder shall not (i) sell, transfer, pledge, assign, tender or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to or permit any Transfer of, any Subject Shares of such Stockholder or any interest therein, or enter into any Contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, or the creation or offer of any derivative security in respect of, any Subject Shares of such Stockholder (or any interest therein), to or with any person other than, in the case of

                                      2-3
the Primary Stockholder to Citigroup Inc. or any of its direct or indirect subsidiaries which shall have agreed to be bound by this Agreement as a Stockholder by a written agreement reasonably satisfactory to Parent that has been delivered to Parent, or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares of such Stockholder, and shall not commit or agree to take any of the foregoing actions. Such Stockholder shall not, nor shall such Stockholder permit any entity under such Stockholder's control to, deposit any Subject Shares of such Stockholder in a voting trust.

   (d) Such Stockholder shall not, nor shall such Stockholder permit any of its Subsidiaries to, nor shall it authorize or permit any director, officer or employee of such Stockholder or any of its Subsidiaries or any Representative of such Stockholder or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage, or take any other action knowingly to facilitate, any Alternative Transaction or Frustrating Transaction, (ii) enter into any agreement with respect to any Alternative Transaction or Frustrating Transaction or (iii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, or assist or participate in any effort or attempt by any person with respect to, any Alternative Transaction or Frustrating Transaction.

   (e) Such Stockholder shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. Such Stockholder shall not commit or agree to take any action inconsistent with the transactions contemplated by this Agreement.

   (f) Such Stockholder shall not, nor shall such Stockholder permit any of its Subsidiaries to, nor shall it authorize or permit any director, officer or employee of such Stockholder or any of its Subsidiaries or any Representative of such Stockholder or any of its Subsidiaries to, directly or indirectly, issue any press release or make any other public statement or announcement with respect to the Merger Agreement, this Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement, without the prior written consent of Parent, except as may be required by applicable law.

   (g) Notwithstanding anything to the contrary contained herein, nothing in this Section 3 shall prohibit any Stockholder from, in his capacity as an officer and/or director of the Company, taking any actions, on behalf of the Company, that the Board of Directors of the Company is permitted to take under
Section 4.02 of the Merger Agreement.

   SECTION 4. Further Assurances. Each Stockholder shall from time to time execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may request for the purpose of effectuating the matters covered by this Agreement.

   SECTION 5. Certain Events. (a) Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including such Stockholder's heirs, guardians, administrators or successors, and such Stockholder further agrees to take all actions necessary to effectuate the foregoing. In the event of any stock split, stock dividend, reclassification, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the capital stock of the Company, the number of shares of Company Common Stock listed on Schedule A hereto opposite the name of each Stockholder shall be adjusted appropriately. In addition, in the event that any Stockholder acquires any additional shares of capital stock of the Company or other voting interests or

                                      2-4
securities of the Company (including through the exercise of any Company Stock Options or any other warrants, stock options or similar instruments), the number of shares of Company Common Stock listed on Schedule A hereto opposite the name of such Stockholder shall be adjusted appropriately. This Agreement and the representations, warranties, covenants, agreements and obligations hereunder shall attach to any additional shares of capital stock of the Company or other voting interests or securities of the Company issued to or acquired by any Stockholder directly or indirectly (including through the exercise of any Company Stock Options or any similar rights or instruments).

   (b) Each Stockholder shall cause a counterpart of this Agreement to be deposited with the Company at its principal place of business or registered office where it shall be subject to the same right of examination by a Stockholder of the Company, in person or by agent or attorney, as are the books and records of the Company.

   SECTION 6.  Registration of Parent Common Stock.

   (a) Registration. Parent shall prepare and file with the Securities and Exchange Commission (the "Commission") not later than 45 days following the Closing Date a registration statement (the "Registration Statement") with respect to the Registrable Securities (as defined below) and thereafter use its reasonable best efforts to cause such registration statement to be declared effective under the Securities Act not later than 120 days following the Closing Date. For purposes of this Agreement, "Registrable Securities" shall mean the shares of Parent Common Stock issued to the primary stockholder noted as such on Schedule A (the "Primary Stockholder") pursuant to the Merger Agreement and any shares of Parent Common Stock or other securities issued in respect of such shares upon any stock split, stock dividend, merger, consolidation, recapitalization or similar event. Such securities shall cease to be Registrable Securities when (A) a registration statement registering such securities shall have become effective under the Securities Act and such securities have been sold pursuant thereto, (B) such securities shall have been sold under Rule 144 (or successor provision) under the Securities Act, (C) such securities shall have been otherwise transferred to a party that is not an affiliate of the Primary Stockholder and new certificates for them not bearing a legend restricting further transfer shall have been delivered by Parent or
(D) such securities shall have ceased to be outstanding.

   (b) Certain Delay Rights. (i) If at any time Parent provides written notice to the Primary Stockholder that the Board of Directors of Parent or any duly authorized committee of that board (the "Board") has determined, in its good faith reasonable business judgment, that it would be materially disadvantageous to Parent (because Parent is in possession of material non-public information the disclosure of which would adversely affect Parent or such registration or sale of Registrable Securities would materially interfere with or otherwise adversely affect in any material respect any merger, acquisition, disposition or other similar transaction that is material to Parent (a "Disadvantageous Condition")) for the Registration Statement to be maintained effective, or to be filed or to become effective, and setting forth in general terms the reasons for such determination, Parent shall be entitled to cause the Registration Statement to be withdrawn or the effectiveness of the Registration Statement to be terminated, or, in the event the Registration Statement has not yet been filed, Parent shall be entitled to not file the Registration Statement, until such Disadvantageous Condition no longer exists (notice of which Parent shall promptly deliver to the Primary Stockholder) but in no event shall such delay be for a period of longer than 45 days from the date of the original notice from Parent of the Disadvantages Condition.

      (ii) Upon receipt by the Primary Stockholder of any notice from Parent of a Disadvantageous Condition, the Primary Stockholder shall forthwith discontinue use of the prospectus and any prospectus supplement under the Registration Statement and shall suspend sales of Registrable Securities during such delay period. In the event that Parent elects to exercise its delay rights

                                      2-5
   under this Section 6(b), the Primary Stockholder agrees to keep confidential the fact of such election and any information provided by Parent in connection therewith. Notwithstanding anything else contained in this Agreement, neither the filing nor the effectiveness of the Registration Statement may be delayed for more than a total of 45 days in any 90 day period or for more than a total of 120 days in any 365 day period pursuant to this Section 6(b).

   (c) Expenses. Except as otherwise provided in this Agreement, Parent shall pay all out-of-pocket fees and expenses incurred by Parent in compliance with its obligations under this Section 6, including all registration filing fees, printing expenses, fees and disbursements of counsel for Parent, and the fees and expenses of Parent's accountants and its expenses incurred in connection with any "road show" presentations in which it may participate at the request of the joint lead managing underwriters (collectively, "Registration Expenses"). The Primary Stockholder shall pay (i) any transfer taxes relating to the sale or disposition of the Registrable Securities and (ii) any underwriting discounts or selling commissions applicable to the sale of Registrable Securities.

   (d) Registration Procedures. In connection with the filing of the Registration Statement Parent will, subject to Section 6(b):

      (i) furnish the Primary Stockholder, as updated from time to time, prior to the filing thereof with the Commission, a copy of the Registration Statement (including any preliminary prospectus contained therein), and each amendment thereto and each amendment or supplement, if any, to the prospectus included therein and shall reflect in each such document, when so filed with the Commission, such comments pertaining to the Primary Stockholder as the Primary Stockholder may propose in writing;

      (ii) prepare and file with the Commission such amendments and supplements (including post-effective amendments and supplements) to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of Registrable Securities covered by the Registration Statement;

      (iii) furnish such number of copies of the prospectus and other documents incident thereto, including any amendment of or supplement thereto (in each case including all exhibits), as the Primary Stockholder from time to time may reasonably request in writing;

      (iv) cause all Registrable Securities covered thereby to be listed on each, if any, securities exchange on which similar securities issued by Parent are then listed and use its reasonable best efforts to register or qualify such Registrable Securities under such applicable state securities or blue sky laws as the Primary Stockholder may reasonably request in writing; provided, however, that Parent shall not be required for any such purpose to (A) qualify generally to do business as a foreign company, entity or a broker-dealer in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Agreement, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

      (v) provide a transfer agent and registrar for all such Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

      (vi) upon appropriate prior written notice by the Primary Stockholder, make available for inspection by the Primary Stockholder, any underwriter participating in any underwritten offering pursuant to Section 6(e), and any attorney or accountant retained by the Primary Stockholder or any such underwriter, on reasonable prior notice and during normal business hours, reasonable financial and other records, pertinent corporate documents and properties of Parent, and use its reasonable efforts to cause Parent's officers and directors to supply all information reasonably requested in writing by the Primary Stockholder or any such underwriter, attorney or accountant in connection with the Registration Statement; provided, however, that the Primary Stockholder and

                                      2-6
   any such underwriter, attorney or accountant shall have agreed to keep confidential all information so provided, except as required by law or administrative process and except for information that is available to the public other than as a result of a breach of such confidentiality obligation;

      (vii) furnish to the Primary Stockholder a copy of all material documents filed with and all material correspondence from or to the Commission relating to the Registration Statement;

      (viii) immediately notify the Primary Stockholder, at any time when a prospectus relating to the Registration Statement is required to be delivered under the Securities Act, of Parent becoming aware that the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and within ten days prepare and furnish to the Primary Stockholder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

      (ix) otherwise comply with all applicable rules and regulations of the Commission; and

      (x) in connection with any underwritten offering pursuant to Section 6(e), to the extent applicable, furnish to the Primary Stockholder, a signed counterpart, addressed to the Primary Stockholder, of an opinion of counsel for Parent, dated the effective date of the Registration Statement, and "comfort" letters signed by Parent's independent public accountants who have examined and reported on Parent's financial statements included in the Registration Statement, to the extent permitted by the standards of the AICPA or other relevant authorities, covering substantially the same matters with respect to the Registration Statement (and the prospectus included therein) and, in the case of the accountants' "comfort" letters, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities.

   (e) Underwriting. (i) In the event that the Primary Stockholder desires to sell Registrable Securities pursuant to the Registration Statement in an underwritten offering, there shall be two joint lead managing underwriters and book runners and each of Parent and the Primary Stockholder shall, in its sole discretion, select and obtain one investment banking firm of national reputation to be such two joint lead managing underwriters and book runners. If requested by such underwriters for any underwritten offering of Registrable Securities, Parent shall enter into an underwriting agreement with such underwriters for such offering, which agreement will contain such representations and warranties by Parent and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including indemnification and contribution provisions substantially to the effect and to the extent provided in Section 6(f). Such underwriting agreement shall also contain such representations and warranties by the Primary Stockholder and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including indemnification and contribution provisions substantially to the effect and to the extent provided in Section 6(f). If requested by such underwriters, Parent shall make available, upon advance notice, such employees as such underwriters may reasonably request to prepare for and participate in any "road show" presentations, provided that such preparation or participation does not materially interfere with the performance of such employees' duties.

      (ii) If, in the written opinion of each of the joint lead managing underwriters, the total amount of securities to be registered in such registration, including Registrable Securities, will exceed the

                                      2-7
   maximum amount of Parent's securities that can be marketed either (A) at a price reasonably related to the then current market value of such securities, or (B) without otherwise materially and adversely affecting the entire offering, then Parent shall include in such registration only such maximum number of securities which, in the reasonable opinion of such underwriters, can be sold in the following order of priority: (1) first, all the Registrable Securities requested to be included in such registration by the Primary Stockholder, (2) second, all the Registrable Securities requested to be included in such registration by any other Stockholder and
   (3) third, all other shares of Parent Common Stock to be included by Parent or any third party exercising rights similar to those granted under this Agreement. To the extent that shares of Parent Common Stock to be included in the Registration Statement must be allocated among the holders of Parent Common Stock pursuant to clauses (1), (2) or (3) above, such shares shall be allocated among the applicable holder(s) of Parent Common Stock based on the number of shares of Parent Common Stock that such holder(s) shall have requested to be included therein.

   (f) Indemnification and Contribution. (i) Parent agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Primary Stockholder, its officers, directors, agents, trustees, stockholders and each person, if any, who controls the Primary Stockholder (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable attorneys' fees, disbursements and expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if Parent shall have furnished any amendment or supplements thereto) relating to the Registrable Securities or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such untrue statement or omission or alleged untrue statement or omission was made (x) in reliance upon and in conformity with any information furnished to Parent in writing by the Primary Stockholder expressly for use therein, (y) in any prospectus used after such time as Parent advised the Primary Stockholder in writing that the filing of a post-effective amendment or supplement thereto was required, other than such prospectus as so amended or supplemented or (z) in any prospectus used after such time as the obligation of Parent to keep such prospectus effective and current shall have expired.

      (ii) In connection with the Registration Statement, the Primary Stockholder shall furnish to Parent in writing such information with respect to the Primary Stockholder as Parent may reasonably request for use in connection with the Registration Statement or related prospectus and agrees to indemnify and hold harmless Parent, its officers, directors, agents, trustees and stockholders and each person, if any, that controls Parent (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable attorneys' fees, disbursements and expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if Parent shall have furnished any amendment or supplement thereto) relating to the Registrable Securities or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only insofar as such losses, claims, damages, liabilities and expenses are caused by information furnished in writing to Parent by the Primary Stockholder expressly for use therein; provided, however, that in no event shall the liability of the Primary Stockholder under this Section 6(f)(ii) exceed the proceeds obtained by the sale of the Primary Stockholder's Registrable Securities in any such registration.

                                      2-8

      (iii) Each party indemnified under subparagraph (i) or (ii) above shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the claim or action; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party on account of the indemnity agreement contained in subparagraph (i) or (ii) above except to the extent that the indemnifying party was actually prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability that it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, unless based on the advice of counsel to such indemnified party that a conflict of interest under the applicable rules of professional conduct between such indemnified party and indemnifying parties may exist in respect of such claim or that there may be additional defenses available to the indemnified party, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action and the prompt undertaking of such defense with counsel reasonably acceptable to the indemnified party, the indemnifying party shall not be liable to the indemnified party under this
   Section 6(f) for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof. Any indemnifying party against whom indemnity may be sought under this Section 6(f) shall not be liable to indemnify an indemnified party if such indemnified party settles such claim or action without the consent of the indemnifying party (such consent not to be unreasonably withheld). The indemnifying party may not agree to any settlement of any such claim or action, other than solely for monetary damages for which the indemnifying party shall be responsible hereunder, the result of which any remedy or relief shall be applied to or against the indemnified party, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. In any action hereunder as to which the indemnifying party has assumed the defense thereof, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof unless (A) the indemnifying party agrees to pay such costs or (B) the indemnifying party fails to promptly assume and continue the defense of such claim or action with counsel reasonably satisfactory to the indemnified party.

      (iv) If the indemnification provided for in this Section 6(f) from an indemnifying party shall for any reason be unavailable to an indemnified party (other than in accordance with the terms of this Agreement) in respect of any loss, claim, damage, liability or expense referred to herein, then such indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and of such indemnified party on the other hand in connection with the statements or omissions (or actions) that resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations; provided, however, that in no event shall the liability of the Primary Stockholder under this Section 6(f)(iv) exceed the proceeds obtained by the sale of the Primary Stockholder's Registrable Securities in any such registration. The relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, liability or expense in respect thereof referred to above in this subparagraph (iv), shall be deemed to include, for purposes of this subparagraph (iv), any legal or other expenses

                                      2-9
   reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

      (v) Parent and the Primary Stockholder agree that it would not be just and equitable if contribution pursuant to Section 6(f)(iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subparagraph
   (iv) above. Notwithstanding any other provision of this Section 6(f), the Primary Stockholder shall not be required to contribute any amount in excess of the amount by which the proceeds of the offering received by the Primary Stockholder exceeds the amount of any damages which the Primary Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      (vi) The obligations of Parent and the Primary Stockholder under this
   Section 6(f) shall be in addition to any liability that any party may otherwise have to any other party.

   (g) Stockholder Agreements. The Primary Stockholder hereby covenants and agrees that:

      (i) it will not sell any Registrable Securities under the Registration Statement until it has received notice from Parent that the Registration Statement and any post-effective amendments thereto have become effective; provided that Parent shall notify the Primary Stockholder promptly when the Registration Statement and any post-effective amendments thereto have become effective;

      (ii) it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with the sales of Registrable Securities pursuant to the Registration Statement;

      (iii) it shall promptly furnish to Parent such information regarding the Primary Stockholder, the Registrable Securities held by it and the distribution proposed by the Primary Stockholder as Parent may reasonably request and shall otherwise cooperate with Parent to the extent such information or cooperation is required in connection with any registration, qualification or compliance referred to in this Agreement; and

      (iv) it shall notify Parent as promptly as practicable of any inaccuracy or change in information previously furnished to Parent or of the happening of any event, in either case as a result of which any prospectus relating to such registration contains an untrue statement of a material fact regarding the Primary Stockholder or the distribution of the Registrable Securities or omits to state any material fact regarding the Primary Stockholder or the distribution of the Registrable Securities required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to furnish to Parent promptly any additional information required to correct and update any previously furnished information or required such that such prospectus shall not contain, with respect to the Primary Stockholder or the distribution of the Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

   (h) Shelf Registration. Notwithstanding anything to the contrary contained herein, in the event that all of the Registrable Securities of the Primary Stockholder have not been sold upon the consummation of the offering contemplated by the Registration Statement, Parent shall prepare and file or cause to be prepared and filed with the Commission as soon as reasonably practicable after the consummation of such offering a registration statement to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Primary Stockholder of all of the Registrable Securities owned by the Primary Stockholder (the "Shelf Registration Statement"). The Shelf Registration Statement shall be on Form S-3 or another

                                     2-10
appropriate form permitting registration of such Registrable Securities for resale by the Primary Stockholder in accordance with the methods of distribution set forth in the Shelf Registration Statement (such methods of distribution to include underwritten offerings). Parent shall not permit any securities other than Registrable Securities owned by the Primary Stockholder to be included in the Shelf Registration Statement. Parent shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as soon as reasonably practicable after such Shelf Registration Statement is initially filed with the Commission, and Parent shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act until the earlier of
(i) the sale of all of the Registrable Securities included in the Shelf Registration Statement or (ii) the one-year anniversary of the date on which the Registration Statement described in Section 6(a) becomes effective. Other than for purposes of this Section 6(h) and Section 8(B), the Shelf Registration Statement shall be considered to be a "Registration Statement" under the terms of this Agreement.

   SECTION 7. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto, except that each of Parent and the Primary Stockholder may, in their sole discretion assign, in whole or in one or more parts, any or all of their rights, interests and obligations under this Agreement to its successors or affiliates and to any person who acquires a substantial portion of the stock or substantially all of the assets of Parent or the Primary Stockholder, as applicable; provided that no such assignment shall relieve Parent or the Primary Stockholder of any of their obligations under this Agreement. Any purported assignment in violation of this Section 7 shall be void. Subject to the preceding sentences of this
Section 7, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

   SECTION 8. Termination. Except for the provisions of Section 6, this Agreement shall terminate upon the earlier of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms and (c) any amendment of the Merger Agreement without the consent of the Primary Stockholder that (i) decreases the Exchange Ratio, (ii) otherwise materially adversely affects the economic benefits of the Merger to the Primary Stockholder or the holders of Company Common Stock or treats any holder of Company Common Stock differently from any other holder, (iii) extends the date referred to in Section 7.01(b)(i) of the Merger Agreement or (iv) creates any additional conditions to the Merger; provided, however, that for purposes of this sentence, the term "Merger Agreement" shall mean the Agreement and Plan of Merger by and among Parent, Sub and the Company of even date herewith, as in effect on the date hereof, and capitalized terms used in this sentence shall have the meaning given such terms therein. The provisions of Section 6 shall terminate upon the earlier of (A) the date on which there ceases to be any Registrable Securities and (B) the one-year anniversary of the date on which the Registration Statement becomes effective. In the event of the termination of this Agreement pursuant to this Section 8, except as set forth herein, this Agreement shall forthwith become null and void, there shall be no liability on the part of any of the parties, and except as set forth in this Section 8 all rights and obligations of each party hereto shall cease; provided that no such termination of this Agreement shall relieve any party hereto from any liability for any willful and material breach of any provision of this Agreement prior to termination.

   SECTION 9. General Provisions. (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto.

   (b) Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight or same-day courier (providing proof of delivery) to Parent in accordance with Section 8.02 of the Merger Agreement and to the Stockholders (including the

                                     2-11

Representative, at their respective addresses set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

   (c) Interpretation. When a reference is made in this Agreement to a Section or a Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns. For purposes of this Agreement, beneficial ownership shall be deemed not to include beneficial ownership attributable to a Stockholder solely by reason of a Stockholder being owned or controlled directly or indirectly by Citigroup Inc.

   (d) Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party. The effectiveness of this Agreement shall be conditioned upon the execution and delivery of the Merger Agreement by each of the parties thereto.

   (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement and (ii) is not intended to confer upon any person other than the parties hereto (and the persons specified as indemnitees in Section 6(f)) any rights or remedies.

   (f) Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any principles of conflicts of laws of such state.

   (g) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner and to the end that the transactions contemplated hereby are fulfilled to the extent possible.

   SECTION 10. Specific Enforcement; Jurisdiction. The parties agree that irreparable damage would occur and that the parties will not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request and

                                     2-12

(c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of Delaware or a Delaware state court.

   SECTION 11. Agent for Service of Process. Each Stockholder hereby appoints the Company, with offices on the date hereof as provided for in Section 8.02 of the Merger Agreement, as its authorized agent (the "Authorized Agent"), upon whom process may be served in any suit, action or proceeding arising out of or relating to this Agreement or any transaction contemplated by this Agreement that may be instituted in any court described in Section 10. Each Stockholder agrees to take any and all action, including the filing of any and all documents, that may be necessary to establish and continue such appointment in full force and effect as aforesaid. Each Stockholder agrees that service of process upon the Authorized Agent shall be, in every respect, effective service of process upon such Stockholder.

   SECTION 12. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in his or her capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Subject Shares and nothing herein shall limit or affect any actions taken by a Stockholder in its capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement.

   SECTION 13. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto
(a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 13.

   SECTION 14. Indemnification. (a) General. Parent agrees that if the Primary Stockholder is made a party or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the extent arising out of or pertaining to the Primary Stockholder in its capacity as a stockholder of the Company (in accordance with Section 12) and arising out of or related to this Agreement or the transactions contemplated hereby (a "Proceeding"), the Primary Stockholder shall be indemnified and held harmless by Parent to the fullest extent authorized by applicable law, as the same exists or may hereafter be amended, against all Expenses (as hereinafter defined) incurred or suffered by the Primary Stockholder that are directly related to such Proceeding. The foregoing indemnity shall not apply to the extent that the claims in any Proceeding are judicially determined to arise out of a breach of the Primary Stockholder's representations, warranties or covenants contained in this Agreement.

   (b) Expenses. As used in this Agreement, the term "Expenses" shall include damages, losses, judgments, liabilities, fines, penalties, settlements, costs, reasonable attorneys' fees and any other expenses reasonably incurred in connection with a Proceeding.

   (c) Notice of Claim. The Primary Stockholder shall promptly deliver to Parent notice of any claim made against it for which indemnification will or could be sought under this Agreement, but the failure of the Primary Stockholder to deliver such notice shall not relieve Parent of any liability Parent may have to the Primary Stockholder except to the extent that Parent is actually prejudiced thereby. In addition, each of the Primary Stockholder and Parent shall deliver to the other party such information and cooperate with the other party as such other party may reasonably require.

                                     2-13

   (d) Defense of Claim. With respect to any Proceeding as to which the Primary Stockholder notifies Parent of the commencement thereof:

      (i) Parent will be entitled to participate therein at its own expense.

      (ii) To the extent that it may wish, Parent will be entitled to assume the defense thereof, unless based on the advice of counsel to the Primary Stockholder, a conflict of interest under the applicable rules of professional conduct between the Primary Stockholder and Parent may exist in respect of such claim or there may be additional defenses available to the Primary Stockholder. In the event that Parent does not assume the defense thereof, the reasonable fees and expenses of counsel to the Primary Stockholder shall be at the expense of Parent. In any Proceeding as to which Parent has assumed the defense thereof, the Primary Stockholder shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but Parent shall not be obligated hereunder to reimburse the Primary Stockholder for the costs thereof unless (A) Parent agrees to pay such costs or (B) Parent fails to promptly assume and continue the defense of such Proceeding with counsel reasonably satisfactory to the Primary Stockholder.

      (iii) Parent shall not be liable to indemnify the Primary Stockholder under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, such consent not be unreasonably withheld. Parent may not agree to any settlement of any such claim or action, other than solely for monetary damages for which Parent shall be responsible hereunder, the result of which any remedy or relief shall be applied to or against the Primary Stockholder or which requires any admission of liability of the Primary Stockholder, without the prior written consent of the Primary Stockholder, which consent shall not be unreasonably withheld.

   (e) Non-exclusivity. The right to indemnification and the payment of Expenses incurred in defending a Proceeding conferred in this Section 14 shall not be exclusive of any other right which the Primary Stockholder may otherwise have.

   IN WITNESS WHEREOF, Parent and Stockholders have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                              OLIN CORPORATION,

                                              By       /s/  JOSEPH D. RUPP
                                                  ------------------------------
                                                  Name:  Joseph D. Rupp
                                                  Title: President and
                                                         Chief Executive Officer

                                              COURT SQUARE CAPITAL LIMITED,

                                              By    /s/  THOMAS F. MCWILLIAMS
                                                  ------------------------------
                                                  Name:  Thomas F. McWilliams
                                                  Title: Vice President and
                                                         Managing Director

                                     2-14

                                                                        Annex 3

                             [LOGO] LEHMAN BROTHERS

May 7, 2002

Board of Directors
Olin Corporation
501 Merritt 7
PO Box 4500
Norwalk, CT 06856-4500

Members of the Board:

   We understand that Olin Corp. ("Olin" or the "Company") intends to enter into an agreement with Chase Industries, Inc. ("Chase") pursuant to which a wholly owned subsidiary ("Merger Sub") of the Company will be merged with Chase (the "Proposed Transaction"). We further understand that, upon effectiveness of such merger, each share of common stock of Chase that is outstanding immediately prior to the effective time of the merger (other than any such shares owned by the Company, Merger Sub or Chase) will be converted into the right to receive 0.6400 shares of common stock of the Company (the "Exchange Ratio"). We further understand Chase's obligation to effect the Proposed Transaction is conditioned on, among other things, the average of the volume weighted averages of the trading prices of shares of the Company's common stock for the five consecutive NYSE trading days ending on the second trading day immediately preceding the closing of the Proposed Transaction being greater than or equal to $14.50. We also understand that, upon execution of the Agreement (as defined below), the Company and certain stockholders of Chase that own approximately 48% of Chase will simultaneously enter into a voting agreement (the "Voting Agreement") pursuant to which, among other things, such stockholders will agree to vote in favor of the Agreement and Proposed Transaction. The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger dated May 7, 2002 among the Company, Merger Sub and Chase (the "Agreement").

   We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company of the Exchange Ratio to be paid by the Company in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

   In arriving at our opinion, we reviewed and analyzed: (1) the Voting Agreement, the Agreement and the specific terms of the Proposed Transaction,
(2) publicly available information concerning Chase that we believe to be relevant to our analysis, including Chase's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, (3) publicly available information concerning the Company that we believe to be relevant to our analysis, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, (4) financial and operating information with respect to the business, operations and prospects of Chase furnished to us by Chase, including financial projections of Chase prepared by management of Chase (the "Chase Projections"), (5) projections for future financial performance of Chase prepared by management of the Company (the "Adjusted Chase Projections"), (6) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including estimates of future financial performance of the Company prepared by management of the Company (the "Company Estimates"), (7) the trading histories of the Company's common stock and Chase's common stock from May 1, 2001 to the present and a comparison of those trading histories with each another and with those of other companies that we deemed relevant, (8) a comparison of the historical financial

                                      3-1
results and present financial condition of Chase with those of other companies that we deemed relevant, (9) the potential pro forma impact on the Company of the Proposed Transaction, and (10) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant. In addition, we have had discussions with the managements of Chase and the Company concerning their respective businesses, operations, assets, financial conditions and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

   In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of the managements of Chase and the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Chase Projections, upon advice of Chase we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of Chase's management as to the future performance of Chase. With respect to the Adjusted Chase Projections, upon advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company's management as to the future performance of Chase, and we have relied upon such projections in performing our analysis. With respect to the Company Estimates, upon advice of the Company we have assumed that such estimates have been reasonably prepared on a basis reflecting the best currently available judgments of the Company's management as to the future performance of the Company, and we have relied upon such estimates in performing our analysis. In arriving at our opinion, we have conducted a limited physical inspection of the properties and facilities of Chase but have not made or obtained any evaluations or appraisals of the assets or liabilities of Chase or the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

   Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio to be paid by the Company in the Proposed Transaction is fair to the Company.

   We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services, a portion of which fee is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. In the ordinary course of our business, we may actively trade in the securities of the Company and Chase for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

   This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Proposed Transaction.

Very truly yours,

/S/  LEHMAN BROTHERS

                                      3-2

                                                                        Annex 4

                                               [LOGO] CREDIT SUISSE FIRST BOSTON
  [LOGO]
                                                      Eleven Madison Avenue
    CREDIT | FIRST                                    New York, NY 10010-3629
    SUISSE | BOSTON

                                                                    May 7, 2002

Board of Directors
Chase Industries Inc,
1412 County Road M,50
Montpelier, OH

Members of the Board:

   You have asked us to advise you with respect to the fairness to the holders of common stock, par value $0.01 per share ("Company Common Stock"), of Chase Industries Inc. (the "Company"), from a financial point of view, of the Exchange Ratio (as defined below) set forth in the Agreement and Plan of Merger, dated as of May 7, 2002 (the "Merger Agreement"), by and among Olin Corporation (the "Acquiror"), Plumber Acquisition Corp., a wholly owned subsidiary of the Acquiror ("Merger Sub") and the Company. The Merger Agreement provides for the merger (the "Merger") of Merger Sub with and into the Company, pursuant to which the Company will become a wholly owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock will be converted into the right to receive 0.64 (the "Exchange Ratio") shares of common stock, par value $1.00 per share ("Acquiror Common Stock"), of the Acquiror.

   In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to the Company and the Acquiror, as well as the Merger Agreement and certain related documents. We have also reviewed certain other information, including financial forecasts, provided to or discussed with us by the Company and the Acquiror and have met with the Company's and the Acquiror's management to discuss the business and prospects of the Company and the Acquiror, respectively. We have also considered certain financial and stock market data of the Company and the Acquiror, and we have compared those data with similar data for other publicly held companies in businesses similar to the Company and the Acquiror and we have considered the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant. We have also relied upon the views of the Company's and the Acquiror's management concerning the business, operational and strategic benefits and implications of the Merger.

   In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. We have been advised and have assumed that (i) the financial forecasts with respect to the Company prepared and provided to us by the Company have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company and
(ii) the publicly available financial forecasts with respect to the Acquiror, including adjustments thereto, reviewed by us and discussed with management of the Acquiror, represent reasonable estimates with respect to the future financial performance of the Acquiror. With your consent, we have assumed the Merger will be consummated in accordance with the terms of the Merger Agreement, without waiver, amendment or modification of any material term, condition or agreement therein and that in the course of obtaining any necessary regulatory and third party approvals and consents for the Merger, no delay, limitation, restriction or condition will be imposed that will have a material adverse effect on the contemplated benefits of the

                                      4-1

Merger. You also, have informed us, and we have assumed, that the Merger will be treated as a tax-free reorganization for federal income tax purposes. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or the Acquiror, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based a upon information available to us and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. Our opinion does not address the merits of the Merger as compared to other transactions or business strategies that may be available to the Company or the Company's underlying decision to engage in the Merger. We are not expressing any opinion as to the actual value of the Acquiror Common Stock when issued pursuant to the Merger or the prices at which the Acquiror Common Stock will trade at any time. In connection with our engagement, we approached third parties to solicit indications of interest in a possible acquisition of the Company and held preliminary discussions with certain of these parties prior to the date hereof.

   We and our affiliate, Donaldson, Lufkin & Jenrette Securities Corporation, have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion, In the past, we or our affiliates have provided certain investment banking and financial services to the Company unrelated to the Merger for which we have received compensation.

   In the ordinary course of our business, we and our affiliates may actively trade the debt and equity securities of both the Company and the Acquiror for our and such affiliates' own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

   It is understood that this letter is for the information of the Board of Directors of the Company in connection with its consideration of the Merger, and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the proposed Merger.

   Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the holders of Company Common Stock from a financial point of view.

                                              Very truly yours,

                                              By:   /S/  CREDIT SUISSE FIRST
                                                             BOSTON
                                                  -----------------------------

                                      4-2

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.  Indemnification of Directors and Officers

   Under Virginia law, to the extent provided in the articles of incorporation or an amendment to the by-laws approved by shareholders, a corporation may eliminate a director's or an officer's personal liability for monetary damages in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders, except for liability resulting from such director's or officer's willful misconduct or a knowing violation of criminal law or of any federal or state securities law.

   The Olin by-laws provide that the directors and officers shall not be liable for monetary damages to Olin or its shareholders with respect to any transaction, occurrence or course of conduct, except for liability resulting from such director's or officer's wilful misconduct or a knowing violation of the criminal law or any federal or state securities law.

   Under Virginia law, a corporation may indemnify any person made a party to a proceeding because he is or was a director or officer against liability incurred in the proceeding if he acted in good faith and in a manner he believed to be in or not opposed to the best interests of the corporation, and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful, except that a corporation may not indemnify a director or officer if either:

  . the director or officer has been adjudged to be liable to the corporation or

  . in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

   The Olin amended by-laws provide that Olin shall indemnify any director, officer or employee of Olin, or any person who, at the request of Olin, serves or has served in any such capacity with another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, in each case against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action or proceeding (whether brought in the right of Olin or any such other corporation, entity, plan or otherwise), civil or criminal, in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of Olin, or such other corporation, entity or plan while serving at the request of Olin, whether or not he continues to be such at the time such liability or expense shall have been incurred, unless such person engaged in willful misconduct or a knowing violation of the criminal law.

   Virginia law provides that any indemnification for a director or officer, unless ordered by a court, is subject to a determination that the director or officer has met the applicable standard of conduct. The determination will be made by either:

  . a majority vote of a quorum of the directors who are not parties to such proceeding

  . if there is not a quorum of such directors, by majority vote of a committee, consisting of two or more directors who are not parties to such proceeding, duly designated by the directors

  .  by special legal counsel or

  .  by the shareholders.

   The Olin by-laws provide that any indemnification of a director, officer or employee shall be made unless:

  . the board of directors, acting by a majority vote of those directors who were directors at the time of the occurrence giving rise to the claim for indemnification and who are not at the time parties to such claim (provided that there are at least five such directors), finds that the person seeking indemnification has not met the standards of conduct set forth in the Olin by-laws, or


  . if there are not five such directors, Olin's principal Virginia legal counsel, as last designated by the board of directors before the occurrence of the event giving rise to the claim for indemnification, or in the event such Virginia legal counsel is unwilling to serve, then Virginia legal counsel mutually acceptable to Olin and the person seeking indemnification, delivers to Olin its written legal advice that, in such counsel's opinion, the person seeking indemnification has not met the standards of conduct set forth in the Olin by-laws.


   Under Virginia law, a corporation may advance expenses before the final disposition of a proceeding if:

  . the director or officer furnishes a written statement of his good faith belief that he has met the proper standard of conduct

  . he undertakes to repay the amount if it is ultimately determined that the director or officer is not entitled to indemnification and

  . a determination made on the facts then known would not preclude indemnification.

   Under Virginia law, to the extent that a director or officer has been successful on the merits or otherwise in defense of the proceeding, the director or officer must be indemnified against reasonable expenses incurred by him in connection with that proceeding.

   Under the Olin by-laws, Olin shall advance expenses incurred by a director, officer or employee prior to the final disposition of the proceeding if the director, officer or employee furnishes to Olin an undertaking to repay the amount of the expenses advanced in the event it is ultimately determined that he is not entitled to indemnification under the Olin by-laws. The Olin by-laws do not require that the director, officer or employee furnish any security for such undertaking and provide that such undertaking shall be accepted without reference to the director's, officer's or employee's ability to make repayment. Olin may refrain from, or suspend, payment of expenses if the Olin board of directors or Virginia legal counsel determines that the director, officer or employee has not met the standards of conduct set forth in the Olin by-laws.

   Virginia law gives a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability asserted against, and incurred in his capacity as a director or officer, whether or not the corporation would have the power to indemnify the director or officer against this liability under Virginia law.

Item 21.  Exhibits and Financial Statement Schedules

    i) See Exhibit Index.

   ii) Not Applicable.

  iii) Opinion of Lehman Brothers Inc. (included as Annex 3 to the proxy statement/ prospectus which is a part of this registration statement).

       Opinion of Credit Suisse First Boston Corporation (included as Annex 4 to the proxy statement/prospectus which is a part of this registration statement).

Item 22.  Undertakings

(a) the undersigned registrant hereby undertakes:

    1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

      ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) 1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    2) The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.
    In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Olin has duly caused this amendment no. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on August 6, 2002.


                                              OLIN CORPORATION

                                              By:      /s/  JOSEPH D. RUPP
                                                  -----------------------------
                                                  Name:  Joseph D. Rupp
                                                  Title:  President and Chief
                                                  Executive Officer


   Pursuant to the requirements of the Securities Act of 1933, this amendment no. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



          Signature                        Title                   Date
          ---------                        -----                   ----

     /s/  JOSEPH D. RUPP       President And Chief Executive  August 6, 2002
-----------------------------    Officer And Director
       Joseph D. Rupp            (Principal Executive
                                 Officer)

              *                Executive Vice President And   August 6, 2002
-----------------------------    Chief Financial Officer And
     Anthony W. Ruggiero         Director (Principal
                                 Financial Officer)

              *                Director And Chairman of the   August 6, 2002
-----------------------------    Board
      Donald W. Griffin

              *                Director                       August 6, 2002
-----------------------------
     William W. Higgins

              *                Director                       August 6, 2002
-----------------------------
    Randall W. Larrimore

              *                Director                       August 6, 2002
-----------------------------
       Stephen F. Page

              *                Director                       August 6, 2002
-----------------------------
  G. Jackson Ratcliffe, Jr.

              *                Director                       August 6, 2002
-----------------------------
     Richard M. Rompala



*By:     /S/  JOSEPH D. RUPP
      ------------------------
            Joseph D. Rupp
            Attorney-in-fact

                                 EXHIBIT INDEX


Exhibit
Number                                            Description
-------                                           -----------

  2.1    Agreement and Plan of Merger dated as of May 7, 2002 among Olin, Plumber Acquisition
           Corp. and Chase (included as Annex 1 to the proxy statement/prospectus which is a part of this Registration Statement).

  4.1(1) Provisions of the Restated Articles of Incorporation of Olin effective May 8, 1997, which define the rights of security holders of Olin (incorporated by reference to Exhibit (3) to
           Olin's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed on May
           14, 1997, SEC File #1-1070).

  4.2(1) Provisions of the Amended By-laws of Olin which define the rights of security holders of
           Olin (incorporated by reference to Exhibit 3(b) to Olin's Annual Report on Form 10-K for
           2001 filed March 4, 2002, SEC File #1-1070).

  4.3(1) Rights Agreement dated as of February 27, 1996 between Olin and Chemical Mellon
           Shareholder Services, LLP, as Rights Agent, including the form of rights certificate attached as Exhibit B thereto (incorporated by reference to Exhibit 1 to Olin's Registration
           Statement on Form 8-A filed on February 21, 1996, SEC File #1-1070).

  5.1(3) Opinion of Hunton & Williams, regarding the legality of the securities being registered.

  8.1(2) Opinion of Cahill Gordon & Reindel as to tax matters.

 10.1    Voting Agreement between Olin and Court Square Capital Limited, dated as of May 7, 2002
           (included as Annex 2 to the proxy statement/prospectus which is a part of this
           Registration Statement).

 23.1    Consent of PricewaterhouseCoopers LLP.

 23.2    Consent of KPMG LLP.

 23.3(3) Consent of Hunton & Williams (included in Exhibit 5.1).

 23.4    Consent of Cahill Gordon & Reindel (included in Exhibit 8.1).

 24.1    Power of Attorney (included on the signature page to the original Registration Statement filed on May 24, 2002).

 99.1(3) Form of Proxy Card of Olin.

 99.2(3) Form of Proxy Card of Chase.

 99.3    Opinion of Lehman Brothers Inc. (included as Annex 3 to the proxy statement/prospectus which is a part of this registration statement).

 99.4    Opinion of Credit Suisse First Boston Corporation (included as Annex 4 to the proxy statement/prospectus which is a part of this registration statement).

 99.5(3) Consent of Credit Suisse First Boston Corporation.

 99.6(3) Consent of Lehman Brothers Inc.

--------
(1) Incorporated by reference
(2) To be filed by amendment
(3) Previously filed